                                                                    Exhibit 10.8

                      TURNKEY ENGINEERING, PROCUREMENT AND
                             CONSTRUCTION AGREEMENT

                                 by and between

                         LSP Energy Limited Partnership
                                    as Owner

                                       and

                         BVZ Power Partners - Batesville
                                  as Contractor

                            Dated as of July 22, 1998

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1. DEFINITIONS.......................................................1

ARTICLE 2. RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS.............15
   2.1. Status of Contractor................................................15
   2.2. Subcontractors......................................................15
   2.3. Data From Subcontractors............................................16


ARTICLE 3. CONTRACTOR'S RESPONSIBILITIES....................................17
   3.1. Facility Design and Construction....................................17
   3.2. Subcontractors......................................................18
   3.3. Control of the Work.................................................18
   3.4. Related Costs.......................................................18
   3.5. Operator Orientation................................................18
   3.6. Clean-up............................................................18
   3.7. Safety..............................................................19
   3.8. Reasonable Access...................................................19
   3.9. Emergencies.........................................................19
   3.10. License............................................................20
   3.11. Approvals, Certificates, Permits, and Licenses.....................20
   3.12. Compliance with Laws...............................................20
   3.13. Status Reports.....................................................21
   3.14. Taxes..............................................................21
   3.15. Owner's Right to Inspect; Correction of Defects....................21
   3.16. Procurement........................................................22
   3.17. Assistance.........................................................23
   3.18. Publicity..........................................................24
   3.19. Personnel - General................................................24
   3.20. Project Executive..................................................24
   3.21. Approval of Key Personnel..........................................25
   3.22. Spare Parts........................................................25
   3.23. Final Manuals and Record Drawings..................................26
   3.24. Interconnection....................................................26
   3.25. Contractor Consumables.............................................26
   3.26. Fire Prevention....................................................26
   3.27. First Aid Facilities...............................................27
   3.28. Environmental Conditions...........................................27
   3.29. Site Conditions....................................................27
   3.30. Owner's Field Office...............................................28
   3.31. Responsibility for Work, Security and Property.....................28


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

   3.32. Commercial Activities..............................................28
   3.33. Illumination.......................................................29
   3.34. Explosives.........................................................29
   3.35. Consumables Assistance.............................................29
   3.36. Coordination of Final Acceptance Tests.............................29
   3.37. Coordination of Early Substantial Completion.......................30

ARTICLE 4. OWNER'S RESPONSIBILITIES.........................................30
   4.1. Owner Consumables...................................................30
   4.2. Payment.............................................................31
   4.3. Access to Site......................................................31
   4.4. Owner Approvals, Certificates, Permits, and Licenses................31
   4.5. Owner Taxes.........................................................31
   4.6. Owner Operating Personnel...........................................32
   4.7. Interconnection.....................................................32
   4.8. Approval of Engineering Drawing.....................................32
   4.9. Owner's Project Manager.............................................33
   4.10. Waste Disposal.....................................................33
   4.11. Spare Parts........................................................33
   4.12. Acceptance of Electricity..........................................34
   4.13. Cooperation in Purchase Order Administration.......................34

ARTICLE 5. COMMENCEMENT OF WORK.............................................34
   5.1. Commencement of Work................................................34
   5.2. Schedule............................................................34
   5.3. Limited Notice to Proceed...........................................35

ARTICLE 6. CHANGE ORDERS; FORCE MAJEURE.....................................35
   6.1. Change Orders.......................................................35
   6.2. Request by Owner....................................................35
   6.3. Request By Contractor...............................................36
   6.4. Price and Schedule Adjustments for Change Order Work................37
   6.5. Force Majeure.......................................................37

ARTICLE 7. MAXIMUM PRICE; CONTRACT PRICE; PAYMENTS TO CONTRACTOR............38
   7.1. Maximum Price; Contract Price.......................................38
   7.2. Progress Payments...................................................38
   7.3. Final Acceptance Test Completion Payment............................39
   7.4. Final Completion Payment............................................40
   7.5. Payments Not Acceptance of Work.....................................41
   7.6. Payments Withheld...................................................41
   7.7. Payment of Subcontractors...........................................42


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   7.8. Liens...............................................................42
   7.9. Late Payments.......................................................43

ARTICLE 8. TITLE AND RISK OF LOSS...........................................43
   8.1. Clear Title.........................................................43
   8.2. Risk of Loss........................................................43

ARTICLE 9. INSURANCE........................................................44

ARTICLE 10. COMPLETION......................................................44
   10.1. Mechanical Completion; Substantial Completion; Final Acceptance Test
   Completion...............................................................44
   10.2. Notice of Substantial Completion...................................49
   10.3. Punchlist. Concurrent with the submission of any Certificate of
   Substantial Completion by Contractor,....................................50
   10.4. Notice of Final Acceptance Test Completion.........................50
   10.5. Final Completion...................................................51
   10.6. Right of Waiver....................................................51
   10.7. Long-Term Obligations..............................................51
   10.8. Operating Revenues.................................................51

ARTICLE 11. WARRANTY AND GUARANTY...........................................52
   11.1. Contractor's Warranty..............................................52
   11.2. Remedy.............................................................52
   11.3. Vendor Warranties..................................................53
   11.4. Warranty Limitations...............................................54

ARTICLE 12. ACCEPTANCE TESTING AND SCHEDULE AND PERFORMANCE GUARANTEES......54
   12.1. Guarantee of Timely Completion.....................................54
   12.2. Delays Caused by Contractor........................................54
   12.3. Schedule Bonus.....................................................55
   12.4. Acceptance Tests...................................................55
   12.5. Setoff; Payment of Liquidated Damages..............................65

ARTICLE 13. LIMITATIONS ON LIABILITY; BONUSES...............................65
   13.1. Limitation of Liquidated Damages...................................65
   13.2. Limitations of Bonuses.............................................65
   13.3. Maximum Liability..................................................65
   13.4. Consequential Damages..............................................66
   13.5. Releases Valid in All Events.......................................66
   13.6. Liquidated Damages Not Penalty.....................................66
   13.7. No Implied Warranties..............................................67

ARTICLE 14. CONTRACTOR'S REPRESENTATIONS....................................67
   14.1. Corporate Standing.................................................67
   14.2. No Violation of Law; Litigation....................................67
   14.3. Consents; Licenses.................................................68
   14.4. No Breach..........................................................68
   14.5. Partnership Action.................................................68
   14.6. Qualifications.....................................................68

ARTICLE 15. OWNER'S REPRESENTATIONS.........................................69
   15.1. Corporate Standing.................................................69
   15.2. Litigation.........................................................69
   15.3. No Breach..........................................................69
   15.4. Partnership Action.................................................69

ARTICLE 16. DEFAULT AND TERMINATION.........................................70
   16.1. Default by Contractor..............................................70
   16.2. Optional Termination by Owner......................................73
   16.3. Termination by Contractor..........................................74
   16.4. Suspension of the Work.............................................75

ARTICLE 17. INDEMNITIES.....................................................76
   17.1. General Indemnity..................................................76
   17.2. Patent Indemnification.............................................77
   17.3. Effect of Owner's Actions..........................................77
   17.4. No Limitation of Contractor's Obligation...........................77
   17.5. Tax Indemnity......................................................78
   17.6. Availability Reimbursement.  (a)...................................78

ARTICLE 18. DISPUTE RESOLUTION..............................................79
   18.1. Procedure..........................................................79
   18.2. Litigation and Submission to Jurisdiction..........................80
   18.3. Continuation of Work...............................................80

ARTICLE 19. MISCELLANEOUS PROVISIONS........................................81
   19.1. Entire Agreement...................................................81
   19.2. Amendments.........................................................81
   19.3. Joint Effort.......................................................81
   19.4. Captions...........................................................81
   19.5. Notice.............................................................82
   19.6. Severability.......................................................83
   19.7. Confidentiality....................................................83
   19.8. Assignment.........................................................84


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   19.9. No Waiver..........................................................85
   19.10. APPLICABLE LAW....................................................85
   19.11. Successors and Assigns............................................85
   19.12. Exhibits..........................................................85
   19.13. Obligations.......................................................85
   19.14. Financing Assistance..............................................86
   19.15. Further Assurances................................................86
   19.16. Priority..........................................................86
   19.17. Counterparts......................................................87
   19.18. Lender Approval...................................................87
   19.19. Non-Recourse......................................................87
   19.20. Joint and Several Liability.......................................87

ARTICLE 20. INFRASTRUCTURE..................................................88
   20.1. Intention..........................................................88
   20.2. Engineering and Design.............................................88
   20.3. Payments...........................................................90

                                  EXHIBIT INDEX
                                  -------------

Exhibit A --            Acceptance Tests
Exhibit B --            Form of Certificate of Substantial Completion
Exhibit C --            Form of Certificate of Final Acceptance Test Completion
Exhibit D --            Form of Final Completion Certificate
Exhibit E-1 --          Form of Limited Notice to Proceed
Exhibit E-2 --          Form of Notice to Proceed
Exhibit F-1 --          Schedule of Values
Exhibit F-2 --          Estimated Cash Flow
Exhibit G --            Form of Progress Invoice
Exhibit H --            Project Schedule
Exhibit I-1 --          Scope of Services - Plant
Exhibit I-2 --          Scope of Supply - Plant
Exhibit I-3 --          Scope of Services - Infrastructure
Exhibit I-4 --          Scope of Supply - Infrastructure
Exhibit J --            Site Description
Exhibit K --            List of Owner-Procured Equipment and Services
Exhibit L --            List of Common Facilities Equipment
Exhibit M --            Permits
Exhibit N --            Reimbursement Schedule for Change Orders
Exhibit O --            Insurance
Exhibit P --            List of Approved Subcontractors
Exhibit Q --            Plans/Specifications
Exhibit R --            Owner Obligations
Exhibit S --            Requirements of Project Agreements

                        TURNKEY ENGINEERING, PROCUREMENT
                           AND CONSTRUCTION AGREEMENT

            This TURNKEY ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT dated as of July 22, 1998 (the "Effective Date"), by and between LSP Energy Limited Partnership, a Delaware limited partnership, having its principal place of business at c/o LS Power, LLC, Two Tower Center, 10th Floor, East Brunswick, New Jersey 08816 ("Owner") and BVZ Power Partners - Batesville, a joint venture between Black & Veatch Construction, Inc., a Missouri corporation and H.B. Zachry Company, a Delaware corporation, having its principal place of business at 11401 Lamar Avenue, Overland Park, Kansas 66211 ("Contractor").

                               W I T N E S E T H:

            WHEREAS, Owner desires to engage Contractor to design, engineer, procure, construct, start-up and test a nominal 800 megawatt gas-fired, electric generation plant (the "Facility"), to be located in Batesville, Mississippi;

            WHEREAS, Contractor desires to provide design, engineering, procurement, construction, start-up and testing for the Facility on a turnkey, stipulated, fixed-sum basis under the terms and conditions of this Agreement;

            WHEREAS, Contractor is willing to guarantee the timely completion and warrant the proper construction and installation of the Facility, as hereinafter described; and

            WHEREAS, Contractor is willing to guarantee the operating performance of the Facility to certain minimum standards for a period of operation, as hereinafter described.

            NOW THEREFORE, in consideration of the premises and the mutual promises and agreements of the parties herein expressed, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

            Except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meanings specified in this Article 1 when capitalized and used in this Agreement. The meanings specified are applicable to both the singular and plural.

            "Acceptance Tests" shall mean the Unit Power Output Test, the Maximum Unit Power Output Test, the Unit Heat Rate Test, the Auxiliary Load Test, the Maximum Auxiliary Load Test, the Cooling Tower Performance Test, the Availability Test, the Reliability Test, the Start-up Test, the Sound Level Test, the Emissions Test and the Capability Tests, as such tests are described in Exhibit A.

            "Acceptance Testing Notice" shall have the meaning set forth in
Section 12.4(a).

            "Affiliate" shall mean any entity owned by, owning, controlled by, controlling, or under common control with or ownership of Contractor, any general partner of Contractor or Owner, as the case may be.

            "Agreement" shall mean this Turnkey Engineering, Procurement and Construction Agreement (including all Exhibits attached hereto) as amended, supplemented or otherwise modified from time to time.

            "Authority" shall mean the Mississippi Major Economic Impact Authority, a division of and within the Department of Economic and Community Development of the State of Mississippi.

            "Auxiliary Load Guarantee" shall mean the "Auxiliary Load" performance criteria for the facility set forth in Exhibit A.

            "Auxiliary Load Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of the Facility with the Auxiliary Load Guarantee.

            "Availability Guarantee" shall mean the availability performance criteria for the Facility set forth in Exhibit A.

            "Availability Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of the Facility with the Availability Guarantee.

            "Base Conditions" shall mean those conditions specified in Exhibit A under which the Guaranteed Values are made.

            "BTU" shall mean British Thermal Unit.

            "Business Day" shall mean any calendar day other than a Saturday, Sunday or Federal holiday.

            "Capability Tests" shall mean, collectively, the Substantial Completion Capability Tests and the Final Completion Capability Tests.

            "Certificate of Final Acceptance Test Completion" shall mean the certificate furnished by Contractor pursuant to Section 10.4 in the form of Exhibit C attached hereto.

            "Certificate of Substantial Completion" shall mean the certificate furnished by Contractor pursuant to Section 10.2 in the form of Exhibit B attached hereto.

            "Change in Law" shall mean any changes in applicable Law following the Effective Date.

            "Change Order" shall mean a written order to Contractor pursuant to
Article 6 hereof, signed by Owner, and countersigned by Contractor, authorizing an addition, deletion or revision in the Work, the Scope of Work, the Project Schedule, the Guaranteed Completion Date, the Payment Schedule or the Maximum Price.

            "Commercial Tolerance Band" shall mean (a) with respect to Unit Power Output and Maximum Unit Power Output, 0.0075 and (b) with respect to Unit Heat Rate, 0.0125, in each case as such commercial tolerance band may be adjusted pursuant to Section 2.1.8 of Exhibit A.

            "Common Facilities" shall mean the Equipment designated as "common facilities" on Exhibit L, together with all associated equipment, buildings, facilities, supports, wiring, instruments and controls, pumps and piping, motors, actuators, valves and other systems which are needed to make them operational.

            "Construction Financing" shall mean the arrangements made by Owner to fully finance the development, construction, start-up and testing of the Facility.

            "Consumables" shall have the meaning set forth in Section 4.1.

            "Contract Price" shall mean the amount representing the difference between the Maximum Price and the Extra-Contractual Costs and, with the exception of the reimbursements for taxes to be made by Owner to Contractor pursuant to Section 4.5 and Article 7, shall be the entire amount which is payable by Owner to Contractor for performing the Work (including the Preliminary Work) to be performed by Contractor under this Agreement. Owner and Contractor agree that the Contract Price is initially estimated to be the amount of Sixty-Seven Million Four Hundred Ninety-Eight Thousand Three Hundred dollars ($67,498,300), to be adjusted subsequently, however, as provided herein.

            "Cooling Tower Performance Guarantee" shall mean the "Cooling Tower Performance" criteria for the Facility set forth in Exhibit A.

            "Cooling Tower Performance Shortfall" shall have the meaning set forth in Section 12.4(c)(6).

            "Cooling Tower Performance Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of the Facility with the Cooling Tower Performance Guarantee.

            "Date Certain" shall mean the date or dates which occur(s) three hundred (300) Days after the Guaranteed Completion Date.

            "Day" shall mean a calendar day and shall include Saturdays, Sundays and holidays, except that, in the event that a monetary obligation to be performed under this

Agreement falls due on a day other than a Business Day, such obligation shall be deemed due on the next Business Day thereafter.

            "Delay Liquidated Damages" shall mean the liquidated damages payable by Contractor to Owner pursuant to Section 12.2, Section 16.1.6 (b) and Section 17.6.

            "Effective Date" shall mean the date stated as the Effective Date on the first page hereof.

            "Emissions Guarantee" shall mean each Unit's performance criteria for air emissions and exhaust set forth in Exhibit A.

            "Emissions Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of each Unit with the Emissions Guarantee.

            "Equipment" shall mean all of the machinery, equipment, materials, apparatus, structures, supplies and other goods provided or required by the terms of this Agreement to be provided by Contractor and each Subcontractor or procured by Owner pursuant to Section 3.16(b) in connection with the performance of the Work (except that the term "Equipment" shall not include any materials, apparatus, or tools owned by Contractor or any Subcontractor which are used to complete the Work but are not contemplated under this Agreement to become part of the Facility).

            "Extra-Contractual Costs" shall mean the sum of the various costs of all the Owner Purchases, including all other direct costs associated with the procurement thereof, including, without limitation, any transportation or insurance charges, duties, fees, or royalties imposed with respect thereto, any late charges or interest imposed by a Vendor or other manufacturer, owner, supplier on, or any foregone discounts for early payment of, an invoice, bill or statement caused by an unreasonable delay by Contractor in the review, verification, approval and forwarding to Owner thereof for payment pursuant to
Section 3.16(b), but excluding any sales, use, contractor's or similar taxes which are imposed with respect to the Owner Purchases.

            "Facility" shall mean, collectively, the Plant and the Infrastructure.

            "Final Acceptance Test Completion" shall have the meaning set forth in Section 10.1(c).

            "Final Completion" shall have the meaning set forth in Section 10.5 hereof.

            "Final Completion Capability Tests" shall mean the Duct Burner Maximum Capability Test, the Water/Steam Purity Test, the Steam Turbine By-pass Test, the Facility Backup Power Transfer Test, the Boiler Feed Pump Trip Test, the Demineralizer Capacity Test, the Power Factor Test and the Wastewater Discharge Test described in Exhibit A to demonstrate the ability of such equipment and systems within the Facility to meet the requirements specified in Exhibit A.


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

            "Final Completion Certificate" shall mean the certificate duly completed and executed by Contractor, substantially in the form of Exhibit D hereto.

            "Final Completion Date" shall mean the date on which Final Completion occurs in accordance with the provisions of Section 10.5 hereof.

            "Final Test Report" shall mean Contractor's written report describing the results and procedures of the Acceptance Tests in sufficient detail to verify the Facility has met the requirements set forth in Exhibit A hereto.

            "First Unit" shall mean the first Unit to achieve Mechanical Completion.

            "Force Majeure" shall mean any act or event beyond the reasonable control of, and without the fault or negligence of, the person relying upon the act or event, including without limitation the following acts or events, but only to the extent such act or event (i) is the cause of a delay in or prevents performance or the meeting of an obligation of Contractor or a Subcontractor or Owner hereunder and (ii) is reasonably unforeseeable:

      (a) any destruction of or damage to material items of equipment, or any interruption, suspension or interference with Contractor's, a Subcontractor's or Owner's performance hereunder, which destruction, damage, interruption, suspension or interference is caused by acts of God, landslides, lightning, earthquakes, fires or explosions, floods, epidemic, hurricanes, tornadoes, abnormal severe storms, accidents or delays in shipping or transportation that are the direct result of any other event enumerated in this subsection (a), acts of a public enemy, wars, blockades, riots, rebellions, sabotage, insurrections, governmental actions or inactions or civil disturbances; or

      (b) national, regional or local labor strikes, work stoppages, boycotts, walkouts and other labor difficulties or shortages ("Labor Disputes"), provided, however, that Labor Disputes on the Site and involving Contractor's (or its Affiliate's) or Subcontractor's employees shall not constitute an event of Force Majeure unless such Labor Disputes are caused by a national labor strike.

            Force Majeure shall not mean any act or event to the extent resulting from the financial inability of any person to perform its obligations under this Agreement. Force Majeure shall not include (i) the inability to obtain labor, equipment or other materials or supplies for the Work (unless the result of a Force Majeure event), (ii) equipment failures due to wear and tear or defects in manufacture, design, and construction, (iii) changes in market conditions that affect the cost or availability of supply of goods or services and (iv) the failure to timely apply for government permits and approvals.

            "Funding Date" shall mean the date on which funds are available to be drawn down by Owner under the terms of the Construction Financing.

            "Guaranteed Completion Date" shall mean July 1, 2000; provided, that
(i) in the event the Notice to Proceed is not issued by Owner on or prior to August 5, 1998, the Guaranteed Completion Date with respect to Unit 3 shall mean July 1, 2000 as extended day for day for each day in the period from August 5, 1998 up to (but not including) such date as the Notice to Proceed is issued,
(ii) in the event the Notice to Proceed is not issued by Owner on or prior to August 10, 1998, the Guaranteed Completion Date with respect to Unit 2 shall mean July 1, 2000 as extended day for day for each day in the period from August 10, 1998 up to (but not including) such as date as the Notice to Proceed is issued and (iii) in the event the Notice to Proceed is not issued by Owner on or prior to August 20, 1998, the Guaranteed Completion Date with respect to Unit 1 shall mean July 1, 2000 as extended day for day for each day in the period from August 20, 1998 up to (but not including) such date as the Notice to Proceed is issued; provided, further, any such date(s) may be extended pursuant to the terms of Article 6 hereof.

            "Guaranteed Test Fuel Quantity" shall mean 2,924,000 million BTU, which quantity is the total quantity of fuel guaranteed by Contractor to be required to perform the Acceptance Tests set forth in Exhibit A to demonstrate the achievement of Substantial Completion of the three Units.

            "Guaranteed Values" shall mean the Unit Heat Rate Guarantee, the Unit Power Output Guarantee, the Maximum Unit Power Output Guarantee, the Auxiliary Load Guarantee, the Maximum Auxiliary Load Guarantee, the Cooling Tower Performance Guarantee, the Availability Guarantee, the Reliability Guarantee, the Start-up Guarantees, the Sound Level Guarantee and the Emissions Guarantee.

            "Hazardous Materials" shall mean any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), "hazardous wastes" as defined in the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 9601, et seq.), "toxic substances" as defined in the Toxic Substance Control Act as amended (15 U.S.C. ss.ss. 2601 et seq.), "contaminants" as defined in the Environmental Protection Act, R.S.O. 1990., C.E. 19, "toxic substances" as defined in the Environmental Protection Act, S.C. 1991 c. 15.3, as amended and in the regulations adopted, published, and promulgated pursuant thereto, or in any other Laws.

            "Independent Engineer" shall mean the engineering firm retained by the Lender (other than the Authority or Local Government) to review and report on the development and construction of the Facility for the Lender.

            "Infrastructure" shall mean those portions of the Facility (excluding the Plant) generally described as an industrial water supply system, a process wastewater disposal system, a fire protection system, and a natural gas pipeline and interconnection system, to be constructed or included at the Site in accordance with this Agreement and in accordance with and as more particularly described in the Scope of Work - Infrastructure and as set forth in
Exhibit I-3 and Exhibit I-4.

            "Infrastructure Equipment" shall mean that portion of the Equipment and/or systems relating to the Infrastructure.

            "kW" shall mean kilowatts.

            "kWh" shall mean kilowatt-hours.

            "Key Personnel" shall mean the individuals appointed by Contractor and approved by Owner to serve as Project Executive, and the engineering, Site, construction, and start-up managers.

            "Law" shall mean any applicable constitution, charter, act, statute, law, ordinance, code, rule, regulation, judgment, decree, writ, order, permit, approval, or the like, as any of the foregoing may change from time to time, of any federal, state or local government or any agency, department, authority, political subdivision or other instrumentality thereof.

            "Lender" shall mean the bank, financial institution or institutions, Authority or Local Government providing Construction Financing for the Facility.

            "Limited Notice to Proceed" shall mean a notice to Contractor by Owner with respect to the Preliminary Work, substantially in the form set forth in Exhibit E-1, hereto.

            "Liquidated Damages" shall mean, collectively, Delay Liquidated Damages and Performance Liquidated Damages.

            "Local Government" shall mean, collectively, Panola County, Mississippi and the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi..

            "Maximum Auxiliary Load Guarantee" shall mean the "Maximum Auxiliary Load" performance criteria for the Facility set forth in Exhibit A.

            "Maximum Auxiliary Load Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of the Facility with the Maximum Auxiliary Load Guarantee.

            "Maximum Price" shall mean the total amount of Two Hundred Thirty-Nine Million Nine Hundred Ninety Eight Thousand and Three Hundred dollars ($239,998,300), which amount (i) represents, with the exception of the reimbursements for taxes to be made by Owner to Contractor or Subcontractors pursuant to Section 4.5 and Article 7, the total cost to Owner for the entire Facility, (ii) represents the aggregate of the Contract Price and the Extra-Contractual Costs, and (iii) is not subject to change except as subsequently otherwise adjusted herein.

            "Maximum Unit Power Output Guarantee" shall mean the "Maximum Unit Power Output" performance criteria for each Unit set forth in Exhibit A.

            "Maximum Unit Power Output Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of each Unit with the Maximum Unit Power Output Guarantee.

            "Mechanical Completion" shall mean, with respect to a Unit or the Common Facilities, that (except for portions of the Work which the parties agree do not materially affect the operability, safety and mechanical and electrical integrity of the Unit and the Facility)(i) Contractor has complied with all provisions of this Agreement relating to the installation of all necessary components and systems; (ii) it is mechanically and electrically sound and free from defects; (iii) Contractor has successfully completed start-up and check-out of all components and systems; (iv) Contractor shall have completed the training program required under Section 3.5; (v) the equipment may be initially operated by Owner's operating personnel without damage to the Unit, the Facility or any other property and without injury to any person; (vi) initial synchronization with the utility transmission system(s) has occurred; (vii) the equipment (including interconnection equipment) is ready for initial operation, adjustment and testing; and (viii) it is ready for commencement of the Acceptance Tests.

            "Non-Significant Change Order" shall mean all Change Orders issued with respect to Work relating to or being performed on the Site until the aggregate of such Change Order work being performed by Contractor and any Subcontractors, collectively, exceeds one thousand (1000) engineering manhours and ten thousand (10,000) construction manhours.

            "Notice to Proceed" shall mean a notice to be delivered by Owner to Contractor on or after the Funding Date directing the commencement of the Work, substantially in the form set forth in Exhibit E-2.

            "Operator" shall mean the operator under the agreement to be entered into by Owner providing for the operation and maintenance of the Facility.

            "Owner Delay" shall mean a delay caused by Owner's failure to (i) perform or cause the performance of its obligations under Article 4 (other than an act or inaction by Owner acting under or in accordance with Contractor's instructions or authorizations) or (ii) provide the Notice to Proceed on or before August 20, 1998.

            "Owner Purchases" shall mean, collectively, the purchases of those certain services and/or items of machinery, equipment, and component materials becoming an integral part of the Facility, including but not limited to those items listed in Exhibit K, which will be procured and paid for directly by Owner pursuant to and in accordance with the procurement procedures described in
Section 3.16(b) under which such purchases shall be considered sold directly to, billed directly to, and paid for directly by Owner.

            "Payment Schedule" shall mean, collectively, Schedule of Values set forth in Exhibit F-1 and the estimated cash flow as set forth in Exhibit F-2.

            "Performance Guarantees" shall mean the Unit Power Output Guarantee, the Maximum Unit Power Output Guarantee and the Unit Heat Rate Guarantee.

            "Performance Liquidated Damages" shall mean the liquidated damages specified in Section 12.4(c) payable to Owner by Contractor in the event of failure of a Unit to attain the Performance Guarantees or the Facility to attain the Auxiliary Load Guarantee, the Maximum Auxiliary Load Guarantee and the Cooling Tower Performance Guarantee.

            "Performance Tests" shall mean the Unit Power Output Test, the Maximum Unit Power Output Test, the Unit Heat Rate Test the Auxiliary Load Test, the Maximum Auxiliary Load Test and the Cooling Tower Performance Test.

            "Plant" shall mean those portions of the Facility (excluding the Infrastructure) generally described as the electric generation plant as more particularly described in the Scope of Work set forth in Exhibit I-1 and Exhibit I-2 and all associated auxiliary equipment and facilities, including without limitation, each of the three (3) Units and all wiring, foundations, supports, controls, piping, valves, paving and fencing, to be constructed or included at the Site in accordance with this Agreement.

            "Power Purchase Agreement" shall mean, collectively, each of the agreements (together with all attachments and exhibits thereto) by and between Owner and a Power Purchaser, as amended, supplemented or otherwise modified from time to time, for the sale by Owner and purchase by a Power Purchaser of all or any portion of the net electric energy and/or capacity produced by the Facility.

            "Power Purchaser" shall mean, collectively, each purchaser of all or any portion of the net electric energy and/or capacity produced by the Facility.

            "Preliminary Work" shall mean Work commenced by Contractor prior to the Funding Date pursuant to a Limited Notice to Proceed as provided in Section 5.3.

            "Primary Warranty Period" shall have the meaning set forth in
Section 11.1.

            "Prime Rate" shall mean the rate of interest established by The Chase Manhattan Bank, as its "prime rate" with each change in such rate to be effective for purposes of this Agreement on the day which such change is effective.

            "Progress Invoice" shall mean Contractor's monthly invoices for payments associated with the progress achieved toward the Schedule of Values activities in accordance with Section 7.2, which Progress Invoices shall be in the form of Exhibit G hereto.

            "Progress Report" shall have the meaning set forth in Section 3.13.

            "Project Agreement Technical Requirements" shall mean the technical requirements set forth in Exhibit S.

            "Project Executive" shall have the meaning set forth in Section
3.20.

            "Project Schedule" shall mean the schedule of key dates and milestones for the progress of the Work attached hereto as Exhibit H as such schedule may be amended from time to time to reflect actual progress of the Work.

            "Prudent Utility Practice" means those practices, methods, equipment specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by professional construction and engineering firms performing turnkey engineering and construction services on facilities of the type and size similar to the Facility, which in the exercise of reasonable judgment and in the light of the facts known at the time the decision was made, are considered good, safe and prudent practice in connection with the design, construction and use of electrical and other equipment, facilities and improvements, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Utility Practices are not intended to be limited to the optimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods.

            "Punchlist Items" shall mean those finishing items which must be completed by Contractor prior to the Final Completion Date, without which the Facility is nonetheless commercially operable in a safe manner and in accordance with all applicable Laws.

            "Reliability Guarantee" shall mean the reliability performance criteria for each Unit set forth in Exhibit A.

            "Reliability Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of each Unit with the Reliability Guarantee.

            "Retainage" shall mean an amount equal to five percent (5%) of the amount paid pursuant to each Progress Invoice.

            "Schedule of Values" shall mean the allocation of the Maximum Price as set forth in Exhibit F-1.

            "Scope of Services" shall mean the description of the services to be furnished by Contractor under this Agreement, as set forth in Exhibit I-1 and
Exhibit I-3 hereto.

            "Scope of Supply" shall mean the description of the Equipment to be furnished by Contractor under this Agreement, as set forth in Exhibit I-2 and
Exhibit I-4 hereto.

            "Scope of Work" shall mean, collectively, the Scope of Supply and Scope of Services set forth in Exhibit I-1, Exhibit I-2, Exhibit I-3 and Exhibit I-4 hereto.

            "Site" shall mean the real property located within the jurisdiction of the Local Government on which the Facility will be constructed, as more fully described in Exhibit J.

            "Sound Level Guarantee" shall mean the sound level performance criteria for the Facility set forth in Exhibit A.

            "Sound Level Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of the Facility with the Sound Level Guarantee.

            "Start-up Guarantees" shall mean start-up criteria for each Unit and the Facility set forth in Exhibit A.

            "Start-up Test" shall mean the start-up and shut down sequences described in Exhibit A to demonstrate and verify compliance of each Unit and the Facility with the Start-up Guarantees.

            "Subcontractor" shall mean any direct or indirect subcontractor, supplier or Vendor of Contractor, including those retained by Owner under
Section 3.16(b) hereof.

            "Substantial Completion" shall have the meaning set forth in Section 10.1(b).

            "Substantial Completion Capability Tests" shall mean the Ramp Rate Test and the Minimum Load Operation Test described in Exhibit A to demonstrate the ability of the applicable equipment and systems within each Unit and the Facility to meet the requirements specified in Exhibit A.

            "Test Procedures" shall mean Contractor's written procedure for the performance of the Acceptance Tests that is approved by Owner and the Independent Engineer and that is developed in accordance with the Acceptance Test procedures requirements for the Test Procedures set forth in Exhibit A.

            "Unit" shall mean each of the three (3) combined cycle trains to be provided hereunder as part of the Scope of Work.

            "Unit 1" shall mean the first Unit to achieve Substantial
Completion.

            "Unit 2" shall mean the second Unit to achieve Substantial
Completion.

            "Unit 3" shall mean the third Unit to achieve Substantial
Completion.

            "Unit Heat Rate" shall mean, with respect to a Unit, the ratio of the rate of fuel energy conversion based upon higher heating value fuel to electrical energy output at the high side of the main transformer.

            "Unit Heat Rate Guarantee" shall mean the performance criteria for Unit Heat Rate set forth in Exhibit A for each Unit.

            "Unit Heat Rate Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of each Unit with the Unit Heat Rate Guarantee.

            "Unit Power Output" shall mean the net electric output in kW measured on the meter on the utility (high) side of the generator step-up transformer(s).

            "Unit Power Output Guarantee" shall mean the "Unit Power Output" performance criteria for each Unit set forth in Exhibit A.

            "Unit Power Output Test" shall mean the test described in Exhibit A to demonstrate and verify compliance of each Unit with the Unit Power Output Guarantee.

            "Vendor" shall mean any supplier of Equipment to Contractor, including those retained by Owner under Section 3.16(b) hereof.

            "Work" shall mean all obligations, duties, and responsibilities assigned to or undertaken by Contractor and Subcontractors pursuant to this Agreement, including, without limitation, the furnishing of all Equipment and the provision of all design, engineering, procurement (including transportation and also including the procurement of all Owner Purchases), construction, start-up, performance testing and other services to be performed by Contractor in order to satisfy its obligations, duties, and responsibilities under this Agreement to procure, construct, install, start-up, test, guarantee and warrant the timely completion and proper construction and installation of the Facility for the Maximum Price in accordance with this Agreement.

            "Year 2000 Compliant" shall mean with respect to the Work, including without limitation any computer hardware, software and firmware supplied by Contractor or its Subcontractors, that such Work, without any operator intervention, will operate accurately and, without interruption, accept, process and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty-first centuries.

                                   ARTICLE 2.
              RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

            2.1. Status of Contractor. Contractor shall perform and execute the provisions of this Agreement as an independent contractor and shall not be an agent or employee of Owner.

            2.2. Subcontractors. Contractor shall have the right to have any of the Work accomplished by Subcontractors pursuant to written subcontracts between Contractor and such Subcontractors or between Owner and such Subcontractors under Section 3.16(b); provided, however, that Owner shall have the right to approve any direct Subcontractor contracting to do Work in excess of $250,000, provided, further, that such approval by Owner shall not relieve Contractor of any obligation or liability under this Agreement. Exhibit P sets forth a list of Subcontractors which have been approved by Owner as of the Effective Date. If Contractor wishes to subcontract Work for which Owner approval is required to a Subcontractor which is not listed in Exhibit P, then Contractor shall submit a list of proposed Subcontractors to Owner. Owner shall have ten (10) Days from receipt thereof to approve and return such list to Contractor with any additions or deletions thereto that Owner deems appropriate in its sole discretion. Contractor's list of proposed subcontractors shall be deemed approved if Owner fails to return such list within ten (10) Days from receipt. Thereafter, Contractor shall choose the actual Subcontractors from Exhibit P and from the list as returned by Owner, taking into consideration the warranty, payment requirements, termination or cancellation charges and retention liability agreeable to the Subcontractor, among other factors, in choosing each Subcontractor. The foregoing procedure shall be followed whenever Contractor desires to retain, or to have Owner retain under Section 3.16(b), additional Subcontractors following the Effective Date. Contractor shall, at all times, maintain a list of all selected Subcontractors and provide such list to Owner upon request. Except as contemplated by Section 3.16(b), no contractual relationship shall exist between Owner and any Subcontractor with respect to the Work to be performed hereunder. No Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement, unless otherwise expressly stated herein with respect to limitations of liability. Each subcontract shall include provisions under which such Subcontractor will agree to the collateral assignment of such subcontract to Owner and by Owner to the Lender as security for the Construction Financing.

            2.3. Data From Subcontractors. Contractor shall provide to Owner copies of purchase orders and subcontracts (including performance guarantee data) from all direct Subcontractors and copies of all shop and field performance test reports; provided, however, that in providing such documents, Contractor may redact pricing information set forth therein; provided further that for so long as Contractor is not in default under this Agreement, Owner shall not use such documents for the purpose of enforcing guarantees provided by such Subcontractors therein. Nothing in such purchase orders and subcontracts shall enlarge or diminish Contractor's obligations to Owner under this Agreement.

                                   ARTICLE 3.
                          CONTRACTOR'S RESPONSIBILITIES

            3.1. Facility Design and Construction. Contractor, directly and through Subcontractors, shall design, engineer, procure, construct and test the Facility such that the Facility will be:

                  (a) consistent with the description of the Site and the actual, existing conditions at the Site;

                  (b) consistent with the Scope of Work, and in accordance with all other terms of this Agreement;

                  (c) in conformance with the requirements of the Project Agreement Technical Requirements;

                  (d) sufficient, complete and adequate in all respects necessary to enable the Facility to achieve Substantial Completion of the Facility by the Guaranteed Completion Date;

                  (e)   in conformance with Prudent Utility Practice;

                  (f) in conformance with all applicable Laws and required permits and all applicable national, state, and local engineering, environmental, construction, safety, and electrical generation codes and standards as such codes and standards exist on Effective Date and as such Laws, permits, codes and standards may change from time to time; provided, that Contractor and Owner acknowledge and agree that the Laws and permits in existence as of the Effective Date regarding sound level emissions and air emissions from the Facility shall be deemed to refer to those limits set forth in Sections 2.5 and 2.7 of Exhibit A. Notwithstanding the foregoing, Contractor shall not be obligated to make any design changes in response to a Change in Law unless Contractor has received an approved Change Order from Owner. Contractor shall have the right to request a Change Order for design changes proposed to be made in response to such Changes in Law in accordance with Section 6.3, provided that Contractor shall use reasonable efforts to minimize the impact thereof on the Project Schedule, the Guaranteed Completion Date, the Maximum Price and the other matters contained therein; and

                  (g) Year 2000 Compliant.

            3.2. Subcontractors. Contractor shall be solely responsible for the engagement (except as provided in Section 3.16(b)) and management of Subcontractors in the performance of the Work, for all Work performed by Subcontractors and for all acts and omissions of Subcontractors.

            3.3. Control of the Work. Contractor shall be solely responsible for all construction means, methods, techniques, sequences, procedures, safety and security programs, training and startup, in connection with the performance of the Work.

            3.4. Related Costs. Except as contemplated by Section 3.16 and provided in Article 4 hereof, Contractor shall provide and pay for all labor, utilities, supervision, inspection and Equipment and all other goods and services as may be necessary to complete performance of the Work, whether by Contractor or its Subcontractors.

            3.5. Operator Orientation. Contractor shall provide for the initial orientation of personnel associated with and required for the operation and maintenance of the Facility as set forth in Exhibit Q. Contractor shall submit the training program referred to in Exhibit Q to Owner and Operator at least six
(6) months prior to the scheduled Substantial Completion of the First Unit. Owner, with the assistance of Operator, shall have the right to review and approve such training program.

            3.6. Clean-up. Contractor shall at all times keep the Site free from waste materials or rubbish resulting from the performance of any Work. As soon as practicable after the completion of the Punchlist Items, Contractor shall remove all of its equipment and materials and complete removal of all waste material and rubbish resulting from the performance of any Work from and around the Site.

            3.7. Safety. Contractor shall initiate and, until Substantial Completion of the Facility, maintain safety precautions and programs to conform with applicable provisions of federal, state, and local safety and health Laws, or other requirements designed to prevent injury to persons or damage to property on the Site and shall incorporate all such safety precautions and programs in a written safety program manual. Until Substantial Completion of the Facility, Contractor shall erect and maintain safeguards for the protection of workers. Until Substantial Completion of the Facility, Contractor shall eliminate or abate all reasonably foreseeable safety hazards created by or otherwise resulting from performance of the Work. In connection with the performance of any Work following Substantial Completion of any Unit or the Facility, Contractor shall comply with all safety precautions and procedures provided by Owner.

            3.8. Reasonable Access. Subject to the provisions of Section 3.15, Contractor shall permit representatives of Owner, Lender, the Independent Engineer, the Local Government, Power Purchaser and Operator to enter onto the Site, with reasonable, unescorted access to the Work; provided, however, that such representatives shall comply with any safety measures that Contractor reasonably deems necessary or advisable.

            3.9. Emergencies. In the event of any emergency endangering life or property, Contractor shall take such action as may be necessary to prevent, avoid or mitigate injury, damage or loss and shall immediately report any such incidents, including Contractor's response thereto, to Owner. Whenever, in the reasonable opinion of Owner, Contractor has not taken prompt or reasonable precautions for the safety of the public or the protection of the Work or of structures or property on or adjacent to the Site, creating an emergency requiring immediate action, then Owner, with prior notice to Contractor (unless the delay required to give Contractor such notice could further endanger personnel or property), may, but shall be under no obligation to, provide reasonable protection by causing the requisite Work to be performed and Equipment to be furnished or by undertaking the necessary safety or precautionary measures; provided, however, that the taking of such action by Owner or Owner's failure to do so shall not limit Contractor's liability. Performance of such Work or furnishing of such Equipment by Owner or its agents or employees shall be for the account of Contractor. Contractor shall promptly reimburse Owner for the performance of any such work or furnishing of any such Equipment or the taking of such safety measures in an amount equal to the costs incurred by Owner in such performance or furnishing of Equipment or taking such measures.

            3.10. License. Contractor further agrees to grant and hereby grants to Owner (and shall procure for Owner from Subcontractors) an irrevocable, royalty-free, nonexclusive license under all patents owned or controlled by Contractor and its Subcontractors to the extent necessary for the operation, maintenance, repair or alteration (it being understood that obtaining such license for repairs or alterations may be difficult and the parties thus agree that, solely with respect to such repairs or alterations, Contractor shall only be required to use commercially reasonable efforts to obtain such license) (other than improvements affecting basic design) of the Facility or any unit or component thereof designed, specified or constructed by Contractor under this Agreement.

            3.11. Approvals, Certificates, Permits, and Licenses. Contractor shall secure in a timely fashion and pay for the acquisition of all approvals, certificates, permits and licenses that are required for Contractor to build and construct the Facility and perform all activities that are contemplated by this Agreement regardless of whether such approvals, certificates, permits and licenses are specifically identified in the Scope of Work, except for permits that Owner is required to obtain pursuant to Section 4.4. Contractor shall deliver to Owner certified copies of all such approvals, certificates, permits, and licenses promptly upon receipt thereof. Where appropriate, such permits, licenses, certificates and approvals shall be obtained in the name of Owner.

            3.12. Compliance with Laws. Contractor shall comply with all Laws. Contractor agrees to indemnify, defend and hold Owner harmless from and against all fines, penalties, costs and expenses (including attorney's fees) attributable to any failure of Contractor to comply with such Laws.

            3.13. Status Reports. Contractor shall prepare and submit to Owner written monthly progress reports in the form satisfactory to Owner and Lender, as further described in Exhibit Q (each such report, a "Progress Report"). Contractor shall also promptly provide other information reasonably requested by Owner, Lender, the Independent Engineer, Power Purchaser, Operator, Authority, Local Government, or any of their authorized representatives.

            3.14. Taxes. Contractor shall pay all taxes levied in connection with the performance of the Work (other than those for which Owner is responsible under Section 4.5) including without limitation, occupational, excise, unemployment, FICA and income taxes, customs duties on imported Equipment or materials and any and all other taxes on any item or service that is part of the Work or the Facility. Any property, sales, use, contractor's, gross receipts, value added, excise or local taxes or fees paid by Contractor shall be reimbursed by Owner to the extent provided and in accordance with
Section 4.5 and Article 7. Contractor shall provide Owner assistance, as reasonably requested by Owner, in demonstrating eligibility for sales and use tax exemptions (and any other exemptions) to the relevant governmental agencies. Within thirty (30) Days of a request therefor, Contractor shall provide Owner with any information regarding quantities, descriptions, and costs of property installed at the Facility which Owner shall deem necessary in connection with the preparation of its tax returns.

            3.15. Owner's Right to Inspect; Correction of Defects. (a) Owner, Operator, Power Purchaser, and any of their authorized representatives, including without limitation the Lender and the Independent Engineer, and, with respect to the Infrastructure Equipment, the Authority and Local Government, shall have the right to inspect the Work at all reasonable times, whether located on or off-Site, and to observe the Acceptance Tests; provided, however, that Contractor will not allow Lender or Independent Engineer to so inspect the Work without either having an authorized representative of Owner present or the prior written approval of Owner. Contractor shall make arrangements and provide access for such inspections and observation of such tests. Owner's inspection of (or waiver or failure to inspect) any part of the Work shall in no way affect Contractor's obligations to perform the Work in accordance with the Scope of Work and all other terms of this Agreement. Owner shall use reasonable efforts to inspect the Work hereunder in such a manner so as not to materially interfere with or hinder Contractor's operations.

                  (b) In connection with the foregoing inspections, Owner shall advise Contractor of any defects, deficiencies and/or discrepancies it determines or of which it is advised by the Authority or Local Government between installed equipment, materials and workmanship and such equipment, materials and workmanship as represented in Exhibit Q; provided that Owner's failure to so advise Contractor shall not be deemed to relieve Contractor of any duty or obligation under this Agreement. Contractor shall thereafter promptly correct any such defect, deficiency or discrepancy, regardless of the stage of completion or the time or place of discovery, and regardless of whether Owner has previously accepted such Work through oversight or otherwise.

            3.16. Procurement. (a) Contractor shall arrange for the procurement and handling of all services, materials, Equipment and construction equipment needed for the Work by Contractor or Subcontractors, including (but not limited to) locating, negotiating, inspection, expediting, shipping, unloading, receiving, verifying, customs clearance and claims.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the parties understand that the Owner Purchases shall be made and procured pursuant to the following procedures. Contractor shall identify by manufacturer, Vendor or supplier by proper description all such Owner Purchases for the Facility, in accordance with the Facility specifications, which Contractor requires or deems necessary for the Facility. Contractor shall be responsible for completing the details of all purchase orders for such Owner Purchases, with such purchase orders to be in form and substance reasonably satisfactory to Owner. Upon presentation of such purchase orders to Owner by Contractor, an employee or other duly authorized representative (other than an employee of Contractor) of Owner will execute such purchase orders for such Owner Purchases for the Facility or authorize Contractor in writing to make such purchases directly. All such Owner Purchases shall be shipped to Owner in care of Contractor at the Site and shall be received, unloaded, inspected, and verified by Contractor. All invoices, bills, statements and similar documentation for such Owner Purchases shall be forwarded to Owner in care of Contractor at Contractor's address by the manufacturer, Vendor or supplier and shall be returned by Contractor to the manufacturer, Vendor or supplier for resubmission if initially forwarded to Contractor in the name of Contractor instead of being forwarded to Owner in care of Contractor. All such invoices, bills, statements, and similar documentation shall be reviewed, verified and approved by Contractor prior to submission thereof by Contractor to Owner for payment by Owner, and Contractor shall provide written authorization to Owner to make payment for such Owner Purchases. Such Owner Purchases by Owner shall be paid for only by Owner, and payment therefor shall be made only by wire transfer or with checks of Owner; provided, if such payments are made with checks of Owner, Contractor shall be responsible for completing the details of all such checks of Owner to be drawn on a special bank account of Owner established and periodically funded for such purpose and for presentation of such completed checks to Owner for signature but with such checks of Owner being signed only by an employee or other duly authorized representative (other than an employee of Contractor) of Owner. Subject to Owner's right to set-off set forth in Section 12.5, Owner shall pay to Contractor any payments received by Owner in connection with Owner Purchases within ten (10) Business Days after receipt thereof. In the event any service provider, supplier, manufacturer or Vendor fails to deliver for any reason as required under such purchase orders, Contractor shall be obligated to procure a satisfactory substitute or substitutes therefor in accordance with these procurement procedures. Nothing in these procurement procedures shall be construed to relieve Contractor from any of its obligations under this Agreement with respect to the Owner Purchases, the Work, the Equipment in connection with the Owner Purchases, the Subcontractors or other service providers, suppliers, manufacturers, or Vendors supplying such Owner Purchases, or otherwise, including without limitation, under all indemnity, warranty and risk of loss provisions contained herein.

                  (c) Notwithstanding anything to the contrary in this Agreement, the parties understand that the purchase of the engineering and design services relating to the Infrastructure Equipment shall be made and procured pursuant to the procedures set forth in and to be developed under
Article 20.

            3.17. Assistance. Prior to Final Completion, Contractor shall provide such assistance as is reasonably requested by Owner in dealing with Power Purchaser in any and all matters relating to the Work and the Facility (including any interconnection facilities).

            3.18. Publicity. Contractor shall obtain Owner's prior written approval of the text of any announcement, publication, photograph, or other type of communication concerning the Work prior to the dissemination or release of same by Contractor or its Subcontractors.

            3.19. Personnel - General. Contractor shall provide and employ in connection with the Work:

                  (a) professional and technically competent personnel;

                  (b) qualified, skilled, and experienced supervising engineers and technical assistants to give direct supervision; and

                  (c) such other skilled, semi-skilled, and unskilled labor as may be necessary for the proper and timely execution of the Work.

            Whenever required by Law or Prudent Utility Practice, Contractor agrees to employ or furnish only licensed personnel as appropriate to perform engineering, design, architectural or other professional services in the performance of the Work.

            Contractor shall, if requested to do so by Owner in the exercise of Owner's sole discretion and at Contractor's own expense, remove from the Site any incompetent, negligent, dishonest, or disruptive personnel. Such personnel shall not be again employed at the Site unless by the prior written permission of Owner.

            Contractor shall maintain harmonious labor relations which will permit Work to be performed efficiently and without disruption at the Site.

            3.20. Project Executive. Upon execution of this Agreement, Contractor shall, subject to Owner's approval, designate a competent and experienced person to serve as Contractor's representative ("Project Executive") who will have full responsibility for administering the Work and will act as the single point of contact with respect to all matters on behalf of Contractor. All notices, approvals and consents given to or received from the Project Executive shall have the same effect as if given to or received from Contractor.

            3.21. Approval of Key Personnel. (a) Before the assignment of any Key Personnel, Contractor shall provide Owner with resumes detailing the experience of each of such personnel, and the prior approval of Owner shall be required for each such assignment. Owner agrees to approve or disapprove any such personnel within ten (10) Business Days of the receipt of the resume, provided that before the expiration of such ten (10) Business Day period, Owner may request supplemental information regarding such personnel. If supplemental information is requested, Contractor shall supply the requested information within five (5) Business Days and Owner shall have five (5) Business Days after receipt of such information to approve or disapprove the relevant personnel. If any such personnel proposed by Contractor are disapproved by Owner, Contractor shall promptly provide Owner with the resumes of one or more alternative persons, and the procedures set forth above shall apply. If Owner fails to respond within ten (10) Business Days after receipt of the resume or within five
(5) Business Days after receipt of supplemental information, as the case may be, then such personnel shall be deemed approved.

                  (b) Key Personnel may be terminated, transferred, replaced, removed or changed by Contractor provided that Owner has approved Contractor's proposed replacement for any such Key Personnel in accordance with the procedures set forth in Section 3.21(a). If the performance of any Key Personnel is deemed by Owner to be unsatisfactory, Owner shall have the right to request that Contractor replace any of the same.

            3.22. Spare Parts. As soon as is practicable, but no later than six
(6) months prior to scheduled Mechanical Completion of the First Unit, Contractor shall provide a list of Vendor recommended spare parts and expendable materials for all major Equipment supplied under this Agreement for purchase by Owner. Such spare parts will be recommended for the purpose of minimizing the length of unscheduled outages due to wear or breakdown, taking into consideration factors such as (a) first cost and carry cost to Owner, (b) fabrication and delivery time to obtain special parts, (c) probability of part failures and (d) availability of common parts carried in stock by manufacturers and Vendors. Owner (in consultation with Operator) shall have the right to timely review, comment on and approve the list of spare parts and expendable materials. Such list shall be updated by Contractor within sixty
(60) Days after the Final Completion Date.

            3.23. Final Manuals and Record Drawings. At least three (3) months prior to the scheduled date of Substantial Completion for the First Unit, Contractor shall provide Owner with three (3) copies of the draft operations and maintenance manuals for the Facility, the construction drawings, and other preliminary documents or data reasonably necessary for the operation and maintenance of the Facility, including, without limitation, those manuals, drawings, documents and data set forth in Exhibit Q. Such manuals shall set forth the proper nomenclature for the Equipment, recommended procedures for Equipment operation, inspection and maintenance, and contain arrangement drawings. Prior to Final Completion Date, Contractor shall deliver to Owner ten
(10) copies of the final versions of such documents and data, including "as built" drawings.

            3.24. Interconnection. Contractor will be responsible for ensuring that the interconnection facilities within the Scope of Work for a Unit are ready by the start of the Acceptance Tests for such Unit.

            3.25. Contractor Consumables. Except as provided in Section 4.1, Contractor shall pay for and provide construction power and all other Consumables required in connection with construction activities at the Site.

            3.26. Fire Prevention. Contractor shall take measures prior to Substantial Completion of the Facility to prevent fire from occurring at the Site, and shall execute the Work and conduct its operations at the Site in compliance with its plan for fire prevention and protection. Contractor shall submit such plan to Owner for its review at the same time Contractor submits such plans in support of Contractor's construction permit application. Such submission shall not be construed as limiting in any manner Contractor's obligations to undertake all actions necessary to assuring fire-safe working conditions at the Site, nor be construed as imposing upon Owner responsibility to review, or for the adequacy of, the plan. Following Substantial Completion of the Facility, Contractor shall comply with all fire safety and prevention procedures provided by Owner.

            3.27. First Aid Facilities. From commencement of construction at the Site until Substantial Completion of the Facility, Contractor shall, at its expense, provide first aid facilities on the Site and shall make those facilities available for the treatment of its and its subcontractors' workers who may be injured or become ill.

            3.28. Environmental Conditions. From commencement of construction at the Site until Substantial Completion of the Facility, Contractor shall provide dust control of all excavations, material sites, roads and disposal areas within its assigned areas of responsibility and suitable equipment, facilities, and precautions to limit the discharge of contaminants to the levels prescribed by Law. Following Substantial Completion of the Facility, Contractor shall comply with all requirements and procedures provided by Owner to limit the discharge of contaminants. Contractor shall immediately notify Owner in the event the presence of Hazardous Materials is detected or suspected and shall be responsible for encapsulating, removing and disposing off-Site all Hazardous Materials that Contractor or any Subcontractor or their respective agents brought onto the Site or permitted to be introduced to the Site.

            3.29. Site Conditions. (a) Contractor shall be responsible for all Site preparation necessary to perform the Work. In that regard, Contractor acknowledges (i) that it has ascertained and accepted as satisfactory the nature and location of the Site, the character and accessibility of the Site, any existence of surface or subsurface obstacles to construction, the availability of facilities and utilities, the location and character of existing or adjacent work or structures, and other general and local conditions (including labor) which might affect its performance of the Work and (ii) that the Maximum Price, Project Schedule and Guaranteed Completion Date are each based on and fully reflect the existence of such conditions and that no adjustments shall be made to any of such terms as a result of the existence of such conditions.

                  (b) In the event there is a discovery of pre-existing Hazardous Materials or archaeological remains or artifacts on the Site, Contractor shall have no obligation under this Agreement for removal, handling, transportation or disposing of such pre-existing items and shall have the right to request a Change Order in accordance with Section 6.3 to the extent the Work is materially impacted by such pre-existing items.

            3.30. Owner's Field Office. Contractor shall provide Owner with a field office with heat, air conditioning, offices, office furniture, lights and phone service for three people and a conference room, a workroom and toilet facilities.

            3.31. Responsibility for Work, Security and Property. Contractor shall at all times conduct its operations in a manner to minimize the risk of loss, theft, or damage by vandalism, sabotage, or any other means. With respect to a Unit, prior to Substantial Completion of such Unit, Contractor shall continuously inspect all Work, materials and Equipment to discover and determine any conditions that might involve such risks and shall be solely responsible for discovery, determination, and correction of any such conditions. Contractor shall establish and implement a project security program and shall cooperate with Owner on all security matters. In addition, Contractor shall furnish and erect a permanent security fence in accordance with the Scope of Work which shall be turned over to Owner at completion of the Facility. Contractor shall plan and conduct its operations, including, without limitation, the operation of equipment or stockpiling of materials, so as not to (i) enter upon lands, other than the Site, in their natural state unless authorized by Owner, (ii) damage, close, or obstruct any utility installation, highway, road, or other property until permits therefor have been obtained,

(iii) disrupt or otherwise interfere with the operation of any pipeline, telephone or electric transmission line, ditch, or structure unless otherwise specifically authorized by this Agreement or (iv) damage or destroy cultivated and planted areas and vegetation, such as trees, plants, shrubs and grass adjacent to the Site which, as determined by Owner, do not interfere with the performance of the Agreement.

            3.32. Commercial Activities. Contractor shall not establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on land owned or controlled by Owner. Contractor shall not allow its employees to engage in any commercial activity on the Site.

            3.33. Illumination. When any Work is performed at night or where daylight is obscured, Contractor shall, at its expense, provide artificial light sufficient to permit Work to be carried on without disruption to residents near the Site.

            3.34. Explosives. The use of explosives by Contractor is expressly prohibited without prior notification of Owner. Contractor shall be responsible for the proper handling, transporting, storage, and use of explosives and shall, at its expense, repair any damage caused by its handling, transporting, storage, and use, and shall be responsible for obtaining required permits for blasting as applicable.

            3.35. Consumables Assistance. Contractor shall cooperate with Owner in developing and implementing a start-up sequence for the Facility which reasonably minimizes the cost of Consumables.

            3.36. Coordination of Final Acceptance Tests. Contractor acknowledges that the Facility will be in commercial operation during the performance of the Availability Test, the Emissions Test, the Sound Level Test and the Final Completion Capability Tests and agrees that such Acceptance Tests shall only be scheduled in a manner which (a) will not adversely affect Owner's ability to perform under the Power Purchase Agreement or the fuel supply or transportation agreements and (b) will not cause a loss to Owner (either through lost revenues, additional interest or debt obligations or otherwise). Contractor shall notify Owner of its desire to commence any such Acceptance Tests in accordance with the Test Procedures. Owner will schedule and conduct such tests at the direction of Contractor in the manner and at the times requested by Contractor to the extent that Owner reasonably determines that Contractor's request is consistent with the limitations set forth in the foregoing clauses
(a) and (b) and, to the extent that Owner reasonably determines that such request is inconsistent with such limitations, Owner shall cooperate with Contractor to schedule and conduct such tests at a mutually acceptable time which is consistent with the limitations set forth in the foregoing clauses (a) and (b).

            3.37. Coordination of Early Substantial Completion. Contractor acknowledges that in the event that Contractor achieves, and Owner accepts, Substantial Completion with respect to a Unit prior to the Substantial Completion of the remainder of the Facility, and Contractor agrees that such Unit will be deemed to be in commercial operation during the construction and completion of the remainder of the Facility. Contractor further agrees to schedule and perform the remainder of the Work in a manner so as not to interfere with, damage or otherwise hinder Owner's operation of such Unit and in a manner which will not adversely affect Owner's ability to satisfy its dispatchability and power availability and output obligations under the Power Purchase Agreement or its scheduling, notification and fuel usage obligations under fuel supply or transportation agreements. In furtherance of the foregoing, Contractor acknowledges and agrees that the Facility will be designed such that the interconnection of any subsequent Unit to the Common Facilities will be capable of being accomplished without requiring the shut-down (in whole or in part) or outage of any other Unit which had previously achieved Substantial Completion.

                                   ARTICLE 4.
                            OWNER'S RESPONSIBILITIES

            4.1. Owner Consumables. Owner shall provide and except as otherwise set forth in this Section 4.1, pay for all fuel, water, electricity and other utilities, chemicals, lubricants and consumable items (collectively, "Consumables") that are required for commissioning and operation of the Facility, including performance of the Acceptance Tests. Contractor estimates that certain of the Consumables will be required at times set forth in the schedule in Exhibit R and Owner agrees to so provide such Consumables on or prior to the times set forth in such schedule; provided, that Contractor agrees to update such schedule at the times and in the manner that the Project Schedule is updated to reflect any delays in such estimated times based upon the actual progress of the Work. Notwithstanding the foregoing, Contractor shall pay for all fuel used in connection with Acceptance Tests and any re-runs thereof required to achieve Substantial Completion of each Unit in excess of the Guaranteed Test Fuel Quantity (the period of such performance of Acceptance Tests and any re-runs thereof, the "Excess Fuel Period"); provided, however, that during such Excess Fuel Period, the gross revenue actually received from the sale of test energy during a run or re-run of an Acceptance Test shall be credited to the account of Contractor up to the aggregate cost incurred or payable by Contractor for such test fuel. Fuel and water shall have at least the minimum characteristics as agreed to by the parties and as required for the proper operation of the Facility, as further set forth on Exhibit I.

            4.2. Payment. Owner shall pay the Contract Price and other sums required to be paid by it to Contractor pursuant to the terms of this Agreement in accordance with the provisions of Article 7 hereof.

            4.3. Access to Site. Owner shall provide Contractor and Subcontractors with reasonably unrestricted access to the Site until the Final Completion Date (including without limitation, access to roads, and any staging areas). Thereafter, Owner may impose reasonable restrictions on access to the Site by Contractor subject to a schedule agreed upon by Owner and Contractor.

            4.4. Owner Approvals, Certificates, Permits, and Licenses. Owner shall secure, maintain and pay for all approvals, certificates, permits and licenses for which Owner is responsible, as listed on Part 1 of Exhibit M attached hereto.

            4.5. Owner Taxes. Owner shall pay any and all state, federal, and local sales and use taxes which may be assessed for the Owner Purchases, any taxes associated with income generated by the Facility, and, as between Owner and Contractor, any real property taxes on the Facility and/or the Site. Further, any property, sales, use, contractor's , gross receipts, value added, excise or local taxes paid by Contractor or Subcontractor shall, in accordance with Section 3.14 and Article 7, be reimbursed to Contractor or Subcontractor by Owner in addition to the payment of the Contract Price by Owner to Contractor pursuant to Article 7.

            4.6. Owner Operating Personnel. Owner shall provide or cause to be provided qualified, skilled and experienced operating and maintenance personnel to be trained by Contractor pursuant to Section 3.5 which personnel shall operate the Facility during start-up and perform the Acceptance Tests under Contractor's direction (subject to Section 3.36). Owner assumes no liability for the actions of such personnel in accordance with Contractor's direction during start-up and the performance of Acceptance Tests with respect to a Unit or the Common Facilities prior to Substantial Completion of such Unit or Common Facilities except to the extent such actions are due to gross negligence or willful misconduct or willful failure to act in accordance with Contractor's direction.

            4.7. Interconnection. Owner will be responsible for ensuring that the completed electrical and other utility interconnection facilities that are not within the Scope of Work are available by the dates set forth in Exhibit H and, subject to the following sentence, Exhibit R. Contractor estimates that certain of the utility interconnections will be required at times set forth in the schedule in Exhibit R and Owner agrees to so provide for such utility interconnections on or prior to the times set forth in such schedule; provided, that Contractor agrees to update such schedule at the times and in the manner that the Project Schedule is updated to reflect any delays in such estimated times based upon the actual progress of the Work.

            4.8. Approval of Engineering Drawing. Owner shall have the right to review and approve, Lender, Independent Engineer, Operator and Power Purchaser shall have the right to review, and, with respect to the Infrastructure Equipment, the Authority and the Local Government, shall have the right to review and approve those plans, calculations, specifications and drawings with respect to the Facility identified in Exhibit Q. Upon Owner's request, Contractor shall provide copies of all such plans, calculations, specifications and drawings to the aforementioned parties at no cost to Owner. Owner's approval of or objection (or failure to approve or object) to such plans, calculations, specifications and/or drawings shall not relieve Contractor of any of its obligations or liabilities hereunder, and Owner assumes no responsibility for such obligations or liabilities as a result of its approval or disapproval. Such review and approval by Owner shall be completed no later than ten (10) Business Days after receipt or within such other specific time requested in writing by Contractor and agreed by Owner (minimum of five (5) Business Days). If Owner requires additional time for such reviews,

Owner may notify Contractor and request additional time, consent to which Contractor shall not unreasonably withhold. In the event Owner has not responded within such time period, Owner shall be deemed to have approved the matter in question. Comments and amplifications to the plans, specifications, calculations and drawings that do not materially change Contractor's cost or schedule of performance of the Work will not result in any change to the Maximum Price.

            4.9. Owner's Project Manager. Upon execution of this Agreement, Owner shall designate a competent and experienced person to serve as Owner's representative ("Owner's Project Manager") who (unless Owner shall notify Contractor otherwise pursuant to the terms hereof) will act as the single point of contact with respect to all matters on behalf of Owner. All notices, approvals and consents given to or received from the Owner's Project Manager shall have the same effect as if given to or received from Owner.

            4.10. Waste Disposal. Owner shall arrange, pay for and be responsible for the removal, transportation and disposal, in accordance with Law, of all waste products produced or generated solely due to the operation of the Facility. Contractor estimates that certain of the waste disposal services will be required at times set forth in the schedule in Exhibit R and Owner agrees to so provide such waste disposal services on or prior to the times set forth in such schedule; provided, that Contractor agrees to update such schedule at the times and in the manner that the Project Schedule is updated to reflect any delays in such estimated times based upon the actual progress of the Work.

            4.11. Spare Parts. Owner shall use reasonable efforts to purchase and deliver the spare parts inventory prior to the scheduled date of Mechanical Completion of the First Unit. Contractor may use, to the extent available, Owner's spare parts in the performance of the Work and Contractor shall promptly, and in any event prior to Final Completion, replace the same at Contractor's expense.

            4.12. Acceptance of Electricity. Owner shall notify the applicable Power Purchaser of the planned date of initial synchronization and shall cause Power Purchaser to accept electricity generated by a Unit or the Facility when requested by Contractor as necessary pursuant to its obligations under this Agreement. Contractor estimates that certain of the acceptance of electricity will be required at times set forth in the schedule in Exhibit R and Owner agrees to so provide for the acceptance of electricity on or prior to the times set forth in such schedule; provided, that Contractor agrees to update such schedule at the times and in the manner that the Project Schedule is updated to reflect any delays in such estimated times based upon the actual progress of the Work.

            4.13. Cooperation in Purchase Order Administration.

            Owner shall cooperate with Contractor and shall provide such assistance as is reasonably requested by Contractor in the preparation and administration of the purchase orders in connection with the Owner Purchases made pursuant to Section 3.16(b). Should Contractor advise Owner that actions related to Owner Purchases other than as set forth in Section 3.16(b) are required, then Owner shall take such actions as are reasonably authorized and directed by Contractor, including but not limited to issuing letters of intent prior to award of a purchase order, backcharging Subcontractors, issuing change orders to purchase orders, and taking legal actions against Subcontractors.

                                   ARTICLE 5.
                              COMMENCEMENT OF WORK

            5.1. Commencement of Work. Contractor shall diligently commence performance of the Work in accordance with this Agreement upon the issuance of the Notice to Proceed. The issuance of the Notice to Proceed shall be subject to Owner's accomplishment of all tasks necessary to authorization of the commencement of Work.

            5.2. Schedule. Contractor shall perform the Work in substantial compliance with the Project Schedule (which shall be adjusted periodically to reflect actual progress of the Work) in order to achieve Substantial Completion of the Facility by the Guaranteed Completion Date. Contractor shall provide the reports contemplated by Section 3.13 hereof, and provide any further information and attend such meetings as Owner, the Authority, the Local Government or Lender may reasonably request to verify actual progress and predict future progress. Contractor shall promptly notify Owner in writing of any anticipated departure from the Project Schedule. If at any time Contractor believes that the Guaranteed Completion Date may not be met, Contractor will promptly notify Owner in writing and will specify in said notice the corrective action planned by Contractor; provided, however, that such notice shall not relieve Contractor of any of its obligations under this Agreement.

            5.3. Limited Notice to Proceed. Notwithstanding the foregoing, prior to the issuance of the Notice to Proceed, Owner shall have the right to issue one or more Limited Notices to Proceed directing Contractor to commence and complete any portion of the Work specified in any such Limited Notice to Proceed. Except as may otherwise specifically be provided in a Limited Notice to Proceed, Work performed by Contractor pursuant to the Limited Notice to Proceed shall be subject to and governed by the terms of this Agreement.

                                   ARTICLE 6.
                          CHANGE ORDERS; FORCE MAJEURE

            6.1. Change Orders. No changes to the Work (including but not limited to changes in the Scope of Work, Guaranteed Completion Date or Maximum Price) shall be made except in accordance with a duly issued Change Order executed by both parties authorizing such changes and approved by Lender, as required.

            6.2. Owner may submit a written request to Contractor to alter, add to or deduct from the Scope of Work. Within ten (10) Days following receipt of such request, or, if such ten (10) Day period shall prove impracticable, as soon as practicable thereafter undertaking diligent efforts, Contractor shall submit to Owner a detailed written estimate of the adjustment to the Scope of Work, Guaranteed Values, Payment Schedule, Guaranteed Completion Date, Maximum Price or other terms and conditions of this Agreement, if any, that would result from the changed Work. Contractor shall furnish such additional information as Owner may request in support of such estimate. If Owner then elects to proceed with the changed Work, it shall issue a Change Order to Contractor authorizing such modification to the Scope of Work, Guaranteed Values, Payment Schedule, Guaranteed Completion Date, Maximum Price or other terms and conditions of this Agreement as shall have been agreed to by Owner and Contractor and approved by the Lender, if required.

            6.3. Request By Contractor. Contractor shall provide Owner written notice of any condition or event (other than a Force Majeure event, which shall be governed by Section 6.5 below) which gives rise to a request for a Change Order with respect to a Change in Law (including with respect to Section 3.1(f)), an Owner Delay, or pursuant to Section 3.29(b), that Contractor is aware of and reasonably believes will require any modification in or change to the Scope of Work, Guaranteed Completion Date, Payment Schedule, Maximum Price, or any other obligation of Contractor under this Agreement. Such notice must be issued within ten (10) Days following actual knowledge of such condition by Contractor and such notice shall describe such condition or event in detail. Within ten (10) Days following delivery of such notice, or, if such ten (10) Day period shall prove impracticable, as soon as practicable thereafter undertaking diligent efforts, Contractor shall specify the adjustment to the Scope of Work, Guaranteed Completion Date, Payment Schedule, Maximum Price, or any other obligation of Contractor under this Agreement so requested. Following receipt of such notice, Owner shall determine whether any changes to the Work, Guaranteed Completion Date, Payment Schedule, Maximum Price, or any other obligation of Contractor under this Agreement shall be affected and, if so, shall issue a Change Order with respect to such change. If Owner elects not to approve any such changes, Contractor shall not be relieved of any of its obligations under this Agreement and shall not effect any change to the Work. If a Change Order is issued to reflect any changed or new criteria under any applicable approval, license, certificate or permit which is less stringent than those specifically quantified in this Agreement, then Owner shall be entitled to a reduction in the Maximum Price to the extent of any net cost savings actually achieved by Contractor from the application of such less stringent criteria.

            6.4. Price and Schedule Adjustments for Change Order Work. The price of any Work ordered by a Non-Significant Change Order shall be quoted as a lump sum fixed price calculated on the basis of Parts I and II of Exhibit N. The price of any Work ordered by all other Change Orders shall be quoted as a lump sum fixed price calculated on the basis of Part III of Exhibit N. In the event the parties are unable to agree on the adjustment to the Maximum Price applicable to a Change Order, but Owner nevertheless desires Contractor to proceed with the Work that is the subject of the Change Order, Contractor shall be paid costs incurred in performing the Change Order in accordance with Parts I and II of Exhibit N with respect to Non-Significant Change Orders and Part III of Exhibit N with respect to all other Change Orders until such agreement can be reached, or until the disagreement has been resolved in accordance with Article 18; provided, as requested by Owner, Contractor shall furnish invoices, time sheets and other information reasonably requested to support such costs. The price of Work covered by a Change Order shall be added to or subtracted from, as may be appropriate, the Maximum Price. Any increase in the Maximum Price shall be paid in progress payments in accordance with Section 7.2. Each Maximum Price adjustment shall be accompanied by a modified Payment Schedule reflecting such adjustment. Owner shall have the right to audit any direct costs billed on a cost reimbursable basis.

            6.5. Force Majeure. Contractor shall give written notice to Owner within twenty-four (24) hours after Contractor has actual knowledge of the occurrence of any Force Majeure event, which notice shall describe such event and, if reasonably determinable, the effect thereof, including without limitation, the anticipated length of delay in the Project Schedule and any anticipated additional costs, if any, occasioned by reason of such event and shall substantiate same in a detailed manner to the satisfaction of Owner. In the event that it is impracticable to specify the length of such delay, the amount of such additional costs, or such other effects of the Force Majeure event at the time the notice referred to in the preceding sentence is delivered or if the circumstances of the Force Majeure event materially change, Contractor shall provide Owner with periodic supplemental detailed written notices during the period the Force Majeure event continues which include such information, as practicable. Such supplemental notices shall include all other relevant information concerning the Force Majeure event. Within ten (10) Days following Owner's receipt of a notice which specifies the anticipated length of delay in the Project Schedule or any additional costs occasioned by the Force Majeure event, Owner shall issue a Change Order for the increased costs of performance and/or extension of time for performance resulting from the Force Majeure event. In the event Owner does not accept Contractor's Force Majeure finding, the propriety of a Change Order occasioned by the Force Majeure event may be submitted to dispute resolution under Article 18 hereof. Notwithstanding the foregoing, Contractor shall use all reasonable efforts to minimize the delay caused by any Force Majeure event and shall diligently proceed with such portions of the Work that are not affected by the Force Majeure event.

                                   ARTICLE 7.
              MAXIMUM PRICE; CONTRACT PRICE; PAYMENTS TO CONTRACTOR

            7.1. Maximum Price; Contract Price. With the exception of the reimbursements for taxes to be made by Owner to Contractor pursuant to Section 4.5, Contractor agrees to perform the Work (including the Preliminary Work) for the Maximum Price. Payments of the Contract Price shall be paid or shall be caused to be paid by Owner directly to Contractor in accordance with the provisions of this Article 7. With the exception of the reimbursement for taxes to be made by Owner to Contractor pursuant to Section 4.5, the Contract Price is Contractor's complete compensation for the Work and includes, without limitation, (i) all Equipment, materials, rentals, tools, labor, transportation, insurance and other machinery, equipment, and services (including intellectual property rights) to be provided hereunder, excluding Owner Purchases; (ii) all federal, state, and local taxes except those for which Owner is responsible under Section 4.5; and (iii) any duties, fees, and royalties imposed with respect to any Equipment, materials, rentals, tools, labor or other machinery, equipment, or services, excluding Owner Purchases.

            7.2. Progress Payments. Exhibit F-1 to this Agreement includes a Schedule of Values which allocates the Maximum Price to various portions of the Work. Owner and Contractor agree that the amounts allocated to each Schedule of Values activity are for purposes of progress payments only and that there may not be a specific correlation between the cost of completion of a particular activity and the dollar amount allocated thereto. The Schedule of Values shall be used as the basis for the preparation of Progress Invoices.

            Upon the Notice to Proceed, Owner shall pay to Contractor and/or to persons authorized by Contractor for Owner Purchases in current funds in an amount equal to (i) $8,102,500 less (ii) the sum of all payments made by Owner under any Limited Notice to Proceed. On or before August 31, 1998, Owner shall pay to Contractor and/or to persons authorized by Contractor for Owner Purchases in current funds the sum of $3,806,000. Thereafter, on or before the first (1st) Day of each calendar month during the performance of the Work, commencing with the calendar month of September, 1998 Contractor shall submit to Owner and Independent Engineer a completed Progress Invoice. The Progress Invoice shall reflect the progress achieved toward the Schedule of Values activities through the last day of the previous (or, if the Progress Invoice is delivered prior to the first day of the month, the current) month (the "Invoice Month"). The Progress Invoice shall separately state the amount of taxes, duties and fees to be reimbursed to Contractor under Section 3.14. No Retainage shall be withheld from such taxes, duties and fees. Further, each Progress Invoice shall contain a certification by Contractor that (i) the stated progress has been achieved, (ii) the quality of all Work for which payment is requested is in accordance with the terms of this Agreement, (iii) Contractor is entitled to payment of the amount invoiced, (iv) title to all materials and equipment invoiced has passed or will pass in accordance with the terms of this Agreement, (v) Contractor has paid in full or will pay all of its direct Subcontracts in accordance with the terms of their subcontracts for the proceeds of the amount invoiced and has received certification from each of its Subcontractors that all of their respective Subcontractors have been paid in full or will be paid in accordance with the terms of their subcontracts for the proceeds of the amount invoiced, and (vi) upon receipt of the amount invoiced, (a) the Facility will be free of Subcontractor's liens for the Work invoiced (or all Subcontractor's liens have been secured or removed in a manner satisfactory to Owner and Lender) and (b), Contractor waives its right to a lien for any Work furnished or performed through the date of the invoice to the extent of such amount. Owner and Independent Engineer shall review each such Progress Invoice and Owner shall pay to Contractor and/or to persons authorized by Contractor for Owner Purchases in current funds by the last day of the Invoice Month, the amount specified therein which is undisputed, less Retainage, by wire transfer to the account specified in writing by Contractor or by such other means mutually agreed by the parties. Contractor agrees that it shall not (i) submit an invoice for an amount in excess of one hundred and five percent (105%) of the cumulative amount set forth in the estimated cash flow included in Exhibit F-2 or (ii) include in any Progress Invoice sums attributable to Work which Owner or Contractor has rejected.

            7.3. Final Acceptance Test Completion Payment. Upon the later to occur of (a) Substantial Completion of the Facility, (b) Final Acceptance Test Completion and (c) the completion or expiration of the Remedial Plan and the payment of any Liquidated Damages due in connection therewith pursuant to
Section 12.4(b)(iv), Owner shall pay Contractor the Retainage less an amount equal to two (2) times the estimated costs to complete the Punchlist Items and less any Delay Liquidated Amounts due to Owner under Section 17.6. Contractor shall be paid quarterly for amounts retained for Punchlist Items as such items are completed.

            7.4. Final Completion Payment. (a) Upon Final Completion, Contractor shall submit a Final Completion Certificate together with a statement summarizing and reconciling all previous invoices, payments, and Change Orders, and an affidavit that all payrolls, payroll taxes, liens, charges, claims, demands, judgments, security interests, bills for materials and equipment, and any indebtedness connected with the Work for which Contractor may in any way be responsible, have been paid or otherwise secured in a manner acceptable to Owner, accompanied by releases and waivers of liens from Contractor and all Subcontractors to be paid with proceeds of the final payment, and such other data as Owner or Lender may reasonably request establishing payment of or surety for payment of all such obligations. Subject to subsections (b) and (c) below, within thirty (30) Days of the receipt of such statements, Owner shall pay Contractor all remaining amounts due. Acceptance by Contractor of the payment upon Final Completion shall constitute a release of Owner from all liens (whether statutory or otherwise and including mechanic's or suppliers' liens) or claims for additional compensation hereunder with respect to any Work performed or furnished in connection with this Agreement except for any claims made in writing and provided to Owner by Contractor prior to Final Completion which remain unsettled. No payment by Owner shall be deemed a waiver by Owner of any obligation of Contractor under this Agreement.

                  (b) Upon Final Completion, Owner shall pay Contractor any remaining Retainage less (to the extent Owner has completed any Punchlist Item pursuant to Section 10.3) an amount equal to the aggregate of Owner's demonstrable costs to complete each such Punchlist Item and less any Delay Liquidated Damages amounts due to Owner under Section 17.6.

                  (c) The final payment shall be subject to Owner's and Lender's verification during the aforementioned thirty (30) Day period that Final Completion has occurred; provided, however, that the payment shall not constitute a waiver of any claim or right Owner may have at that time or thereafter including, without limitation, unsettled liens, warranty rights and indemnification obligations of Contractor. Any disputes regarding the final payment shall be handled in accordance with the procedure set forth in Article 18.

            7.5. Payments Not Acceptance of Work. No payment made hereunder shall be considered as approval or acceptance of any Work. All payments shall be subject to correction or adjustment in subsequent progress reviews and payments.

            7.6. Payments Withheld. Owner may withhold payment on an invoice or a portion thereof in an amount and to such extent as may be reasonably necessary, subject to the dispute resolution provision of Article 18, because of:

                  (a) defective work not remedied pursuant to Section 3.15,
Section 10.1 or the warranty provisions of Article 11;

                  (b) liens or claims for which Contractor is liable under this Agreement, other than third party claims provided for by insurance and for which the insurance company has accepted responsibility, made on or filed with Owner and not cleared by Contractor by payment, bond or otherwise within thirty (30) Days after receipt by Contractor of written notice from Owner requesting such action;

                  (c) uninsured damage to Owner or the Facility or any Subcontractor which results solely from Contractor's failure to obtain or maintain insurance required by the provisions of Article 9;

                  (d) a default by Contractor in its material obligations under this Agreement;

                  (e) overpayment in a previous invoice; or

                  (f) a good faith dispute.

            7.7. Payment of Subcontractors. Contractor shall promptly pay each direct Subcontractor when due the amount to which said Subcontractor is entitled. Contractor shall, by an appropriate agreement with each direct Subcontractor, require each Subcontractor to make payments to its subcontractors in a similar manner.

            7.8. Liens. As a condition precedent to the making of any payment hereunder, Contractor shall be required to supply Owner with a waiver and release of liens and security interests to the extent of such payment as applicable in a form reasonably acceptable to Owner, Contractor, Lender, and title company duly executed and acknowledged by Contractor in order to assure an effective release of mechanics' or materialmen's liens in accordance with the laws of the State of Mississippi. Each waiver or release of lien shall provide that, except for Retainage and amounts in dispute, all amounts that were due and payable to the certifying party in connection with the Work as of such date have been paid in full and that the certifying party waives, releases or relinquishes any lien, security interest or claim for payment (whether for breach of contract, pursuant to statute or otherwise) on account of the Work to which it may be entitled by law, principles of equity or this Agreement.

            Contractor shall indemnify and hold harmless Owner and Lender and defend Owner and Lender from any and all liens filed in connection with the Work, including all expenses and attorney's fees incurred in discharging any liens or similar encumbrances. If a lien of any nature should at any time be asserted or filed against the Work or the Equipment,

Contractor shall promptly notify Owner and at Contractor's own expense, immediately take any and all action necessary to cause any such lien to be released or discharged, or, if permitted by Law, secure and file a security bond covering the amount of such lien, regardless of the action Contractor may then be taking with respect to such claim. If Contractor shall fail to so discharge such lien and is unable to post a security bond covering the same, it shall promptly provide Owner with an irrevocable letter of credit or security bond in favor of Owner in an amount equal to 200% of the amount of such Lien. Contractor shall be responsible for the payment of any draw Owner may thereafter make upon such letter of credit or security bond as required to cause such lien to be released, discharged or secured, and to pay any and all losses, costs, damages, and attorneys' fees and expenses incurred or suffered by Owner in connection therewith. This paragraph shall not apply to liens which have been filed due to Owner's breach of its payment obligations to Contractor and Subcontractors under this Agreement (including liens of Contractor's Subcontractors if the reason Contractor has not paid such Subcontractors is that Owner is in breach of its payment obligations to Contractor).

            7.9. Late Payments. Any payment not made when due, other than disputed payments, shall accrue interest from the due date until paid at the Prime Rate.

                                   ARTICLE 8.
                             TITLE AND RISK OF LOSS

            8.1. Clear Title. Contractor guarantees that legal title to and ownership of the Work, materials and Equipment, whether incorporated in the Work or not (including all calculations and drawings required for the operation and maintenance of the Facility) shall have passed to Owner free and clear of any and all liens, claims, security interests or other encumbrances (other than those which have been secured or removed in a manner acceptable to Owner and Lender), upon the making of the progress payment related to such Work, materials or Equipment; provided however, that, except as provided in Section 3.10, nothing herein is intended to convey to Owner intellectual property in the
Work).

            8.2. Risk of Loss. Despite the passage of title as set forth in
Section 8.1, Contractor shall bear risk of loss and care, custody and control pertaining thereto of any Equipment, Contractor's supplies and maintenance equipment (including temporary materials, equipment, and supplies) on the Site or located offsite, Owner Purchases or any other Work completed with respect to a Unit, the Common Facilities or the Facility until the earlier of the occurrence of Substantial Completion with respect to such Unit, the Common Facilities or the Facility pursuant to Section 10.2 or such time as this Agreement is terminated. All Equipment in storage but not yet incorporated into the Facility shall be stored in secured areas. During such time as Contractor bears risk of loss, Contractor shall bear the responsibility of preserving, safeguarding and maintaining such Equipment, Owner Purchases and any other Work completed. Any Equipment, Owner Purchases or any Work lost, damaged, stolen or impaired before the occurrence of Substantial Completion of a Unit, the Common Facilities or the Facility pursuant to Section 10.2 (other than as a result of Owner's negligence or willful misconduct) and not covered by insurance, shall be replaced promptly by Contractor at its own expense. Upon the occurrence of Substantial Completion with respect to a Unit, the Common Facilities or the Facility, Owner shall assume risk of loss and care, custody and control of such Unit, the Common Facilities and/or the Facility.

                                   ARTICLE 9.
                                    INSURANCE

            Prior to the start of the Work, Contractor will or will cause its Subcontractors to procure and maintain the insurance with insurance carriers approved by Owner and licensed to do business in the State of Mississippi meeting all of the requirements set forth in and Contractor will comply, or will cause its Subcontractors to comply with, the other requirements set forth in Parts I, II and III of Exhibit O. Prior to the start of the Work, Owner will procure and maintain the insurance with insurance carriers approved by Contractor and licensed to do business in the State of Mississippi meeting all of the requirements set forth in and will comply with the other requirements set forth in Parts II and III of Exhibit O.

                                   ARTICLE 10.
                                   COMPLETION

            10.1. Mechanical Completion; Substantial Completion; Final Acceptance Test Completion. (a) Not less than ten (10) Days prior to the date that (i) with respect to the First Unit, that such First Unit together with the Common Facilities is ready for Mechanical Completion and (ii) with respect to any other Unit, that such Unit is ready for Mechanical Completion, Contractor shall so notify Owner and the Independent Engineer. Owner and the Independent Engineer shall then have the right to inspect such Unit and the Common Facilities and thereafter advise Contractor of any defects, deficiencies and/or discrepancies it determines between installed equipment, materials and workmanship and such equipment, materials and workmanship as represented by Scope of Work that must be corrected as a condition of Mechanical Completion with respect to such Unit and/or Common Facilities; provided that nothing in this Section 10.1 shall be deemed to relieve Contractor of any duty or obligation under this Agreement. Contractor shall then perform corrective measures to remove such defects, deficiencies, and/or discrepancies and shall again notify Owner in writing when the Work is deemed ready for Mechanical Completion. Owner and the Independent Engineer shall have five (5) Days after each subsequent notification to advise Contractor, in writing, of any additional or remaining defects, deficiencies and/or discrepancies which must be corrected by Contractor as a condition to Mechanical Completion of such Unit and/or Common Facilities. Thereafter, Contractor shall notify Owner of its intention to commence Acceptance Tests with respect to such Unit in accordance with the terms and procedures specified in Section 12.4. All Acceptance Tests conducted by Contractor shall be in accordance with the Test Procedures. The cost of all such testing shall be borne by Contractor except that Owner shall provide, at no cost to

Contractor, the Consumables referred to in Section 4.1 and the operating personnel referred to in Section 4.6.

                  (b) Substantial Completion shall mean each of the following requirements shall have been satisfied:

            (I) with respect to the First Unit,

                        (i) Mechanical Completion of the Common Facilities has occurred;

                        (ii) all Work with respect to the Common Facilities, except for Punchlist Items, shall be substantially completed in accordance with the terms of this Agreement, and Contractor shall have delivered the Punchlist to Owner and Independent Engineer, which Punchlist shall have been approved (on or after the date of delivery of the Certificate of Substantial Completion) by Owner and Independent Engineer, all in accordance with Section 10.3;

                        (iii) Owner has received from Contractor all permits, licenses, and approvals for operation of the Common Facilities required to be obtained by Contractor hereunder as set forth on Part 2 of Exhibit M;

                        (iv) Owner has received all drawings and all specifications (except as-built drawings of the Common Facilities), test data, and other technical information required hereunder for Owner to start-up, operate and maintain the Common Facilities;

                        (v) Owner has received all manuals and instruction books necessary to operate the Common Facilities in a safe, efficient and effective manner;

                        (vi) All special tools with respect to the Common Facilities required to be purchased by Contractor for Owner as provided herein have been delivered to Owner;

                        (vii) Owner has received from Contractor any waivers of liens relating to the Work which were not previously delivered by Contractor in accordance with Section 7.8 (or has secured or removed existing liens in a manner acceptable to Owner and Lender);

                        (viii) All conditions to Substantial Completion set forth in Section 10.1(b)(II) with respect to the First Unit shall be satisfied; and

                        (ix) Owner and the Independent Engineer have received and accepted the Certificate of Substantial Completion with respect to the First Unit and the Common Facilities pursuant to Section 10.2.

            (II) with respect to any Unit (including the First Unit),

                        (i) Mechanical Completion of such Unit has occurred;

                        (ii) all Work with respect to such Unit, except for Punchlist Items, shall be substantially completed in accordance with the terms of this Agreement, and Contractor shall have delivered the Punchlist to Owner and Independent Engineer, which Punchlist shall have been approved (on or after the date of delivery of the Certificate of Substantial Completion) by Owner and Independent Engineer, all in accordance with Section 10.3;

                        (iii) with respect to such Unit, (A) Owner has received results demonstrating that (1) Contractor has successfully completed all of the Unit Power Output Test, the Maximum Unit Power Output Test, the Unit Heat Rate Test, the Reliability Test, the Start-up Test and the Substantial Completion Capability Tests and (2) all stack and other emissions from the Facility were in compliance with the Emissions Guarantees at all times during such tests and (B) Contractor has achieved (1) the Performance Minimums (and has otherwise satisfied the requirements of Section 12.4(b) and/or Section 12.4(c)) and (2) the Reliability Guarantee and the Start-up Guarantees;

                        (iv) such Unit and the Common Facilities related thereto operate as a single, integrated and independent unit;

                        (v) the turbine generators for such Unit are synchronized with the utility transmission system(s);

                        (vi) Owner has received from Contractor all permits, licenses, and approvals for operation of the Unit required to be obtained by Contractor hereunder as set forth on Part 2 of Exhibit M;

                        (vii) Owner has received all drawings and all specifications (except as-built drawings of the Unit), test data, and other technical information required hereunder for Owner to start-up, operate and maintain such Unit;

                        (viii) Owner has received all manuals and instruction books necessary to operate such Unit in a safe, efficient and effective manner;

                        (ix) All special tools with respect to such Unit required to be purchased by Contractor for Owner as provided herein have been delivered to Owner;

                        (x) Owner has received from Contractor any waivers of liens relating to the Work which were not previously delivered by Contractor in accordance with Section 7.8 (or has secured or removed existing liens in a manner acceptable to Owner and Lender); and

                        (xi) Owner and the Independent Engineer have received and accepted the Certificate of Substantial Completion with respect to such Unit pursuant to Section 10.2.

            (III) with respect to the Facility,

                        (i) Mechanical Completion and Substantial Completion with respect to each Unit and the Common Facilities has occurred;

                        (ii) all Work, except for Punchlist Items, shall be substantially completed in accordance with the terms of this Agreement, and Contractor shall have delivered the Punchlist to Owner and Independent Engineer, which Punchlist shall have been approved (on or after the date of delivery of the Certificate of Substantial Completion) by Owner and Independent Engineer, all in accordance with Section 10.3;

                        (iii) with respect to the Facility, (A) Owner has received results demonstrating that (1) Contractor has successfully completed all of the Auxiliary Load Test, the Maximum Auxiliary Load Test and the Cooling Tower Performance Test and (2) all stack and other emissions from the Facility were in compliance with the Emissions Guarantees at all times during such tests and (B) Contractor has achieved the Auxiliary Load Guarantee, the Maximum Auxiliary Load Guarantee and the Cooling Tower Performance Guarantee (or has otherwise satisfied the requirements of Section 12.4 (b) and/or Section 12.4(c));

                        (iv) all Facility systems operate as a single, integrated unit;

                        (v) Owner has received from Contractor all permits, licenses, and approvals for operation of the Facility required to be obtained by Contractor hereunder as set forth on Part 2 of Exhibit M;

                        (vi) Owner has received all drawings and all specifications (except as-built drawings of the Facility), test data, and other technical information required hereunder for Owner to start-up, operate and maintain such Unit;

                        (vii) Owner has received all manuals and instruction books necessary to operate such Unit in a safe, efficient and effective manner;

                        (viii) All special tools required to be purchased by Contractor for Owner as provided herein have been delivered to Owner;

                        (ix) Owner has received from Contractor any waivers of liens relating to the Work which were not previously delivered by Contractor in accordance with Section 7.8 (or has secured or removed existing liens in a manner acceptable to Owner and Lender) ); and

                        (x) Owner and the Independent Engineer have received and accepted the Certificate of Substantial Completion with respect to the Facility pursuant to Section 10.2.

                  (c) Final Acceptance Test Completion shall be deemed to occur upon the last to occur of the following requirements: (i) Owner has received results demonstrating that Contractor has successfully completed all of the Availability Test, the Emissions Test, the Sound Level Test and the Final Completion Capability Tests, (ii) Contractor has achieved the Availability Guarantee, the Emissions Guarantee and the Sound Level Guarantee and (iii) Owner and the Independent Engineer have received and accepted the Certificate of Final Acceptance Test Completion pursuant to Section 10.4.

            10.2. Notice of Substantial Completion. Once Contractor believes that it has satisfied all of the requirements set forth in Section 10.1(b)(I)(I)-(viii), (II)(I)-(x) or (III)(i)-(ix) hereof, Contractor shall so certify to Owner by submitting a Certificate of Substantial Completion to Owner and providing a copy thereof to the Independent Engineer. Within ten (10) Days following receipt of any such Certificate of Substantial Completion, Owner and the Independent Engineer shall notify Contractor in writing whether, to Owner's or Independent Engineer's knowledge, Contractor has met the requirements of
Section 10.1(b) and, if not, the reason therefor, including engineering substantiation. Any such notification shall not be deemed to waive any rights of Owner against Contractor under this Agreement. Substantial Completion with respect to Unit or the Facility, if accepted by Owner and the Independent Engineer, shall relate back to the date of the applicable Certificate of Substantial Completion. If Owner or Independent Engineer determines that Contractor has not met Substantial Completion as stated in its written notice to Contractor in accordance with this Section 10.2, Substantial Completion shall not be deemed to have occurred with respect to the applicable Unit or the Facility. Any dispute regarding such notice shall be resolved in accordance with the procedure set forth in Article 18.

            10.3. Punchlist. Concurrent with the submission of any Certificate of Substantial Completion by Contractor, Contractor shall submit to Owner and the Independent Engineer a list of Punchlist Items (the "Punchlist") along with an estimate of the cost to complete each Punchlist Item. Within ten (10) Days following receipt of the Punchlist, Owner and the Independent Engineer shall notify Contractor in writing either that it accepts the Punchlist or Owner and Independent Engineer shall state its reasons for disagreement with the Punchlist in reasonable detail; provided, however, that Owner's or Independent Engineer's acceptance or rejection of the Punchlist (including the estimate of costs therefor) shall not relieve Contractor of its liability to complete the Punchlist Items. Any dispute regarding the Punchlist shall be resolved in accordance with the procedure set forth in Article 18; provided, however, that if Contractor does not promptly complete any remaining Punchlist Item, Owner shall have the right to complete such item and backcharge Contractor's account. Notwithstanding any other provision of this Agreement to the contrary, if the completion of any Punchlist Items requires that the Unit or the Facility be shut down or its output curtailed, and Contractor and Owner are unable to schedule a mutually agreeable time for such shutdown or curtailment, Owner shall have the option of completing such Punch List Items itself, and may retain a portion of the Contract Price equal to the cost of completing such Punch List Items by treating the cost of such item as an Extra-Contractual Cost.

            10.4. Notice of Final Acceptance Test Completion. Once Contractor has performed all of the requirements set forth in Section 10.1(c) hereof, Contractor shall so certify to Owner by submitting a Certificate of Final Acceptance Test Completion to Owner and providing a copy thereof to the Independent Engineer. Within ten (10) Days following receipt of any such Certificate of Final Acceptance Test Completion, Owner and the Independent Engineer shall notify Contractor in writing whether, to Owner's or Independent Engineer's knowledge, Contractor has met the requirements of Section 10.1(c)(i) and, if not, the reason therefor, including engineering substantiation. Any such notification shall not be deemed to waive any rights of Owner against Contractor under this Agreement. If Owner or the Independent Engineer determines that Contractor has not met Final Acceptance Test Completion as stated in its written notice to Contractor in accordance with this Section 10.4, Final Acceptance Test Completion shall not be deemed to have occurred with respect to the applicable Unit or the Facility. Any dispute regarding such notice shall be resolved in accordance with the procedure set forth in Article 18.

            10.5. Final Completion. Final Completion shall be deemed to occur upon the last to occur of the following requirements: (i) Substantial Completion of the Facility; (ii) Final Acceptance Test Completion, (iii) Owner and the Independent Engineer has received and accepted the Final Completion Certificate, the final "as-built" drawings and the Final Test Report; (iv) Owner has received from Contractor a final certificate of Contractor certifying that all requested waivers of all liens by Contractor and Subcontractors relating to the Work have been obtained by Contractor and delivered to Owner (or Contractor has secured all liens in a manner acceptable to Owner); (v) Contractor has removed all of its equipment and materials and completed removal of all waste and rubbish from around the Site; (vi) completion of all Punchlist Items; and (vii) Contractor has performed all other provisions of and delivered all items required by this Agreement then to be performed or delivered in a manner satisfactory to Owner.

            10.6. Right of Waiver. Owner, with Lender's approval, shall have the right, but shall have no obligation, to waive, defer or reduce any of the requirements stated in Section 10.1 hereof at any time by written notice. Any such waiver, deferral or reduction must specifically refer to this Section 10.5 in order to bind Owner. Owner's exercise of any rights hereunder shall apply only to such requirements as Owner may waive and shall in no event relieve Contractor of any requirements or other obligations not so specified.

            10.7. Long-Term Obligations. It is expressly understood and agreed by the parties that nothing in this Article 10 shall in any way modify or alter Contractor's obligations under Article 11 and 12 hereof.

            10.8. Operating Revenues. It is expressly understood and agreed by the parties that any and all revenues generated by the operation of the Facility at any time shall be solely for the account of Owner, except to the extent set forth in Section 4.1.

                                   ARTICLE 11.
                              WARRANTY AND GUARANTY

            11.1. Contractor's Warranty. Contractor warrants for a period (a) with respect to a Unit, commencing on the date of Substantial Completion of such Unit and ending on the date one (1) year after the date of Substantial Completion of such Unit and (b) with respect to the Common Facilities, commencing on the date of Substantial Completion of the Facility and ending on the date one (1) year after the date of Substantial Completion of the Facility (or in each case an equivalent date applicable to the replacement contractor, in the event this Agreement has been terminated prior to the applicable date of Substantial Completion) (the "Primary Warranty Period") (i) that the Work and the Equipment shall be new when installed (unless otherwise specified by Owner) and free from defects or deficiencies in materials, workmanship, title or otherwise, (ii) that each Unit and the Facility will be designed and the Work performed in accordance with the requirements of this Agreement, the Scope of Work and Prudent Utility Practices, (iii) that the installation of any and all material and Equipment shall be in substantial accordance with the manufacturer's requirements, (iv) that the Work will be Year 2000 Compliant and will be adequately tested by Contractor to determine whether it is Year 2000 Compliant, and (v) that all Work shall be performed in accordance with all Laws, and, on the date of Substantial Completion, the respective Unit and/or the Facility shall meet and be capable of operating in compliance with, all Laws. Owner has the option to extend the Primary Warranty Period, as it applies to the three combustion turbines/generators for an additional one (1) year period provided that Owner (A) provides notice of its intent to exercise such option to Contractor within one hundred eighty (180) Days after the Substantial Completion date and (B) thereafter executes a Change Order increasing the Maximum Price by $1,539,000 .

            11.2. Remedy. Except as provided in Section 11.3, if the warranty set forth in Section 11.1 hereof is breached within the Primary Warranty Period and Owner has provided notice to Contractor thereof, Contractor shall correct the defective workmanship, material or design, as the case may be, immediately on an expedited basis but at no cost to Owner (and at Contractor's sole cost), and in any event Contractor shall provide a service engineer to begin corrective action at the Facility within two (2) Days of receipt by Contractor of Owner's notice. Contractor shall be directly responsible to Owner, at Contractor's expense, for all corrective action notwithstanding any failure of a Subcontractor or Vendor to provide or honor any warranty or guarantee. The expense of refinishing, uncovering, or of removal and replacement, as the case may be, and of making good other Work affected by such removal and replacement shall be borne by Contractor and no extension of time or increase in the Maximum Price will be allowed in connection therewith. Owner shall provide Contractor with reasonable access to the Facility to perform its warranty obligations under this Agreement, so long as such access does not interfere with operation of the Facility. Contractor shall coordinate with Owner's schedule of operation to minimize any adverse effect on the Facility's operations; provided however, such deferral of access shall not exceed thirty (30) Days after request for access by Contractor. Any corrective work (including without limitation, any repaired or replaced item) shall be similarly warranted for a period of one year from the date such corrective work is completed but in no event shall any warranty extend beyond two (2) years (or twenty-four (24) months) beyond the date of Substantial Completion. If, after notification of such defect in workmanship, materials, or design, Contractor shall unreasonably delay in diligently commencing, continuing or completing corrective action, then, following notice to Contractor, Owner may correct such defect(s) and Contractor shall be liable for all necessary costs, charges and expenses incurred by Owner in connection therewith and shall forthwith pay to Owner an amount equal to such costs, charges and expenses within thirty (30) Days after receipt of verifiable invoices certified by Owner. The obligation of Contractor to pay such invoices hereunder shall, at Owner's election, be subject to set-off against any amounts that are due and owing by Owner to Contractor. Any such payments by Contractor to Owner shall be treated both as reductions in the Maximum Price and as refunds of a portion of the Contract Price, and any such set-offs shall be treated both as reductions in the Maximum Price and the Contract Price.

            11.3. Vendor Warranties. Without in any way derogating Contractor's own representations, warranties and guarantees with respect to all of the Work and the Equipment, Contractor shall use commercially reasonable efforts to obtain for the benefit of Owner long-term warranties against defects in Equipment obtainable from Vendors without additional compensation to such Vendor and hereby assigns to Owner all warranties and/or guarantees relating to the Equipment that Contractor receives from any and all of the Vendors for the benefit of Owner. Contractor will notify Owner of the availability of additional warranties offered by Vendors at an additional cost. Owner may purchase these additional warranties by Change Order. Contractor shall cooperate with Owner in Owner's enforcement of such additional warranties.

            11.4. Warranty Limitations. Notwithstanding the foregoing, Contractor's obligations under this Article 11 shall not extend to defects or deficiencies resulting from ordinary wear and tear, Owner's failure to operate or maintain the Facility or the Equipment in accordance with operation and maintenance manuals furnished by Contractor, or the negligence of Owner or Owner's personnel, unless such negligence resulted from action or inaction that was taken or not taken, as the case may be, in reliance on information or instructions provided by Contractor.

                                   ARTICLE 12.
           ACCEPTANCE TESTING AND SCHEDULE AND PERFORMANCE GUARANTEES

            12.1. Guarantee of Timely Completion. Contractor hereby guarantees that Substantial Completion of the Facility shall occur not later than the Guaranteed Completion Date.

            12.2. Delays Caused by Contractor. If Substantial Completion of a Unit has not occurred on or prior to the Guaranteed Completion Date, then Contractor shall pay to Owner liquidated damages for each full twenty-four (24) hour period that Substantial Completion of such Unit is not attained beginning at 12:01 A.M. on the second Day after the Guaranteed Completion Date (a) in an amount equal to Forty-Three Thousand Three Hundred and Thirty-three dollars ($43,333) per Unit per day in the months of May through September and (b) in an amount equal Thirty-Three Thousand Three Hundred and Thirty-three dollars ($33,333) per Unit per day during the months of October through April (collectively, "Delay Liquidated Damages"). Accrued Delay Liquidated Damages under this Section 12.2 shall be due and payable within five (5) Days of receipt of Owner's request, which may be made by Owner at any time and from time to time. Late payments of such amounts will bear interest at the Prime Rate. Owner will have the right to offset any unpaid or accrued liability of Contractor under this Section 12.2 against any amount due or to become due from Owner to Contractor under this Agreement. Any such payments by Contractor to Owner shall be treated both as a reduction in the Maximum Price and as refunds of portions of the Contract Price, and any such set-offs shall be treated as reductions in both the Maximum Price and the Contract Price. Except as provided in Section
16.1.2 or 16.1.3 hereof, payment of Delay Liquidated Damages shall be Owner's sole and exclusive remedy for Contractor's unexcused failure to achieve Substantial Completion of the Facility by the Guaranteed Completion Date.

            12.3. Schedule Bonus. In the event Contractor attains Substantial Completion of the three Units prior to the Guaranteed Completion Date, Owner shall pay Contractor a bonus equal to Fifty thousand dollars ($50,000) for each full twenty-four (24) hour period that Substantial Completion of the three Units is attained prior to the Guaranteed Completion Date beginning at 12:01 A.M. on the Day after the date of Substantial Completion of the three Units to but not including the Guaranteed Completion Date. The bonus shall be payable by Owner thirty (30) Days following the end of the calendar month during which such bonus accrues. Any such bonus shall be treated as an increase in both the Maximum Price and the Contract Price.

            12.4. Acceptance Tests. (a) Contractor shall not commence the Acceptance Tests for a Unit or the Facility until such Unit or the Facility has achieved Mechanical Completion. Notwithstanding anything contained in the immediately preceding sentence to the contrary, Contractor shall be permitted to run tests on individual items of equipment for purposes of (i) verifying Subcontractor requirements, (ii) satisfying emissions requirements; provided, however, that (A) such equipment can be run without damage to the Facility or any property and without injury to any other person and (B) Contractor shall not, by virtue of performing such tests, be relieved of any of its obligations under this Agreement, including without limitation, the obligations to demonstrate that the Facility can be operated in compliance with all Laws. In preparing for the performance of the Acceptance Tests, Contractor shall reasonably cooperate with Power Purchaser, Operator and the natural gas supplier(s) for purposes of scheduling, safety, coordination of activities and similar matters. Contractor shall perform the Acceptance Tests at its sole expense, with all costs thereof payable out of the Contract Price, except for costs of Consumables provided by Owner pursuant to Section 4.1 and the operating personnel provided by Owner pursuant to Section 4.6. Contractor shall provide a Notice to Owner at least twenty (20) Days prior to the date that Contractor expects the Work to be ready for each Acceptance Tests (the "Acceptance Testing Notice").

                  (b) (i) Contractor shall conduct the Performance Tests as described in Exhibit A to verify compliance of each Unit with the Performance Guarantees. If the Performance Tests demonstrate that the Performance Guarantees have been met, Contractor shall tender such Unit to Owner, subject to the satisfaction of the other requirements for Substantial Completion, and Owner shall pay to Contractor the bonuses, if any, set forth in Section 12.4(c) within thirty (30) Days of receiving a written invoice therefor from Contractor.

                        (ii) If the Performance Tests demonstrate that any of the Performance Guarantees have not been met, Contractor shall diligently take corrective action until subsequent Performance Tests demonstrate that all Performance Guarantees have been met or Contractor has tendered the Unit pursuant to clause (iii) below. During this period, Contractor may repeat the Performance Tests as many times as necessary to achieve the Performance Guarantees, subject to the limitations set forth in clause (iv) below. In any event, Contractor shall continue to pay Delay Liquidated Damages, if applicable, in accordance with Section 12.2.

                        (iii) If Contractor (A) causes a Unit to achieve a performance level of at least (1) 96.25% of the Unit Power Output Guarantee on a per Unit basis, (2) 94.25% of the Maximum Unit Power Output Guarantee on a per Unit basis and (3) 104.25% of the Unit Heat Rate Guarantee on a per Unit basis (the "Performance Minimums") and (B) has satisfied the other requirements for Substantial Completion, Contractor may declare Substantial Completion. Commercial Tolerance Bands shall not be applied to the measurements or calculations regarding Performance Minimums.

                        (iv) If (x) Contractor causes a Unit to achieve the Performance Minimums pursuant to clause (iii) above and Substantial Completion has been achieved, and (y) the Date Certain has not yet occurred, Contractor shall have an opportunity to prepare and present to Owner a plan to achieve the Performance Guarantees, which plan shall be consistent with the operational requirements of the Facility and in accordance with the requirements of the Agreement (the "Remedial Plan"). The Remedial Plan shall be prepared in consultation with Owner, shall be presented within 30 days after the achievement of the Substantial Completion and shall detail the corrective measures which Contractor proposes to take to achieve the Performance Guarantees, the manner in which such corrective measures will be implemented, the proposed schedule for the implementation of such corrective measures, including the required outage duration ("Cure Outage"), and the proposed period of time (the "Plan Period") necessary to effect such corrective measures (which period of time shall not in any event extend beyond the date that is twelve (12) months after the Guaranteed Completion Date, provided, however, in the event that:

                  (A) the time necessary for Contractor to prepare for the
            implementation of the cure, despite the exercise of due diligence, does not permit the implementation of such cure during a planned outage prior to the expiration of such twelve (12) month period; or

                  (B) the next available planned outage that Owner agrees to permit Contractor to implement the cure occurs after the expiration of such twelve (12) month period; or

                  (C) the outage utilized for implementation of the cure extends beyond the expiration of such twelve (12) month period;

then the expiration of such twelve (12) month period shall be extended until the completion of both the implementation of such cure and the required performance testing.

Contractor agrees to schedule the Cure Outage during planned outages mutually agreed upon by the Parties and Contractor agrees to take reasonable actions to minimize the duration of any such Cure Outage. If the Unit is out of service on an unscheduled basis, Contractor, subject to Owner's consent, such consent not to be unreasonably withheld, may be given access to the Unit to implement such cure. Owner shall provide Contractor the opportunity to make the necessary corrections and to reperform such Performance Guarantee Tests, consistent with the operational requirements of the Facility and the planned outage schedule. In the event that the Cure Outage must be scheduled after the expiration of the original twelve (12) month period described above, Owner agrees to pay Contractor the unpaid balance of the Contractor Price upon the expiration of such period and receipt of an irrevovable unconditional letter of credit in such amount as Owner is entitled to retain under the terms of the Agreement. Contractor shall proceed with due diligence to implement the Remedial Plan and use reasonable efforts to achieve the Performance Guarantees. Contractor shall review any material revisions to the Remedial Plan with the Owner. If any revisions to the Remedial Plan require an extension of the outage beyond the expiration of the Cure Outage, Contractor shall pay Owner Delay Liquidated Damages at the rates and on the terms set forth in Section 12.2 for the period of such extension. If Contractor elects not to attempt a cure, Contractor shall so advise Owner and shall immediately pay the applicable Performance Liquidated Damages in accordance with Section 12 4(c) hereof. At the end of the Plan Period, Contractor shall pay the Performance Liquidated Damages calculated in accordance with Section 12.4(c) hereof.

                        (v) Notwithstanding the foregoing, if Contractor has not achieved the Performance Guarantees by the Date Certain, Contractor shall immediately pay to Owner the Performance Liquidated Damages calculated in accordance with Section 12.4(c) based upon the most recent Performance Test results, provided that nothing contained herein shall limit Contractor's obligation hereunder to achieve not less than the Performance Minimums.

                  (c) Liquidated damages and bonuses shall be payable to the extent that the results of the Performance Tests differ, by a magnitude greater than the Commercial Tolerance Band, from the Performance Guarantees set forth in Exhibit A. Solely for the purpose of computing liquidated damages and bonuses under this Section 12.4(c), the applicable Commercial Tolerance Band shall be applied to the Unit Power Output (as adjusted to the Base

Conditions for the Unit Power Output Test) and the Unit Power Output (as adjusted to the Base Conditions for the Maximum Unit Power Output Test) and the applicable Commercial Tolerance Band shall be applied to the adjusted Unit Heat Rate (as adjusted to the Base Conditions for the Unit Heat Rate Test). The liquidated damages and bonuses applicable to the results of the Performance Tests regarding compliance of the Facility with the Performance Guarantees are as follows, and are subject to Sections 13.1 and 13.2:

                                    (1) Unit Power Output Guarantee. (A) To the
                  extent that the Unit Power Output Shortfall is greater than zero (0), Contractor shall pay liquidated damages for a Unit in an amount equal to the product of Eight Hundred Dollars ($800) per kW times by the Unit Power Output Shortfall where
                  (I) the Unit Power Output Shortfall for such Unit is equal to:

 Unit Power      =  Unit Power        -   [Unit Power Output * (1 + Commercial)]
Output Shortfall    Output Guarante                             Tolerance Band

                  and (II) the Unit Power Output for such Unit is adjusted to Base Conditions for the Unit Power Output Test.

                                    (B) Owner shall pay Contractor Two Hundred
                  Dollars ($200) per kW that the Unit Power Output for a Unit, as adjusted to Base Conditions for the Unit Power Output Test, exceeds the Unit Power Output Guarantee plus the Commercial Tolerance Band.

                              (2) Maximum Unit Power Output Guarantee. To the
                  extent the Maximum Unit Power Output Shortfall is greater than zero (0), Contractor shall pay liquidated damages for a Unit in an amount equal to the product of Four Hundred Dollars ($400) per kW times the Maximum Unit Power Output Shortfall where (I) the Maximum Unit Power Output Shortfall for such Unit is equal to:

Maximum Unit  =  Maximum Unit -  [Unit Power *(1 + Commercial)] - Unit Power
Power Output     Power Output       Output     Tolerance Band       Output
Shortfall        Guarantee                                         Shortfall

                  and (II) the Unit Power Output for the Maximum Unit Power Output Test for such Unit is adjusted to Base Conditions for the Maximum Unit Power Output Test.

                              (3) Unit Heat Rate Guarantee. To the extent the
                  Unit Heat Rate Exceedance is greater than zero (0), Contractor shall pay liquidated damages for a Unit in an amount equal to the product of Sixty-Seven Thousand and Two Hundred Dollars ($67,200) per BTU per kWh times the Unit Heat Rate Exceedance where the Unit Heat Rate Exceedance is equal to:

Unit Heat         =  Unit Heat  Rate  * (1  -  Commercial )   -   Unit Heat Rate
Rate Exceedance                          Tolerance  Band            Guarantee

                              (4) Auxiliary Load Guarantee. (A) To the extent
                  the Auxiliary Load kW Exceedance is greater than zero (0), Contractor shall pay liquidated damages in an amount equal to the product of Eight Hundred Dollars ($800) per kW times the Auxiliary Load kW Exceedance where (I) the Auxiliary Load kW Exceedance is equal to:

Auxiliary Load = Guaranteed Facility - [Facility Power Output + Facility Power]
kW Exceedance          Power Output                            Output Shortfall

where:


Facility Power = [(Unit Power + Unit Power + Unit Power)*(1 + Commercial)] - Auxiliary
Output              Output        Output       Output     Tolerance Band      Load
                    Unit 1        Unit 2       Unit 3

Guaranteed Facility  = ( 3 * Unit Power Output Guarantee) - Auxiliary Load
Power Output                                                  Guarantee

Facility Power  =  Unit Power        +    Unit Power        +   Unit Power
Output Shortfall   Output  Shortfall      Output Shortfall      Output Shortfall
                   Unit 1                 Unit 2                 Unit 3

                  and (II) the Auxiliary Load and the Unit Power Output for each Unit is adjusted to Base Conditions for the Auxiliary Load Test.

                                    (B) To the extent the Auxiliary Load kW
                  Credit is greater than zero (0), Owner shall pay Contractor an amount equal to the sum of (x) the product of Eight Hundred Dollars ($800) per kW times the lesser of the Auxiliary Load kW Credit and the Facility Power Output Shortfall plus (y) the product of Two Hundred Dollars ($200) per kW times the difference (to the extent such difference is greater than zero
                  (0)) between the Adjusted Auxiliary Load kW Credit minus the Facility Power Output Shortfall where (I) the Auxiliary Load kW Credit and the Adjusted Auxiliary Load kW Credit are equal to:

Auxiliary Load = [Facility Power Output + Facility Power] - Guaranteed Facility
kW Credit                              Output Shortfall     Power Output

Adjusted Auxiliary = Auxiliary Load kW Credit * (1 - Commercial Tolerance Band) Load kW Credit

                  and (II) the Auxiliary Load for each Unit is adjusted to Base Conditions for the Auxiliary Load Test and the Unit Power Output for each Unit is adjusted to Base Conditions for the Unit Power Output Test.

                                    (C) To the extent the Auxiliary Load HR
                  Exceedance is greater than zero (0), Contractor shall pay liquidated damages in an amount equal to the product of Two Hundred and One Thousand and Six Hundred Dollars ($201,600) per BTU per kWh times the Auxiliary Load HR Exceedance where the Auxiliary Load HR Exceedance is equal to:

Auxiliary Load = [Facility Heat Rate * (1 - Commercial) - Facility Heat Rate] -
HR Exceedance                           Tolerance Band       Guarantee

                                    Facility Heat Rate Exceedance

where:

Facility Heat = [(Unit Heat* Unit Power) Unit 1 + (Unit Heat* Unit Power) Unit 2
Rate                Rate       Output                Rate       Output

                  +  (Unit Heat* Unit Power) Unit 3] /
                        Rate      Output

                 [(Unit Power  +  Unit Power   +  Unit Power) * (1 - Commercial)
                  Output Unit 1   Output Unit 2   Output Unit 3  Tolerance Band

                                    - Auxiliary Load]

Facility Heat  =   [(Unit Heat Rate * Unit Power Output) *3] /
Rate Guarantee         Guarantee         Guarantee

                    [(Unit Power Output) * 3 - Auxiliary Load]
                       Guarantee                Guarantee

Facility Heat = [[(Unit Heat* Unit Power) Unit 1 + (Unit Heat* Unit Power) Unit 2
Rate Exceedance     Rate       Output                 Rate       Output

                  +  (Unit Heat* Unit Power) Unit 3] /
                         Rate      Output

                [(Unit Power  +  Unit Power  +  Unit Power) *(1 - Commercial) ]]
                  Output Unit 1  Output Unit 2  Output  Unit 3   Tolerance Band

                                    - Unit Heat Rate Guarantee

                  (D) To the extent the Auxiliary Load HR Credit is greater than zero (0), Owner shall pay Contractor an amount equal to the product of Two Hundred and One Thousand and Six Hundred Dollars ($201,600) per BTU per kWh times the lesser of (x) the Auxiliary Load HR Credit and (y) the Facility Heat Rate Exceedance where the Auxiliary Load HR Credit is equal to:

Auxiliary Load  =  Facility Heat Rate Exceedance -
HR Credit

                  [Facility Heat Rate * ( 1 - Commercial ) - Facility Heat Rate]
                                          Tolerance Band          Guarantee

                              (5) Maximum Auxiliary Load Guarantee. (A) To the
                  extent the Maximum Auxiliary Load kW Exceedance is greater than zero (0), Contractor shall pay liquidated damages in an amount equal to the product of Four Hundred Dollars ($400) per kW times the Maximum Auxiliary Load kW Exceedance where (I) the Maximum Auxiliary Load kW Exceedance is equal to:

Maximum                    Maximum                 Maximum      Auxiliary
Auxiliary Load   =   Guaranteed Facility  -  [ Facility Power  +  Load    ]
kW Exceedance            Power Output             Output       Exceedance

where:

Maximum
Facility Power  =  [(Unit Power     +     Unit Power      +     Unit Power)*(1 + Commercial)] - Auxiliary
Output               Output Unit 1        Output Unit 2        Output Unit 3  Tolerance Band    Load

Maximum
Guaranteed Facility = ( 3* Maximum Unit Power Output Guarantee) Maximum Auxiliary
Power Output                                                      Load Guarantee

Adjusted Maximum      Maximum         Unit Power         Maximum         Unit Power
Power Output      =  [Power Output + Output ] Unit 1  + [ Power Output + Output ] Unit 2
Shortfall               Shortfall   Shortfall                Shortfall        Shortfall

                                    Maximum        Unit Power
                            +  [ Power Output   +    Output  ] Unit 3
                                  Shortfall        Shortfall

                  and (II) the Auxiliary Load for each Unit is adjusted to Base Conditions for the Maximum Auxiliary Load Test and the Unit Power Output (for the Maximum Unit Power Output Test) for each Unit is adjusted to Base Conditions for the Maximum Unit Power Output Test.

                              (B) To the extent the Maximum Auxiliary Load kW
                  Credit is greater than zero (0), Owner shall pay Contractor an amount equal to Four Hundred Dollars ($400) per kW times the lesser of (x) the Maximum Auxiliary Load kW Credit and (y) the Facility Maximum Power Output Shortfall where the Maximum Auxiliary Load kW Credit and the Maximum Facility Power Output Shortfall are equal to:

Maximum                   Maximum            Auxiliary            Maximum
Auxiliary Load   =   [ Facility Power  +      Load    ]   -  Guaranteed Facility
kW Credit                 Output            Exceedance          Power Output

Maximum Facility       =     Unit Power            +      Unit Power           +        Unit Power
Power Output Shortfall    Output  Shortfall Unit 1     Output Shortfall Unit 2      Output Shortfall Unit 3

                  and (II) the Auxiliary Load and the Unit Power Output for each Unit is adjusted to Base Conditions for the Maximum Auxiliary Load Test.

                              (6) Cooling Tower Performance Guarantee. (A)
                  Contractor shall pay Eight Hundred Dollars ($800) per kW by which the Unit Power Output, as adjusted to Base Conditions for the Unit Power Output Test, is less than the Unit Power Output Guarantee for such Unit due solely to the failure of the cooling tower to achieve its guaranteed performance (any such amount, the "Cooling Tower Performance Shortfall").

                              (B) Contractor shall pay Sixty-Seven Thousand and
                  Two Hundred Dollars ($67,200) per BTU per kWh by which the Unit Heat Rate exceeds the Unit Heat Rate Guarantee for such Unit due solely to the failure of the cooling tower to achieve its guaranteed performance.

                              (C) Contractor shall pay Four Hundred Dollars
                  ($400) per kW by which (a) the amount by which the Unit Power Output, as adjusted to Base Conditions for the Maximum Unit Power Output Test, is less than the Maximum Unit Power Output Guarantee for such Unit due solely to the failure of the cooling tower to achieve its guaranteed performance exceeds
                  (b) the Cooling Tower Performance Shortfall.

                        Payment of liquidated damages on account of Performance Tests shall be Owner's sole and exclusive remedy for Contractor's failure to achieve and demonstrate the Performance Guarantees.

                  (d) Contractor shall also initiate and perform in accordance with Exhibit A, the Availability Test, the Reliability Test, the Start-up Test, the Capability Tests, the Sound Level Test and the Emissions Test.

            12.5. Setoff; Payment of Liquidated Damages. The obligation of Contractor to pay Liquidated Damages hereunder shall at Owner's election be subject to setoff against any amounts that are due and owing by Owner to Contractor. Any payments by Contractor to Owner of Liquidated Damages shall be treated both as reductions in the Maximum Price and as partial refunds of the Contract Price, and any set-offs by Owner of Liquidated Damages against amounts due and owing to Contractor shall be treated as reductions in both the Maximum Price and the Contract Price.

                                   ARTICLE 13.
                        LIMITATIONS ON LIABILITY; BONUSES

            13.1. Limitation of Liquidated Damages. The aggregate liability of Contractor to pay Delay Liquidated Damages (other than Delay Liquidated Damages due by Contractor pursuant to Sections 12.4(b)(iv) and 17.6) shall not exceed an amount equal to five percent (5%) of the Maximum Price on account of any individual Unit. The aggregate liability of Contractor to pay all Liquidated Damages hereunder (including Delay Liquidated Damages due by Contractor pursuant to Sections 12.4(b)(iv) and 17.6) shall not exceed an amount equal to thirty percent (30%) of the Maximum Price (provided, that in no event shall the aggregate liability on account of any individual Unit exceed fifteen percent (15%) of the Maximum Price), plus the full amount received by Contractor in respect of bonuses hereunder.

            13.2. Limitations of Bonuses. The aggregate schedule bonus that Contractor may earn under Article 12 shall not exceed an amount equal to Three Million dollars ($3,000,000). The aggregate schedule and performance bonuses that Contractor may earn under Article 12 shall not exceed an amount equal to Five Million dollars ($5,000,000).

            13.3. Maximum Liability. The aggregate liability of Contractor pursuant to this Agreement, including its maximum liability for Liquidated Damages set forth in Section 13.1, whether arising out of contract, tort (including negligence), strict liability, or any other cause of action shall not exceed an amount equal to one hundred percent (100%) of the Maximum Price; provided that expenditures by Contractor which are reimbursed or paid from the proceeds of Owner's "All-Risk" insurance policy shall not be credited towards the maximum liability under this Section 13.3.

            13.4. Consequential Damages. Except for Liquidated Damages payable by Contractor, neither party shall be liable to the other whether in contract, tort, equity or otherwise (including negligence, warranty, strict liability, or otherwise) for any losses or damages caused by reason of unavailability of the Facility, shutdowns or service interruptions of the Facility, loss of use, loss of production, cost of replacement or purchased power, loss of profits or revenue; cost of capital; claims of the other party's customers; or any punitive, exemplary, special, indirect, incidental, or consequential damages and each party expressly waives the right to claim, seek or collect any of the foregoing damages.

            13.5. Releases Valid in All Events. To the extent permitted by applicable Law, and except as otherwise expressly provided herein, all releases, disclaimers, waivers, indemnities and limitations and apportionments of liability and exclusive remedy provisions expressed herein shall apply even in the event of the negligence, strict liability, fault or breach of contract (including other legal bases of responsibility such as fundamental breach) of the party whose liability is released, disclaimed, waived, apportioned or limited or fixed by such exclusive remedy provision or who is indemnified and shall also extend to such party's Affiliates and subcontractors of every tier.

            13.6. Liquidated Damages Not Penalty. The parties acknowledge and agree that because of the unique nature of the Facility and the unavailability of a substitute facility, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Owner as a result of Contractor's failure to cause the Facility to achieve Substantial Completion by the Guaranteed Completion Date or to satisfy the Performance Guarantees. It is understood and agreed by the parties that if Owner shall be damaged by failure of Contractor to meet such obligations (a) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (b) any sums which would be payable under Article 12, are in the nature of liquidated damages, and not a penalty, and are fair and reasonable and
(c) such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such failure.

            13.7. No Implied Warranties. THE EXPRESS WARRANTIES AND REMEDIES SET FORTH IN THIS AGREEMENT EXPRESS THE ONLY WARRANTIES OF CONTRACTOR FOR THE WORK, AND NO OTHER WARRANTIES OR REMEDIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED (INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OF MERCHANTABILITY), SHALL APPLY. THE REMEDIES SET FORTH HEREIN SHALL BE OWNER'S SOLE AND EXCLUSIVE REMEDIES FOR DEFECTS IN THE WORK AND BREACH OF THE WARRANTIES AND GUARANTEES STATED HEREIN AND CONTRACTOR IS HEREBY RELEASED FROM ANY LIABILITY IN EXCESS THEREOF.

                                   ARTICLE 14.
                          CONTRACTOR'S REPRESENTATIONS

            Contractor represents and warrants that:

            14.1. Corporate Standing. It is a joint venture duly organized, validly existing and in good standing under the laws of the State of Mississippi and, along with each of its joint venturers, is qualified to do business in the State of Mississippi and all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

            14.2. No Violation of Law; Litigation. It is not in violation of any applicable Law promulgated, or judgment entered by any federal, state, local or governmental authority which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of Contractor) threatened against Contractor which, if adversely determined, could have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor, or its ability to perform under this Agreement.

            14.3. Consents; Licenses. It is the holder of all federal, state, local or other governmental consents, licenses, permits, or other authorizations required to permit it to operate or conduct its business now and as contemplated by this Agreement.

            14.4. No Breach. None of the execution and delivery of this Agreement or any documents executed or delivered in connection herewith, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents of Contractor, or any applicable law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

            14.5. Partnership Action. Contractor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes the legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general equitable principles.

            14.6. Qualifications. It has: (a) examined this Agreement thoroughly and become familiar with its terms and (b) full experience and proper qualifications to perform the Work and to construct the Facility.

                                   ARTICLE 15.
                             OWNER'S REPRESENTATIONS

            Owner represents and warrants that:

            15.1. Corporate Standing. It is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is or will be qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

            15.2. Litigation. There are no legal or arbitration proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of Owner) threatened against Owner which, if adversely determined, would have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner.

            15.3. No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the organizational documents of Owner, or any applicable law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

            15.4. Partnership Action. Owner has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; and the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes the legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar Laws relating to the enforcement of creditors' rights generally any by general equitable principles.

                                   ARTICLE 16.
                             DEFAULT AND TERMINATION

            16.1. Default by Contractor. Each of the following shall constitute a default by Contractor under this Agreement:

                  16.1.1. Termination for Contractor's Inability to Perform. If Contractor or any entity controlling Contractor sells or transfers all or substantially all of its assets or if Contractor or any entity controlling Contractor merges with or into any other entity or if any proceedings are instituted by or against Contractor seeking to adjudicate Contractor as a bankrupt or insolvent, or if Contractor makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of the insolvency of Contractor, or if Contractor files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts and, in the case of any such proceeding instituted against Contractor (but not by Contractor) such proceeding is not dismissed within thirty (30) Days of such filing, Owner may without prejudice to any other right or remedy Owner may have, terminate this Agreement effective seven (7) Days after giving written notice of such termination to Contractor.

                  16.1.2. Termination for Contractor's Failure to Perform. In the event Contractor (i) fails, neglects, refuses or is unable at any time during the course of the performance of the Work to provide sufficient material, equipment, services, or labor to timely perform the Work, (ii) fails to make prompt payment of undisputed invoices due to Subcontractors for materials or labor, or otherwise repudiates or is in default with respect to any of its obligations to any Subcontractor, (iii) disregards or breaches any Laws, (iv) is in breach of any representation or warranty furnished hereunder or in any certificate or notice to Owner, (v) fails to correct any defective Work during performance of the Work or within the Primary Warranty Period of which it is advised by Owner or any representative of Owner, or (vi) otherwise is in default of a material obligation of this Agreement, and, if Contractor fails to correct such condition within fifteen (15) Days thereof, or with respect to non-monetary defaults, to diligently commence best efforts to correct such condition within fifteen (15) Days thereof and to complete the correction of such condition within thirty (30) Days (or such longer period as Owner, in its sole judgment, may permit), Owner may, without prejudice to any other right or remedy Owner may have and after giving Contractor seven (7) Days' notice thereof, terminate this Agreement.

                  16.1.3. Termination for Contractor's Inability to Achieve Substantial Completion by the Date Certain. In the event Contractor fails to achieve Substantial Completion of the Facility by the Guaranteed Completion Date, Contractor shall deliver to Owner within five (5) Days a plan setting forth in detail Contractor's planned corrective action to achieve Substantial Completion of the Facility at the earliest practical date (the "Substantial Completion Remedial Plan"). Contractor shall update the Substantial Completion Remedial Plan on a weekly basis and immediately upon the occurrence of any material change in the corrective action planned or the target date for Substantial Completion. If at any time the Substantial Completion Remedial Plan fails to reasonably demonstrate that Contractor should achieve Substantial Completion of the Facility by the Date Certain, Owner may, without prejudice to any other right or remedy Owner may have and after giving Contractor seven (7) Days' notice thereof, terminate this Agreement.

                  16.1.4. Owner's Rights. In the event that Owner elects to terminate this Agreement pursuant to Section 16.1.1, 16.1.2 or 16.1.3 hereof, Owner may employ any other person, firm or other entity (sometimes hereinafter referred to as "Replacement Contractor") to complete the Work by whatever method Owner may deem expedient, and may undertake such expenditures as in Owner's sole judgment will accomplish timely completion of the Facility (including, without limitation, the entry into contracts without prior solicitation of proposals). In such event, Contractor shall not be entitled to receive any further payments under this Agreement except for payments for Work performed prior to such termination in accordance with the terms of this Agreement.

                  16.1.5. General Obligations. If Owner elects to terminate this Agreement pursuant to Section 16.1.1, 16.1.2 or 16.1.3 hereof, Contractor shall, at Owner's request and at Contractor's sole expense, perform the following services relative to the Work so affected:

                        (a) provide Owner or any Replacement Contractor with the right to take possession of all of Contractor's equipment located at the Site for the purpose of completing the Work (subject to payment of a reasonable rental thereon);

                        (b) assist Owner in preparing an inventory of all Equipment in use or in storage at the Site;

                        (c) assign to Owner, or to any Replacement Contractor, all subcontracts and other contractual agreements (including warranties) as may be designated by Owner, all of which subcontracts and contractual agreements shall be so assignable, and make available all issued permits, licenses, authorizations, approvals, patents and other proprietary rights then held by Contractor pertaining to the Facility;

                        (d) remove from the Site all waste and rubbish and all such equipment as Owner may request;

                        (e) deliver to Owner all design and other information as may be reasonably requested by Owner for the completion and/or operation of the Facility; and

                        (f) supply any proprietary components needed for the completion and operation of the Facility.

                  16.1.6. Contractor Payment Obligations. (a) If Owner terminates this Agreement pursuant to Sections 16.1.1, 16.1.2 or 16.1.3 hereof, Owner shall determine the total expenses incurred in completing the Work including, without limitation, any costs of accelerated or expedited construction methods incurred in an attempt to mitigate delay, charges for administering subcontracts, and legal fees associated with the termination. Such expenses shall be charged to Contractor and deducted from any amounts due and payable to Contractor hereunder at the time of, or subsequent to, termination. If the total expenses incurred by Owner in completing the Work exceeds the unpaid balance of the Contract Price, then Contractor shall be liable for and shall pay to Owner the amount of such excess within ten (10) Days following receipt of Owner's demand for such payment. The obligation of Contractor to make such payments hereunder shall, at Owner's election, be subject to set-off against any amounts that are due and owing by Owner to Contractor. Any such payments by Contractor to Owner shall be treated both as reductions in the Maximum Price and as refunds of a portion of the Contract Price, and any set-offs by Owner against amounts due and owing to Contractor shall be treated as reductions in both the Maximum Price and the Contract Price.

                        (b) Notwithstanding anything to the contrary contained herein, if Owner terminates this Agreement pursuant to Sections 16.1.1, 16.1.2 or 16.1.3 hereof, all unpaid Liquidated Damages accrued to the date of termination shall be immediately due and payable by Contractor to Owner regardless of Owner's failure to request such amounts or whether the Corrective Period has expired. Further, if Owner terminates this Agreement pursuant to
Section 16.1.2(vi), Contractor shall pay to Owner additional Delay Liquidated Damages for the period following termination equal to the dollar amount specified in Section 12.2 multiplied by the difference in Days between (a) the projected date of Substantial Completion of each Unit determined at the time of termination and (b) the Guaranteed Completion Date. This determination shall be based upon the actual pace and progress of construction maintained by Contractor prior to the time of termination as reasonably calculated by Owner.

            16.2. Optional Termination by Owner.

                  16.2.1. Termination Prior to Notice to Proceed. In the event that prior to the issuance of the Notice to Proceed, Owner decides not to proceed further with the Facility, Owner and Contractor shall, subject only to any Owner obligations under any Limited Notice to Proceed, have no further responsibilities under this Agreement and each party shall bear its own costs and have no right of recovery of those costs against the other.

                  16.2.2. Termination Following Notice to Proceed. (a) Owner may terminate this Agreement in whole or in part at any time by written notice thereof to Contractor. Upon receipt of any such notice, Contractor shall, unless the notice directs otherwise: (a) immediately discontinue the Work on the date specified in such notice and to the extent specified in such notice; (b) place no further orders or subcontracts for Equipment or services except as may be necessary for completion of such portion of the Work as is not discontinued; (c) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all orders, subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; and (d) thereafter execute only that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto.

                        (b) Remedies. Contractor waives any claims for consequential damages, including loss or anticipated profits for uncompleted Work, on account of a termination by Owner pursuant to this Section 16.2.2 and shall accept as its sole remedy the following: (i) reimbursement for all unpaid aspects of the Work properly performed by Contractor and its Subcontractors,
(ii) all accumulated Retainage and (iii) all reasonable and necessary costs of termination, in each case, as such costs are reasonably substantiated in writing by Contractor to Owner. Contractor shall use reasonable efforts to minimize any costs of termination. If, at the date of such termination, Contractor has properly purchased, prepared or fabricated off-Site any Equipment for subsequent incorporation at the Site, Owner shall have the option of having such Equipment or a portion thereof delivered to the Site or to such other place as Owner shall reasonably direct. Payments for termination under this Section 16.2.2 shall be due Contractor within fifteen (15) Days of Owner's receipt of a substantiated invoice.

            16.3. Termination by Contractor.

                  (a) If Owner fails to make any undisputed payment due hereunder within ten (10) Business Days after the date upon which such payment is due Contractor, then Contractor may upon fifteen (15) Business Days' prior written notice to Owner stop Work until Contractor receives payment of all undisputed amounts then due plus reasonable suspension and resumption expenses and other additional costs as provided in Section 16.4.3 (not including lost profits or any indirect, incidental or consequential damages), at which time Contractor shall immediately re-commence performance of the Work. If Owner fails to pay Contractor any undisputed portion of any payment within ninety (90) Days after the payment due date, Contractor may terminate this Agreement and any such termination shall be deemed an optional termination by Owner pursuant to Section 16.2.

                  (b) Further, if, during the continuance of this Agreement, Owner shall default in any material respect in the observance or performance of any material covenant, condition or agreement of Owner contained herein (other than those contemplated by subsection (a) above) and Owner shall not have taken reasonable action to commence a cure of such default within thirty (30) Days after notice from Contractor to Owner and Lender specifying the default and demanding that the same be remedied, and Owner is not otherwise excused hereunder, then, in any such event, Contractor may terminate this Agreement by giving notice of termination to Owner and Lender and any such termination shall be deemed an optional termination by Owner pursuant to Section 16.2.

            16.4. Suspension of the Work.

                  16.4.1. General. Owner may at any time or from time to time, and for any reason, suspend performance of the Work or any portion thereof by giving notice to Contractor (a "Suspension Notice"). Such suspension shall continue for the period (the "Suspension Period") specified in the Suspension Notice. At any time after the effective date of the suspension, Owner may require Contractor to resume performance of the Work. Upon receipt from Owner of any Suspension Notice, Contractor shall, unless the notice requires otherwise:

                        (a) Immediately discontinue the Work as directed by the notice of Suspension, as soon as the Work is brought to a safe condition;

                        (b) Place no further orders or subcontracts for Equipment with respect to suspended Work other than to the extent required in the notice of Suspension;

                        (c) Promptly make every reasonable effort to obtain suspension upon terms satisfactory to Owner of all subcontracts, to the extent they relate to performance of Work suspended; and

                        (d) Continue to protect and maintain the Work, including those portions that have been suspended.

                  16.4.2. Extension of Time. In the case of any suspension under this Section 16.4, the Guaranteed Completion Date and the Project Schedule shall be extended by a period reasonably necessary to account for the Suspension Period.

                  16.4.3. Compensation to Contractor. Owner shall compensate Contractor monthly for those reasonable additional costs attributable to the suspension of Work during the Suspension Period pursuant to a Suspension Notice that are documented by Contractor to the satisfaction of Owner. All claims by Contractor for compensation under this Section 16.4 must be made within forty-five (45) Days after the Suspension Period has ended and the Work has been either terminated or resumed. Payments by Owner under this Section 16.4 shall be made in accordance with Section 7 hereof and shall increase both the Maximum Price and the Contract Price.

                                   ARTICLE 17.
                                   INDEMNITIES

            17.1. General Indemnity. Contractor agrees to indemnify, defend and hold harmless Owner (including its Affiliates and their shareholders and partners), Lender and Independent Engineer and each of their employees, officers, directors, agents and representatives (collectively, "Owner's Indemnitees") from and against third party actions, legal or administrative proceedings, claims, demands, damages, liabilities, interest, attorney's fees, costs, and expenses of whatsoever kind or nature, arising out of or in connection with (i) bodily injury or property damage to third parties (whether occurring before or after completion of the Work) to the extent caused by the negligent acts or omissions of Contractor or any Subcontractor or their respective employees or agents or anyone else acting under their direction and control or on their behalf during the performance of the Work or during any curative action under any warranty and (ii) the presence, discharge, escape, release or threatened release, of any Hazardous Material brought onto the Site or permitted to be introduced to the Site by Contractor or any Subcontractor or their respective employees or agents or anyone else acting under their direction and control or on their behalf during the performance of the Work or during any curative action under any warranty. The indemnity provisions expressed in this
Section 17.1 shall apply to the fullest extent permitted by law and shall in no manner amend, abridge, modify, or restrict any other obligation of Contractor expressed elsewhere in this Agreement. The parties expressly acknowledge and agree, however, that any payments made by Owner to Contractor under Section 17.1 represent payments in satisfaction of the indemnification obligations of Owner to Contractor and do not represent additional compensation to Contractor under
Section 7.1 or increase the Maximum Price or Contract Price.

            17.2. Patent Indemnification. (a) Contractor expressly warrants and represents that it shall pay all royalties under or in respect of, and shall indemnify, defend and save Owner harmless from and against any and all claims whatsoever arising from or in any manner related to an infringement of patents or the improper use of other proprietary rights which may occur in connection with Contractor's or any Subcontractor's performance of the Work pursuant to this

Agreement. Contractor shall have sole authority for the control of the defense of any and all such claims. Furthermore, should any such claim impair Contractor's performance of the Work or continued operations of the Facility, then Contractor shall, at its own expense, either timely procure the appropriate license so as not to impair the Project Schedule or continuity of operation or replace the infringing component, part, material, or design with a non-infringing device or design or modify it so that it becomes non-infringing.

                  (b) Owner shall notify Contractor in writing as soon as Owner shall receive notice of any claims of infringement of patents or other proprietary rights occurring in connection with Contractor's performance of the Work. In turn, Contractor shall timely notify Owner in writing of any claims which Contractor may receive alleging infringement of patents or other proprietary rights which may affect Contractor's performance of the work under this Agreement.

            17.3. Effect of Owner's Actions. Owner's acceptance of Contractor's engineering designs or proposed or supplied materials and equipment shall not be construed to relieve Contractor of any of its obligations hereunder.

            17.4. No Limitation of Contractor's Obligation. In any and all claims against Owner, its employees and agents and anyone else acting for or on behalf of Owner, by any employee of Contractor or any Subcontractor or by anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation stated above shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefit payable by or for Contractor or any Subcontractor under the applicable worker's compensation act, disability acts, or other employee benefits acts.

            17.5. Tax Indemnity. Contractor shall defend, indemnify and hold Owner, its assigns and affiliates harmless from and against all claims by any governmental authority claiming taxes, duties or fees for which Contractor is responsible for payment under Section 3.14. Owner shall defend, indemnify and hold Contractor, its assigns and affiliates harmless from and against all claims by any governmental authority claiming taxes, duties, or fees for which Owner is responsible for payment under Section 4.5. The tax indemnification obligations of this Section 17.5 shall survive the completion of the Facility and the expiration and termination of this Agreement and shall continue for the period of the applicable statutes of limitations for the assessment and collection of such taxes during which the appropriate taxing authorities may institute, and until the termination of, any applicable administrative, judicial, or other appropriate legal proceedings instituted, for the assessment and collection thereof.

            17.6. Availability Reimbursement. (a) Contractor acknowledges that
(i) Owner intends to commercially operate each Unit under its Power Purchase Agreement on and after Substantial Completion of such Unit and (ii)(A) any interference, damage or hindrance by Contractor caused by or relating to the construction and achievement of Substantial Completion of any other Unit or the Facility or (B) the failure of any Acceptance Test conducted after any such Substantial Completion, in each case may affect Owner's ability to meet, among other things, the Unit availability requirements under the Power Purchase Agreement and emissions under its permits and other governmental approvals.

                  (b) Notwithstanding anything to the contrary in this Agreement, if Owner is prevented from operating any Unit or the Facility due solely to the cause set forth in Section 17.6(a)(ii)(A) above, Contractor shall be obligated to pay Delay Liquidated Damages accruing upon the commencement of and for the duration of the period of nonoperation of the Unit or the Facility due to such conditions until such Unit or the Facility is able to be returned to operation; provided, that for the purposes of this Section 17.6(b), Contractor shall pay to Owner liquidated damages on the terms set forth in Section 12.2 but
(i) on and prior to the Guaranteed Completion Date, in an amount payable on the Guaranteed Completion Date and equal to, as of any date of determination, (A) the aggregate liquidated damages in an amount accruing upon the commencement of and for the duration of each period of nonoperation of a Unit due to such conditions until such Unit is able to be returned to operation at the rates set forth in Section 12.2 minus (B) the aggregate amount accruing upon the commencement of and for the duration of each period of operation of the Unit at a rate equal to Twenty-One Thousand Six Hundred and Sixty-seven dollars ($21,667) per Unit per day in the months of May through September and Sixteen Thousand Six Hundred and Sixty-seven dollars ($16,667) per Unit per day during the months of October through April and (ii) thereafter, at the rates set forth in Section 12.2.

                  (c) Notwithstanding anything to the contrary in this Agreement, if Owner is prevented from operating any Unit or the Facility due solely to the cause set forth in Section 17.6(a)(ii)(B) above, Contractor shall be obligated to pay Delay Liquidated Damages on the terms and at the rates set forth in Section 12.2, accruing upon the commencement of and for the duration of the period of nonoperation of the Unit or the Facility due to such conditions until such Unit or the Facility is able to be returned to operation.

                  (d) The obligation of Contractor to pay the Liquidated Damages amounts under this Section 17.6 shall at Owner's election be subject to set-off against Retainage or any other amounts that are due and owing by Owner to Contractor. Any payments of Liquidated Damages by Contractor to Owner shall be treated both as reductions in the Maximum Price and as refunds of a portion of the Contract Price, and any set-offs by Owner against amounts due and owing to Contractor shall be treated as reductions in both the Maximum Price and the Contract Price.

                  (e) Notwithstanding anything to the contrary in this Agreement, Contractor expressly warrants and represents that it shall modify, repair or replace the defect or deficiency causing such interference or noncompliance with such Acceptance Test described in Section 17.6(a) above.


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

                                   ARTICLE 18.
                               DISPUTE RESOLUTION

            18.1. Procedure. In the event a dispute arises between Owner and Contractor regarding the application or interpretation of any provision of this Agreement, the aggrieved party shall promptly provide written notification of the dispute to the other party within thirty (30) Days after such dispute arises. A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If within thirty (30) Days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the commercial Mediation Rules of the American Arbitration Association and to bear equally the costs of the mediation. The parties will promptly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they are unable to agree upon such appointment within ten (10) Business Days of submission of the dispute to mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) Days.

            18.2. Litigation and Submission to Jurisdiction. In the event that the Dispute has not been resolved within thirty (30) Days of the mediator's appointment, the parties shall have the right to pursue any and all remedies available at law or in equity. The parties hereby submit themselves to the exclusive jurisdiction of the state and federal courts located in the state of New York, City of New York for the purpose of litigating a Dispute under this
Section 18.2 or the purpose of obtaining any preliminary relief related thereto. A final judgment rendered in accordance with this Section by a New York Court may be enforced in any court having jurisdiction. Each of the parties hereby consents to service of process by registered mail at its address set forth in
Section 19.5 and agrees that its submission to jurisdiction and its consent to service of process are made for the express benefit of the other party.

            18.3. Continuation of Work. Notwithstanding any dispute, controversy or claim ("Claim") that Contractor may have or be involved with whether pursuant to Section 18.1 or otherwise, and regardless of the basis thereof or grounds therefor, including, but not limited to litigation or Claims based on or related to any Change Order or withholding of Progress Payments, Contractor agrees that it will, for so long as the Agreement has not been terminated, diligently prosecute the Work to completion, all in accordance with the terms of this Agreement.

                                   ARTICLE 19.
                            MISCELLANEOUS PROVISIONS

            19.1. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and reflects the prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions and neither party has relied upon any representation, express or implied, not contained in this Agreement.


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

            19.2. Amendments. No change, amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless such change, amendment or modification shall be in writing and duly executed by both parties hereto.

            19.3. Joint Effort. Preparation of this Agreement has been a joint effort of the parties and the resulting document shall not be construed more severely against one of the parties than against the other.

            19.4. Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend and or limit the scope of intent of this Agreement or the intent of any provision contained herein.

            19.5. Notice. Any notice, demand, offer, or other instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall be hand delivered or sent by certified letter, overnight courier, telefax, or telex to the other parties at such address as set forth below.

                  (a)   If delivered to Owner:

                        LSP Energy Limited Partnership
                        c/o LSP Energy, Inc.
                        655 Craig Road
                        Suite 336
                        St. Louis, Missouri 63141
                        Attention: Project Manager - Batesville
                        Telephone: (314) 993-2700
                        Facsimile: (314) 993-2790

                        With a copy to:

                        LS Power, LLC
                        Two Tower Center
                        10th Floor
                        East Brunswick, New Jersey 08816
                        Attention: General Counsel
                        Telephone: (732) 249-6750
                        Facsimile: (732) 249-7290

                  (b)   If delivered to Contractor:

                        BVZ Power Partners - Batesville
                        c/o Black & Veatch LLP
                        11401 Lamar Avenue
                        Overland Park, Kansas 66211
                        Attn: Mr. Ron Ott

                        With a copy to:

                        BVZ Power Partners - Batesville
                        c/o H.B. Zachry Company
                        527 Logwood
                        P.O. Box 21130
                        San Antonio, Texas 78211
                        Attn: Mr. Jerry Burke

            Each party shall have the right to change the place to which notice shall be sent or be delivered by similar notice sent or like manner to the other party. The effective date of any notice issued pursuant to this Agreement shall be as of the addressee's receipt of such notice.

            19.6. Severability. The invalidity of one or more phrases, sentences, clauses, sections or articles contained in this Agreement shall not affect the validity of the remaining portions of the Agreement so long as the material purposes of this Agreement can be determined and effectuated.

            19.7. Confidentiality. (a) Except as otherwise required to be disclosed by Owner for the development or financing of the Facility, each party agrees to hold in confidence for a period of five (5) years from the date hereof, any confidential information supplied by the other party and designated in writing as confidential by such other party, including this Agreement ("Confidential Information"). Contractor further agrees, to the extent requested by Owner, to require its subcontractors, vendors, suppliers and employees to enter into appropriate nondisclosure agreements relative to such Confidential Information, prior to the receipt thereof. Likewise, Owner shall require prospective lenders, insurance agents, consultants and other agents to enter into appropriate non-disclosure agreements relative to such Confidential Information, prior to the receipt thereof.

                        (b) The provisions of this Section 19.7 shall not apply to information (i) that was in the public domain prior to the receiving party's receipt or that subsequently becomes part of public domain by publication or otherwise, except by the receiving party's wrongful act or (ii) that is required to be disclosed by law, rule, regulation or order, or in the course of administrative or judicial proceedings (collectively, a "Legally Compelled Disclosure"); provided, however, that the party required to make the Legally Compelled

Disclosure shall immediately notify the other party of the requirement and the terms thereof and shall cooperate to the maximum extent practicable to preserve the confidential nature of the information and to minimize the disclosure.

                        (c) Notwithstanding anything to the contrary in this
Section 19.7, Contractor agrees to comply with any confidentiality requirements set forth in any letters of intent, purchase orders or contracts entered into between Owner and Subcontractors with respect to Owner Purchases.

            19.8. Assignment. (a) Without the prior consent of Contractor, Owner may assign all or part of its right, title, and interest in this Agreement to the Lender, any affiliate of Owner, any successor to Owner's business and assets (whether by merger, acquisition or otherwise) and to any financially responsible entity that agrees to be bound by the term hereof and, with respect to the engineering and design of the Infrastructure Equipment, to the Local Governments. In addition, Owner may assign all or part of its right, title, and interest in this Agreement to any other Person with the prior written approval of Contractor, which approval shall not be unreasonably withheld.

                  (b) Contractor may not assign this Agreement or any partial or total interest therein without Owner's prior written consent (which consent Owner may refuse in its sole direction).

                  (c) Owner may grant, in connection with the Infrastructure Equipment, to the Authority and the Local Government, a perpetual ground lease or easement for that portion of the Site on which the Infrastructure Equipment is located

            19.9. No Waiver. Any failure of any party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such party thereafter to enforce any and each such provisions.

            19.10. APPLICABLE LAW. EXCEPT WITH RESPECT TO SECTION 7.8, THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF CONFLICTS OF LAWS PROVISIONS. ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RIGHTS AND DUTIES HEREUNDER MAY BE BROUGHT, IF AT ALL, ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY SUBMITS ITSELF TO THE JURISDICTION OF THAT COURT.

            19.11. Successors and Assigns. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns.

            19.12. Exhibits. All exhibits referenced in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

            19.13. Obligations. Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Contractor and Owner.

            19.14. Financing Assistance. Contractor shall provide such assistance as Owner may reasonably request in connection with obtaining financing for the Facility. Contractor agrees that it will make available to Owner and the Lender information relating to the status of the Work, including but not limited to information relating to the design, engineering, construction and testing of the Facility, the status of any required licenses and permits, and such other matters as Owner may reasonably request. Contractor shall promptly respond to requests by prospective Lenders for information regarding the qualifications, experience, past performance, and financial condition of Contractor and its Affiliates. Contractor shall furnish such consents to assignment, certifications and representations and opinions of counsel, addressed to Owner and the Lender, as may be reasonably requested by Owner or the Lender. Contractor and Owner shall make reasonable amendments to this Agreement and any other agreement or instrument executed pursuant to or in connection with this Agreement as may be necessary to facilitate the obtaining of financing for the Facility. Contractor shall indemnify, defend and hold harmless Owner for any liability resulting from any misstatement made by Contractor or omission by Contractor in connection with the information provided by Contractor pursuant to this Section 19.14.

            19.15. Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by the other party which are not inconsistent with the provisions of this Agreement and which do not involve the assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, the execution and delivery of any amendments, instruments and documents with necessary or desirable to carry out the intent and to develop the procedures regarding the procurement of Equipment and services under Section 3.16(b) and (c) and Article 20.

            19.16. Priority. In the event of any conflict or inconsistency within the various provisions of this Agreement, the Exhibits and other incorporated or associated documentation, the terms and conditions of this Agreement shall control.

            19.17. Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both parties.

            19.18. Lender Approval. This Agreement shall be contingent in all respects upon Owner obtaining satisfactory financing to proceed with the construction of the Facility except in connection with Preliminary Work performed pursuant to the Limited Notice to Proceed.

            19.19. Non-Recourse. Contractor specifically acknowledges and agrees that no recourse for the payment of any sums or the performance of any obligations hereunder, or for any claim based thereon or otherwise in respect thereof or relating thereto, shall be had against any employee, incorporator, shareholder, officer or director, past, present or future, of Owner or any Affiliate of Owner, it being understood that the partners of Owner may be special purpose corporations formed for the purpose of developing and managing the Facility on the express understanding aforesaid and Contractor shall look solely to Owner and to the assets of Owner for the satisfaction of Owner's obligations.

            19.20. Joint and Several Liability. The liability of Contractor arising under this Agreement is joint and several to H.B. Zachry Company and Black & Veatch Construction, Inc. and shall remain so until all responsibilities of Contractor under this Agreement have been fulfilled and all liabilities have ceased and all accounts with Owner have been settled and until the liability under all bonds and indemnity agreements and/or priority agreements and other agreements, if any, executed by Contractor pursuant to this Agreement has ceased, notwithstanding any provision of the joint venture agreement of BVZ Power Partners - Batesville which may be to the contrary, and notwithstanding the termination or dissolution of BVZ Power Partners -Batesville. In furtherance of the foregoing, Contractor shall cause to be executed a separate parent Guaranty Agreement by Black & Veatch LLP in favor of Owner effective as of the date hereof, in the form and substance satisfactory to Owner.

                                   ARTICLE 20.
                                 INFRASTRUCTURE

            20.1. Intention. The intention of the parties is that Owner will enter into separate technical services agreements with a third-party engineer for design and engineering services for both the Infrastructure Equipment and the balance of the Facility as Owner Purchases under Section 3.16(b). Notwithstanding the foregoing, Contractor expressly acknowledges that the Infrastructure Equipment constituting a part of the Facility will be engineered and designed by Contractor and paid for by Owner under this Agreement, but that the cost of such engineering and design for the Infrastructure Equipment will be reimbursed to Owner using the proceeds of certain general obligation bonds of the State of Mississippi issued under the Mississippi Major Economic Impact Act ("Bond Proceeds") pursuant to a certain Inducement Agreement to be entered into among, inter alia, Owner, the Authority, and the Local Government ("Inducement Agreement"). Contractor further acknowledges, however, that the Infrastructure Equipment and the other portions of the Facility are being constructed together under this Agreement to function and operate together as parts of an integrated Facility. Other than as explicitly set forth in this Article 20, nothing in the engineering, design, construction and procurement of the Infrastructure Equipment shall be construed to relieve Contractor from any of its obligations under this Agreement with respect to the Work, the Equipment, the Subcontractors or other service providers, suppliers, manufacturers, or Vendors supplying such Infrastructure Equipment or otherwise, including without limitation, under all indemnity, warranty and guarantee provisions contained herein.

            20.2. Engineering and Design.

                  20.2.1 Separate Contracts. With the exception of Exhibits J-1 and J-2, all the other provisions of this Agreement regarding design and engineering are applicable to the design and engineering of the Infrastructure Equipment. All of the provisions of this Agreement regarding design and engineering and all of the Exhibits thereto, specifically excluding Exhibits J-1 and J-2 but specifically including those portions of Exhibits J-3 and J-4 relating to the engineering and design of the Infrastructure Equipment, as well as the separate technical services agreement to be entered into for the design and engineering for the Infrastructure Equipment, constitute a separate design and engineering contract regarding the Infrastructure Equipment ("Infrastructure Contract"). All of the other provisions of this Agreement and all of the Exhibits thereto, specifically excluding those portions of Exhibits J-3 and J-4 regarding the design and engineering of the Infrastructure Equipment but specifically including Exhibits J-1 and J-2 and those portions of Exhibits J-3 and J-4 which do not constitute the design and engineering of the Infrastructure Equipment, constitute a separate contract for the design, procurement and construction of the Facility (other than the Infrastructure Equipment ("Facility Contract"). The Infrastructure Contract and Facility Contract collectively constitute the Agreement, with the Agreement, excluding Exhibits J-1, J-2, J-3 and J-4, merely constituting a master document applicable to and forming an integral part of both the Infrastructure Contract and Facility Contract. The division of the Agreement into a separate Infrastructure Contract and separate Facility Contract is solely for the purposes indicated in this Article 20. Otherwise, this Agreement shall be performed as if it constituted a single contract.

                  20.2.2 Separate Accounting. Since Owner must, under the Inducement Agreement, submit to the Authority accurate total costs for the design and engineering of the Infrastructure Equipment under the Infrastructure Contract, Contractor will create and maintain separate and segregated books and records for the Infrastructure Contract and Facility Contract in order accurately to charge costs and separately to account for the total costs, including the portion of the Contract Price, related to the Infrastructure Equipment under the Infrastructure Contract, even though the Infrastructure Equipment and the remainder of the Facility are being constructed to function and operate together as parts of the integrated Facility. An appropriate and allocable amount of Contractor's administrative costs, construction management expense, and other similar indirect costs chargeable to the construction of the Facility as a whole shall also be allocable and chargeable between the engineering and design of the Infrastructure Equipment and the remainder of the Facility.

            20.3. Payments. Contractor expressly acknowledges and agrees with Owner that Owner shall be the sole source of payments required under this Agreement with respect to the engineering and design of the Infrastructure Equipment, and Contractor expressly acknowledges that it has no right of expectation of receipt or to receive any payments required to be made to Contractor under this Agreement from either the Authority or the Local Government.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                       BVZ POWER PARTNERS - BATESVILLE

                                       By: /s/ Robert Kalt
                                          ------------------------------------
                                          Name: Robert Kalt
                                          Title: Vice President

                                       By: /s/ Ronald J. Ott
                                          ------------------------------------
                                          Name: Ronald J. Ott
                                          Title: Vice President


                                       LSP ENERGY LIMITED PARTNERSHIP

                                       By: LSP Energy, Inc.
                                       Its: General Partner

                                       By: /s/ Frank E. Hardenbergh
                                          ------------------------------------
                                          Name: Frank E. Hardenbergh
                                          Title: Senior Vice President

                                    EXHIBIT A

                                ACCEPTANCE TESTS

1.0     GENERAL

1.1 This Exhibit A describes the Acceptance Tests, including the requirements for the Test Procedures. The following list of tests shall collectively be known as the Acceptance Tests:

        -- Unit Power Output and, Unit Heat Rate Test, and Maximum Unit Power Output Test,

        --      Auxiliary Load Test and Maximum Auxiliary Load Test.

        --      Emissions Test.

        --      Reliability Test.

        --      Start-up Test.

        --      Availability Test.

        --      Sound Level Test.

        --      Cooling Tower Test.

        --      Capability Tests.

1.2 The purpose of Acceptance Tests is to demonstrate and verify compliance with Guaranteed Values as further described in this Exhibit A and to verify Unit and Facility design requirements as defined in this Exhibit
        A. Unless indicated otherwise in this Exhibit A, all Acceptance Tests will be conducted on a Unit basis.

        The Acceptance Tests shall be conducted based on the Test Procedures developed in accordance with requirements described in Section 2.0 of this Exhibit A.

1.3 The Acceptance Tests shall be conducted in compliance with requirements of the Test Procedures and the Agreement.

1.4 Unless indicated otherwise in this Exhibit A or in the approved Test Procedures, Acceptance Tests shall be conducted with the Unit and/or Facility operating in its normal, stable and automatic mode, and with a normal complement of plant operators. However, certain Capability Tests, because of their respective requirements, will not be required to operate at base load or in the normal, stable, and automatic mode. Except for supervisory involvement by the Contractor or his representatives and Contractor's collection of natural gas samples, no direct operation of the Unit and/or Facility will be allowed by any other person than Owner's operators.

1.5 For approval by the Owner, Contractor shall provide a complete set of Test Procedures no later than ninety (90) days prior to the first scheduled Acceptance. In addition, no later than six (6) months prior to the first proposed Acceptance Test, the Contractor shall provide the combined cycle test correction curves and algorithms or equations (for the Unit Power Output Test, the Maximum Net Power Output Test, the Unit Heat Rate Test, Auxiliary Load Test, and Maximum Auxiliary Load Test). The Contractor shall also provide an electronic spreadsheet to be used for determining corrections to the Base Conditions.

1.6 Acceptance Tests on a Unit shall not be conducted until after Contractor has tested the CEM system for certification for that Unit. If the results of the CEM certification indicate that the CEMS system is functioning correctly and will obtain certification, the Contractor may start


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 1                        07/22/99
        that Unit's Acceptance Tests prior to receiving the formal certification from the State or governing agency. Contractor also has option to hire an independent subcontractor to verify that the Unit has met stack Emissions Guarantee during the Acceptance Tests.

        In addition, the Contractor shall operate each Unit and/or the Facility within compliance of the wastewater discharge permit and Sound Level Guarantees at all times.

1.7     Contractor/Owner Obligations

1.7.1 All Owner and Contractor obligations regarding requirements for testing and re-testing shall be as provided in the terms of the Agreement.

1.7.2 Contractor shall provide all necessary calibrated test class instrumentation and testing supervisory personnel required to complete the Acceptance Tests.

1.7.3 Contractor shall provide Owner with a detailed testing schedule along with an Acceptance Testing Notice for each Unit in accordance with
        Article 12.4(a) of the Agreement. Confirmation by the Contractor shall be provided no later than forty-eight (48) hours prior to Contractor's intent to conduct such tests including any updates to the schedule for such tests. If Contractor delays the Acceptance Tests, Contractor shall promptly notify Owner of any revisions to the schedule. Owner shall make the necessary arrangements with the Power Purchaser to accept power at the required loads during such 48 hour time period. In the event that the power cannot be accepted by the Power Purchaser as required by the Test, Contractor shall make every reasonable effort to modify the testing schedule to accommodate available load requirements. If a modified testing schedule cannot be developed consistent with the then-applicable Project Schedule, Contractor shall be entitled to a Change Order in accordance with the terms of the Agreement.

        Immediately following completion of each Acceptance Test, copies of all raw data and electronic spreadsheet data acquisition files shall be provided to Owner and Independent Engineer. Copies of all preliminary results shall be provided to the Owner and Independent Engineer within twenty-four (24) hours following completion of such Acceptance Test. Contractor shall prepare an Acceptance Test Report with respect to the results of the Acceptance Tests which shall include the information required in Section 2 of this Exhibit A and be in sufficient detail for Owner and Independent Engineer to verify compliance with requirements of the Agreement including this Exhibit A. Preliminary results for the Unit Heat Rate Test shall be based on fuel characteristics obtained from samples taken prior to such tests, Contractor shall provide a formal Acceptance Test Report promptly but no later than 14 days following the completion of such tests.

1.7     Guarantee Basis Fuel

The guarantee basis fuel analysis is provided in Attachment 4. All output and heat rate performance guarantees are based on this analysis.


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 2                        07/22/99

                              TABLE I OF EXHIBIT A

                            GUARANTEED VALUES MATRIX

Test                              Guaranteed Values

Maximum Unit Power Output Test.(1)  Unit Power Output = 285,400 kW

Unit Power Output Test.(2)          Unit Power Output = 248,290 kW

Unit Heat Rate Test.(2)             Unit Heat Rate = 6,769 Btu/kWh (HHV)

Auxiliary Load Test                 Auxiliary Power4 = 15,300 kW

Maximum Auxiliary Load Test         Auxiliary Power3 = 18,900 kW

Reliability Test                    Each Unit shall be capable of operating
                                    at a 99 percent equivalent availability
                                    factor for a period of 112 hours of a
                                    120- hour test period.

Availability Test                   The Facility shall be capable of operating
                                    at a 95 percent equivalent availability
                                    factor for a period of 20 days.

Emissions Test                      Each Unit shall meet stack emissions
                                    contained in Section 2.7 of this Exhibit A.

Sound Level Test                    The Contractor shall demonstrate the
                                    capability of the Facility to meet the
                                    guaranteed noise levels at the locations
                                    identified in Section 2.5.

Startup Test                        Each Unit shall be capable of
                                    starting within 210 minutes following a
                                    48-hour shutdown, and within 130 minutes
                                    following a shutdown of less than 8 hours.


Notes:

(1) The Base Conditions for this test are 95 F, 60% RH, 14.577 psia, 0.90 gpf, evaporative cooler in service, power augmentation in service and duct firing in service.

(2) The Base Conditions for this test are 95 F, 60% RH, 14.577 psia, 0.90 gpf, evaporative cooler in-service, duct burner out of service, and power augmentation out of service.

(3) Auxiliary loads for this guarantee are based on operation of all Facility Units. The Base Conditions for each Unit shall be the same as the Maximum Unit Power Output Test.

(4) Auxiliary loads for this guarantee are based on operation of all Facility Units. The Base Conditions for each Unit shall be the same as the Unit Power Output Test.


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 3                        07/22/99

Conditions for each Unit shall be the same as the Unit Power Output Test.

2.0     ACCEPTANCE TEST PROCEDURE REQUIREMENTS

2.1 MAXIMUM UNIT POWER OUTPUT TEST, UNIT POWER OUTPUT TEST AND UNIT HEAT RATE TEST, Auxiliary Load Test, and Maximum Auxiliary Load Test.

        The Unit Power Output Test, and Unit Heat Rate Test, the Maximum Unit Power Output Test and the Auxiliary Load Test (herein referred to as "Performance Tests") shall be conducted by Contractor to demonstrate that the respective performance guarantees are met.

        2.1.1   Equipment Operating Limits

        During the Performance Tests, all Unit and Common Facility equipment shall be operated within the manufacturers' recommended limits for continuous and long-term operation. Operation of each combustion turbine must be within the manufacturer's firing temperature limits corresponding with the turbine load. Under no circumstances will operation at firing temperatures above base load be allowed. The Contractor shall obtain for the Owner the manufacturer's standard calculations and algorithms used in the control system and control system constants that will allow Owner to verify the firing temperature of each combustion turbine is within the required operating range.
        Any Performance Test conducted outside of the manufacturers' recommended limits allowed for continuous and long-term operation shall be invalidated.

        The Contractor shall conduct the Performance Tests in the normal and automatic mode of operation. Specifically, the Contractor shall develop a complete Facility valve status list and auxiliary load list that defines the normal operating status of all major valves in the Facility and auxiliary equipment operating status. Prior to the Performance Test, the Contractor shall confirm the status of such valves and auxiliary equipment and confirm the Unit and Common Facilities are operating in the automatic mode. No change in equipment operating status shall be allowed during the test, other than as required for normal operation. In addition, the Contractor shall not be allowed to make adjustments, either prior to or during the Performance Tests, to Facility equipment that would artificially enhance the performance of a Unit or the Common Facilities. If any such adjustments are made to a Unit or Conunon Facilities, the Performance Test in question will be reviewed by the Contractor, Owner, and Independent Engineer for test validity.

        2.1.2   Base Conditions

        The Base Conditions for each of the Performance Tests are as follows:

                Base Conditions for Unit Power Output and Unit Heat Rate Test, and Auxiliary Load Test:


          --   Ambient dry bulb temperature, F =       95

          --   Ambient barometric pressure, psia =     14.577

          --   Ambient relative humidity, % =          60

          --   Combustion Turbine Fuel =               Natural Gas as defined in
                                                       Attachment 4

          --   Power factor (at generator terminals) = 0.90 (lagging)

          --   HRSG blowdown, % =                      0

          --   Evaporative cooler                      On



LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility          Page 4                         07/22/99



          --   Combustion turbine power augumentation  Off

          --   Duet burner                             Off

          -- All equipment required for normal operation of each Unit shall be in service during the test period, except those items which are not required for the test, including, but not limited to, the regeneration of the demineralizer, operation of the main electric fire pump, and HRSG blowdown.


     Base Conditions for Maximum Unit Power Output Test, and Maximum Auxiliary Load Test



          --   Ambient dry bulb temperature, F =       95

          --   Ambient barometric pressure, psia =     14,577

          --   Ambient relative humidity, % =          60

          --   Combustion Turbine Fuel =               Natural Gas as defined in
                                                       Attachment 4

          --   Power factor (at generator terminals) = 0.90 (lagging)

          --   HRSG blowdown, % =                      0

          --   Evaporative cooler                      On

          --   Combustion turbine power augmentation   On

          --   Duct burner                             On

          -- All equipment required for normal operation of each Unit shall be in service during the test period, except those items which are not required for the test, including but not limited to, the regeneration of the demineralizer, operation of the main electric fire pump, and HRSG blowdown.


        2.1.3   Determination of Unit Power Output and Unit Heat Rate

        The Unit Power Output is the power output measured (with the Owner's revenue meters) on the high side of the generator step-up transformers associated with a Unit, plus the auxiliary load, if any, taken from a respective Unit. Auxiliary loads taken from a respective Unit shall be measured on the high side of the auxiliary transformer (with the Owner's electric revenue meters).

        Unit Power Output determined in this manner shall be referred to as the "as-tested" Unit Power Output.

        Unit Heat Rate (Btu/(kW-hr)) shall be calculated as follows:

          UHR  "as tested" = Q / (Unit Power Output expressed in kW)

          Q = Thermal heat input from fuel, Btu/hr on an higher heating value basis, as calculated by the product of the flow times the heating value of the fuel (higher heating values).

        Unit Heat Rate determined in this manner shall be referred to as the "as-tested" Unit Heat Rate.

        Actual test conditions during the Performance Tests may not match the Base Conditions as defined in Section 2.1.2, therefore, the "as-tested" Performance Test results shall be adjusted to the Base Conditions using correction procedures developed as part of the Test Procedures.


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 5                        07/22/99

        Performance test results adjusted to the Base Conditions shall be referred to as the "as- adjusted" Unit Power Output (for both the Unit Power Output Test and the Maximum Unit Power Output Test) and the "as-adjusted" Unit Heat Rate, and as the as-adjusted Auxiliary Load and the as-adjusted Maximum Auxiliary Load.

        2.1.4   Instrumentation and Data Requirements

        Instrumentation used for the Performance Tests shall be provided to measure the following categories: (i) primary parameters, and (ii) secondary parameters. The primary parameters are data which are required to be measured by the respective Performance Test for determination of electrical output (electrical output, dry and wet bulb ambient temperatures, atmospheric pressure, power factor, blowdown rates), or are required for calculations of heat input (flow, temperature, pressure and composition of fuel). The secondary parameters are all other data required for verification of plant equipment operating conditions including: (i) component operating limitations, and (ii) thermal stability.

        For measuring all primary parameters, test class or revenue class instrumentation shall be used. The instrumentation shall meet the requirements of NIST and shall be calibrated and installed per the guidance of the ASME PTC 19 Instruments and Apparatus Supplements to the ASME Performance Test Codes. Copies of calibration certificates for all instruments used during the test shall be provided to the Owner and Independent Engineer prior to commencement of the test for approval. If proper calibration can not be verified, the test results may be invalidated.

        Specifically the Contractor shall meet the following requirements related to calibration:

          -- Calibration of all primary operating parameters must be completed prior to the Performance Test, not to exceed 31 days prior.

          -- Any test instrumentation provided from a testing contractor shall have no use following laboratory calibration and installation at the Facility.

          -- All test instruments shall have a testing laboratory sticker containing: (i) test lab name, (ii) initials of calibration technician, (iii) date of calibration, (iv) equipment/instrument serial number.

          -- If any test equipment leaves the site, it must be recalibrated before it is allowed to be used for Performance Tests.

          -- If any equipment is dropped or otherwise handled in such a manner so as to possibly cause the accuracy to be suspect, the equipment shall be recalibrated.

        The Owner and Independent Engineer shall be notified to witness calibration of all instruments used for performance testing or provided the ability to audit the calibration facilities.

        Data from calibrated test class instrumentation shall be read and recorded electronically by automatic data acquisition equipment. Test instrumentation and equipment in many cases may be temporarily installed for measurements of the primary parameters required for the performance tests. Raw thermal process data shall be reduced and calculations performed per the recommendations of the ASME MFC Series, and/or the appropriate AGA codes for determination of natural gas fuel consumption.

        Natural gas fuel consumption shall be determined based on each Unit's Owner-supplied fuel supply meter and associated instrumentation. The gas flow meter shall either be a flat plate


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 6                        07/22/99
        orifice or a turbine type meter, either type to be manufactured and installed in accordance with the AGA or ASME code requirements. Each Unit's fuel supply meter shall have an uncertainty of no greater than +/- 0.75 percent. The pressure transmitters, temperature, and orifice differential pressure transmitter (if applicable) shall calibrated within two weeks of the test. The Owner shall provide all calibration data for the fuel supply meter and associated instrumentation. Compensated flow signals from the gas meter shall be available to the Contractor's DCIS in a compatible electronic format.

        During the Unit Heat Rate Test, a minimum of three (3) gas fuel samples per hour shall be taken for chromatographic analysis as per ASTM D 1945. A third party laboratory shall perform the analysis. The selection of the laboratory shall be mutually agreed to by the Owner and the Contractor. Heating value shall be determined according to the version of ASTM D3588 in effect at the date of the EPC Agreement based on the composition of the natural gas fuel.

        Natural gas fuel density shall be determined by the local pressure and temperature data, and the fuel composition per the latest version of AGA 8.

        Unit Power Output generated by the Unit shall be measured on the high side of each step-up transformer by the Owner's electric revenue meter. The electrical revenue meter, including current transformer and potential transformer contributions shall have an uncertainty of no greater than +/- 0.3%. The Owner shall be responsible for obtaining calibration data for the electric meter and associated current and potential transformers. Output signals from the electrical revenue meter shall be available to the Contractor's DCIS in a compatible electronic format.

        Auxiliary loads consumed by a Unit and/or the Facility shall be measured on the high side of the auxiliary transformer by the Owner's electric metering. The electrical metering associated with auxiliary loads, including current and potential transformer contributions, shall have an uncertainty of no greater than +/- 0.3%. The Owner shall be responsible for obtaining calibration data for the electric meter and associated current and potential transformers. Output signals from the Owner's electrical meter shall be available to the Contractor's DCIS in a compatible electronic format.

        Ambient dry and wet bulb temperatures, or ambient dry bulb temperature and relative humidity shall be measured. Ambient dry bulb temperature shall be measured with a minimum of four laboratory-calibrated instruments installed at a location that provides a representative measurement of combustion turbine inlet temperature (per combustion turbine). Psychrometers or calibrated relative humidity monitors shall be used for determination of wet bulb temperature or relative humidity. This instrumentation shall be located away from effects of cooling tower recirculation. Ambient barometric pressure shall be measured with one device near the inlet of the combustion turbines.

        All plant emissions shall be recorded by the plant CEM system during Performance Tests or as otherwise permitted by Section 1.6 of this Exhibit A.

        Secondary parameters shall include the following, as a minimum (provided these readings are available from permanent Facility instrumentation): all conditions (temperature, pressure and flow) of main steam, reheat steam, intermediate pressure steam and low pressure steam, steam turbine exhaust pressure, circulating water flow, and inlet and outlet temperatures, combustion turbine exhaust temperature, internal gas-side temperatures in to the HRSG, steam drums' pressures, stack temperature, combustion turbine compressor discharge pressure, combustion turbine exhaust temperature. All primary and secondary parameters


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 7                        07/22/99
        collected for the Performance Tests shall be summarized for each test period and an electronic version of the data provided to the Owner and Independent Engineer.

        2.1.5   Duration of Test and Frequency of Data Collection

        The Performance Tests for Unit Power Output and Heat Rate, Maximum Unit Power Output, Auxiliary Load and Maximum Auxiliary Load shall consist of four (4) one-hour test periods. The four one-hour test periods shall be continuous, provided steady state conditions are maintained. If steady-state conditions can not be maintained then the test will be suspended until steady state conditions return. When steady-state conditions return the test may resume, provided the test is completed within eight (8) hours following commencement of the first test period.

        Unit Power Output (for both the Unit Power Output Test, and the Maximum Unit Power Output Test) and Unit Heat Rate for each Unit shall be the average of results from the four one-hour test periods. Auxiliary load values for the Auxiliary Load and Maximum Auxiliary Load Tests for the Facility shall be the average of the results from the four one-hour tests.

        All test data shall be collected at least every one-minute.

        2.1.6   Test Preparation

        The test procedure developed for the Performance Tests during the implementation phase of the project shall include the following information at a minimum:

          1.   Objective of Test.

          2.   Parties to the test.

          3.   Key personnel and their responsibilities.

          4.   Logistics governing the conduct of the test.

          5.   Equipment inspection and condition requirements.

          6. Equipment operating conditions including required equipment status, including a detailed steam cycle valve status.

          7.   Required primary and secondary data.

          8. Special calibrated test instrumentation used for measurement of primary parameters and their location. Post test re-calibration requirements.

          9. Instrumentation for secondary parameters, their location and control system identification number.

          10. Requirements for preliminary testing, including checkout of instrumentation via the data acquisition system(s).

          11. Frequency of data collection, format of data presentation, and duration of test.

          12.  Steady state criteria.

          13. Raw data reduction and instrumentation calibration correction methodology.

          14. Detailed method for computation of test results (sample calculation).

          15. Correction curves for adjusting the as-tested results to the Base Conditions. The procedure shall also contain all manufacturers' correction curves, methods and any other calculations used by the Contractor for developing the correction curves.

          16.  Acceptance Test Report Requirements.


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility           Page 8                        07/22/99

        Prior to the commencement of Performance Tests, individual equipment/system pre-operational checks, inspections, and major control system adjustments shall be completed, and, in accordance with Section
        1.7.3 of this Exhibit A, any arrangements previously made with the Power Purchaser to receive power during the test shall be confirmed.

        2.1.7   Correction Curves

        A series of correction curves shall be developed and delivered to Owner in accordance with Section 1.5 of this Exhibit A for adjustment of the as-tested results to the Base Conditions. These correction curves shall be developed based on the manufacturer correction curves for all of the major equipment comprising the Facility (i.e. combustion turbine, evaporative cooler, HRSG, steam turbine, steam turbine condenser, cooling tower). An electronic spreadsheet containing the correction curves algorithms shall be developed for purposes of making adjustments to the Base Conditions. All manufacturer data, necessary calculations, and the spreadsheet shall be provided to the Owner for verification.

        2.1.8   Commercial Tolerance Band

        The Commercial Tolerance Bands for Unit Power Output and Unit Heat Rate are based on the assumed accuracies of the Owner's electrical meter and the fuel supply meter as defined Section 2.1.4. If the uncertainty of either Unit electrical output or Unit fuel flow is higher than the uncertainty defined in Section 2.1.4, then the Commercial Tolerance Band shall be adjusted to account for the different accuracy. Any modifications to the testing tolerance as a result of changes in the accuracy of the Unit power meter or the fuel supply meter shall be mutually agreed to by the Owner, Independent Engineer, and Contractor prior to beginning the Performance Test; such agreement shall not be unreasonably withheld.

        2.1.9   Degradation

        Degradation shall be allowed for extra operating hours on the combustion turbines due to Owner Delay as defined in the EPC Agreement, and for time on the combustion turbines in excess of 400 fired hours or 250 equivalent starts, whichever occurs first.

        -- WEC, Owner, Independent Engineer, and BVZ shall jointly assess the effect of plant commissioning on Unit performance related to degradation.

        -- The assessment shall be made on regularly scheduled intervals (suggested 100 fired hours or 50 equivalent starts) to assess the commissioning impact on performance (Benchmark Performance Tests) and to recommend corrective actions to minimize additional hours of operation and/or starts to complete commissioning.

        -- Reasonable efforts shall be made to conduct a minimum of four base load Performance tests at approximately equal intervals during the first 400 fired hours or 250 equivalent starts (Benchmark Performance Tests) (New and Clean Condition) with the last test taking place as close as practical, but not over 400 fired hours or 250 equivalent starts (400 fired hours/250 Equivalent Start Test).

        -- The purpose of these Benchmark Performance tests are to trend the degradation of the unit during the commissioning period.

        -- In the event that base load operation data can not be taken, data points at part load will be utilized to trend the degradation during the first 400 hours or 250 equivalent starts.

        -- If the unit exceeds the 400 fired hour or 250 equivalent start criteria prior to conducting the Unit Power Output Test and Unit Heat Rate Test and the Maximum Unit Output Test, and base load benchmark data is taken at the 400 fired /250 Equivalent Start Test, the


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                results of these tests will be adjusted for degradation in excess of 400 hours or 250 equivalent starts based on the results of the benchmark testing based on the following:

        -- At the beginning of each or just prior to each Unit's Performance Test, an engine test to establish the comparison to the benchmark data will be conducted. This test is to be performed in the same manner as the Benchmark Tests.

        -- A degradation factor will be defined for each performance parameter. The factor will be determined as the difference between the 400-hour / 250 equivalent start Benchmark Test results and the results from the test prior to Performance testing.

        -- If the degradation results of the 400 hour / 250 equivalent starts test do not fall within 25% of the trend line generated from the results of the previous test, the parties will investigate the cause of the deviation from the trend and as necessary, take appropriate corrective action in accordance with the Agreement.

        -- If a physical or control change is made to the unit, the parties will endeavor to identify and segregate the performance effect of that change. In the event that effect can be identified and segregated, the benchmark correction will be adjusted accordingly. If the effect can not be identified and segregated, then the degradation will be determined by the degradation curve contained TTDEG-031.

-- If the unit exceeds the 400 fired hour or 250 equivalent start criteria prior to conducting, the Unit Power Output Test and Unit Heat Rate Test, and the Maximum Power Output Test, and base load data can not be taken at the 400 Fired Hour /250 Equivalent Start Test, the results of these performance tests will be adjusted for degradation in excess of 400 hours or 250 equivalent starts based on the degradation curve TT-DEG-031.

-- The degradation correction factor for the combustion turbine, determined from the test results comparison or the degradation curve included herein, shall not exceed a 1% correction for power between the first 400 Equivalent Operating Hours (EOH) after the expiration of 400 fired hours or 250 equivalent starts, whichever is first (New and Clean Condition). Likewise between 400 EOH and 700 EOH after the expiration of the New and Clean Condition, the degradation factor shall not exceed a 2% correction for power. In addition, between 700 EOH and 1,000 EOH after the expiration of the New and Clean Condition, the degradation factor shall not exceed a 2.5% correction for power. For the purposes of applying caps to the other performance parameters, the following, shall apply; heat rate shall be assumed to be 2/3 of the power output cap, and Exhaust flow shall be assumed to be 1/2 of the power cap. The Contractor will determine plant degradation curves for the combined cycle plant based on the data from the combustion turbine degradation curves.

                BENCHMARK PERFORMANCE TESTS. The combustion turbine benchmark tests will be an engine test that will measure pertinent parameters to determine the engine performance (compressor inlet temperature, barometric pressure, relative humidity, combustor shell pressure, exhaust temperature, generator power output, generator power factor, fuel flow, etc.) A heat balance around the engine will be performed that will establish the performance deemed representative of that test. Compressor efficiency, turbine efficiency, and airflow will be calculated for the degradation comparison.

                Each benchmark test will consist of:

                -- Loading the unit to base load or part load, and stabilizing the unit.


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                --      Collecting performance parameters from special test and
                        station instrumentation during, a minimum half-hour test run.
                -- Analyzing, data and computation of measured and corrected performance.
                -- A heat balance calculation around the engine to determine flows and component efficiencies necessary for determining performance deterioration.

        Note: An off-line water wash will be performed prior to the benchmark tests, and will also be performed prior to the 400 hour "New and Clean" test.

        All testing will be conducted in accordance with mutually agreeable testing principals based on related ASME PTC codes and Westinghouse test procedure EC-93208, Rev. 1.

        2.1.10  Auxiliary Load Test

        The Auxiliary Load Test shall be conducted to determine the Facility Auxiliary Load. The Auxiliary Load Test may be conducted in conjunction with any of the Unit Performance Tests, provided Facility Auxiliary Loads are determined in the following manner: the Facility Auxiliary Loads shall be the electrical energy used by the Facility (Common Facilities and all individual Units) as determined by the Owner's metering. One Auxiliary Load Test shall be conducted when all Units are operating based on the conditions of the Maximum Unit Power Output Test and one Auxiliary Load Test shall be conducted when all Units are operating based on the conditions of the Unit Power Output Test. The electric metering point shall be on the high side of the auxiliary transformers.

        The tests for Auxiliary Load and Maximum Auxiliary Load shall consist of four (4) one-hour periods.

        Auxiliary loads for combustion turbine and steam turbine generator step-up transformer losses, and cooling tower fans, condensate pumps, and boiler feed pumps horsepower will be corrected for ambient and other test conditions different from Base Conditions.

2.2     RELIABILITY TEST

        The Contractor will demonstrate the equivalent availability of each Unit during a continuous rolling 96 hour Reliability Test period. During the period, each Unit shall achieve an equivalent availability of 99%, during 88 of the 96 hours. During the 96-hour period, the combustion turbine or steam turbine shall not trip, or the Unit shall not operate at less than 70 percent of the un-fired, un-augmented capacity of the Unit. Equivalent availability is defined as follows:

        Equivalent Availability (%) = (A+B) x 100%
                                      ----
                                       88

        Where

        A=           Total number of hours during the Contractor-selected 88
                hours of the 96 hour Reliability Test that the Unit is operated with breakers closed to the substation and (i) the combustion turbine is operated on its baseload firing curve and at maximum power augmentation consistent with equipment limitations for shaft power, equipment cooling, and the HRSG and steam turbine operating pressures are at their respective design operating levels, (ii) any hour the Unit is dispatched below the conditions of (i) above, and the Unit is capable of operating at 100 percent of the dispatch requirement.

        B=           The equivalent number of hours during the Contractor-
                selected 88 hours of the 96 hour Reliability Test that the Unit is operated with the breakers closed to the

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                substation during which there is a Unit capacity restriction on the Unit. The equivalent hour to account for the Unit capacity restriction shall be determined as follows:

                [1-% capacity restriction]* Number of hours at reduced capacity

        During the test, any load changes due to dispatch will be performed at reasonable load change rates. No load changes will be requested faster than the reasonable load change rate for the unit. If a Unit is unable to be power augmented due to manufacturer's design limitations based on ambient conditions during the test, either by duct firing for increased steam turbine output or steam injection for increased combustion turbine output, then the output for these test hours will be treated in the same manner as for dispatched hours.

        Determination if contractor met dispatched output will include the Commercial Tolerance Band.

        If dispatch does not allow the Unit to operate, the test period shall be suspended until such time that Unit dispatch allows power to be generated. For any period of time that the Unit is dispatched off-line, or the test is interrupted or suspended, the Contractor shall be entitled to a Change Order in accordance with the terms of the EPC Agreement. If an interruption in a test occurs due to an Owner Delay or due to a Force Majeure event, including an interruption in the Utility transmission system, the test shall be suspended and restarted at the point of suspension once the condition causing the interruption is remedied. Times for startup and shut down are excluded from being considered a part of the test. Hours accumulated for the test prior to the interruption shall be considered as part of the test.

        If Contractor elects to declare Substantial Completion at values less than the Guaranteed Value for power output in accordance with the EPC Agreement, the values of power output as so declared will be considered as the value of Maximum Unit Power Output (Maximum Unit Power Output guarantee minus Maximum Unit Power Output Shortfall).

        The electric revenue meter shall be used for determining the Unit power generated by the Unit over the test period.

        A detailed Reliability Test procedure shall be developed and incorporated into the overall Test Procedures.

        A detailed Reliability Test report shall be developed for each Reliability Test and shall be incorporated into Acceptance Test Report. The Reliability Test report shall include as a minimum the following information:

                -- Date and time for the beginning and end of the test period.

                --      Names of the participants who witnessed the test.

                --      Description under which the test was conducted.

                --      Summary of all test data and results.

                -- Conclusion, discussion and analysis of the results and comparison to the Reliability Test requirements.

2.3     AVAILABILITY TEST

        An Availability Test shall be conducted by Contractor to demonstrate the long term operability of the Facility. This test shall be conducted on a Facility basis, not a Unit Basis.

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Batesville Generation Facility          Page 12                        07/22/99

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        The test shall be a continuous 20-day period. During the test period, the Contractor shall demonstrate a 95 percent availability factor. The - availability factor shall be defined as follows:

                AF=     Available Hours / Period Hours.

                Where:

                Available Hours=(i) Any hour that the Facility is operated such that the combustion turbine is on it base load firing curve and at maximum power augmentation consistent with equipment limitations for shaft power and equipment cooling, and the HRSG and steam turbine operating pressures are at their respective design operating levels, or (ii) Any hour the Facility is dispatched below the conditions of (i) above, and the Facility is capable of operating at 100 percent of the dispatch requirement.

                Period Hours =  Total hours for the test period, a rolling 480 hour period.

        Determination if contractor met dispatched output will include the Commercial Tolerance Band.

        During the test, any load changes due to dispatch will be performed at reasonable load change rates. No load changes will be requested which are faster than the reasonable load change rate for the unit. If a unit is unable to be power augmented due to manufacturer's design limitations based on ambient conditions during the test, either by duct firing for increased steam turbine output or steam injection for increased combustion turbine output, then the test hours will be treated in the same manner as for dispatched hours.

        If during the test, the Facility is shut down due to dispatch considerations or for any non Contractor-caused reason, and the Facility is capable of being operated, all such hours shall be considered as available hours. Any startups and shutdowns will be performed at reasonable rates for the equipment.

        If Contractor elects to declare Substantial Completion at values less than the Guaranteed Value for power output in accordance with the EPC Agreement the values of power output as so declared will be considered as the value of Maximum Unit Power Output (Maximum Unit Power Output guarantee minus Maximum Unit Power Output Shortfall).

        The Owner's electric meters shall be used for determining, the Unit power generated by the Facility over the test period.

        A detailed Availability Test procedure shall be developed and incorporated into the overall Test Procedures.

        A detailed Availability Test report shall be developed for the Availability Test and shall be incorporated into Acceptance Test Report. The Availability Test report shall include as a minimum the following-information:

                -- Date and time for the beginning and end of the test period.

                --      Names of the participants who witnessed the test.

                --      Description under which the test was conducted.

                --      Summary of all test data and results.


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                --      Conclusion, discussion and analysis of the results and
                        comparison to the Availability Test requirements.

2.4     START-UP TEST

        The Contractor shall demonstrate the capability of each Unit and its equipment to meet the following requirements during start-ups:

        (A) Cold Start-up - This Start-Up Test shall demonstrate the ability of the Unit to start-up (auxiliary equipment in standby mode only, all other equipment off-line, but ready for start initiation) and reach 70 percent of the Unit load (i.e. where Unit load is defined as the load attainable at a given ambient temperature based on the combustion turbine operating without power augmentation and the HRSG operating without duct firing), following a Unit shutdown of longer than forty eight (48) hours. The Unit shall reach 70 percent of the Unit load within 210 minutes from initiation of start-up.

        (B) Hot Start-up -This Start-Up Test shall demonstrate the ability of the Unit to start-up (auxiliary equipment in standby mode only, all other equipment off-line) and reach 70 percent of the Unit load (i.e. where Unit load is defined as the load attainable at a given ambient temperature based on the combustion turbine operating without power augmentation and the HRSG operating without duct filing), following a Unit shutdown of less than forty-eight (48) hours. The Unit shall reach 70 percent of Unit load within 130 minutes from initiation of start-up.

        A detailed Start-up Test procedure shall be developed and incorporated into the overall Test Procedures. The Test Procedures shall include the detailed requirements for starting the Unit and all equipment operating status prior to, and during the test.

        A detailed Start-up Test report shall be developed for the Start-up Test and shall be incorporated into Acceptance Test Report. The Start-up Test report shall include as a minimum the following information:

                -- Date and time for the beginning and end of the test period.

                --      Names of the participants who witnessed the test.

                -- Description of the conditions under which the test was conducted.

                --      Summary of all test data and results.

                -- Conclusion, discussion and analysis of the results and comparison to the Start-up Test requirements.

2.5     SOUND LEVEL TEST

        The Contractor shall conduct the Sound Level Test to demonstrate the capability of the Facility to meet the Sound Level Guarantee. Sound Levels shall be measured in accordance with the test requirements herein as adapted from ANSI B 133.8 and ISO 6190. Note that this test shall be conducted on a Facility basis. The following section outlines the measurement procedures, personnel qualifications, instrumentation, load conditions, and other related factors.

        The Facility will not exceed an L50 sound level as defined at the locations along the site boundary described below as defined in Attachment 1. This noise guarantee applies to noise emissions radiated by the facility only, excluding background noise, while operating at any loads from 70% to maximum load, at steady-state conditions. This guarantee excludes any


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        transient or atypical operating, conditions such as startup, shutdown, load transients, and safety steam release, steam bypass or during maintenance activities. This guarantee also excludes the noise contribution from the gas metering station or an other Owner-furnished equipment or facilities.

        2.5.1   General Measurement Procedures

                2.5.1.1 Measurements shall be taken at the locations defined above. The overall A-weight sound pressure levels shall be used to determine compliance. Measurements shall be a minimum of one minute in duration to ensure a representative sampling.

                2.5.1.2 If required to obtain a representative background noise level, measurements shall be conducted at the compliance measurement locations, immediately prior to or following the measurements for the Sound Level Guarantee. If the background measurements are taken on a preceding or subsequent day the measurements shall be taken at a similar time as the operational measurements to ensure representative background conditions. The background measurements shall be taken at a similar time to ensure representative background conditions. No Facility equipment shall be in operation during the background noise measurement periods. Audible noise sources shall be noted.

                2.5.1.3 Measurements for determining compliance with the Sound
                        Level Guarantee shall be taken under two operating scenarios: (1) with all three Units operating at maximum capability based on ambient conditions with the combustion turbines operating at base load and all cooling tower fans on high and (2) with three Units operating at seventy percent of the combustion turbines un-augmented capacity. All enclosure doors and typically closed openings shall be shut during the test.

        2.5.2   Noise Measurement Instrumentation

                2.5.2.1 All data shall be recorded using a precision sound level meter that meets the requirements of ANSI S1.4-1983 Type
                        1. All measurements shall be taken with the meter on the slow setting to a height of approximately five (5.) feet. The microphone shall be equipped with a windscreen specified by the sound level meter manufacturer.

                2.5.2.2 The meter(s) shall be field calibrated immediately prior to and after each round of measurements using a field calibrator specified by the sound level meter manufacturer.

                2.5.2.3 The meter(s) shall have been calibrated within the previous 12 months and the calibration shall be traceable to NIST.

                2.5.2.4 Sound pressure level measurement shall be performed by
                        Contractor's personnel who will be a qualified technician or acoustical consultant.

        2.5.3   Sound Level Calculations and Corrections


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        The measured sound pressure level, after corrections for background noise, shall be used to determine compliance with Sound Level Guarantee. A measurement uncertainty and testing tolerance as defined in ISO 6190 shall be applied.

        2.5.4   Data Reporting

        A report shall be generated for inclusion into the Acceptance Test Report. The report shall describe the measurement procedures, raw measurement data, results of corrections and calculations, and determination of compliance or non-compliance. The report, at a minimum, must include the information specified in the following section.

                2.5.4.1 The test report shall include the following information, at a minimum.

                        (A)     Name of Facility

                        (B)     Location

                        (C)     Model and number of units in service

                        (D)     Description of noise control treatment

                        (E)     Operating conditions

                        (F)     Personnel performing and witnessing the testing.

                        (G)     Data and time of measurements.

                2.5.4.2 A drawing shall be generated showing the measurement locations. A description of the topography of the site shall be included with the drawing. The drawing shall include any factors, which may influence acoustical measurements.

                2.5.4.3 The meter serial number(s) and laboratory calibration dates, meter ANSI type, and the names of all monitoring personnel shall be included.

                2.5.4.4 All data shall be reported in tabularized form,
                        listing the date and time of each measurement, the measured sound pressure levels, and the sound pressure levels corrected for background noise. Summary tables shall be included which verify the calculation procedure and results at each measurement location.

2.6     COOLING TOWER TEST

        The cooling tower will be tested by the Contractor to demonstrate that the cooling tower the thermal capacity to allow the plant to achieve guaranteed performance. The functional testing will be in accordance with CTI ACT- 105 or ASME PTC Codes. If it is demonstrated, via the results of the Cooling Tower Test, that the cooling tower did not achieve guaranteed performance (where guaranteed performance is as indicated in Contractor's contract with cooling tower manufacturer), then Contractor shall determine the effect of the performance shortfall on Unit Power Output, as adjusted to the Base conditions for the Unit Power Output Test, Maximum Unit Power Output, as adjusted to the Base conditions for the Maximum Unit


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        Power Output Test, and Unit Heat Rate. The Contractor shall utilize the cooling tower, condenser, and steam turbine manufacturer's correction curve to determine such affect.

        Instrument measurement uncertainty will be applied to the results of the test based on the accuracy of the individual test measurements. Measurement uncertainties shall be applied to the test results before comparison to the performance parameters.

2.7     CAPABILITY TESTS

        The Contractor shall conduct the following Capability Tests on the Facility and/or each Unit and its equipment to demonstrate operational safety and flexibility of the Facility and/or the Unit.

        The Contractor shall develop a detailed Capability test procedure that shall be incorporated into the Test Procedures. Each Capability Test procedure shall include the detailed requirements for conducting and monitoring the Facility's and/or Unit's equipment during the Test.

        Following completion of the Capability Tests, a detailed test report shall be completed for each of the Capability Tests. These test reports shall be incorporated into the Acceptance Test Report. Each test report shall include, as a minimum, the following information:

                --      Date and Time each test was conducted.

                -- Names of participants who conducted and witnessed the test.

                --      Description under which the test was conducted.

                --      Summary of all test data and results.

                -- Conclusion, discussion and analysis of the results and comparison to the requirement of the respective Capability Test.

        2.7.1   Duct Burner Capacity Test

        The Contractor shall demonstrate the ability of reaching and maintaining design capacity of each Unit's duct burner, while operating on natural gas fuel. The design heat input to the duct burner shall be that required to achieve the maximum output guarantees. Such value will be consistent with any values less than guaranteed values for Maximum Unit Output, which Contractor has declared to meet Substantial Completion. The Test shall be conducted on each Unit for a continuous period of one
        (1) hour after attaining thermally stable conditions of the Unit. During this Capability Test all equipment shall operate within air emission permit requirements. If due to ambient conditions, Duct Burner capacity is not capable of being attained and maintained, the Contractor must still make every reasonable effort to demonstrate Duct Burner capacity. Under such conditions the Test may require operation of one Unit at a time, while by-passing (dumping) steam to the condenser and operating the cooling tower to meet the heat rejection requirements, subject to practical limitations of equipment and system design.

        2.7.2   Ramp Rate Test

        The Contractor shall demonstrate the capability of each Unit to meet the design ramp rate between 70% of Unit load and Unit load (i.e. where Unit load is defined as the load attainable at a given ambient temperature based on the combustion turbine operating without power augmentation and the HRSG operating without duct firing), of no less than 5 MW per minute.


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        In addition, the Contractor shall demonstrate the ability of each Unit to ramp-up and ramp-down from Unit load to augmented Unit load (where augmented Unit load is defined as the load attainable at a given ambient temperature based on the combustion turbine operating with power augmentation and HRSG with duct firing) in 30 minutes. For this test, combustion turbine steam injection piping shall be warmed to operating conditions prior to the start of the test.

        The Ramp Rate Test should be demonstrated without using steam injection, or steam dumping to overcome any transient conditions (i.e. to operate the most economically).

        2.7.3   Water/Steam Purity Test

        The Contractor shall demonstrate the capability of each Unit to meet HRSG and steam turbine requirements for water/steam purity. This Capability Test shall be conducted while operating with maximum water flow rates through the HRSG (such as during conditions of high desuperheating., spray flow, when the steam turbine is at maximum capacity practical for test, based on ambient conditions).

        2.7.4   Steam Turbine By-Pass Test

        The Contractor shall demonstrate the capability of each Unit to by-pass, and of the heat rejection system to accept, all steam produced by the HRSG under the following two scenarios:

        (A) Each Unit with full steam injection and duct burner operating at full capacity. The test would consist of tripping on a Unit by Unit basis each steam turbine (CT must remain in operation at minimum load). Upon tripping the steam turbine, the Test shall demonstrate tripping the duct burner, opening all steam by-passes and, once steady state conditions are reached, acceptance of all by-passed steam by the heat rejection system.

        (B) Each Unit shall demonstrate the capability of bypassing all steam produced by the HRSG to heat rejection system for a period of one (1) hour. During, the test the Unit combustion turbine shall be operated at base load and after thermal equilibrium is reached no steam shall be allowed to pass through the relief vents.

        For both tests the HRSG water/steam purity levels 8 required by equipment manufacturers and vendors for equipment in service (steam turbine is not in-service and considering duration of operation) must be maintained. In addition, after thermal equilibrium is reached, no steam shall be allowed to pass through the relief vents.

        2.7.5   Facility Backup Power Transfer Test

        The Contractor shall demonstrate upon loss of AC power the capability of the Facility to safely transfer all critical equipment to the Facility's DC backup power supply. This would include demonstrating the ability of the Facility's un-interruptible power supply (UPS) system to be safely transferred and powered by the DC power supply.

        2.7.6   Boiler Feed Pump Trip Test

        The Contractor shall demonstrate the capability of each Unit to safely accept trip of one of the two (2) boiler feed pumps, when operating at the Unit maximum power output, and be able to maintain the Unit's design electrical output with one pump in service, without tripping the Unit. Both boiler feed pumps shall be tested.


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        2.7.7   Wastewater Discharge Test

        The Contractor shall demonstrate the capability of the Facility to meet the wastewater discharge requirements imposed on the Facility, as shown in Attachment 3 of this Exhibit A. This test shall be conducted on an entire Facility basis.

        2.7.8   Demineralizer Demonstration Test

        The Contractor shall demonstrate that the Facility's demineralization system is capable of a net production rate of 1,000,000 gallons of demineralized water per 24 hour period at required quality, including allowance for water and time required for regeneration. This production is based on the design raw water quality set forth in Exhibit I. The test shall include a full regeneration of all demineralizer trains.

        2.7.9   Minimum Load Operation

        The Contractor shall demonstrate the capability of each Unit to maintain stable operation (i.e. power output shall not vary more than +/- 1%) at 70% of Unit load (i.e. where Unit load is defined as the load attainable at a given ambient temperature based on the combustion turbine operating without power augmentation and the HRSG operating without duct firing). The test shall be conducted for two (2) continuous hours. During operation of this test, each Unit shall comply with all air emission guarantees.

        2.7.10  Power Factor Test

        The Contractor shall demonstrate each Unit's capability to operate under leading and lagging power factor conditions. The test shall be conducted by operating the Unit's generators at power factors of 0.95 leading for one hour and at 0.90 lagging for one hour as allowed by the transmission system.

2.8     EMISSIONS TESTING

        The Emission Test shall be conducted to verify compliance of each Unit to demonstrate achievement of the Guaranteed Emissions. Scheduling of the Emissions Test shall be in accordance with the requirements of the air permit. The Emissions Test procedure shall be developed by the Contractor, subject to approval by the Owner and the State and Federal issuing agencies. The Emissions Test procedure shall be submitted to the Owner no later than ninety (60) Days prior to the date of first intended test, and shall comply with the requirements of the air permit.

        Contractor shall submit to Owner within Twenty One (21) Days from the date of completion of each Test a written Emission Test Report as required by the Facility's equipment air emission permits.

        All emissions guarantees are based on the fuel gas analysis included in
        Exhibit 1-4.


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Batesville Generation Facility          Page 19                        07/22/99

                             ATTACHMENT I OF EXHIBIT A

                   (Noise Measurement Locations on Following Page)

LS Power LLC                                                       July 7, 1998
Batesville, Mississipi Generating Plant



                                   ----------



                                [INSERT DIAGRAM]



                                   ----------



Facility sound emission levels based upon full load steady state operation under typical conditions.


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Batesville Generation Facility          Page 20                        07/22/99

                            ATTACHMENT 2 OF EXHIBIT A

                             TABLE I OF ATTACHMENT 2

The Emissions Guarantees are listed in the following respective tables correspond to the combined stack emissions from one Unit's combustion turbine and duct burner in the associated heat recovery steam generator.


Combined Stack Emission Guarantees

                Steam Injection   Maximum         Maximum            None               None
-------------------------------  ----------       ------------       -------------      -------------
                    Duct Firing   Maximum         None               None               None
-------------------------------  ----------       ------------       -------------      -------------
    Pollutant       Units        CT at Full         CT at Full           CT Load            CT Load
                                   load                load            from 75% to        from 50% to
                                                                           100%               75%
-------------------------------  ----------       ------------       -------------      -------------
NOx                 Ppmvd            9.0               9.0                9.0                 9.0
                   @15%O2
-------------------------------  ----------       ------------       -------------      -------------
CO                  Ppmvd           30.3              30.3               30.3               200
-------------------------------  ----------       ------------       -------------      -------------
VOC                 Ppmvd            9.3               9.3                9.3                20
-------------------------------  ----------       ------------       -------------      -------------
Ammonia             Ppmvd           20.0              20.0               20.0                20.0
-------------------------------  ----------       ------------       -------------      -------------
Opacity               %             20                20                 20                  20
-------------------------------  ----------       ------------       -------------      -------------



Notes to Emission Guarantees Table:

(1) Maximum duct firing is 268 MMBtu/hr HHV.

(2) NOx - total oxides of nitrogen.

(3) CO - Carbon monoxide.

(4) VOC - volatile organic compounds, non-methane and non-ethane.

(5) Ppmvd - parts per million by volume dry basis.

(6) NOx measured by EPA Reference Method 20, 40 CFR 60, Appendix A.

(7) CO measured by EPA Reference Method 10, 40 CFR 60, Appendix A.

(8) VOC measured by EPA Reference Method 25A and 18, 40 CFR 60, Appendix A.

(9) Ammonia measured by EPA Draft Method 206.

(10) Opacity measured by EPA Reference Method 9,40 CFR 60, Appendix A.


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility          Page 21                        07/22/99

                            ATTACHMENT 3 OF EXHIBIT A




LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility          Page 22                        07/22/99

Wastewater Testing. The Wastewater Testing shall be conducted to verify compliance of plant wastewater with the requirements of the Guaranteed Wastewater Parameters. Scheduling of the Wastewater Testing shall be in accordance with the requirements of the NPDES permit. The Test Procedure will be developed by the Contractor, subject to approval by the Owner and the State and Federal wastewater permit issuing agencies. The Test Procedures shall be submitted to the Owner no later than sixty (60) Days prior to the date of the first intended test, and shall comply with the applicable requirements of the NPDES permit. Contractor shall submit to Owner within twenty-one (21) Days from the date of completion of each test a written Wastewater Testing Report.

Guaranteed Wastewater Parameters. (a) The Guaranteed Wastewater Parameters are listed in the table below.


Parameter                              Units             Monthly Average   Daily Maximum
-------------------------------------  --------------    ---------------   -------------

Outfall 001A - Cooling Tower Blowdown
-------------------------------------  --------------    ---------------   -------------
Flow                                   Gpm               1070***           1417***
-------------------------------------  --------------    ---------------   -------------
Free Available Chlorine*               mg/l              0.09              0.15
-------------------------------------  --------------    ---------------   -------------
Outfall 001B - Low Vourne Wastes
-------------------------------------  --------------    ---------------   -------------
Flow                                   Gpm               87***             178***
-------------------------------------  --------------    ---------------   -------------
Total Suspended Solids                 mg/l              30                100
-------------------------------------  --------------    ---------------   -------------
Oil & Grease                           mg/l              15                20
-------------------------------------  --------------    ---------------   -------------
Outfall 001 - Total Discharge
-------------------------------------  --------------    ---------------   -------------
Temperature**                          (0)F              90                90
-------------------------------------  --------------    ---------------   -------------
Flow**                                 Gpm               1157***           1596***
-------------------------------------  --------------    ---------------   -------------
Total Residual Chlorine                mg/l              0.08              0.14
-------------------------------------  --------------    ---------------   -------------
PH                                     Standard units    6.5 - 9           6.5 - 9
-------------------------------------  --------------    ---------------   -------------
Oil & Grease                           mg/l              1.8               1.8
-------------------------------------  --------------    ---------------   -------------


Notes

* Plant will be designed so that neither total residual chlorine nor free available chlorine will be discharged for more than two hours in any one day.

** Plant design will incorporate the ability to cool effluent temperature to requirements of Exhibit I.

*** Plant design will allow for these flow values but values are not guaranteed as they will depend upon makeup water quality and plant operations.


LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility          Page 23                        07/22/99

                            ATTACHMENT 4 OF EXHIBIT A

                        PERFORMANCE GUARANTEE FUEL BASIS

Fuel Analysis by % Volume


COMPONENT                             %VOLUME

N2                                    1.4%
C2H4                                  98.00%
C2H6                                  0.60%


Gas Supply Pressure                   500 psia
Gas Supply Temperature                80F




Gas Lower Heating Value, Btu/lb                                   20,981
Gas Higher Heating Value, Btu/lb                                  23,299
Gas Lower Heating Value, Btu/scf                                  902.7
Gas Higher Heating Value, Btu/scf                                 1,002.4
Gas Specific Gravity at Standard Conditions 0.5635

Note:  Standard conditions of 60 F and 14.696 psia

LSP Energy Limited Partnership         Exhibit A                          A-BVZ
-------------------------------------------------------------------------------
Batesville Generation Facility          Page 24                        07/22/99

                            ATTACHMENT 5 OF EXHIBIT A

           Combustion Turbine 501 F Non-Recoverable Power Degradation

                            (Curve on following page)

                       BLACK & VEATCH - BATESVILLE PROJECT
                      501 Non Recoverable Power Degradation




                                 [INSERT CHART]

                                                                       EXHIBIT B


                  FORM OF CERTIFICATE OF SUBSTANTIAL COMPLETION



                                                              ------------, ----


LSP Energy Limited Partnership
[--------------------------]
[--------------------------]
Attention: Project Manager


LSP Energy Limited Partnership
c/o LSP Energy, Inc.
655 Craig Road
Suite 336
St. Louis, Missouri  63141
Attention:  [___________________]


LS Power, LLC
Two Tower Center
10th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel


Gentlemen:

         This Certificate is delivered to you pursuant to Sections 10.2 and 10.3 of the Turnkey Engineering, Procurement and Construction Agreement, dated July 22, 1998, by and between LSP Energy Limited Partnership, a Delaware limited partnership ("Owner"), and BVZ Power Partners -Batesville, a Mississippi joint venture ("Contractor") (as amended, supplemented or otherwise modified from time to time, the "EPC Agreement"). Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the EPC Agreement.

         This Certificate is delivered in connection with the [Common Facilities and Unit 1/Unit 2/Unit 3/Facility][INCLUDE AS APPROPRIATE FOR SCOPE OF CERTIFICATE].

         Contractor hereby certifies that:

[INCLUDE (i), (ii) AND (iii) IN CERTIFICATES DELIVERED IN CONNECTION WITH THE SUBSTANTIAL COMPLETION OF A UNIT]

          (i) as evidenced in the test reports and other information attached hereto as Exhibit 1, it has successfully completed the Reliability Test, the Start-up Test, and the Substantial Completion Capability Tests with respect to the [Unit 1/Unit 2/Unit 3] in accordance with the requirements of the EPC Agreement and has achieved each of the Reliability Guarantee and the Start-up Guarantee for such Unit;

          (ii) as evidenced in the test reports and other information attached hereto as Exhibit 1, it has successfully completed the Net Power Output Test, the Maximum Net Power Output Test and the Net Heat Rate Test with respect to the [Unit 1/Unit 2/Unit 3] in accordance with the requirements of the EPC Agreement and [has achieved each of the Performance Guarantees for such Unit][has achieved the Performance Minimums for such Unit and has paid Performance Liquidated Damages to Owner pursuant to Section 12.4(c) of the EPC Agreement];

          (iii) attached hereto as Exhibit 2 is a list of Punchlist Items along with an estimate of the cost to complete each such Punchlist Item, as required by Section 10.3 of the EPC Agreement; and

[INCLUDE (iv) IN ALL CERTIFICATES]

          [(iv)] all [other] requirements for Substantial Completion set forth in Section 10.1(b)[(I)/ (II)/ (III)] of the EPC Agreement have been met with respect to the [Common Facilities and Unit 1/Unit 2/Unit 3/Facility].

     Please confirm by execution of the acknowledgment below that Substantial Completion with respect to the [Common Facilities and Unit 1/ Unit 2/ Unit 3/ Facility] shall be deemed to have occurred on ________________.

     The undersigned certifies that he is duly authorized to execute and deliver this Certification on behalf of Contractor.


                             BVZ POWER PARTNERS LLP - BATESVILLE

                             By:

                                   Name:
                                   Title:

ACKNOWLEDGMENT:

LSP Energy Limited Partnership

By:      LSP Energy, Inc.,
         as General Partner

         By:

                  Name:
                  Title:


cc:  Independent Engineer

                                                     EXHIBIT 1 TO CERTIFICATE OF
                                                          SUBSTANTIAL COMPLETION



                   [TEST REPORTS TO BE PROVIDED BY CONTRACTOR]

                                                     EXHIBIT 2 TO CERTIFICATE OF
                                                     SUBSTANTIAL TEST COMPLETION



                                   [PUNCHLIST]

                                                                       EXHIBIT C


             FORM OF CERTIFICATE OF FINAL ACCEPTANCE TEST COMPLETION



                                                              ------------,----


LSP Energy Limited Partnership
[--------------------------]
[--------------------------]
Attention: Project Manager


LSP Energy Limited Partnership
c/o LSP Energy, Inc.
655 Craig Road
Suite 336
St. Louis, Missouri  63141
Attention:  [___________________]


LS Power, LLC
Two Tower Center
10th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel


Gentlemen:

     This Certificate is delivered to you pursuant to Section 10.4 of the Turnkey Engineering, Procurement and Construction Agreement, dated July 22, 1998, by and between LSP Energy Limited Partnership, a Delaware limited partnership ("Owner"), and BVZ Power Partners - Batesville, a Mississippi joint venture ("Contractor") (as amended, supplemented or otherwise modified from time to time, the "EPC Agreement"). Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the EPC Agreement.

     Contractor hereby certifies that:

          (i) as evidenced in the test reports and other information attached hereto as Exhibit 1, it has successfully completed the Availability Test, the Auxiliary Load Test, the Emissions Test, the Sound Level Test and the Final Completion Capability Tests with respect to the Facility in accordance with the requirements of the EPC

Agreement and has achieved each of the Availability Guarantee, the Auxiliary Load Guarantee, the Emissions Guarantee and the Sound Level Guarantee for the Facility; and


          (ii) all other requirements for Final Acceptance Test Completion set forth in Section 10.1(c) of the EPC Agreement have been met with respect to the Facility.

     Please confirm by execution of the acknowledgment below that Final Acceptance Test Completion with respect to the FACILITY shall be deemed to have occurred on ________________.

     The undersigned certifies that he is duly authorized to execute and deliver this Certification on behalf of Contractor.


                               BVZ POWER PARTNERS LLP - BATESVILLE

                               By:
                                    Name:
                                    Title:

ACKNOWLEDGMENT:

LSP Energy Limited Partnership

By:      LSP Energy, Inc.,
         as General Partner

         By:

                  Name:
                  Title:


cc:  Independent Engineer

                                                     EXHIBIT 1 TO CERTIFICATE OF
                                                FINAL ACCEPTANCE TEST COMPLETION



                   [TEST REPORTS TO BE PROVIDED BY CONTRACTOR]

                                                                      EXHIBIT D


                      FORM OF FINAL COMPLETION CERTIFICATE



                                                              ------------,----


LSP Energy Limited Partnership
[__________________________]
[__________________________]
Attention: Project Manager


LSP Energy Limited Partnership
c/o LSP Energy, Inc.
655 Craig Road
Suite 336
St. Louis, Missouri  63141
Attention:  [___________________]


LS Power, LLC
Two Tower Center
10th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel


Gentlemen:

       This Certificate is delivered to you pursuant to Section 10.5 of the Turnkey Engineering, Procurement and Construction Agreement, dated July 22, 1998, by and between LSP Energy Limited Partnership, a Delaware limited partnership ("Owner"), and BVZ Power Partners - Batesville, a Mississippi joint venture ("Contractor") (as amended, supplemented or otherwise modified from time to time, the "EPC Agreement"). Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the EPC Agreement.

       Contractor hereby certifies that:

              (i) Substantial Completion has been achieved and has been accepted by Owner; and

              (ii) Final Acceptance Test Completion has been achieved and has been accepted by Owner; and

              (iii)  all other conditions to Final Completion set forth in
Section 10.5 of the EPC Agreement have been satisfied.

       Please confirm by execution of the acknowledgment below that Final Completion shall be deemed to have occurred on ________________.

       The undersigned certifies that he is duly authorized to execute and deliver this Certificate on behalf of Contractor.


                                   BVZ POWER PARTNERS - BATESVILLE

                                   By:

                                          Name:
                                          Title:


ACKNOWLEDGMENT:

LSP Energy Limited Partnership

By:      LSP Energy, Inc.,
         as General Partner

         By:
                  Name:
                  Title:


cc:  Independent Engineer

                                                                    EXHIBIT E-1


                        FORM OF LIMITED NOTICE TO PROCEED


                                                        _________________, 1998

BVZ Power Partners - Batesville
[________________________]
[________________________]


Attention :  Project Executive

       Reference is made to the Turnkey Engineering, Procurement and Construction Agreement, dated July 22, 1998, by and between LSP Energy Limited Partnership, a Delaware limited partnership ("Owner"), and BVZ Power Partners - Batesville, a Mississippi joint venture ("Contractor") (as amended, supplemented or otherwise modified from time to time, the "EPC Agreement"). Capitalized terms used herein but not defined shall have the respective meaning assigned thereto in the EPC Agreement.

       This Limited Notice to Proceed is being delivered pursuant to Section 5.3 of the EPC Agreement. By issuing this Limited Notice to Proceed, the Owner hereby directs the Contractor to commence and complete the Preliminary Work as set forth on Exhibit 1 hereto. Except as set forth on Exhibit 1 hereto, the Preliminary Work set forth on such Exhibit shall be subject to and governed by the terms of the EPC Agreement.

       Please confirm by execution of the acknowledgment below that the Contractor received this Limited Notice to Proceed on , 1998.

                                    LSP ENERGY LIMITED PARTNERSHIP

                                    By:   LSP Energy, Inc.,
                                          as General Partner

                                          By:
                                              Name:
                                              Title:

ACKNOWLEDGMENT:

BVZ POWER PARTNERS - BATESVILLE


By:
         Name:
         Title:


                                      E-1-1

                                                                    EXHIBIT E-2

                            FORM OF NOTICE TO PROCEED


                                                        _________________, 1998


BVZ Power Partners - Batesville
[________________________]
[________________________]

Attention :  Project Executive

         This Notice to Proceed is being delivered pursuant to Section 5.1 of the Turnkey Engineering, Procurement and Construction Agreement, dated July 22, 1998 between LSP Energy Limited Partnership, a Delaware limited partnership ("Owner"), and BVZ Power Partners - Batesville, a Mississippi joint venture ("Contractor") (as amended, supplemented or otherwise modified from time to time, the "EPC Agreement"). Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the EPC Agreement.

         Owner certifies that funds are available to be drawn down by Owner under the Construction Financing and all tasks necessary to authorize the commencement of Work have been accomplished.

         Please confirm by execution of the acknowledgment below that the Contractor received the Notice to Proceed on _________, 1998.


                                   LSP ENERGY LIMITED PARTNERSHIP

                                   By:    LSP Energy, Inc.,
                                          as General Partner

                                          By:
                                                 Name:
                                                 Title:

ACKNOWLEDGMENT:

BVZ POWER PARTNERS - BATESVILLE


By:
     Name:
     Title:


                                      E-2-1

                                   EXHIBIT F-1

                               Schedule of Values
--------------------------------------------------------------------------------

See attached Schedule of Values.

Payment Schedule - Contractor to invoice in accordance with the following:

*    Initial Payment         -             100%       With Notice to Proceed
                                                      (NTP)

*    Mobilization            -             50%        On Notice to Proceed
                                                      (NTP)

                                           50%        On Site mobilization

*    Engineering Period      -                        Actual progress in
                                                      billing period based
                                                      upon mutually agreed
                                                      progress of engineering
                                                      deliverables.

*    Equipment and Material Procurement    -          10%
                                                      Upon issuance of P.O.
                                                      or Material Contract

                                           5%         Upon receipt of vendor
                                                      drawings

                                           5%         Upon drawing approval
                                                      and manufacturing
                                                      release

                                           60%        During manufacture

                                           10%        Upon final assembly,
                                                      shop test or ready for
                                                      delivery

                                           10%        Upon delivery

*    Bulk Materials          -             100%       On-site delivery

*    Construction            -             5%         Of installation upon
                                                      unloading and handling
                                                      of equipment and
                                                      material

                                                      Balance based upon actual
                                                      progress in billing period
                                                      (mutually agreed actual
                                                      construction erected in
                                                      place).

*    Construction Overheads  -             4.2%       For each of the 23
                                                      months following Notice
                                                      to Proceed and 3.4% the
                                                      24th month.  First
                                                      payment for this work
                                                      will be included with
                                                      the first monthly
                                                      payment after NTP.

                                    EXHIBIT F

                               Schedule of Values

------------------------------------------------------------------------------------------------------------------------------------
                                                                      ENGINEERING &       MATERIAL &                      PERCENTAGE
DESCRIPTION                                                           CONSTRUCTION        EQUIPMENT           TOTAL       OF TOTAL
------------------------------------------------------------------------------------------------------------------------------------
GENERAL
INITIAL PAYMENT                                                        $ 3,500,000                         $ 3,500,000      1.46%
CONSTRUCTION MOBILIZATION                                              $ 4,023,112                         $ 4,023,112      1.68%
PERFORMANCE TESTING                                                    $   192,842       $    17,919       $   210,761      0.09%
OPERATOR TRAINING COSTS                                                $   432,819                         $   432,819      0.18%
JOINT VENTURE OVERHEADS                                                $ 8,019,863                         $ 8,019,863      3.34%

ENGINEERING & SERVICES
CIVIL / STRUCTURAL                                                     $ 3,190,426                         $ 3,190,426      1.33%
MECHANICAL                                                             $ 3,326,774                         $ 3,326,774      1.39%
CHEMICAL                                                               $   425,390                         $   425,390      0.18%
ELECTRICAL / CONTROL                                                   $ 3,190,426                         $ 3,190,426      1.33%
CONSTRUCTION                                                           $   531,737                         $   531,727      0.22%

ARCHITECTURAL / CIVIL
CLEARING AND GRUBBING                                                  $    43,248                         $    43,248      0.02%
TOPSOIL ACTIVITIES                                                     $   124,177                         $   124,177      0.05%
FILL MATERIAL                                                                            $    58,955       $    58,955      0.02%
SITE LEVELING EXCAVATION AND BACKFILL                                  $   237,128                         $   237,128      0.10%
BERMS EXCAVATION AND BACKFILL                                          $    97,465                         $    97,465      0.04%
CIRCULATING WATER PIPE EXCAVATION AND BACKFILL                         $   648,471                         $   648,471      0.27%
PIPE TRENCHING AND BACKFILL                                            $   575,636                         $   575,636      0.24%
SURFACING - CONCRETE PAVING                                            $    28,926       $     9,401       $    38,327      0.02%
SURFACING - AGGREGATE                                                  $   229,343       $   303,991       $   533,334      0.22%
ASPHALT                                                                $    28,208       $    17,202       $    45,410      0.02%
U/G GRAVITY FLOW PIPING                                                $   233,553       $   302,953       $   536,506      0.22%
EROSION CONTROL                                                        $    13,974                         $    13,974      0.01%
SITE IMPROVEMENTS - FENCING                                            $    49,870       $    45,435       $    95,305      0.04%
LANDSCAPING                                                            $    21,744       $    12,328       $    34,072      0.01%
FOUNDATIONS - BALANCE OF PLANT                                         $   360,062       $   159,107       $   519,169      0.22%
FOUNDATIONS - BUILDINGS                                                $   165,365       $   154,772       $   320,137      0.13%
FOUNDATIONS - COOLING TOWER                                            $   346,891       $   221,710       $   568,601      0.24%
FOUNDATIONS - HRSG (3) F 163 MW                                        $   272,996       $   320,966       $   593,962      0.25%
FOUNDATIONS - COMB. TURB. (3) F 163 MW                                 $   285,981       $   310,812       $   596,793      0.25%
FOUNDATIONS - STM. TURB. (3) EA. 97 MW W                               $   293,951       $   287,591       $   581,542      0.24%
FOUNDATIONS - ELECTRICAL/XFRMRS F 1000                                 $   337,753       $   122,208       $   459,961      0.19%
DRILLED PIERS                                                          $   364,660       $   222,385       $   587,045      0.24%

STRUCTURAL
STRUCTURAL STEEL                                                       $    24,424       $    47,990       $    72,414      0.03%
PIPE RACK STEEL                                                        $   147,817       $   589,325       $   737,142      0.31%
PIPE SUPPORTS (TEE'S)                                                  $     2,920       $    16,627       $    19,547      0.01%
GRATING STEEL                                                          $    83,794       $   161,980       $   245,774      0.10%
HANDRAIL                                                               $    24,997       $   121,376       $   146,373      0.06%
STAIRS AND LADDERS                                                     $    15,323       $    52,751       $    68,074      0.03%

PLANT SERVICES BUILDING
PLANT SERVICES BUILDING                                                $   606,600       $   369,931       $   976,531      0.41%

MECHANICAL EQUIPMENT
HRSG #1                                                                $   628,328       $12,603,333       $13,231,661      5.51%
HRSG #2                                                                $   628,328       $12,603,333       $13,231,661      5.51%
HRSG #3                                                                $   628,328       $12,603,333       $13,231,661      5.51%
COMBUSTION TURBINE #1                                                  $   289,602       $25,550,000       $25,839,602     10.77%
COMBUSTION TURBINE #2                                                  $   289,602       $25,550,000       $25,839,602     10.77%
COMBUSTION TURBINE #3                                                  $   289,602       $25,550,000       $25,839,602     10.77%
STEAM TURBINE #1                                                       $   268,126       $ 9,666,667       $ 9,934,793      4.14%
STEAM TURBINE #2                                                       $   268,126       $ 9,666,667       $ 9,934,793      4.14%
STEAM TURBINE #3                                                       $   268,126       $ 9,666,667       $ 9,934,793      4.14%
  AIR COMPRESSOR AND DRYER                                             $     8,048       $    83,230       $    91,278      0.04%
  CONDENSATE PUMPS                                                     $   107,598       $   556,545       $   664,143      0.28%
  BOILER FEED PUMPS                                                    $   307,165       $ 2,516,294       $ 2,823,459      1.18%
  CONDENSER AND VACUUM PUMPS                                           $   510,104       $ 4,138,141       $ 4,648,245      1.94%
  CIRC WATER PUMPS                                                     $    19,115       $ 1,109,733       $ 1,128,848      0.47%
  FUEL GAS HEATERS AND SEPERATORS                                      $    13,412       $   149,814       $   163,226      0.07%
SHOP FABRICATED TANKS                                                  $    11,962       $   244,141       $   256,103      0.11%
FIELD ERECTED TANKS                                                    $   425,086       $   583,280       $ 1,008,366      0.42%
WATER TREATMENT EQUIP. (DEMIN)                                         $   203,935       $ 1,333,780       $ 1,537,715      0.64%
GENERAL SERVICE PUMPS                                                  $    50,178       $   421,414       $   471,592      0.20%
MISC SUMP PUMPS                                                        $    12,323       $   104,314       $   116,637      0.05%
PRETREATMENT SYSTEM                                                    $   244,145       $ 1,171,515       $ 1,415,660      0.59%

                                    EXHIBIT F

                               Schedule of Values

------------------------------------------------------------------------------------------------------------------------------------
                                                                      ENGINEERING &       MATERIAL &                      PERCENTAGE
DESCRIPTION                                                           CONSTRUCTION        EQUIPMENT           TOTAL       OF TOTAL
------------------------------------------------------------------------------------------------------------------------------------
CHEMICAL FEED PACKAGES                                                 $    16,326       $   358,444       $   374,770      0.16%
MISC EQUIPMENT                                                         $   235,169       $   260,169       $   495,338      0.21%
  STRAINERS                                                            $     1,011       $    49,938       $    50,949      0.02%
  SAMPLE PANELS                                                        $     4,494       $   277,433       $   281,927      0.12%
  SPECIAL PROTECTIVE COATINGS                                          $     4,382                         $     4,382      0.00%
  OIL WATER SEPERATORS                                                 $     2,959       $    22,195       $    25,154      0.01%
  SANITARY LIFT STATIONS                                               $     1,424       $     5,548       $     6,972      0.00%
  AQUEOUS AMMONIA UNLOADING AND STORAGE SKIDS                                            $   133,167       $   133,167      0.06%
  CHEMICAL WASTE DRAINAGE / TREATMENT                                  $     2,247       $    22,195       $    24,442      0.01%
FUEL GAS HEATERS                                                       $    28,181       $   300,000       $   328,181      0.14%
COOLING TOWER                                                          $ 1,116,584       $ 2,383,294       $ 3,499,878      1.46%
FIRE PROTECTION & PUMPS                                                $   447,908       $   603,760       $ 1,051,668      0.44%
  CTG OIL FLUSH                                                        $   108,021       $     8,063       $   116,084      0.05%
  STG TESTING AND OIL FLUSH                                            $   276,437       $    10,751       $   287,188      0.12%
  CHEMICAL CLEAN / STEAM BLOW                                          $   438,453       $    94,077       $   532,530      0.22%
  NDE (MECH EQUIPMENT)                                                                   $    53,758       $    53,758      0.02%
  STRESS RELIEF (MECH EQUIPMENT)                                                         $    35,839       $    35,839      0.01%
  HARTFORD INSPECTION                                                                    $    20,159       $    20,159      0.01%
  EMISSIONS TESTING                                                    $   132,227       $    13,439       $   145,666      0.06%
  MECHANICAL START-UP HOURS                                            $   123,129                         $   123,129      0.05%
  OUTSIDE HAUL OF MAJOR EQUIPMENT                                                        $   215,034       $   215,034      0.09%

PIPING
UNDERGROUND PIPING                                                     $   350,353       $   562,636       $   912,989      0.38%
CIRCULATING WATER PIPE                                                 $   205,147       $   804,558       $ 1,009,705      0.42%
ERECT SMALL BORE PIPE                                                  $   397,346       $   275,574       $   672,920      0.28%
ERECT LARGE BORE PIPE                                                  $   576,978       $ 3,301,462       $ 3,878,440      1.62%
CHEMICAL PIPING                                                        $   162,655       $   353,783       $   516,438      0.22%
ERECT CRITICAL PIPE                                                    $   858,290       $   623,567       $ 1,481,857      0.62%
VALVES                                                                 $   440,338       $ 3,546,858       $ 3,987,196      1.66%
HANGERS & SUPPORTS                                                     $   250,384       $   622,435       $   872,819      0.36%
TESTING                                                                $   437,300                         $   437,300      0.18%

ELECTRICAL
UNDERGROUND DUCTBANKS
  U/G CONDUIT                                                          $   346,204       $   276,027       $   622,231      0.26%
  EXCAVATION / BACKFILL                                                $    31,950                         $    31,950      0.01%
  RED CONCRETE                                                         $    47,972       $    96,469       $   144,441      0.06%
  MANHOLES / HANDHOLES / PULL WIRE                                     $    21,493       $    62,936       $    84,429      0.04%
CT W 501 F VENDOR FURNISHED ELECTRICAL ITEMS                           $   168,422                         $   168,422      0.07%
GROUNDING                                                              $    73,679       $    85,759       $   159,438      0.07%
LIGHTNING PROTECTION                                                   $    13,985       $    40,026       $    54,011      0.02%
CATHODIC PROTECTION                                                    $    74,977       $   185,313       $   260,290      0.11%
CONDUIT ABOVEGROUND                                                    $   692,368       $   443,986       $ 1,136,354      0.47%
CABLE TRAY                                                             $   130,883       $   113,574       $   244,457      0.10%
ELECT PENETRATIONS & FIRE-STOPS                                        $    20,527       $     1,775       $    22,302      0.01%
POWER CABLE                                                            $   355,986       $ 1,411,938       $ 1,767,924      0.74%
CONTROL CABLE                                                          $   106,991       $   128,168       $   235,159      0.10%
INSTRUMENT CABLE                                                       $   103,207       $   175,551       $   275,758      0.11%
TERMINATIONS FOR POWER, CONTROL, & INSTRUMENTATION                     $   234,210       $    99,206       $   333,416      0.14%
ELECTRICAL EQUIPMENT
  TRANSFORMER (MAIN)                                                   $    43,488       $ 4,254,251       $ 4,297,739      1.79%
  TRANSFORMER (MISC)                                                   $    45,696       $   515,624       $   561,320      0.23%
  TRANSFORMER ACCESSORIES (MAIN)                                       $    36,069       $    26,042       $    62,111      0.03%
  SWITCHGEAR 5kV AND ABOVE                                             $    15,640       $   556,343       $   571,983      0.24%
  480 V SWITCHGEAR                                                     $    18,548       $   346,108       $   364,656      0.15%
  MOTOR CONTROL CENTER (MCC)                                           $    56,549       $   222,537       $   279,086      0.12%
  DISTRIBUTED CONTROL SYSTEM (DCS)                                     $    23,461       $ 1,068,179       $ 1,091,640      0.45%
   VIBRATION MONITORING SYSTEMS                                        $     7,519                         $     7,519      0.00%
  EMERGENCY POWER EQUIP / PANELS                                       $     1,804       $   177,184       $   178,988      0.07%
  BATTERIES AND CHARGERS                                               $    11,630       $   166,903       $   178,533      0.07%
  ISO PHASE BUS DUCT                                                   $   122,243       $ 1,112,686       $ 1,234,929      0.51%
LIGHTS & RECEPTICALS                                                   $   201,894       $   278,096       $   479,990      0.20%
HEAT TRACING/FREEZE PROTECTION                                         $   164,787       $   189,683       $   354,470      0.15%
SECURITY AND MONITORING SYSTEMS                                        $    11,183       $     4,461       $    15,644      0.01%
COMMUNICATION SYSTEMS                                                  $    33,442       $    67,699       $   101,141      0.04%
TESTING                                                                $    52,197                         $    52,197      0.02%
OIL FILL AND TEST TRANSFORMER                                          $    27,260       $    37,405       $    64,665      0.03%

                                    EXHIBIT F

                               Schedule of Values

------------------------------------------------------------------------------------------------------------------------------------
                                                                      ENGINEERING &       MATERIAL &                      PERCENTAGE
DESCRIPTION                                                           CONSTRUCTION        EQUIPMENT           TOTAL       OF TOTAL
------------------------------------------------------------------------------------------------------------------------------------
INSTRUMENTATION
HRSG INSTRUMENTATION                                                   $   108,319      $     55,989      $    164,308      0.07%
COMBUSTION TURBINE INSTRUMENTS                                         $    88,708      $     48,306      $    137,014      0.06%
STEAM TURBINE INSTRUMENTS                                              $   118,602      $     57,961      $    176,563      0.07%
BALANCE OF PLANT INSTRUMENTS                                           $   212,542      $  1,095,957      $  1,308,499      0.55%
CONTINUOUS EMISSIONS MONITORING SYSTEM                                 $    22,906      $    430,068      $    452,974      0.19%
SAMPLE TUBING                                                          $    67,146      $     67,088      $    134,234      0.06%

INSULATION
HEAT RECOVERY STEAM GENERATOR (HRSG) "101" INSULATION                  $   148,501      $     66,457      $    214,958      0.09%
HEAT RECOVERY STEAM GENERATOR (HRSG) "201" INSULATION                  $   148,501      $     66,457      $    214,958      0.09%
HEAT RECOVERY STEAM GENERATOR (HRSG) "301" INSULATION                  $   148,501      $     66,457      $    214,958      0.09%
COMBUSTION TURBINE INSULATION 101                                      $    82,848      $     24,228      $    107,076      0.04%
COMBUSTION TURBINE INSULATION 201                                      $    82,848      $     24,228      $    107,076      0.04%
COMBUSTION TURBINE INSULATION 301                                      $    82,848      $     24,228      $    107,076      0.04%
STEAM TURBINE/GENERATOR SYSTEMS 101 INSULATION                         $   203,658      $     67,342      $    271,000      0.11%
STEAM TURBINE/GENERATOR SYSTEMS 201 INSULATION                         $   203,658      $     67,342      $    271,000      0.11%
STEAM TURBINE/GENERATOR SYSTEMS 301 INSULATION                         $   203,658      $     67,342      $    271,000      0.11%
CONDENSATE TANKS                                                       $     4,600      $        669      $      5,269      0.00%
BOP PIPE INSULATION & JACKETING                                        $   324,349      $    364,754      $    689,103      0.29%

PAINTING
STRUCTURAL STEEL PAINTING                                              $     6,050      $      1,915      $      7,965      0.00%
HEAT RECOVERY STEAM GENERATOR (HRSG) PAINTING                          $   167,483      $     43,536      $    211,019      0.09%
COMBUSTION TURBINE PAINTING                                            $    17,692      $      4,594      $     22,286      0.01%
STEAM TURBINE PAINTING                                                 $    17,692      $      4,594      $     22,286      0.01%
PIPE PAINTING                                                          $    83,111      $     21,674      $    104,785      0.04%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                  $50,428,133      $189,570,167      $239,998,300    100.00%
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT F-2

                               ESTIMATED CASH FLOW


   Month           Calendar           Client                   Client
    EPC             Month          Expenditures              Cash Flow
    ---             -----          ------------              ---------
   LNTP           21-Jul-98                   $750,000               $750,000
 LNTP + 15        05-Aug-98                   $500,000             $1,250,000
 LNTP + 20    FNTP or 10-Aug-98               $500,000             $1,750,000
   FNTP            At FNTP                  $6,352,500             $8,102,500
     2            31-Aug-98                 $3,806,000            $11,908,500
     3              Sep-98                  $5,963,555            $17,872,055
     4              Oct-98                 $11,104,359            $28,976,414
     5              Nov-98                 $12,224,430            $41,200,844
     6              Dec-98                 $12,371,398            $53,572,242
     7              Jan-99                 $12,885,126            $66,457,368
     8              Feb-99                 $15,937,911            $82,395,279
     9              Mar-99                 $15,524,160            $97,919,439
    10              Apr-99                 $18,148,239           $116,067,678
    11              May-99                 $16,373,688           $132,441,366
    12              Jun-99                 $15,693,636           $148,135,002
    13              Jul-99                 $14,961,719           $163,096,720
    14              Aug-99                 $14,406,941           $177,503,661
    15              Sep-99                 $15,363,773           $192,867,434
    16              Oct-99                  $8,593,691           $201,461,126
    17              Nov-99                  $5,773,662           $207,234,788
    18              Dec-99                  $3,566,437           $210,801,225
    19             Jan-2000                 $2,884,901           $213,686,126
    20             Feb-2000                 $3,772,480           $217,458,606
    21             Mar-2000                 $4,090,680           $221,549,286
    22             Apr-2000                 $1,435,048           $222,984,334
    23             May-2000                 $1,712,601           $224,696,935
    24             Jun-2000                   $722,895           $225,419,830
    25             Jul-2000                $14,578,470           $239,998,300
    26             Aug-2000                                      $239,998,300
    27             Sep-2000                                      $239,998,300
---------          --------               ------------           ------------
    --                                     239,998,300
---------          --------               ------------           ------------


(1) - When date options are specified, the payment is due at the earliest event.

                                    EXHIBIT G

                            FORM OF PROGRESS INVOICE



Progress Invoice No.: ________________________
Invoice Date: _________________________


This is to certify (i) the stated progress has been achieved, (ii) the quality of all Work for which payment is requested is in accordance with the terms of this Agreement, (iii) Contractor is entitled to payment of the amount invoiced,
(iv) title to all materials and equipment invoiced has passed or will pass in accordance with the terms of this Agreement, (v) Contractor has paid in full or will pay all of its direct Subcontractors in accordance with the terms of their subcontracts for the proceeds of the amount invoiced and has received certification from each of its Subcontractors that all of their respective Subcontractors have been paid in full or will be paid in accordance with terms of their subcontractors's for the proceeds of the amount invoiced, and (vi) upon receipt of the amount invoiced, (a) the Facility will be free of Subcontractor's liens for the Work invoiced (or all Subcontractor's liens have been secured or removed in a manner satisfactory to Owner and Lender) and (b), the Contractor waives its right to a lien for any Work furnished or performed through the date of the invoice to the extent of such amount.



Authorized Representative
BVZ Power Partners-Batesville

BVZB-INV

                          BVZ POWER PARTNERS-BATESVILLE
                                 P.O. Box 240130
                                   527 Logood
                          San Antonio, Texas 78224-0130


                                                        VENDOR:_________________
                                                        INVOICE NO.:____________
                                                        DATE:___________________



INVOICED TO:   [                                 ]
               [                                 ]

PLEASE WIRE REMITTANCE PAYABLE TO: NATIONS BANK-TEXAS
                                   BA: 111-000-025
                                   FOR THE ACCOUNT OF
                                          BVZ POWER PARTNERS-BATESVILLE
                                   ACCOUNT NUMBER:

TERMS: NET 30 DAYS - CONTACT MIKE LOPEZ @ 210-475-8708 WITH PAYMENT INFORMATION.


                         DESCRIPTION                     THIS PERIOD    TO DATE

To invoice you for work performed in connection with the Bateville Cogeneration Project during the month of 1998. This progress invoice is in accordance with
Section 7.2 of the Contract.


Gross Amount Earned                                            $0.00      $0.00

Less __________% Retainage                                     $0.00      $0.00

Less Amount Previously Invoiced                                $0.00      $0.00
                                                               -----      -----


NET AMOUNT DUE THIS INVOICE                                    $0.00      $0.00
                                                               -----      -----


                                  EXHIBIT H

                          [Project Summary Schedule]

                                  EXHIBIT I1

                          Scope of Services -- Plant

TABLE OF CONTENTS

I1.1.0      Plant Design Criteria
I1.1.1      Site Conditions
I1.1.2      Applicable Regulations, Codes and Standards
I1.1.2.1    U.S. Government Codes, Acts and Standards
I1.1.2.2    National Regulations, Codes and Standards
I1.1.2.3    State and Local Regulations, Codes and Standards
I1.2.0      Terminal Points
I1.2.1      Site Access
I1.2.2      Electrical Interconnection
I1.2.3      Storm Water
I1.2.4      Sanitary Wastes
I1.3.0      Major Equipment/Systems
I1.3.1      Combustion Turbine-Generators
I1.3.2      Heat Recovery Steam Generator
I1.3.3      Exhaust Stack
I1.3.4      Steam Turbine Generator
I1.3.5      Steam Condenser
I1.3.6      Deaeration System
I1.3.7      Feedwater Pumps
I1.3.8      Evaporative, Mechanical Draft Cooling Tower
I1.3.9      Control System
I1.3.10     Electrical System
I1.3.11     Piping
I1.3.12     Pumps
I1.3.13     Tube and Shell Heat Exchangers
I1.3.14     Compressed Air
I1.3.15     Thermal Insulation
I1.3.16     Fuel Handling System
I1.3.17     Infrastructure

      The Contractor shall provide complete engineering, procurement, and construction ("EPC") of a combined cycle power generating plant ("Project" or "Facility") in accordance with the performance requirements, reliability, economic criteria and environmental requirements designated herein as well as comply with all applicable codes and standards.

I1.1.0 Plant Design Criteria

      This technical specification provides general guidance only. However, if there is a discrepancy between Exhibits I-1 and I-2, Exhibit I-1 shall take precedence.

I1.1.1 Site Conditions

      Refer to Attachment I-1 - Subsurface Investigation Data Report for more information about site conditions.

      Site Location - The site is located on a 60 acre parcel in the Batesville
            Industrial Park. The site is located as identified in Exhibit J.

      Access - An Illinois Central Gulf Railroad and Mississippi State Highway
            35 are approximately 1,000 feet to northwest of the site. Interstate Highway 55 is approximately 1,500 feet to the east of the site. The Mississippi River is the closest navigable water way and is accessible approximately 38 miles west of the site.

      Elevation - The elevation of the site varies from 215 to 260 feet above mean sea level.

      Wind - The prevailing wind direction is 10 miles per hour from the South. The design wind speed per UBC (the fastest-mile wind speed associated with an annual probability of 0.02 measured at a point 33 ft above the ground for an area having exposure Category C) is 70 miles per hour.

      Temperature - The following are the temperature conditions for the site.

                      Average annual:           61.8(degree)F dry bulb,
                      Average annual:           50.0(degree)F wet bulb,
                      Minimum design:            0(degree)F dry bulb,
                      Maximum design:          105.0(degree)F dry bulb,
                      Maximum design:           83.0(degree)F wet bulb

            Precipitation - The design annual precipitation is 48 inches and the maximum precipitation rate is 4.0 inches/24 hours.

            Snow Load - The design snow load is 10 psf per UBC (50-year mean recurrence interval).

            Seismic Risk Zone - The seismic classification for the site is seismic risk Zone 2A, Importance Factor = 1.0 (as defined by Uniform Building Code).

            Soil Condition - Refer to Attachment I-1 - Subsurface Investigation Data Report for more details regarding soil conditions.

            Water Table Depth - Refer to Attachment I-1 - Subsurface Investigation Data Report more details regarding soil conditions.

I1.1.2 Applicable Regulations, Codes and Standards

      The design of the Project and its components shall comply with all applicable Federal, State and Local Regulations, Codes and Standards.

I1.1.2.1 U.S. Government Codes, Acts and Standards

      As a minimum, the design of the Project shall comply with the U.S. Government Codes, Acts and Standards issued by the following agencies:

      Federal Energy Regulatory Commission,
      Occupational Safety and Health Act,
      Environmental Protection Agency,
      Federal Aviation Administration

I1.1.2.2 National Regulations, Codes and Standards

      As a minimum, the applicable portions of the design of the Project shall comply with the following National Regulations, Codes and Standards:

      American Boiler Manufacturers Association,
      American Concrete Institute,
      American Gear Manufacturers Association,
      American Institute of Steel Construction,
      American Iron and Steel Institute,
      American Petroleum Institute,
      American Society of Heating, Refrigeration and Air Conditioning
      Engineers,
      American Society of Nondestructive Test Engineers,
      American Society of Testing and Materials,
      American Society of Mechanical Engineers,
      American National Standards Institute,
      American Welding Society,
      American Water Works Association,
      Antifriction Bearing Manufacturers Association,
      Cooling Tower Institute,
      Expansion Joint Manufacturers Association,
      Factory Mutual,
      Heat Exchange Institute,
      Hydraulics Institute,
      institute of Electrical and Electronics Engineers, Instrument Society of America,
      Insulated Cable Engineers Association,
      Insulated Power Cable Engineers Association,
      Manufacturers Standardization Society,
      Mississippi Code of Building Regulations,
      National Electrical Manufacturers Association,
      National Fire Protection Association,
      Pipe Fabrication Institute,
      Rubber Manufacturers Association,
      Thermal Insulation Manufacturers Association,
      Tubular Exchanger Manufacturers Association,
      Underwriters Laboratories, Inc.,
      Uniform Building Code of International Conference of Building Officials.

I1.1.2.3 State and Local Regulations, Codes and Standards

      As a minimum, the design of the Project shall comply with all applicable State and Local Regulations, Codes, Acts, Ordinances and Standards.

I1.2.0 Terminal Points

      The following articles identify interfaces and terminal points for the Contractor's scope of supply for utilities and facilities which extend beyond Project scope. Terminal point locations and conditions are summarized in Table 2-1.

I1.2.1 Site Access

      As described in Exhibit J, the Project site is bounded by a proposed industrial park access road to the north and Brewer Road to the south. Both Brewer Road and the industrial park access road provide access to MS Hwy. 35. Site access will be provided from the industrial park road. All roads within the site boundary, including the entrance road leading from the industrial park access road, are to be constructed by the contractor.

I1.2.2 Electrical Interconnection

      The Project will interconnect with both the TVA side and the Entergy side of the Batesville Substation located southwest of the site along MS Hwy. 35. The transmission lines interconnecting the Project to the Batesville substation will run across the site near its southwest corner. The Contractor's scope of work terminates at the high voltage terminals of the generation step-up transformers. Timely completion of all necessary electrical interconnection facilities, including any required transmission line upgrades, beyond the main step-up transformer will be by others. Circuit breakers on the 161KV switchyard provided by the Owner will be used to synchronize each generator to the system and disconnect the generator from the system. Circuit breaker(s) shall also be provided by the Owner for protection on the 161KV side of the auxiliary transformers.

I1.2.3 Storm Water

      Project storm water should be directed to the wet weather stream located at the northeast corner of the site. The Contractor's scope shall include appropriate storm water erosion and pollution prevention measures in accordance with storm water discharge regulations.

I1.2.4 Sanitary Wastes

      Sanitary wastes will be discharged to the City of Batesville's municipal sewer system. The Project Site and Interface Drawing provided in Exhibit J identifies the approximate location along the site boundary at which the sewer interconnection will be made. The Contractor's scope of work shall include piping required to connect the site with the sewer line at the site boundary.

                                  Table 2-1
                             Terminal Point List

=======================================================================================
                                                  Terminal Point
Item                Terminal Point Location       Conditions     Remarks
---------------------------------------------------------------------------------------
Civil
---------------------------------------------------------------------------------------
  Site Access       Two(2) site access road       NIA
                    terminal points on north
                    site boundary at proposed
                    industrial park access
                    road, as shown on Drawing
                    32676-1STA-S1001D,
                    Rev. A.
---------------------------------------------------------------------------------------
  Telephone         Multi-purpose                 N/A            Permanent telephone
                    building telephone                           equipment by LSP.
                    junction box
---------------------------------------------------------------------------------------
  Sitework          Perimeter of site as          N/A
                    shown on Drawing
                    32676-1STA-S1001D,
                    Rev. A.
---------------------------------------------------------------------------------------
  Sanitary Waste    At south site                 0-100 gpm      Sewer connection
                    boundary as shown on          gravity drain  interface by LSP
                    Drawing
                    32676-1STA-S1001D,
                    Rev. A
---------------------------------------------------------------------------------------
Mechanical
---------------------------------------------------------------------------------------
  Potable Water     At south site                 0-100 gpm @
                    boundary as shown on          50 psig
                    Drawing 32676-1               minimum
                    STA-S1001D, Rev. A.
---------------------------------------------------------------------------------------
Electrical
---------------------------------------------------------------------------------------
  Outgoing Power    Generator step-up             N/A
                    transformers 161 kV,
                    HV bushings.
---------------------------------------------------------------------------------------
  Startup and       Auxiliary                     NIA
  Auxiliary Power   transformers 161 kV,
                    HV bushings.
---------------------------------------------------------------------------------------
  Synchronizing     Generator control             0-120 Volt
  Signals from 161  panel terminal
  kV Switchyard
  OT's
---------------------------------------------------------------------------------------
  Relaying Signals  From current                  0 - 5 Amp
                    transformers in               Secondary
                    generator step up
                    transformers
=======================================================================================

I.3.0 Major Equipment/Systems

      The Project will consist of all necessary equipment required to provide continuous, reliable, economic and easy to maintain operation of the Project. The following is a list of major equipment:

      Combustion Turbine-Generators
      Heat Recovery Steam Generators
      Duct Burners
      Exhaust Stacks
      Steam Turbine Generator(s)
      Steam Condenser(s)
      Deaeration Systems
      Feedwater Pumps
      Evaporative, Mechanical Draft Cooling Tower
      Control Systems
      Electrical Systems
      Piping
      Pumps
      Heat Exchangers
      Compressed Air Systems
      Thermal Insulation
      Fuel Handling Systems

I1.3.1 Combustion Turbine-Generators

      Each combustion turbine generators (CTG's) shall be designed for continuous duty operation assuming pipeline quality natural gas as the primary fuel. Dry low NOx ("DLN") combustors shall be utilized to lower the formation of nitrogen oxide ("NOx") during the combustion process. Steam injection for power augmentation will be provided. Combustion air conditioning shall consist of air filtration and evaporative cooling. Pulse type self cleaning filters shall be utilized. Each CTG shall be capable of starting-up by back-feed from the utility grid. Black start capability is not required. The CTG may be an outdoor design, but shall include a walk-in enclosure to allow for ease of operation and maintenance.

      Three (3) multiple shaft CTG, HRSG, and steam turbine generator (STG) trains shall be provided. The CTGs and STGs shall each be coupled to electric generator. The generator shall be a two-pole type, synchronous, 3,600 RPM, AC type, 3-phase, 60 Hz rated at a power factor between 0.95 leading and 0.90 lagging.

I1.3.2 Heat Recovery Steam Generator

      A heat recovery steam generator ("HRSG") shall be included for each CTG. A reheat steam cycle system shall be used. Each HRSG shall be capable of being supplementary fired with natural gas. Each duct burner shall be sized to meet the guaranteed performance, and allow flexible operation of the Project at other load, subject to HRSG load limitations, changes and transient conditions.

      Each HRSG shall be equipped with a selective catalytic reduction ("SCR") system to limit NOx emissions to 9 ppmvd at 15% O2 from the exhaust stack when operating on natural gas fuel. The SCR catalyst systems shall be designed for a minimum six (6) year design life and shall limit ammonia slip below 20 parts per million ("ppm"). A CO catalyst spool piece, sized for up to 90% reduction shall also be included.

      The HRSG may use natural, assisted or forced circulation. If assisted or forced circulation is used, the circulation pumps shall be sized for 2 x 50% of maximum steaming capacity of the HRSG operating at maximum operating pressure. If applicable, cascade boiler blowdown shall be utilized to maintain boiler water quality as recommended by the American Boiler Manufacturers Association. Each HRSG may be configured as a vertical or horizontal design.

      The Project shall have one 10,000 gallon capacity aqueous ammonia storage tank, an ammonia unloading skid, two 100% capacity each vaporizers and a transfer pump system having at least one spare pump. Each HRSG shall have a dedicated ammonia injection skid. A containment berm shall be provided for the storage tank and all pumping equipment.

I1.3.3 Exhaust Stack

      Gas leaving each HRSG will be discharged to the atmosphere via an uninsulated CORTEN steel stack. Each of the stacks shall be 125 feet tall. Stack exhaust gas sampling shall be provided with a continuous emissions monitoring system ("CEMS") on each stack including an OSHA approved ladder and platform. CEMS shall monitor CO, NOx, and O2. FAA approved stack lights shall be provided, if required.

I1.3.4 Steam Turbine Generator

      The steam turbine(s) shall be of reheat design. The STG shall be designed to comply with the Recommended Practices for the Prevention of Water Damage to Steam Turbines Used for Power Generation, American Society of Mechanical Engineers' Standard No. TDP -1 Part 1.

I1.3.5 Steam Condenser

      A water cooled steam condenser shall be provided for each STG. The condenser shall be a shell-and-tube type with cooling water flowing inside and steam condensing outside the tubes, which shall be arranged in a dual or single pass configuration. The condenser shall be capable of operating with full STG steam by-pass receiving up to 100% of the HRSG(s) rated thermal capacity with the duct burners off.

      The condenser shall comply with recommended design methods of the Heat Exchange Institute. Each condenser shall be provided with two 50% capacity condensate pumps with one uninstalled equal size pump assembly, without can as a spare for the project. Redundant steam ejection system is required. An option will be provided for each pump to be sized to provide 100% of the condensate for one HRSG full load without duct firing or power augmentation on a 95(degree)F ambient day.

I1.3.6 Deaeration System

      Deaerating condensers, a separate deaerator, or an integrated deaerator with each HRSG shall be provided.

I1.3.7 Feedwater Pumps

      Two 50% electrical motor driven feedwater pumps shall be provided for each HRSG. One spare (not installed) equal size feedwater pump with drive shall be provided for the Project. An option will be provided for each pump to be sized to provide 100% of the feedwater for one HRSG full load without duct firing or power augmentation on a 95(degree)F ambient day.

I1.3.8 Evaporative, Mechanical Draft Cooling Tower

      One evaporative, mechanically induced draft, multi-cell cooling tower shall be provided to service the cooling needs of the Project. Each cell shall have a dual fan speed control system.

      The cooling tower shall be constructed of treated redwood with polypropylene fill, located on a concrete basin capable of storing a volume equal to a five minute flow from the cooling tower. Three 50% capacity each, vertical type, circulating water pumps shall be provided with the cooling tower basin. The cooling tower shall be provided with efficient drift eliminators.

I1.3.9 Control System

      A fully distributed and integrated, redundant digital control system ("DCS") shall be provided to monitor, record, perform on-line testing, and control the operation of the facility via a redundant data highway. The DCS system shall have a 10% spare capacity for future expansion and for user programming.

      The Project control system will be designed to provide safe and reliable operation of each component of the Project. Control and monitoring of all Project equipment and processes shall be possible from the central control room except for local control systems such as the demineralizer, compressors, and duct burner safety systems.

I1.3.10 Electrical System

      Project electrical system shall be safe, reliable, efficient and easy to maintain. The Project shall be capable of providing all electrical power to the utility grid via 161 kV 650 kV BIL interfaces. The same interfaces shall be used to energize and start-up the Project equipment. The interfaces shall be provided by multiple step-up transformers and two auxiliary transformers. Project auxiliary loads shall be provided by redundant auxiliary transformers. The Project shall have a DC emergency back-up for critical systems. Electric heat tracing system shall be provided for whenever required. The Contractor scope of work shall terminate at the high-voltage bushings of the generator step-up and auxiliary step-up transformers.

      All necessary SCADA required transducers and status contact signals shall be furnished and wired to the utility-furnished SCADA RTU. Any communication links or additional SCADA system equipment will be furnished by the Utility.

I1.3.11 Piping

      Piping shall be designed to meet the appropriate Code requirements related to all operating loads and shall be protected against freezing and excessive heat loss. All piping shall be furnished with appropriate venting and draining trim. Whenever accessible by operators, the piping shall be thermally insulated to limit external skin temperature to 140(degree)F.

I1.3.12 Pumps

      In general, multiple electrical motor driven pumps shall be provided for each application. Pump protection shall be incorporated by recirculation or speed control. A 1.15 service factor will be used for sizing the motor drives. Except for circulating water pumps, a minimum of a 10% pressure margin for 100% of the design flow rate shall be used to select each pump system. Freeze protection measures, such as drainage provisions or freeze protection cable, shall be incorporated in the design.

I1.3.13 Tube and Shell Heat Exchangers

      Minimum 3/4 inch diameter tubes shall be used to allow for easy cleaning of tube surfaces. Conservative fouling factors shall be used for the design.

I1.3.14 Compressed Air

      Two 50% capacity air compressors shall be provided. A five minute compressed air surge-storage tank shall be furnished. Instrument air shall be dried and filtered to meet the dew point of -40(degree)F. As a back-up, CTG's compressor air bleed may be used if available.

I1.3.15 Thermal Insulation

      Thermal insulation shall be provided based on an economical evaluation comparing the required capital cost for insulation to the value of lost heat during the life of the facility.

      Indoor cold water lines will be provided with anti-sweat insulation where required.

I1.3.16 Fuel Handling System

      The facility shall be designed to operate at 100% capacity on pipeline quality natural gas. Natural gas will be delivered by a pipeline to the property boundary. The natural gas shall be cleaned up by a gas scrubber, if required by the CTGs, and preheated to the highest practicable temperature prior to firing in the CTG's. The preheating shall use steam cycle, HRSG low grade heat or combustion turbine heat rejection. The minimum natural gas supply pressure is 500 (based on a WEC required pressure of 400 psig) psig at the property boundary.

I1.3.17 Infrastructure

      As a minimum, the Project shall have one large, multi-purpose building housing water treatment equipment, control room, control and electrical equipment, warehouse (minimum 2,000 square feet), repair shops (minimum 2,000 square feet), and operators' building consisting of air conditioned and heated offices, conference/training room, locker rooms, showers and sanitary facilities, and having minimum 3,000 square feet. The STG shall be furnished with an outdoor, walk-in enclosure designed to accommodate routine maintenance and inspections. The STG enclosure will be removable for major maintenance and inspections. All buildings shall be thermally insulated, ventilated and heated.

      The CTs, STGs, Generators, HRSGs, exhaust stacks, cooling towers and step-up transformers shall be located outdoors.

      The facility shall have 12 foot wide, one-way traffic, hard surface internal roads for equipment access. A gravel finish shall be provided.

      A storm water drainage system design shall be incorporated into the Industrial Park's storm water drainage system.

      The site will be fenced, and the power block area inside the loop road will be finished with 6 inches of crushed stone. The disturbed areas outside the loop road will be seeded.

      Two Project access gates shall be provided. One of the access gates shall be equipped for remote activation from the control room, or utilize electronic access cards from a reader located at the gate. A closed circuit TV camera and a voice communication system shall be available at the gate.

                                   Exhibit I2
                             Scope of Supply - Plant

I2.1 Overall Plant Description

The plant consists of three multiple shaft thermal island trains each consisting of a nominal 175 MV combustion turbine; heat recovery steam generator; reheat, condensing, nominal 95 MW steam turbine. As shown on the site plan, Drawing 32676-1STA-S1001D, the plant will be located in the center part of the plot of land indicated in the RFP as available for the plant site. The location of the power island is shown near the center part of the plot to limit noise at the site boundary, and to avoid the hilly area at the southern end of the site.

Each combustion turbine generator will be designed for continuous duty operation with natural gas fuel. Dry low NOx combustors will be utilized to lower the formation of nitrous oxide during the combustion process. Combustion air conditioning will consist of air filtration and evaporative cooling. Pulse type self cleaning filters will be utilized. Each CTG will be capable of starting up by backfeed from the utility grid. An on-line and off-line compressor water wash system will be provided.

The HRSGs will be three-pressure units with reheat and will include HP, IP, and LP economizer sections. Each HRSG will be capable of being supplementary fired with natural gas. A cascading blowdown system will be utilized along with drum chemical feed to control boiler water chemistry.

The steam turbines will be reheat units with axial exhaust. The main steam and reheat steam design temperatures will be 1050/1000 F. The steam turbines will be housed in weatherproof enclosures.

The exhaust of each steam turbine will be directed to its own water-cooled condenser. Circulating water from each condenser is routed to a common forced-draft cooling tower. The cooling tower is located west from the power block to orient the tower in the direction of the prevailing wind and to minimize the length of the circulating water piping.

North of the steam turbine is a single-story general-purpose building which will house the control room and control equipment, electrical equipment, water treatment equipment, warehouse, maintenance facilities, and administration area.

The plant switchyard (provide by others) is located at the south end of the site, to interface with the off-site substation. Natural gas, sanitary waste, wastewater, process water, and potable water interfaces are at the south and west site boundaries as shown on Drawing 32676-1STA-S1001D.

Access to the site is provided from the north, in conjunction with the plans for the proposed road north of the site to be the primary access to the industrial park in the future. The loop arrangement allows for easy access throughout the site. Additional area within the plot will be utilized for construction trailers, construction parking, and material storage, laydown, and staging.

I2.2 Mechanical Systems

I2.2.1 Steam System

The steam system conveys the steam from each HRSG to its associated steam turbine. It consists of high-pressure (HP) steam, intermediate-pressure (IP), low-pressure (LP) steam, and reheat steam.

HP steam is piped from each HRSG HP superheater outlet to the steam turbine. Each line is equipped with flow, pressure, and temperature measuring devices along with safety valves and automatic drains.

Each steam turbine is provided with a HP steam turbine and reheat bypass line to the condenser, with pressure reducing and steam desuperheating for startup. The HP bypass, as well as the LP bypass, will be sized to be capable of extended period non duct-fired operation of the HRSG.

IP steam from each HRSG is combined with the cold reheat steam which is reheated and sent to the steam turbine. The IP and reheat steam lines contain similar valving, instrumentation, and controls as outlined for the HP steam line.

LP steam from each HRSG is piped to the steam turbine. The LP steam then exhausts from the turbine into the main condenser where it condenses. The LP steam lines also contain similar valving, instrumentation, and controls as the HP steam lines. Each steam turbine is provided with an LP steam turbine bypass line to the condenser, with pressure reducing for startup.

I2.2.2 Condensate System

The condensate system includes a deaerating condenser for each steam turbine. Condensate is delivered from the condenser hot well to the low-pressure economizer inlet. Two (2) 50 percent capacity condensate pumps take suction from each condenser hot well and discharge to the LP economizer inlet. One uninstalled spare pump rotating element will be provided for the project.

Condensate is also used for the following purposes:

      o     Gland condenser cooling.
      o     Turbine exhaust hood spray.
      o     Steam desuperheating.
      o     Closed cycle cooling water makeup.
      o     Cycle chemical feed dilution water.

The required minimum flow through the condensate pump and gland seal condenser is automatically provided using a flow measuring device, with transmitter, which automatically modulates a flow control valve to recirculate condensate back to the hot well when required.

Condenser hot well level is automatically controlled by a split-range level transmitter in conjunction with two (2) control valves. The control signal is programmed to dump excess condensate to the condensate storage tank to prevent high level, and to deliver makeup condensate to the condenser hot well to prevent low level. Sparging steam will be provided during low load and high makeup operation, as required.

I2.2.3 Condenser Air Removal System

The condenser air removal system creates and maintains vacuum in the shell side of each main condenser by removing air and noncondensable gases. The system consists of a twin element, two-stage steam jet air ejector and one (1) steam hogging ejector. Noncondensable gases flow from the main condenser to the steam jet air ejector skid during normal operation. The steam hogging ejector will be used during startup.

I2.2.4 Feedwater System

The feedwater system delivers feedwater from the LP steam drum to the IP and HP steam drums through their economizers. The system also supplies desuperheating water to the HP steam attemperator and the hot reheat steam attemperator. There are two (2) boiler feed pumps for each HRSG. One uninstalled spare pump will be provided for the project. The pumps are horizontal, multi-stage type with monitored automatic recirculation control to the LP drum.

I2.2.5 Cooling Water Systems

I2.2.5.1 Circulating Cooling Water. Condenser cooling water is provided by three
(3) 50 percent wet pit circulating water pumps located in the cooling tower basin. Removable stainless steel screens are provided at the circulating water pump structure to remove debris from the water before entering the circulating water pumps. The circulating water pumps discharge cooling water through distribution piping to each condenser inlet water box. The circulating water flows through the condenser and discharges through a common header to the mechanical draft, counterflow cooling tower. The circulating water flows through distribution piping to the individual cells of the cooling tower. Isolation valves are provided in the distribution piping to allow individual cells to be taken out of service.

The cooling water tower will be designed for the manufacturers standard drift and will have a 2(degree)F allowance for recirculation.

The circulating water pump discharge valves will be motor operated and their operation will be automated at startup and shutdown to mitigate the effects of water hammer.

I2.2.5.3 Auxiliary Cooling Water. The auxiliary cooling water for equipment cooling is provided by two 100% capacity pumps located in the cooling tower basin. These pumps circulate cooling tower water to the following plant equipment.

      o     Lube oil coolers.

      o     Hydraulic power units.

      o     Boiler feed pump coolers.

      o     Air compressors and aftercoolers. (if required)

      o     Sample coolers.

      o     Generator coolers.

      o     CT backup air coolers (if required).

After leaving the equipment coolers, the water is piped into the circulating water return header. Throttling valves are provided on the outlet of each component to balance system flows and pressures.

I2.2.6 Condensate Makeup Water. The condensate makeup system automatically maintains the proper amount of water in the condenser hot well.

Normal condensate makeup to the condenser is provided via a vacuum drag system from the condensate storage tank through the makeup control valve at each condenser. Two (2) 100 percent condensate transfer pumps handle surge conditions and startup makeup water requirements.

I2.2.7 Blowdown. One blowdown tank with associated piping and valves is provided for each HRSG. Each blowdown tank will receive blowdown and water/steam drains from the corresponding HRSG.

Three (3) types of blowdown-startup, intermittent, and continuous-will be discharged to the blowdown tanks. A startup blowdown connection is located on the HP and IP steam drums. This is used to assist in controlling water level in the drums during startup. An intermittent blowdown connection is located on the HP, IP, and LP evaporator lower headers. This blowdown is used to reduce the solids which collect in the bottom drum. It is operated intermittently, usually shortly after the HRSG is shut down and still pressurized.

The continuous blowdown connection is located just below the low water level in the HP and IP steam drums. This blowdown is used during normal operation, in conjunction with the chemical feed system, to control the steam drum water chemistry.

During blowdown operation, water is blown down into the blowdown tank. The blowdown is normally a water/steam flashing mixture when it enters the blowdown tank. Here, the steam is vented off through the top of the tank while the discharge water flows out the side near the bottom and is sent to a sump which collects blowdown drains only. In addition to the blowdown, the tank receives water/steam drains from the HP, IP, and LP economizers and superheaters, reheater, and the HP, IP, and LP drum gauge glasses and water columns. Blowdown water is pumped from the sump to the cooling tower basin via the circulating water return line by two (2) 100 percent blowdown transfer pumps.

Blowdown valves used for unit start-up will be motor-operated.

I2.2.8 (Not Used)

I2.2.9 Fuel Systems

I2.2.9.1 Gas. The fuel gas system treats and delivers the required quantities of gas to the combustion turbines and duct burners at the proper conditions. The Owner will supply gas to the site as defined in Exhibit I-5 and such that a gas heater or other equipment is not required to be furnished by Contractor. A scrubber is supplied for each combustion turbine to remove small amounts of both particulate matter and liquids thereby providing a gas which meets CTG manufacturers' requirements, based on gas as defined in Exhibit I-5 being delivered to the site. The gas scrubber comes complete with a liquid level control system to automatically maintain a safe level of accumulated liquid in the scrubber. A scrubber drains tank receives mixed drains from the scrubber and safely separates and vents fuel gas from the waste drain stream.

A separate orifice or other type meter is provided to measure and record fuel gas consumption to the combustion turbines and duct burners.

I2.2.9.2 Fuel Oil (Not used)

I2.2.10 Drains Systems

I2.2.10.1 Steam Cycle Drains. Various high-pressure drains including those from the stop valve and the steam supply to the steam seal regulator are taken to the condenser hot well.

I2.2.10.2 Site Drains. The site drains system directs site wastewater to the Tallahatchie River. The site wastewater system is composed of the following effluents:

      o     Neutralized effluent from the neutralization tank.
      o     Non-oily plant drains.
      o Separated non-oily effluent from the oil/water separator in the oily drains system.
      o     Cooling tower blowdown.

Indoor areas and equipment with the potential for oil in the waste stream have drains that are routed through an oil/water separator either by gravity flow or pumping, if required. In the oil/water separator, the oil is separated out and held for disposal, while the water is sent to the wastewater system. The oil is disposed of off-site through the services of an Owner-furnished disposal contractor.

Areas outside the buildings with the potential for oil in the water stream, such as oil-filled transformers, have containment dikes or basins. Water from these areas is routed through an oil/water separator by either gravity flow or pumping, if required. The effluent is sent to the wastewater system and any oil is held in the oil/water separator for off-site disposal by an Owner-furnished disposal contractor. The oil/water separators are not designed to contain major oil spills.

I2.2.11 Compressed Air System

The compressed air systems provides air for instrument air and service air uses. Instrument air is required for the various air-operated valves and instruments in the power plant. Service air will be distributed throughout the plant for general maintenance usage.

A five minute compressed air surge storage tank will be provided.

Two (2) x 50 percent capacity rotary screw air compressors will be provided to supply compressed instrument and service air for the plant. Instrument air will pass through two (2) x 100 percent capacity coalescing filters; one (1) x 100 percent capacity self regenerative dual tower desiccant type instrument air dryers with purge saver, dew point monitoring, and after filters, before it is used. The dryers and coalescing filters shall produce oil free instrument air with a dew point of (-) 40(degree)F.

As a backup, CTG compressor air bleed, if used, will be cooled as required and piped into the service air system piping upstream of the air receiver, to be filtered and dried to the same conditions described above.

The service air hose connections will be of the quick disconnect type where the air is ON when a hose is connected and OFF when the hose is disconnected.

I2.2.12 Compressed Gas Systems

I2.2.12.1 Hydrogen. If required for generator cooling, a hydrogen storage system is provided to maintain the hydrogen pressure in the generators. The hydrogen system consists of standard pressurized hydrogen storage cylinders connected to a generator manifold supplied generator.

I2.2.12.2 Carbon Dioxide. If hydrogen is used for generator cooling, a carbon dioxide system is provided to purge the hydrogen from the generators. The carbon dioxide system consists of standard pressurized carbon dioxide storage cylinders connected to a manifold supplied with each generator.

Carbon dioxide for combustion turbine fire protection if used, is provided in a separate low-pressure storage tank with each combustion turbine unit.

I2.2.13 Space Conditioning

The multipurpose building will be provided with heating, ventilating and air conditioning, as required, for personnel comfort and equipment protection.

I2.2.13.1 Space Conditioning Design Temperatures

The ASHRAE design temperatures represent the recommended values for moderate risk equipment sizing and energy efficiency. The 2.5 percent summer dry-bulb temperature represents values that have been equaled or exceeded by 2.5 percent of the total hours during the months of June through September in the northern hemisphere. The coincident wet-bulb temperature listed is the mean of all wet-bulb temperatures occurring at the specified dry-bulb temperature. The ASHRAE temperatures indicated are for the nearest city tabulated by ASHRAE, adjusted for the specific site elevation. The 97.5 percent temperature represents values that have been equaled or exceeded by 97.5 percent of the total hours during the months of December through February in the northern hemisphere.

Space conditioning system design will be based on the following design temperatures:

                          ASHRAE, 2.5/97.5 Percent     Extreme
                          ------------------------     -------
       Summer
       ------
          Dry-Bulb                  95 F                 98 F
          Wet-Bulb                  76 F                 77 F

       Winter
       ------

          Dry-Bulb                  18 F                 13 F

I2.2.13.2 Space Conditioning Design

Space conditioning consisting of heating, ventilating, and air conditioning
(HVAC) will be provided to ensure design basis environmental conditions for equipment and personnel.

HVAC systems will be designed to maintain the indoor conditions listed in Table I2-1

Table I2-1 indicated the level of redundancy for HVAC equipment in the indicated areas. Multiplicity means that more than one partial capacity ventilation device will be used. Some ventilation capacity will be provided with single component failure. When redundancy is indicated, only the major active components are provided with backup equipment. Static components such as ductwork would not be duplicated.

When indicated in Table I2-1, the air conditioning systems will be designed in accordance with ASHRAE Standard 62, Ventilation for Acceptable Indoor Air Quality.

Tabulated filtration levels are indicated as low, medium, or high. These levels are according to the following filtration efficiencies as defined by ASHRAE Standard 52, Method of Testing Air-Cleaning Devices Used in General Ventilation for Removing Particulate Matter:

                             Efficiency
         Level               Percent
         -----               -------

         High                80-90

         Medium              20-30

         Low                 Less than 20

The noise criteria listed in Table I2-1 represents the noise contributions from HVAC equipment only. Noise criteria is indicated as NC levels, decibels, or as background. Noise criteria (NC) values are indicated in the ASHRAE Handbook series for acoustical design criteria. Decibels are sound pressure levels, A-weighted, to a reference of 0.0002 microbar (0.00002 Pa), at 5 feet from the equipment as measured in a free field with single reflecting plane. Background indicated that the HVAC equipment will be designed such that the contribution will be 2 dB or less than the overall room noise at 6 feet above the floor with normal plant equipment if operation.

Mechanical equipment rooms containing refrigerants will be designed in accordance with the requirements of ASHRAE Standard 15, Safety Code for Mechanical Refrigeration.

Minimum design ventilation rates in Table I2-1 are based on gross building volumes at sea level. The volume of equipment inside the buildings is not deducted from the total volume when calculation air change rates.

Maximum design temperatures represent the average building temperature. Cooler temperatures will occur near the ventilation inlets and higher temperatures will occur at relief and exhaust points.

TABLE I2-1. HVAC DESIGN CRITERIA


==========================================================================================================
Building/Area         Ambient Air    Indoor           Control Methodology     Humidity   Minimum Design
-------------         Tempurature    Temperature      -------------------     Control    Ventilation
                      -----------    Maximum                                  -------    Rate AC/h
                                     Minimum                                             ---------
                                     ---------------  Summer      Winter
                                     F        F       ------      ------
----------------------------------------------------------------------------------------------------------
AIR-CONDITIONED
AREAS
----------------------------------------------------------------------------------------------------------
   Control Rooms
   and control
   equipment rooms;
   for instruments                                                                       ASHRAE
   and electronics    Extreme        75       75      Automatic   Automatic   30-65      STD-62
----------------------------------------------------------------------------------------------------------
   Offices;
   personnel
   comfort and                                                                           ASHRAE
   efficiency         ASHRAE         78       72      Automatic   Automatic   30-65      STD-62
----------------------------------------------------------------------------------------------------------
   Locker Rooms and                                                                      ASHRAE
   Restrooms          ASHRAE         78       72      Automatic   Automatic   65 MAX     STD-62
----------------------------------------------------------------------------------------------------------
                                                                                         1 or as
                                                                                         required for
                                                                                         hydrogen
   Battery Rooms      Extreme        80       60      Automatic   Automatic   None       dilution
----------------------------------------------------------------------------------------------------------
                                     Ambient
                                     temp
   Shops              ASHRAE         plus 10  55      Manual      Automatic   None       15
----------------------------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT
----------------------------------------------------------------------------------------------------------
                                     Ambient
   Enclosed SUS                      temp
   equipment areas    Extreme        plus 10  55      Manual      Automatic   None       30
----------------------------------------------------------------------------------------------------------
   Miscellaneous                     Ambient
   electrical                        temp
   equipment          Extreme        plus 10  55      Manual      Automatic   None       20
----------------------------------------------------------------------------------------------------------
MECHANICAL EQUIPMENT
----------------------------------------------------------------------------------------------------------
                                     Ambient
   Pumps, large                      temp
   horsepower         Extreme        plus 10  55      Manual      Automatic   None       30
----------------------------------------------------------------------------------------------------------
                                     Ambient
                                     temp
   Miscellaneous      Extreme        plus 10  55      Manual      Automatic   None       10
----------------------------------------------------------------------------------------------------------
                                     Ambient
   Chemical                          temp
   treatment          ASHRAE         plus 10  60      Manual      Automatic   None       10
==========================================================================================================

================================================================================
Building/Area           Filtration   Pressurization Redundancy    Noise Criteria
-------------           Efficiency   -------------------------    --------------
                        ----------



--------------------------------------------------------------------------------
AIR-CONDITIONED
AREAS
--------------------------------------------------------------------------------
   Control Rooms
   and control
   equipment rooms;
   for instruments      ASHRAE
   and electronics      STD-62      Positive       2 x 100%      NC 40
--------------------------------------------------------------------------------
   Offices;
   personnel
   comfort and          ASHRAE
   efficiency           STD-62      Positive       None          NC 40
--------------------------------------------------------------------------------
   Locker Rooms and     ASHRAE
   Restrooms            STD-62      Negative       None          NC 40
--------------------------------------------------------------------------------



   Battery Rooms        None        Negative       None          85 dBA
--------------------------------------------------------------------------------


   Shops                None        None           None          85 dBA
--------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT
--------------------------------------------------------------------------------

   Enclosed SUS
   equipment areas      None        None           Multiplicity  85 dBA
--------------------------------------------------------------------------------
   Miscellaneous
   electrical
   equipment            None        None           Multiplicity  85 dBA
--------------------------------------------------------------------------------
MECHANICAL EQUIPMENT
--------------------------------------------------------------------------------

   Pumps, large
   horsepower           None        None           None          85 dBA
--------------------------------------------------------------------------------


   Miscellaneous        None        None           None          85 dBA
--------------------------------------------------------------------------------

   Chemical
   treatment            None        None           None          85 dBA
================================================================================

I2.2.14 Freeze Protection

Piping which will be subject to freezing while the plant is in operation will be protected with electric heat tracing. Piping and equipment subject to freezing only when the unit is down for maintenance will be provided with drain valves.

All water lines 2" and smaller exposed to freezing temperatures will be heat traced. Water lines 4" and smaller which will be dead legs during normal operation will also be heat traced.

I2.2.15 Mechanical/Fluid Equipment

I2.2.15.1 Steam Bypass Stations

      Three (3) per steam     Steam turbine bypass stations are provided for use
      turbine                 during startup and shutdown. One is provided for
                              the HP steam system, one for the hot reheat steam system, and one for the LP steam system. Included are pressure reducing valves, desuperheater spray control valves, and all required instrumentation.

I2.2.15.2 Deaerating Condenser

      Three (3)               Single shell, dual-pass water box, shell and tube,
                              deaerating condenser designed in accordance with HEI standards, and designed to operate with circulating water. Sparging steam equipment will be provided as required for low load operation.

                              Tube Material: Stainless steel or

I2.2.15.3 Condensate Pumps

      Two (2) per condenser   Condensate pumps (two per condenser with one
                              uninstalled spare pump rotating element for the project) are provided to pump condensate from the condenser to the HRSG. Each pump is sized to handle the requirements of 59(degree)F operation without power augmentation or steam injection. The pumps are electric motor-driven centrifugal, multi-stage can type pumps.

                              Material: Ductile Iron Bowls, SS/ductile iron Impellers, Carbon Steel Cans and Discharge Head

I2.2.15.4 Condenser Air Removal Equipment

      One (1) per condenser   100 percent capacity skid-mounted twin element,
                              two-stage steam jet air ejector, and one (1) steam hogging ejector complete with all accessories, instrumentation, and controls are provided.

                              Holding Capacity: Per HEI or as required for plant startup.

                              Hogging Capacity: Designated to reduce the condenser pressure from atmospheric to 10 inches HgA in 15 minutes.

I2.2.15.5 Feedwater Pumps

      Two(2) per HRSG         Two equal sized feedwater pumps are provided (Two
                              per HRSG with; one spare uninstalled pump and drive motor assembly for the project). Each pump will be sized to handle the requirements of 59(degree)F operation without power augmentation or steam injection.

                              Each pump is a multi-stage, horizontal,
                              centrifugal type with split-case or segmental ring design. The pumps are provided with a forced lubrication system if required by the manufacturer.

                              Material: Chrome Casing and Impellers

I2.2.15.6 Circulating Water Pumps

      Three (3)               50 percent capacity circulating water pumps are
                              provided to supply cooling water to the condenser inlet water box. The pumps are vertical wet pit, mixed flow, centrifugal type.

                              Material: CI/CS Casing and Bronze Impeller

I2.2.15.7 Auxiliary Cooling Water Pumps

      Two (2) 100 percent capacity auxiliary cooling water pumps are provided to supply cooling tower water to the plant equipment coolers. The pumps are vertical type.

                              Material: CI/CS Casing and Bronze Impeller

I2.2.15.8 Condensate Transfer Pump

      Two (2) 100 percent capacity condensate transfer pumps are provided. The pump is a horizontal, centrifugal type.

                              Material: SS Casing and Impeller

I2.2.15.9 (Not Used)

I2.2.15.10 (Not Used)

I2.2.15.11 HRSG Blowdown Tank

      One (1) per HRSG        Vertical, cylindrical pressure vessels are
                              provided. The tanks are shop fabricated and tested in accordance with ASME Section VIII.

                              Material: Carbon Steel w/SS Liner Plate

I2.2.15.12 Fuel Gas Scrubber and Drains Tank

      One (1) per Combustion  Fuel gas scrubbers for removing moisture and
        Turbine particulate combustion turbine from the incoming fuel gas lines to the gas turbines are provided. The scrubbers are vertical, cylindrical pressure vessels, shop fabricated in accordance with ASME Section VIII with associated instruments and controls.

                              Material: Carbon Steel

I2.2.15.13 (Not used)

I2.2.15.14 (Not Used)

I2.2.15.15 (Not Used)

I2.2.15.16 Air Compressor

      Two (2)                 50 percent capacity air compressors are provided.
                              The compressors are rotary screw type, complete with intake filter, intercoolers, aftercoolers, air receiver, motor drive, and accessories. The air receiver is free-standing.

                              Air Receiver

                              Material: Carbon Steel

I2.2.15.17 Instrument Air Dryer

      One (1) Dual column desiccant air dryer package complete with integral control valves and regenerator controls is provided. The air dryer is skid-mounted.

                              Type: Dual Column Desiccant

                              Inlet Pressure: 125 psi

                              Outlet Air Dew Point: -40(degree)F
                                                    -40(degree)F

I2.3 Electrical/Control

I2.3.1 Electrical/Control Systems

Power Delivery

Power is generated at 18kV 60 Hz, by the gas turbine generators and 13.8kV, 60 Hz, by the steam turbine generators. Each generator is bus- connected to a dedicated generator step-up transformer. Each generator step-up transformer will be connected by the Owner to the 161 kV switchyard furnished by others.

Generator Synchronization

Synchronization to the 161kV utility grid will be supplied and furnished by others. Each generator will require a separate 161kV circuit breaker to be provided by others. Signals to close and open the circuit breaker will be furnished by the Contractor.

Medium Voltage System

Two Unit Auxiliary Transformers will be provided per the RFP. Each transformer will transform power from 161kV to the medium voltage of 4.16kV A 161kV connection to each transformer with protective devices will be provided by others.

The medium voltage auxiliary switchgear will feed power to the plant medium voltage motors and to the primary winding of the low voltage station auxiliary transformer(s). The Unit Auxiliary Transformers are sized to carry the entire plant auxiliary load.

Low Voltage System

The low voltage system for the power plant will be obtained from the plant medium voltage system transformer(s). The transformer(s) will feed two double-ended line-ups of 480 volt switchgear. Each low voltage transformer is sized to carry the entire load of the lineup.

Direct Current Power Systems

There is one 125 V dc station battery, two battery chargers, and dc power distribution system included in the power plant to power the plant auxiliary dc loads, gas turbine loads, steam turbine loads, control loads via the inverter, and the plant electrical relay protection for a period of 2 hours.

Motor Control Centers and Distribution Panelboards

The Motor Control Center (MCC) will contain full voltage, combination starters for the three-phase, 460 volts auxiliary motors. Each MCC will also contain molded-case breakers for those non-motor loads not requiring remote control functions. Local panelboards will provide circuits for lighting, receptacles, and other small loads.

Electrical Motors

Large motors [over 250 HP (200kW)] in the station are connected to medium voltage motor control center, using vacuum break contactors and multi-function solid-state motor protection modules. Motors 200 hp (150 kW) and below are connected to the 480 V motor control centers. Outdoor motors rated 30 hp and larger are provided with space heaters.

Lighting Systems

Outdoor lighting is high-pressure sodium vapor type and provides illumination in areas of normal personnel traffic, such as:

      o     Building exteriors.
      o     Equipment areas.
      o     Walkways and stairs.
      o     Roadways.

Indoor lighting is high-pressure sodium vapor type in high-bay building areas and fluorescent type in all other areas. Emergency lighting of the wall-mounted battery pack type will provide adequate level of illumination for all building egress routes. The minimum outdoor lighting level for any place in the facility will generally be 0.5 footcandles. Elevated walkways, including HRSG platforms will be illuminated to a higher level, typically 2.0 - 5.0 footcandles, as recommended by ANSI/IES RP-7.

Grounding

The grounding system consists of bare copper cables and ground rods and their extension/connection to structures, electrical equipment, raceways, etc., to provide safe touch and step potentials in accordance with IEEE requirements. The power plant grounding system will be connected to the switchyard grounding system in at least two (2) places per unit.

Uninterruptible Power Supply System

The uninterruptible power supply system provides standby ac control power from the station battery to the plant DCS control system, critical instrumentation, plant communications, and the fire protective signaling system. The UPS consists of a regulated ac supply, an inverter, an automatic static transfer switch, and a manual bypass switch.

Lightning Protection

Power plant facilities will be protected by a lightning protection system designed in accordance with the recommendations of NFPA-78.

Station Communication System

A multi-channel party-page communication system is included for the combined cycle facility. The system includes indoor and outdoor handset/loudspeaker stations, in various critical operating areas of the power plant to allow communication with the central control room as well as between various work stations.

[PAGE 19 MISSING]

other components within the system.

Redundant and secure power supplies will be provided for all control components in the system. Peripheral devices such as printers and copiers will be powered from vital power source in the plant. The system will be designed to execute the alarm functions without using any rotating (disk) memories.

System outputs controlling redundant or parallel process equipment will be assigned to minimize the impact of an output card failure. In cases of a failure of a single system input transducer or of an input module serving only that transducer, a predicted DCS system control response to the failure will be allowable. All such failures, however, will be alarmed.

The DCS will include spare capacity and equipment, and provisions for future expansions. Spare equipment will include 10 percent active I/O points.

The DCS will be equipped with a diagnostic package that includes both hardware and software to detect system malfunction and equipment failure. The occurrence of any malfunction or equipment failure will be alarmed instantly. The diagnostic package will be capable of pinpointing the defective component down to the card level.

RTU Interface

The DCS will be configured to accept signals from the utility's remote AGC to control the megawatt output of each unit. Space will be provided in the control room for the RTU provided by others. The RTU signal will provide a megawatt target for the plant. The starting and stopping of individual units and plant equipment will be by the operators or the DCIS.

I2.3.2 Electrical/Control Equipment

Gas Turbine Generator Step-up Transformers

      Three (3)               Outdoor, three-phase, oil-filled, gas turbine
                              generator step-up transformers are provided which are rated and equipped as follows:

      Rated MVA:              The GSU transformer MVA rating will be provided to
                              deliver 100% of the gas turbine generator output, based on ambient temperature and a maximum transformer maximum temperature rise of
                              65(degree)C. The MVA rating will be based on the generator operating with a power factor of .9 lagging to .95 leading. The transformer will be provided with copper windings.

      Cooling Class:          OA/FA/FA or OA/FOA/FOA

      Voltage Ratio:          (Generator Voltage) -161 kV

      Vector Group:           Wye-Delta

      High Voltage            Two (2) 2.5% above and
      Winding Taps (off-      Two (2) 2.5% below rated voltage
      load):

      Impedance:              10.0% on OA MVA base (nominal)

      Average Winding         65(degree)C maximum above average ambient
      Temperature Rise:       temperature of 30(degree)C with a maximum ambient
                              temperature of 40(degree)C

      High Voltage            650 kV
      Winding BIL:

      Low Voltage Winding     150 kV
      BIL:

      High Voltage CTs:       Two (2) per Bushing

      High Voltage            One (1)
      Neutral Bushing CT:

Accessories:

      o Tank cover-mounted low voltage bushings with provisions for connection to isolated phase bus duct to the gas turbine generator.
      o Nitrogen blanketing system or sealed bladder system, if a nitrogen blanketing system is utilized an annunciator will be provided for low gas pressure.
      o The high voltage winding will be connected to 161 kV overhead transmission lines through tank cover-mounted oil bushings.
      o     Fault pressure relay, Device 63PT.
      o     Oil temperature gauge with alarm contacts.
      o     Liquid level gauge with alarm contacts.
      o     Pressure relief device with alarm contacts.
      o     Pressure/vacuum gauge.
      o     Top filter-press connection.
      o     Lower filter-press connection and drain valve.
      o     Stainless steel nameplate.
      o     Grounding pads.
      o     Lifting pads.

Steam Turbine Generator Step-up Transformers

      Three (3)               Outdoor, three-phase, oil-filled, steam turbine
                              generator step-up transformers are provided which are rated and equipped as follows:

      Rated MVA:              The GSU transformer MVA rating will be provided to
                              deliver 100% of the steam turbine generator output, based on ambient temperature and a maximum temperature rise of 65(degree)C. The MVA rating will be based on the generator operating with a power factor of .9 lagging to .95 leading. The transformer will be provided with copper windings.

      Cooling Class:          OA/FA/FA or OA/FOA/FOA

      Voltage Ratio:          (Generator Voltage) -161 kV

      Vector Group:           Wye-Delta

      High Voltage            Two (2) 2.5% above and
      Winding Taps            Two (2) 2.5% below rated voltage
      (off-load):

      Impedance:              10.0% on OA MVA base (nominal)

      Average Winding         65(degree)C maximum above average ambient
      Temperature Rise:       temperature of 30(degree)C with a maximum ambient
                              temperature of 40(degree)C

      High Voltage            650 kV
      Winding BIL:

      Low Voltage Winding     150 kV
      BIL:

      High Voltage CTs:       Two (2) per Bushing

      High Voltage            One (1)
      Neutral Bushing CT:

Accessories:

      o Tank cover-mounted low voltage bushings with provisions for connection to isolated phase bus duct to the gas turbine generator.

      o Nitrogen blanketing system or sealed bladder system, if a nitrogen blanketing system is utilized an annunciator will be provided for low gas pressure.

      o The high voltage winding will be connected to 161 kV overhead transmission lines through tank cover-mounted oil bushings.

      o     Fault pressure relay, Device 63PT.

      o     Oil temperature gauge with alarm contacts.

      o     Liquid level gauge with alarm contacts.

      o     Pressure relief device with alarm contacts.

      o     Pressure/vacuum gauge. Top filter-press connection.

      o     Lower filter-press connection and drain valve.

      o     Stainless steel nameplate.

      o     Grounding pads.

      o     Lifting pads.

Gas Turbine Generator Isolated Phase Bus Duct

      One (1) Lot             Isolated phase bus duct for the connection of the
                              output of each generator to the generator step-up transformer is provided. The bus is rated and equipped as follows:

      Bus:

      Operating Voltage:      Generator Voltage

      Conductor Material:     Aluminum

      Enclosure:

      Type:                   Minimum Flux, Weatherproof, Welded

      Material:               Aluminum

      Enclosure Temperature   40(degree)C Above a Maximum Ambient Temperature of
      Rise:                   40(degree)C

Accessories:

      o     Galvanized steel support structures for the entire bus assembly.

      o     Generator transition assembly including flexible copper connectors.

      o Step-up transformer transition assembly including flexible copper connectors.

      o     Breathers and drainage points.

Steam Turbine Generator Isolated Phase Bus Duct

      One (1) Lot             Isolated phase bus duct for the connection of the
                              output of each generator to the generator step-up transformer is provided. The bus is rated and equipped as follows:

      Bus:

      Operating Voltage:      Generator Voltage

      Enclosure:

      Type:                   Minimum Flux, Weatherproof, Welded

      Material:               Aluminum

      Enclosure Temperature
      Rise: 40(degree)C Above a Maximum Ambient Temperature of 40(degree)C

Accessories:

      o     Galvanized steel support structures for the entire bus assembly.

      o     Generator transition assembly including flexible copper connectors.

      o Step-up transformer transition assembly including flexible copper connectors.

      o     Breathers and drainage points.

Unit Auxiliary Transformers

      Two (2) Outdoor, oil-filled, step-down transformers with copper windings are provided. The auxiliary transformers provide startup, standby, and normal running auxiliary power to the combined cycle power plant. Each transformer is sized to provide the auxiliary power requirements of the facility, and is rated and equipped as follows:

      Unit Auxiliary Transformer

      No. of Phases:          Three (3)

      Frequency:              60 Hz

      Rated MVA:              15/20 MVA @ 55(degree)C temperature rise

      Cooling Class:          OA/FA

      Voltage Ratio:          161 kV-4.16 kV

      Vector Group:           Delta-Wye

      Low Voltage Winding     Two (2) 2.5% above and
      Taps (off-load):        Two (2) 2.5% below rated volts

      Impedance:              6.0% on 15 MVA base (nominal)

      Average Winding         65(degree)C maximum above average ambient
      Temperature Rise:       temperature of 30(degree)C with a maximum ambient
                              temperature of 40(degree)C

      High Voltage Winding
      BIL:                    650 kV

      Low Voltage Winding
      BIL:                    75 kV

      High Voltage Bushing
      CTs:                    Three (3) per phase

      Low Voltage Neutral
      Bushing CT:             One (1)

Accessories:

      o Tank cover-mounted high voltage bushings with provisions for connection to overhead lines.

      o Nitrogen blanketing system or sealed bladder system, if a nitrogen blanketing system is utilized, an annunciator will be provided for low gas pressure.

      o One (1) air-filled junction box for the connection of 5 kV power cable on the low voltage side of the transformer.

      o     Fault pressure relay, Device 63 PT.

      o     Thermal relay, Device 49.

      o     Oil temperature gauge with alarm contacts.

      o     Liquid level gauge with alarm contacts.

      o     Pressure relief device with alarm contacts.

      o     Pressure/vacuum gauge. Top filter-press connection.

      o     Lower filter press connection and drain valve.

      o     Stainless steel nameplate.

      o     Grounding pads.

      o     Lifting lugs.

      o     Handhole.

4.16 kV Neutral Grounding Resistor

      One (1) per             Outdoor, stainless steel, neutral grounding
      transformer             resistor, to ground the 4.16 kV neutral of each
                              Unit Auxiliary transformer is provided. The resistor is rated and equipped as follows:

      Rated Voltage:          2400 V, line-to-neutral

      Rated Voltage:          1000 A for 10 seconds

      Resistance:             2.4 ohms (nominal)

Accessories:

      o     Grounded safety screen enclosure.

      o Standoff insulator and entrance bushing with all necessary hardware and terminating material.

4.16 kV Station Auxiliary Switchgear

      One (1) Double-ended line-up of indoor, metal-clad, vacuum switchgear to supply various medium voltage loads throughout the power plant is provided. The switchgear is rated and equipped as follows:

                              Main Bus - One (1) lot. Three-phase, three-wire, copper bus rated 4.16 kV 3,000 amperes, 60 Hz, braced for 350 MVA short-circuit duty.

                              Main Circuit Breaker - Two (2), main incoming circuit breaker, rated 4.16 M 3,000 A continuous, 350 MVA interrupting duty and provided with the following accessories:

                              - Three (3) window type current transformers rated 3,000 A, bus side.

                              - Six (6) window type current transformers rated 3,000 A, line side.

                              - Three (3) inverse time overcurrent relays, Device 51.

                              -     One (1) residually-connected neutral
                                    overcurrent relay, Device 51 N.

                              - One (1) transformer neutral overcurrent relay, Device 51 TN.

                              - One (1) circuit breaker control switch with red and green open/close indication.

                              - Three (3) transformer differential relays, Device 87 AT.

                              - One (1) transformer differential lockout relay, Device 86 AT.

                              - One (1) fused drawout potential transformer rated 4200-120 V, connected line-to-line, open delta, on the incoming line.

                              - One (1) undervoltage relay, Device 27, with timer, Device 62.

                              -     One (1) multi-meter.

                              Induction Motor Controllers - Quantity as required, rated 4.16 kV, 1200 A continuous, 350 MVA interrupting duty and provided with the following accessories:

                              -     Three (3) window type phase current
                                    transformers.

                              - One (1) window type ground sensor current transformer.

                              - One (1) control power transformer, ratio 4160/120 V.

                              - One (1) multi-function solid-state motor protective device.

                              - One (1) single-phase ammeter with phase selector switch.

                              -     One (1) local trip switch.

                              -     Provisions for remote control.

                              Transformer Feeders - Four (4), rated 4.16 kV, 1250 A continuous, 350 MVA interrupting duty and provided with the following accessories:

                              -     Three (3) window type phase current
                                    transformers.

                              - One (1) window type ground sensor current transformer.

                              - One (1) control power transformer, ratio 4160/120 V.

                              - Three (3) instantaneous and inverse time overcurrent relays, Device 50/51.

                              - One (1) instantaneous ground sensor relay, Device 50 G.

                              - One (1) single-phase ammeter with phase selector switch.

                              -     Provisions for remote control.

                              DC Control Power - Control Power is supplied at 125 V dc for breaker controls.

480 V Station Switchgear

      Two (2) Indoor, double-ended line-up of low voltage circuit breaker is provided with bus-tie breakers to service low voltage auxiliary loads associated with the power plant. Each unit substation is rated and equipped as follows:

                              Incoming Section
                              Each 480 V switchgear is directly connected through a main circuit breaker to the secondary of each 4160/480 V switchgear transformer.

                              Transformer Section
                              Four (4) indoor, air-cooled cast coil or dry-type power transformers, throat-connected to the incoming section of the low voltage switchgear, rated and equipped as follows:

      Rated kVA:              (as required by 480 V load) kVA

      No. of Phases           Three (3)

      Frequency:              60 Hz

      Cooling Class:          AA/FA

      Voltage Ratio:          4.16 kV-480 V

      Vector Group:           Delta-Wye

      High Voltage Winding
      Taps (off-load):        +5.0%, +2.5%, 0%, -2.5%, -5.0%

      Impedance:              5.75% (nominal)

      Winding Temperature
      Rise:                   150(degree)F

      Hot Spot Temperature    65(degree)C above maximum ambient temperature of
      Rise:                   40(degree)C.

      High Voltage Winding
      BIL:                    30 kV

      Low Voltage Winding
      BIL:                    10 kV

Accessories:

      o High voltage air terminal chamber for the termination of the incoming 5 kV cable

      o Flanged, throat connections to the low voltage switchgear compartment.

      o     Heaters and thermostat.

      o     Cooling fans.

      o     Stainless steel diagrammatic nameplate

      o     Grounding pads.

      o     Lifting lugs.

      o     Handhole

      Low Voltage Switchgear Section

      Two (2) double-ended line-ups of indoor, low voltage power switchgear, to service various loads which are associated with the operation of the power plant are provided. The switchgear is rated and equipped as follows:

            Main Bus - Two (2) lot copper main bus rated 3200 A continuous 480 V, 3-phase, 4-wire, 60 Hz, braced for 65,000 A RMS symmetrical short-circuit duty.

            Main Circuit Breakers - Four (4) low voltage, drawout, power circuit breakers, 3200 A, electrically-operated, with solid-state trip device, including long time, short time, and ground fault protection.

            Feeder Circuit Breakers - Twelve (12) low voltage, drawout, power circuit breakers, 800 A, manually-operated, all with solid-state trip device, including long time, short time, and ground fault protection.

Accessories:

Compartment strip heaters, rated 240 V ac, single-phase, operating o at 120 V ac, single-phase.

            o     Test set for circuit breaker solid-state trip devices.

            o Four (4) 480 V - 120 V bus potential transformers, connected open-delta.

            o Four (4) single-phase bus voltmeter with phase selector switch.

            o     Four (4) bus undervoltage detection relay.

            o Four (4) single-phase indicating ammeter with phase selector switch.

Motor Control Centers

One (1) lot of Motor Control Centers (MCC) housed in indoor enclosures are provided. These MCCs provide control of the various motor loads 250 hp and below for the operation of the plant and cooling tower equipment.

The MCC main buses are rated 480 V, 3-phase, 4-wire, 60 Hz and 800 A, continuous.

Motor starters are a combination magnetic, full voltage, non-reversing and reversing, and are provided with molded-case circuit breakers for branch circuit overcurrent protection. Thermal overload protection is provided by thermal overload heater/relays. Each starter is equipped with indicting lamps and a "hand/off/auto" control selector switch. Starters intended only for manual control are provided with start/stop push buttons in lieu of the selector switch.

Feeder circuit breakers are installed in the MCCs as needed to supply loads not requiring the use of a motor starter.

125 V DC Station Battery

One (1) lead-acid stationary storage battery, to provide dc power to the plant control and protection systems, is provided. The battery is rated and equipped as follows:

      Voltage:    125 V dc

      No. of Cells:     60

Standard Battery Accessories are provided including a Steel Rack.

125 V DC Distribution Board

One (1) 125 V dc distribution board is provided and equipped with a main incoming, fused disconnect switch, a two-wire bus system sized for the full current capability of the battery, and various two-pole feed circuit breakers.

Station Battery Chargers

Two (2) full capacity battery chargers are provided to supply non-grounded dc power to the dc loads under normal operating conditions. Each battery charger operates on 480 V, three-phase, ac power. The battery charger float charges the unit battery while simultaneously supplying power to the dc loads. The battery operates ungrounded. A ground detection scheme is provided to detect ground on either polarity of the 125 V dc battery system for annunciation.

Under abnormal or emergency conditions, the battery system will supply dc power to the dc loads and the Uninterruptible Power Supply System. Recharging of the discharged battery will occur whenever 480 V, ac power becomes available.

The 125 V dc battery system is sized to provide full-load power for safe plant shutdown after loss of ac power.

Uninterruptible Power Supply System

One (1) solid-state, uninterruptible power supply (UPS) system for the supply of critical ac power to various components of the plant control system is provided. The UPS system will consist of the following:

      o     One static inverter, rated for a 120 V, single-phase, 60 Hz output.

      o One (1) static transfer switch, offering instantaneous transfer of the critical load from the inverter to a standby supply.

      o     One (1) manual bypass switch for maintenance of the system.

      o     One (1) isolation transformer for the standby supply.

      o     One (1) UPS distribution panel.

Cathodic Protection System

One (1) lot cathodic protection equipment for the combined cycle plant is provided in accordance with applicable NACE International Standards. The system shall consist of the following:

      o Sacrificial anode protection of the steam turbine condenser water box.

      o Based on soil resistivity testing, a protection system of sacrificial or impressed current types for buried piping or structures.

Low Voltage AC Panelboards

One (1) lot distribution panelboards for the supply of various low voltage loads throughout the combined cycle power plant is provided. Panelboards are wall-mounted and include incoming main circuit breakers. Feeder circuits are fed from a combination of one, two, and three-pole molded-case circuit breakers.

Electrical Cable

One (1) lot copper conductor power cable 600 V and 5 kV is provided for the distribution of power throughout the power plant. Cable is single conductor with flame retardant EPR insulation. Shielding is provided on 5 2 kV cable only.

Copper conductor control cable, 600 V, single and multi-conductor type, for the interconnection of the electrical equipment, pressure switches, flow switches, and protective devices for control of the power plant equipment. Cable is multi-conductor, with flame retardant EPR insulation. Instrument and thermocouple cable are twisted, shielded pairs. The minimum conductor size will be 16 AWG, except for special (non-power) prefabricated cables. Electrical cable connectors will utilize non-aluminum materials.

Electrical Conduit and Tray

One (1) lot Raceway System is provided to provide support and protection for electrical power and control circuits between various pieces of equipment, devices, and cabinets. A general description of the various components within the Raceway System is included below:

      o Cable Tray - The cable tray provides support to electrical cable which is routed throughout the plant either directly to equipment or to areas of concentrated electrical loads. Galvanized steel or aluminum open rung cable tray is used. Tray covers are used in outdoor installations and top tray below walkways. Medium voltage cable tray will be limited to 30 percent cable fill, 600V power cable tray will be limited to 40 percent cable fill, and control/instrument cable tray will be limited to 50 percent cable fill.

      o Conduits - Conduits are used to extend circuits from cable trays, cable trenches, manholes, wireways to equipment or cabinets, and for circuits between equipment and cabinets. Rigid galvanized steel
            (RGS) above ground or PVC below ground conduit is used for all circuits except lighting.

      o Duct Bank - Underground duct banks are used to route cables to remote areas where overhead tray or conduit cannot be used. Ductbanks will have a minimum of 10 percent spare tubes at the completion on the project.

      o Wireways - Wireways provide an advantageous wiring transition between power panels or other groupings of equipment. Wireways are oil tight, metallic wiring enclosures with hinged covers.

      o Junction Boxes - Junction boxes (terminal boxes) and pull boxes provide access to the conduit system, serve as a transition from one type of raceway to another, and serve as circuit and raceway collection points.

      o Components of the Raceway System separate different types of cables to avoid electromagnetic interference as required by equipment manufacturers.

Station Grounding Material

One (1) Lot Station grounding material is provided consisting of the following:

      o Bare Copper Cable - Copper ground cable of adequate size for station ground grid and connection of electrical and other equipment/structures to the grounding grid. Nominal size: 4/0 (minimum) AWG copper.

      o Ground Rods - Copper-clad steel ground rods will be installed in the ground grid to establish a low resistance station grounding system.

      o Connectors - Above-grade connections to equipment will utilize compression-type connectors and bolted terminals.

All below-grade connections between grounding conductors or between ground conductors and ground rods or between grounding conductors and structural steel are made using an exothermal welding process which fuses the two members together.

A ground grid system consisting of bare stranded copper conductors connected to copper-clad ground rods is installed to provide a low resistance path to ground for fault currents, lightning strikes, and other electrical current surges. The ground grid is buried beneath and around all major plant buildings and structures. The grid will be arranged in a rectangular pattern with spacing between conductors determined by safe step potentials. The number, location, and depth of the ground rods is determined by the soil resistivity and subsurface structural properties of the plant site.

Remote smaller structures have a ground loop with ground rods buried around the building perimeter. Two bare ground conductors are buried along the entire length of all below grade duct banks if any duct banks are required. These ground conductors help reduce the overall grid resistance and are used to connect the remote grids to the main plant grid. All on-site areas are connected to the plant ground grid with a minimum of two connections. The ground grid will be buried around the outside of the plant area and connected to the overall ground grid. The site fencing will be appropriately grounded.

Bare copper ground "stingers" are exothermally welded to the grid and extended through the building floor slabs to electrically connect the ground grid to building steel, support steel, large motors, electrical switchgear, motor control centers, and other selected equipment. Sensitive electronic cabinets are grounded in accordance with the manufacturer's instructions. This generally requires a separate insulated ground conductor between the cabinet isolated ground bus and the ground grid.

A copper grounding conductor is installed the entire length of the cable tray, racks, and wireways. Ground conductor for cable trays is bolted to each tray section. The conductor is connected at various locations to the ground grid or ground loop.

Lightning Protection

One (1) Lot Lightning protection system for building structures, transformers, associated equipment, and tanks is provided in accordance with the requirements of the Lightning Protection Code, NFPA No. 78.

Distributed Control System

The Distributed Control System shall include the following equipment.

      Distributed I/O cabinets containing the system input/output equipment and wiring terminations for process sensing and control equipment interface. These I/O cabinets will be located throughout the plant in areas of high concentration of field equipment that interfaces with the DCS. All I/O cabinets shall be powered from the plant DC Power Supply System or the uninterruptible Power Supply System.

      Distributed processing unit cabinets containing the redundant processing units, data highway communications equipment, and power supplies.

      Communication interfaces between the DCS and proprietary control systems furnished with major equipment packages.

      Redundant data highway to provide communication between the various components of the DCS. The redundant data highway cables will be routed through separate raceway systems to provide proper isolation.

      Operator control stations, each comprised of color CRTs, a keyboard, and a cursor control (trackball or mouse), to provide the normal interface between the operator and the plant processes and equipment being controlled or monitored. Alarm functions will also be displayed on these CRT units.

      Printers to provide the operator with a hard copy record of logs, reports, system events, and CRT displays. One printer is dedicated to sequence-of-events logs.

      Engineer/Programmer's work station containing the CRT based operator station to provide the interface between the plant engineer and the plant processes and equipment for control system tuning, system program modification, and CRT graphic display development. A printer will also be located on the console to provide the engineer logs and special reports, and documentation system programming changes.

      Facilities for historical storage and retrieval (HSR) with the capacity for trending input points will be provided. Both analog values and digital status information will be stored. Each data point will have an individually selectable collection frequency. Summary reports will be stored in the HSR for future retrieval.

      Emergency backup hard-wired control switches, lights, and meters for critical functions, including generator field breaker control and key turbine generator trip functions.

I2.3.3 Protective Relaying and Metering

The following general requirements apply to all protective relaying applications:

o The protective relay system will be designed to remove or alarm abnormal operating occurrences occurring on equipment designed for electrical power generation, voltage transformation, energy conversion, and transmission and distribution of electrical power.

o All protective relaying applications will limit damage to faulted equipment.

o All protective relaying applications will minimize possibility of fire or explosion.

o     All protective relaying applications will minimize hazard to personnel.

o The protective relaying system will be a coordinated application of either individual relays, multifunction relays, or a combination of individual and multifunction relays. All protective relays will be selected to coordinate with protective devices supplied by manufacturers of major equipment and the thermal limits of electrical conductors and electrical equipment, such as transformers and motors.

o Secondary current produced by current transformers will be in the 5 ampere range, and voltage signals produced by voltage transformers will be in the 120 volt range.

I2.3.3.1 Generator Protective Relays

Protective relay packages will be provided to minimize the effects from the following faults and malfunctions. Minimum level of protection and list of expected relay devices are noted below:

      o     Generator phase faults.

      o     Generator stator ground faults.

      o     Stator open circuits and unbalanced currents.

      o     Loss of excitation.

      o     Backup protection for external system faults.

      o     Reverse power.

      o     Generator potential transformer circuit monitoring.

      o     Underfrequency/overfrequency.

      o Inadvertent energization of the generator from the primary power system.

Equipment furnished with the generators static excitation equipment will provide the following additional protection:

      o     Underexcitation.

      o     Overexcitation.

      o     Generator field ground faults.

      o     Excessive volts per hertz.

Additionalgenerator protective monitoring equipment will be provided to protect against the following:

      o     High-bearing temperatures.

      o     Overspeed conditions.

      o     Excessive vibrations.

      o     Generator overheating.

The generator protective relay packages are discussed in the following paragraphs. The functions may be part of a solid-state multifunction relay module or may be discrete relays. Primary relaying is fully duplicated per the
RFP:

      o Generator Differential Relay (Device 87G). A generator differential relay will provide primary generator protection against three-phase and phase-to-phase faults within the generator. This relay will not detect ground faults within its zone of protection. Device 87-G1 relay will trip the generator lockout relay to remove all sources of fault current to the generator.

      o Generator Ground Relays (Device 59G). Device 59-N will be a low voltage pickup, overvoltage relay which will sense voltage across the generator neutral grounding transformer secondary resistor when a ground fault occurs in the generator, nonsegregated phase bus duct, generator transformer low voltage windings, or the surge protection and potential transformer equipment.

      o Negative Sequence Relay (Device 46). The negative sequence relay provides protection against unbalanced phase currents which result from unbalanced loading, unbalanced faults, a turn-to-turn winding fault, and an open circuit. Negative sequence currents exceeding the generator allowable limits result in overheating of the generator rotor.

      o Loss-of-Field Relay (Device 40). The loss-of-field relay complete with timer will provide protection against thermal damage caused by underexcitation and loss-of-field. This relay provides backup protection for excitation system protective devices furnished with the generator. This relay will be connected to current transformers which are independent of the excitation system and will trip the generator lockout relay.

      o Reverse Power Relays (Device 32). Reverse power relay (Device 32) will provide protection of the turbine generator by detection of reverse power flow and motoring of the generator. Device 32 will initiate the tripping of generator breaker and excitation.

      o     Voltage Balance Relays (Device 60). Voltage balance relay (Device
            60) will monitor potential transformer circuits to the generator voltage regulator and protective relays. Upon loss of relaying potential, Device 60 will disable the loss-of-field relay (Device
            40) to avoid false tripping of the unit. Upon loss of potential to the voltage regulator, Relay 60 will transfer the voltage regulator from the automatic to manual mode of operation. An alarm will be actuated upon loss of either potential.

      o Underfrequency Relays (Device 81). Underfrequency relays (Device 81) will provide protection of the turbine generator by detection of underfrequency conditions. Each relay will initiate tripping of the generator breaker at a set frequency.

      o Overvoltage and Undervoltage Protection (Devices 27 and 59). The voltage regulator and static excitation system include interlocks and protective circuits to prevent operating the generator beyond its design limits. An undervoltage relay (Device 27) and an overvoltage relay (Device 59) will alarm if the voltage regulator fails to maintain voltage within design limits.

      o Field Ground Fault Protection (Device 64F). Grounds on the generator field will be alarmed by Device 64F.

      o Generator Voltage Relay (Device 51V). This relay will provide protection against external system faults. This relay will trip the generator breaker after a time delay.

Generator lockout relays will be used to receive signal inputs from protective relays and to provide the contacts needed to initiate protective action. All lockout relays will have a manual reset feature which will require an operator to manually reset the lockout relay prior to returning the affected equipment to service.

I2.3.3.2 Power Transformer Relays

Generator Transformer. The generator transformer is protected against the effects of the following conditions:

      o     Phase faults.

      o     Ground faults.

      o     Sudden pressure.

      o     High winding temperature.

This protection will be provided by the following relays which are discussed in the following paragraphs.

Device 87 T is a differential relay that provides transformer primary protection by detection of three-phase and phase-to-phase faults in the generator transformer low voltage delta-connected windings, and three-phase, phase-to-phase, and phase-to-ground faults in the generator transformer high voltage wye-connected windings. Per the RFP, a redundant 87T is furnished to fully duplicate the primary relay protection. This device will trip a lockout relay for a fault in its zone of protection which includes the generator transformer and phase bus duct.

Device 51-TN will provide sensitive backup protection for ground faults in the external system. This relay will actuate a generator lockout relay.

A rapid increase in pressure within the transformer tank associated with an internal fault will be detected by a sudden-pressure relay, Device 63T. An unsafe winding temperature will be detected by a thermal relay, Device 49. Devices 63T and 49 actuate the generator lockout relay through an auxiliary tripping scheme designed to prevent false trips. These relays will be furnished with the transformer.

Loss of cooling and resulting high oil temperature will be alarmed.

Auxiliary Transformer. The auxiliary transformer is protected against the effects of the following conditions:

      o     Phase faults.

      o     Ground faults.

      o     Overloads.

This protection will be provided by the following relays which are discussed in the following paragraphs.

Device 87 provides primary protection for the high voltage and low voltage windings of the auxiliary transformers and for the cable connecting each low voltage winding to each incoming main breaker in the plant metal-clad switchgear lineups. These relays offer protection against phase-to-phase and three-phase faults. Device 87 is relatively insensitive to ground faults on the secondary side of the transformer should the fault current magnitudes be less than the maximum available ground fault current.

One time overcurrent relay (Device 51G) is connected to the bushing current transformer on the neutral of each low voltage winding of the main auxiliary transformer. Each relay provides primary overload protection to its neutral winding's resistor for ground faults on the switchgear buses or on feeders emanating from the switchgear lineups. Each relay also provides backup protection for ground faults in the transformer low voltage winding, in the cable, on the switchgear buses, or on feeders emanating from the switchgear lineups.

Lockout relays will be used to receive signal inputs from protective relays and to provide the contacts needed to initiate protective action. The lockout relays will have a manual reset feature which will require an operator to manually reset the lockout relay prior to returning the affected equipment to service.

I2.3.3.3 Metal-Clad Switchgear Relays

The protective relays used in the 4,160 volt metal-clad switchgear lineup are discussed in the following paragraphs.

Incoming Breaker. The incoming transformer breaker will be provided with time overcurrent relays (Device 51) and a time overcurrent ground detection relay (Device 51 N). Device 51 would detect and trip the respective switchgear breaker for sustained overloads and short-circuit currents on the switchgear bus. These relays provide backup protection for faults on feeders emanating from the switchgear lineups. Device 51N is residually connected to switchgear current transformers (CXFs) and provides primary protection for ground faults on the switchgear bus and backup protection for ground faults in feeders emanating from the switchgear lineup. The medium voltage switchgear bus will be provided with an undervoltage relay (Device 27) which will, when bus voltage drops to a preset level, trip load feeder circuit breakers.

Secondary Unit Substation (SUS) and Motor Feeders. The secondary unit substation transformer and each single-speed induction motor will be protected by a solid-state motor protection relay (MPR). The solid-state MPR will provide primary motor, SUS feeder, and cable protection. It will provide as a minimum the following functions: three-phase time overcurrent (51), three-phase instantaneous overcurrent (50), zero sequence ground overcurrent (50G), and phase imbalance (46).

I2.3.3.4 480 Volt Secondary Unit Substation Relaying

Overload and fault protection for loads connected to the 480 volt secondary unit substations (SUS) will be provided by Solid-State Trip Devices (SSTD) which are an integral part of the drawout type air circuit breakers.

Breakers supplying motors or other devices which do not require coordination with downstream trip devices will have adjustable long-time and instantaneous elements for phase protection.

Main breaker and breakers supplying motor control centers (MCCs) or other loads which contain trip devices will have adjustable longtime and short-time SSTD elements for phase protection. The pickup point and time settings will be adjustable to allow for proper coordination with all downstream trip devices.

The 480 volt system is high resistance neutral grounded. A ground fault will be detected and alarmed.

I2.3.3.5 480 Volt Motor Control Center Protection.

Each magnetic starter within an MCC which supplies power to a motor will be equipped with a magnetic-only molded-case circuit breaker and a bimetallic thermal overload element in the starter to protect motors against over-load. Manual reset of the overload is required.

I2.4 Civil-Structural Systems

I2.4.1 Site Subsurface Investigation

Subsurface investigation of the site, has been conducted using a program of field investigation, laboratory testing, and engineering analysis which defines the critical geotechnical characteristics of the site and the parameters used in the design and proportioning of the foundation systems. Based on the Subsurface Investigation Data Report included in Attachment I-1, auger cast piling for heavily loaded foundations such as the combustion turbine, steam turbine, HRSG, and step-up transformer is included.

I2.4.2 Site Topography Survey

A site survey will be performed from benchmarks provided by the Owner to identify existing contours, features, and facilities as they exist prior to startup of the work, and to establish baselines for locating and controlling the work. Underground utilities, if any, are also identified.

I2.4.3 Clearing and Grubbing

Clearing, collecting, and moving off-site any standing vegetation or organic debris that is present on the undeveloped site, within the area designated for earthwork, is included. Materials not suitable for reclamation, salvage, or for any engineered purpose are disposed of in accordance with local environmental requirements.

I2.4.4 Foundation Excavation

Existing soils are removed to expose the grade at which reinforced concrete mat foundations are placed. Bearing grades are to be kept dry. Excavation closure is accomplished using selected, graded materials installed to the required compaction, moisture, and density. Most soil-supported foundations and slabs on grade require foundation excavations less than 3 feet deep. A few foundations require excavations up to 13 feet.

I2.4.5 Backfill

Backfill is performed for foundations, piping, cable trenches, and other underground structures and utilities. Excavated material is used for backfill with any excess hauled to a disposal location within 1 mile of the site.

I2.4.6 Surface Drainage System

A surface drainage and culvert system is provided for the site to direct surface runoff, not at risk of contamination from potential spills of fuel, oils, and coolants, away from equipment and structures by appropriate grading and sloping. Unlined swales and ditches collect, combine, and discharge the run-off flow naturally to the wet weather stream crossing the northeast corner of the site.

I2.4.7 Sanitary System

A sanitary system, with packaged lift station, sized to service the plant, is provided and tied into the municipal sewer system at the site boundary.

I2.4.8 Roads

Aggregate surfaced roads are provided as shown on the Plot Plan. Roads are 12 feet wide. The roads consist of 8-inch compacted gravel base over a compacted existing sub-base.

I2.4.9 Fencing/Gates

Fencing, with gates, is provided around the perimeter of the project site. In addition, fencing is included around the switchyard to separate the switchyard from the balance of plant. Posts and struts are galvanized steel at maximum spacing of 10 feet. The height of the galvanized chain link fabric is 7 feet topped with three strands of galvanized barbed wire. One of the plant entrance gates will be a motor operated cantilever slide gate. This gate will be monitored from the control room, a closed circuit television camera, and by voice communications. The gate will be operated remotely from the control room and locally by electronic access cards.

I2.4.10 Concrete

Structural concrete and reinforcing steel are provided for all foundation components including footings, grade beams, walls, and all above-grade reinforced concrete structures such as firewalls, elevated slabs, and concrete pavement. Also included are concrete work for tank vaults and encased conduits at all bearing grades. Above ground piping not on a structural steel pipe rack is placed on concrete sleepers as required by final design.

I2.4.11 Embedments

Steel fixtures and anchor bolts are accurately set to required elevation, projection, and line for the purpose of aligning, guiding, setting, and securing equipment onto or with respect to finished concrete foundations. Included are bolts, anchor blocks, jacking posts, and sills which shall be firmly tied and secured in position to required level and tolerance such that concrete placement will not disturb their position.

I2.4.12 Structural Steel

Structural steel for building frames, platforms, stair towers, embedments, and other general structural applications are fabricated in accordance with recognized standards with material having a yield strength of at least 36,000 psi. Steel is galvanized or receives grit blast surface preparation before shop application of the fabricator's standard prime paint system. Welding materials, procedures, workmanship, and inspection are held to the designated codes, as are erection procedures and tolerances. Field connections are high strength structural bolts installed in accordance with AISC standards.

I2.4.13 Multi-Purpose Building

The multi-purpose building houses the water treatment equipment, control room, electrical equipment, warehouse, shop, offices, kitchen/lunch room, conference/training room, and locker rooms with showers and sanitary facilities. The steam turbine is housed in a separate outdoor enclosure provided by the steam turbine manufacturer.

The structure is approximately 100 foot by 160 foot pre-engineered metal building with an 18-foot eave height. The wall panel is 26 gauge thick, preformed galvanized steel with 4 inches of fiberglass insulation. The inside is finished with 26 gauge thick steel liner panels. The roof is 24 gauge thick, preformed, galvanized steel, standing steam metal panels with 6 inches of fiberglass insulation.

Interior partitions are of drywall construction. The drywall is finished painted. Shower walls are covered with glazed ceramic tiles.

The floors within the building are generally trowel finished concrete. The floors in the control room, locker rooms, offices, kitchen/lunch room, and conference room are covered with vinyl floor tile. Showers floors are covered with ceramic mosaic tile.

The ceilings within the building are generally open. The ceilings in the control room, locker rooms, offices, kitchen/lunch room, and conference room have suspended acoustical panels.

The control room, locker rooms, offices, kitchen/lunch room, and conference room will be air conditioned.

I2.4.14 Pipe Rack

Power block piping and electrical cable is routed and supported on a structural steel pipe rack located as shown on the site arrangement.

I2.4.15 Crushed Stone Surfacing

The power block area enclosed by the new road is finished with crushed stone. Crushed stone surfacing is 6 inches thick and bladed dense.

I2.4.16 Landscaping

Areas disturbed during construction outside of the crushed stone limits are forked and aerated to a depth of 6 inches prior to being overspread with a 4 inch thickness of prepared topsoil. Turf cover is then installed.

I2.4.17 Storm Water Erosion and Pollution Prevention

Storm water will be routed via ditches and culverts to natural drainage and the wet water stream located northeast of the site. Before construction begins, a silt fence will be installed around the north and east site boundaries to trap suspended sediment before it exits the site. The silt fence will consist of a filter fabric buried 6 inches below grade and extending 2 feet above grade.

Initial construction will remove all significant vegetation. Topsoil will be removed and stockpiled for finished grading and site restoration. Drainage ways will be constructed concurrently with initial clearing activities. Diversion ditches and storm water inlets will be equipped with straw bale dikes to aid in minimizing the amount of sediments flowing to the silt fence at the site boundary.

In general, all erosion and sediment control measures will be checked weekly and after each significant rainfall event. Required repairs will be made immediately. Sediment deposits at barriers will be removed when the deposit depth reaches approximately one-half the height of the barrier.

The permanent erosion and sediment control system will be installed as early as possible during construction and will remain in service throughout the life of the plant. The primary components of this system include established vegetation, aggregate surfacing, and paving.

I2.5 Chemical Systems

I2.5.1 (Not Used)

I2.5.2 Chemical Injection System

The Chemical Injection System consists of cycle chemical feed equipment and circulating water chemical feed equipment.

The cycle chemical feed equipment supplies water conditioning chemicals to each condensate system and the HRSGs. The cycle chemical feed system consists of chemical solution tanks, solution mixers, pumps, piping, instrumentation, and controls.

Phosphate is fed to the HP and IP boiler drums to maintain desired boiler water pH, inhibit corrosion, and to react with any hardness present for subsequent removal in the blowdown process. The phosphate feed equipment for each HRSG consists of one (1) solution tank with one (1) mixer and three (3) metering pumps with manual stroke positioners. A dilute solution of sodium phosphate is manually prepared in the phosphate solution tank. One (1) pump each is utilized for the HP and IP and LP steam drums with a common spare. The injection rate of each pump is manually adjustable. The phosphate converts the calcium and magnesium salts to their respective phosphate compounds which are removed by the HP and IP steam drum blowdowns.

The oxygen scavenger injection and the amine injection feed equipment for each block consists of one (1) solution tank and two (2) 100 percent metering pumps with automatic stroke positioners. Each dilute solution is manually prepared in the solution tanks. One (1) pump from each system feeds to the condensate pump discharge with the other pump acting as a spare. The oxygen scavenger minimizes corrosion by reducing the dissolved oxygen levels in the condensate system. Control of oxygen scavenger feed is in proportion to condensate flow. The amine maintains a high pH level. Control of the amine feed is in proportion to the specific conductance of the condensate after chemical feed.

Hydrazine solution will be used as the oxygen scavenger and ammonia solution will be used as the amine during startup, performance testing, and during drinking water or steam quality testing.

The circulating water chemical feed equipment supplies water conditioning chemicals to the circulating water. The water conditioning chemical controls bacterial growth which affects condenser surface transfer and interferes with cooling water flow and inhibitor sealing or corrosion.

Sodium hypochlorite solution is fed to the circulating water intake structure on a shock basis to minimize biological fouling. The sodium hypochlorite subsystem consists of one (1) bulk storage tank with two (2) metering pumps with manual stroke positioners and one hypochlorite diffuser. The sodium hypochlorite solution is fed to the intake structure to protect the cooling water side of the condenser and circulating water system from biological fouling. Control of the shock sodium hypochlorite feed is manual, based on the chlorine residual desired in the circulating water at the condenser outlet. The hypochlorite subsystem is designed for 5 ppm shock chlorination two to three times per day for a total of one hour per day.

A circulating water inhibitor feed skid is provided to feed corrosion or scale inhibitors to the circulating water system. The circulating water inhibitor feed skid will consist of one (1) solution tank and two (2) 100 percent metering pumps. A dilute solution is manually prepared in the solution tank. One pump feeds inhibitor to the cooling tower basin with the other pump acting as a spare.

A dilute solution of sulfuric acid is fed to the cooling tower basin to control the level of M-Alkalinity in the circulating water to approximately 150 mg/l. Concentrated acid from the acid storage tank located near the cycle makeup treatment equipment will be diluted and piped to the cooling water. The pH of the circulating water is continuously monitored.

I2.5.3 Sampling and Analysis System

The Sampling and Analysis System provides a means to monitor the performance of the steam-condensate-feedwater cycles, to monitor the quality of various process fluids, and to provide sufficient data to operating personnel for detection of any deviations from control limits so that corrective action can be taken.

The system provides conditioning of samples by pressure and temperature reduction. It measures flow, temperature, pressure, cation conductivity, specific conductance, and pH.

Samples are taken from various points in each unit and are routed to a centrally located sample panel dedicated to that unit. At the panel, pressure reduction is accomplished by pressure reducing valves. Temperature reduction is accomplished by sample coolers of the shelf and tube design. A grab sample is provided for each sample for wet chemical analysis in a laboratory.

The samples are directed to automatic analyzers and the results displayed as required. The following samples are taken and automatically monitored by the listed analysis:

      o     Condensate makeup: grab sample only.

      o     Condensate pump discharge: grab sample only.

      o     Condensate after chemical feed: specific conductance, pH.

      o     HP saturated steam: specific conductance, cation conductivity.

      o     HP blowdown: specific conductance, pH.

      o     IP saturated steam: specific conductance, cation conductivity.

      o     IP blowdown: specific conductance, pH.

      o     LP saturated steam: specific conductance, cation conductivity.

      o     LP blowdown: specific conductance, pH.

      o Quick disconnect survey: specific conductance, cation conductivity, and pH.

Recording is accomplished by the DCS for display in the main control room.

Sample lines and valves are designed in accordance with requirements of systems from which they originate. All sampling, delivery, tubing, valves, and the sample sink are of stainless steel construction to minimize corrosion.

                           BATESVILLE GENERATING PLANT

                         SCOPE OF RESPONSIBILITY SUMMARY

--------------------------------------------------------------------------------
        Engineering Activities         BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Engineering Design                      X
--------------------------------------------------------------------------------
Record Drawings                         X                 Conformed to
                                                          Construction
--------------------------------------------------------------------------------
Engineered Equipment Specifications     X
--------------------------------------------------------------------------------
Engineered Equipment Purchase and
Expediting Services                     X
--------------------------------------------------------------------------------
Vendor Service Representatives          X
--------------------------------------------------------------------------------
Construction Specifications             X
--------------------------------------------------------------------------------
Environmental Consultant and                              (1) Permitting Support
Permitting Services                     X(1)       X      (BVZ to provide
                                                          engineering
                                                          information to support
                                                          LS Power's permitting.
                                                          Design information
                                                          will be that normally
                                                          developed during
                                                          design to facilitate
                                                          permitting support and
                                                          in the
                                                          engineer's normal
                                                          format.)
--------------------------------------------------------------------------------
Obtain Spare Parts Recommendations      X
from Equipment Vendors
--------------------------------------------------------------------------------
Engineering QA & QC Programs            X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Site Activities             BVZ  LS Power, LLC
--------------------------------------------------------------------------------
Construction Startup Supervisory Staff  X         X
--------------------------------------------------------------------------------
Field Expenses                          X
--------------------------------------------------------------------------------
Trailers                                X   BVZ to        In agreement with
                                            provide       EPC Agreement
                                            trailer
                                            space for 3
                                            LS Power
                                            personnel
--------------------------------------------------------------------------------
      Medical Safety                    X
--------------------------------------------------------------------------------
      Security                          X
--------------------------------------------------------------------------------
      Clean-up                          X
--------------------------------------------------------------------------------
      Offices                           X
--------------------------------------------------------------------------------
      Furniture                         X
--------------------------------------------------------------------------------
      Construction Utilities            X
--------------------------------------------------------------------------------
      HVAC                              X
--------------------------------------------------------------------------------
      Telephones                        X         X       Each his own
--------------------------------------------------------------------------------
      FAX                               X         X       Each his own
--------------------------------------------------------------------------------
      Reproduction                      X         X       Each his own
--------------------------------------------------------------------------------
Commissioning, SU, & Testing Staff      X       X(1)      (1) Operating
                                                          Personnel
--------------------------------------------------------------------------------
Temporary Warehouse Facilities          X
--------------------------------------------------------------------------------
Equipment Receiving                     X
--------------------------------------------------------------------------------
Equipment Inspecting                    X
--------------------------------------------------------------------------------
Equipment Warehousing                   X
--------------------------------------------------------------------------------
Equipment Maintenance                   X
--------------------------------------------------------------------------------
Equipment Vendor Contact                X
--------------------------------------------------------------------------------
Construction QA/QC                      X
--------------------------------------------------------------------------------
Scheduling                              X
--------------------------------------------------------------------------------
Site Survey                                       X
--------------------------------------------------------------------------------
Geotechnical
--------------------------------------------------------------------------------
      Soil Borings                      X
--------------------------------------------------------------------------------
      Soils Reports                     X
--------------------------------------------------------------------------------
      Soils Resistivity                 X
--------------------------------------------------------------------------------
Construction Testing
--------------------------------------------------------------------------------
      Soils Compaction                  X
--------------------------------------------------------------------------------
      Concrete                          X
--------------------------------------------------------------------------------
      Structural Steel                  X
--------------------------------------------------------------------------------
      Welding                           X
--------------------------------------------------------------------------------
      NDT                               X
--------------------------------------------------------------------------------

              Equipment                BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Combustion Turbine Generator            X
--------------------------------------------------------------------------------
Steam Turbine Generator                 X
--------------------------------------------------------------------------------
HRSGs                                   X
--------------------------------------------------------------------------------
Balance of Plant Equipment              X
--------------------------------------------------------------------------------
Spare Parts
--------------------------------------------------------------------------------

      Startup                           X
--------------------------------------------------------------------------------
      Permanent                                   X
--------------------------------------------------------------------------------
Special Tools
--------------------------------------------------------------------------------
      Construction                      X
--------------------------------------------------------------------------------
      Operation                                   X
--------------------------------------------------------------------------------
Vendor Erection Assistance              X
--------------------------------------------------------------------------------
Vendor Startup Assistance               X
--------------------------------------------------------------------------------

       Construction Activities         BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Demolition                                                N/A
--------------------------------------------------------------------------------
Site Work                               X
--------------------------------------------------------------------------------
Paving/Surfacing                        X
--------------------------------------------------------------------------------
Utilities (Construction)                X                 178XX
--------------------------------------------------------------------------------
Fencing                                 X
--------------------------------------------------------------------------------
Masonry                                 X
--------------------------------------------------------------------------------
Structural Steel                        X
--------------------------------------------------------------------------------
Office Furnishings, Permanent Phones,
etc.                                              X
--------------------------------------------------------------------------------
Warehouse Fixtures                                X
--------------------------------------------------------------------------------
Maintenance Equipment/Machine Tools               X
--------------------------------------------------------------------------------
Pre-Engineered Buildings                X
--------------------------------------------------------------------------------
Piping                                  X
--------------------------------------------------------------------------------
Valves                                  X
--------------------------------------------------------------------------------
Plumbing                                X
--------------------------------------------------------------------------------
Fire Protection                         X
--------------------------------------------------------------------------------
HVAC                                    X
--------------------------------------------------------------------------------
Equipment Erection                      X
--------------------------------------------------------------------------------
Insulation and Lagging                  X
--------------------------------------------------------------------------------
Electrical                              X
--------------------------------------------------------------------------------
I&C Installation                        X
--------------------------------------------------------------------------------
Switchyard                                        X
--------------------------------------------------------------------------------
Transmission Line                                 X
--------------------------------------------------------------------------------
Bulk Materials/Commodities              X
--------------------------------------------------------------------------------
Scaffolds                               X
--------------------------------------------------------------------------------
Small Tools                             X
--------------------------------------------------------------------------------
Consumables                             X
--------------------------------------------------------------------------------
Construction Equipment Rental           X
--------------------------------------------------------------------------------
Hydrostatic Testing                     X
--------------------------------------------------------------------------------
Systems Flushing and Hydro Waste        X
--------------------------------------------------------------------------------
Lube Oil Flush                          X
--------------------------------------------------------------------------------
Steam Blow                              X
--------------------------------------------------------------------------------
Chemical Clean HRSG                     X
--------------------------------------------------------------------------------
Disposal of chemical cleaning waste    X(1)               (1) Assume discharge
                                                          to the sewer,
                                                          off-site disposal
                                                          not included
--------------------------------------------------------------------------------
Meggar & Hipot Cable                    X
--------------------------------------------------------------------------------
Rotate Motors                           X
--------------------------------------------------------------------------------
Maintenance of Equipment in Temporary
Storage                                 X
--------------------------------------------------------------------------------
Instrumentation Calibration
--------------------------------------------------------------------------------
      Bench Testing                     X
--------------------------------------------------------------------------------
      In Line Tests                     X
--------------------------------------------------------------------------------
Initial Charge of Lubricants            X
--------------------------------------------------------------------------------
Fuses, Lamps, Filters and other
similar Consumables (During SU,
Commissioning)                          X
--------------------------------------------------------------------------------
Initial Charge of Chemicals, Gases
and other similar consumables                     X
--------------------------------------------------------------------------------
Mechanical Checkout of Systems          X
--------------------------------------------------------------------------------

       Miscellaneous Activities        BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Project Labor Agreement                                   N/A
--------------------------------------------------------------------------------
Bonds
--------------------------------------------------------------------------------
      Payment                                             N/A
--------------------------------------------------------------------------------
      Performance                                         N/A
--------------------------------------------------------------------------------
Insurance
--------------------------------------------------------------------------------
      Workman's Compensation            X         X       Each his own.
--------------------------------------------------------------------------------
      Employer Liability                X         X       Each his own.
--------------------------------------------------------------------------------
      Comprehensive General Liability   X         X       Each his own.
--------------------------------------------------------------------------------
      Auto Liability                    X         X       Each his own.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      Excess Liability                  X         X       Each his own.
--------------------------------------------------------------------------------
      Builder's Risk                              X       LSP to provide
                                                          Builder's Risk
                                                          insurance,
                                                          consistent with EPC
                                                          agreement.
--------------------------------------------------------------------------------
Taxes
--------------------------------------------------------------------------------
      Sales Taxes                                 X       If Applicable
--------------------------------------------------------------------------------
         Engineered Equipment                     X
--------------------------------------------------------------------------------
         Construction Commodities                 X
--------------------------------------------------------------------------------
         Construction Expendables                 X
--------------------------------------------------------------------------------
Master Schedule                         X
--------------------------------------------------------------------------------
Monthly Progress Reports                X
--------------------------------------------------------------------------------
Contractors License                     X                 If applicable
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       Permits and Inspections         BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Permits
--------------------------------------------------------------------------------
      Building                          X
--------------------------------------------------------------------------------
      Zoning/Site Plan Approval                   X
--------------------------------------------------------------------------------
      Air                                         X
--------------------------------------------------------------------------------
      Water                                       X
--------------------------------------------------------------------------------
      FERC                                        X
--------------------------------------------------------------------------------
      Historical/Arch                             X
--------------------------------------------------------------------------------
      FAA                                         X
--------------------------------------------------------------------------------
      Erosion Control                  X(1)     X(2)      (1) Construction
                                                          (2) Operation
--------------------------------------------------------------------------------
      Spill Prevention                 X(1)     X(2)      (1) Construction
                                                          (2)  Operation
--------------------------------------------------------------------------------
      Wet Lands Permit                            X       If required
--------------------------------------------------------------------------------
      Temporary Sewage Disposal         X
--------------------------------------------------------------------------------
      Highway                                     X
--------------------------------------------------------------------------------
      Sewage                                      X
--------------------------------------------------------------------------------
      Temporary Water                   X
--------------------------------------------------------------------------------
      Potable Water                               X
--------------------------------------------------------------------------------
      Construction Wastes               X
--------------------------------------------------------------------------------
      Certificate of Occupancy                    X
--------------------------------------------------------------------------------
      Plant/Boiler Operation                      X
--------------------------------------------------------------------------------
      Operating                                   X
--------------------------------------------------------------------------------
      Utility Disconnect                          X
--------------------------------------------------------------------------------
      Explosives                                          N/A
--------------------------------------------------------------------------------
      Permitting Compliance
      Coordination                                X
--------------------------------------------------------------------------------
Inspections
--------------------------------------------------------------------------------
      Electrical                        X
--------------------------------------------------------------------------------
      Plumbing                          X
--------------------------------------------------------------------------------
      Fire Protection                   X
--------------------------------------------------------------------------------
      Calibration of Emissions
      Monitoring Equipment              X
--------------------------------------------------------------------------------
      Calibration of Utility Revenue
      Metering                                    X
--------------------------------------------------------------------------------
      Gas Meter                                   X
--------------------------------------------------------------------------------

                 Warranties            BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Performs Warranty Work                  X
--------------------------------------------------------------------------------

       Risks and Contingencies         BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Schedule Guarantee                      X
--------------------------------------------------------------------------------
Plant Performance Guarantees            X
--------------------------------------------------------------------------------
Quantity/Cost Overrun Bulk
Materials/Commodities                   X
--------------------------------------------------------------------------------
Quantity/Cost Overrun on Equipment      X
--------------------------------------------------------------------------------
Quantity/Cost Underrun on Bulk
Materials/Commodities                   X
--------------------------------------------------------------------------------
Quantity/Cost Underrun on Equipment     X
--------------------------------------------------------------------------------
Noise Abatement                        X(1)               (1) Requires
                                                          confirmation by
                                                          noise analysis prior
                                                          to contract.  BVZ to
                                                          be allowed credit
                                                          for background noise.
--------------------------------------------------------------------------------
Wage and Labor Productivity             X
--------------------------------------------------------------------------------

   Checkout, Startup, Testing, and
               Training                BVZ  LS Power, LLC        Remarks
--------------------------------------------------------------------------------
Checkout Procedures                     X
--------------------------------------------------------------------------------
Checkout and Turnover                   X       X(1)      (1) Operating
                                                          Personnel
--------------------------------------------------------------------------------
Relay Settings                          X       X(1)      (1) Relay settings
                                                          for LS Power
                                                          transmission scope
--------------------------------------------------------------------------------
Startup Procedures                      X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Startup of Systems and Plant            X       X(1)      (1) Operating
                                                          Personnel and LS
                                                          Power Scope
--------------------------------------------------------------------------------
Performance Testing Procedures          X
--------------------------------------------------------------------------------
Test Equipment                          X       X(1)      (1) LS Power Scope
--------------------------------------------------------------------------------
Performance Test                        X       X(1)      (1) Operating
                                                          Personnel
--------------------------------------------------------------------------------
Emission Compliance Testing             X
--------------------------------------------------------------------------------
Performance Test Report                 X
--------------------------------------------------------------------------------
Operator Training                       X       X(1)      (1) Training for LS
                                                          Power scope
--------------------------------------------------------------------------------
Vendor Operation & Maintenance Manuals  X       X(1)      (1) LS Power Scope
--------------------------------------------------------------------------------
Operation & Maintenance Personnel                 X
--------------------------------------------------------------------------------
Obtain Recommended Spare Parts from
Vendors                                           X
--------------------------------------------------------------------------------
Permanent Power, Water, Lubricants,
Chemicals, Other Consumables                      X
--------------------------------------------------------------------------------
Witness Certification of Emissions
Monitoring Equipment                              X
--------------------------------------------------------------------------------
Permanent Power, Fuel, Water for
Commissioning, SU, and Testing                    X
--------------------------------------------------------------------------------

                                   EXHIBIT I3

                       Scope of Services - Infrastructure

TABLE OF CONTENTS

I3.1.0      Terminal Points
I3.1.1      Natural Gas Interconnection
I3.1.2      Process Water Supply
I3.1.3      Waste Water Discharge
I3.2.0      Major Equipment/Systems
I3.2.1      Raw Water System
I3.2.2      Demineralized Water System
I3.2.3      Wastewater Discharge System
I3.2.4      Fire Protection System

I3.1.0 Terminal Points

      The following articles identify interfaces and terminal points for the Contractors scope of supply for utilities and facilities which extend beyond Project scope. Terminal point locations and conditions are summarized in Table 2-1.

I3.1.1 Natural Gas Interconnection

      The Project will interconnect with one or more interstate natural gas pipelines. Owner will provide pipeline quality gas to site. Owner will be responsible to provide gas that does not require heaters on site or filter-separators, or other equipment. Owner to supply gas as described in Attachment I-5. Contractor will design facility to operate on pipeline quality gas as described above and will provide scrubbers to ensure the gas as delivered to site is not affected by the Contractor's piping, and as such, will meet the combustion turbine manufacturer's requirements. Each of the pipelines under consideration is located to the west of the Project site.

      One or more pipeline laterals will be constructed to the Project site boundary under a separate contract. The Project Site Interface Drawing identifies the approximate location of the natural gas metering station to be constructed by the pipeline company. The minimum natural gas pressure to be provided by the pipeline is required to be approximately 500 psig at the site boundary. The Contractor's scope of work includes liquid separation or knockout drums and piping required to interconnect the Project to the metering station at the Project site boundary. Pipeline gas conditioning, if required, to be by gas supplier. The regulating station to maintain the fuel gas pressure within the limits required for plant operation will be supplied by the Owner.

I3.1.2 Process Water Supply

      The process water supply needs for the Project (except potable water needs) will be pumped to the site via the new water supply pipeline from Lake Enid. A representative water analyses for water taken from Lake Enid is indicated in Attachment I-3. Water supply intake structure, pumps, and the water supply pipeline from Lake Enid to the project boundary will be constructed by others. The locations of the pumping facilities and the pipeline route are shown in Figure 8. The Owner has identified on the Project Site and Interface Drawing the approximate location at which the water supply pipeline will cross the site boundary. The Contractor's scope of work shall include piping required to connect the Project with the pipeline at the site boundary.

I3.1.3 Waste Water Discharge

      Waste water from the Project, exclusive of sanitary wastes and storm water, will be discharged via a new outfall to the Tallahatchie River located approximately one mile northeast of the Project site. The outfall structure and discharge pipeline from the property boundary to the Tallahatchie River will be constructed by others. For permitting purposes, separate monitoring will be performed for cooling tower blowdown and other process waste water (demineralization waste water, crankwash waste, etc.) with the two streams being combined prior to discharge. The maximum allowable waste water temperature of the combined streams, as measured at the site boundary is 90(degree)F. The Owner has identified on the Project Site and Interface Drawing the approximate location at which the waste water discharge pipe will cross the site boundary. The Contractor's scope of work shall include the necessary monitoring equipment and piping required to connect the Project with the discharge pipe at the site boundary and sufficient pumping capacity to pump the waste water to the discharge point at the Tallahatchie River.

                                    Table 2-1

                               Terminal Point List

--------------------------------------------------------------------------------
                   At west site boundary as     0 gpm pumped
                   shown on Drawing             system, 90F
    Wastewater     32676-1STA-S1001D, Rev. A.   maximum        Permit by LSP
--------------------------------------------------------------------------------
   Natural Gas     At west site boundary as     0-340,000      Metering station
                   shown on Drawing             lb/hr @500     and associated
                   32676-lSTA-S1001D, Rev. A.   psig minimum   instrumentation
--------------------------------------------------------------------------------
  Process Water    At west site boundary as     0-5,700 gpm @
                   shown on Drawing             50 psig
                   32676-1STA-S1001D, Rev. A.   minimum
--------------------------------------------------------------------------------

I3.2.0 Major Equipment/Systems

      The Project will consist of all necessary equipment required to provide continuous, reliable, economic and easy to maintain operation of the Project. The following is a list of major equipment:

      Raw Water System
      Demineralized Water System
      Wastewater Discharge System
      Control Systems
      Electrical Systems
      Piping
      Pumps
      Infrastructure
      Fire Protection Systems

I3.2.1 Raw Water System

      The raw water supply for the facility will be provided from Lake Enid. A representative water analysis is included in Attachment I-3. The raw water system shall include a 500,000 gallon capacity raw/fire water storage tank with a 120,000 gallon portion dedicated to fire protection. One electrically driven and one diesel motor driven, 100% capacity each, fire pumps shall be provided. Two 100% plant service water pumps shall be provided taking suction from the raw/fire water storage tank.

I3.2.2 Demineralized Water System

      The demineralized water shall be produced by two 50% capacity (based on steam injection for 24 hours per day continuous operation) demineralizer trains. A 800,000 gallon capacity demineralized water storage tank shall be provided.

      A single 5,000 gallon capacity condensate tank shall be provided to serve all three units. High conductivity condensate which is inappropriate for reuse shall be pumped to the cooling tower basin. Condensate meeting the conductivity requirements, shall be pumped to the HRSG. Two sets of 100% capacity condensate transfer pumps shall be provided.

I3.2.3 Wastewater Discharge System

      Non-sanitary wastewater from the Project shall be discharged to the Tallahatchie River. Treatment of the process wastewater, not including the cooling tower blowdown shall consist of two-cell neutralization tanks. One tank shall collect effluent from the Project while the other tank shall adjust the pH level of the wastewater on a batch basis prior to its discharge. Two 100% capacity pumps shall be used to transfer and two 100% capacity pumps shall be used to discharge the wastewater. The temperature of the combined process wastewater measured at the site boundary shall not exceed 90(degree)F, assuming a makeup water temperature of less than 82(degree)F.

      Oil from the Oil/Water separator shall be held in the oil water separator for periodic disposal later via an Owner supplied tanker truck.

      Sanitary wastewater shall be discharged to the City sanitary sewer system.

I3.2.4 Fire Protection System

      A Plant fire protection system shall be provided. The 500,000 gallon capacity raw water storage tank shall have a 120,000 gallon portion dedicated to fire protection. One electrically driven and one diesel motor driven, 100% capacity each, fire pumps shall be provided. In addition, a connection to the City water main shall be made to provide additional fire fighting capacity.

                                   EXHIBIT I4

                             On-Site Infrastructure
                                Plant Description

I4.1 Mechanical Systems

I4.1.1 Fire Protection. The fire protection system is supplied with water at adequate flow and pressure by one (1) 100 percent electric motor driven and one
(1) 100 percent diesel engine driven fire pump taking suction from the raw water storage tank. 120,000 gallons of water within the tank will be dedicated to fire protection.

A fire main with hydrants is provided around the power plant buildings and site.

Water deluge sprinkler systems are installed to protect the main step-up transformers, unit auxiliary transformers, steam turbine generator bearings and the steam turbine lube oil reservoirs. Transformers will be provided with fire walls in accordance with the requirements of NFPA.

The cooling tower will be protected by a dry pipe sprinkler system. The combustion turbines are protected by the manufacturer's standard suppression system.

Portable CO2 and dry chemical fire extinguishers are provided throughout the multi-purpose building. Automatic sprinkler systems are provided to protect the administration and warehouse areas. Cross-zoned smoke and heat detection alarm systems are provided in the control room and control equipment rooms.

I4.1.2 Mechanical/Fluid Equipment

I4.1.2.1 Demineralized Water Storage Tank

      One (1) Demineralized water storage tank is provided. The tank is a field-erected vertical, cylindrical, cone roof type. The tank is designed and constructed in accordance with AWWA D100 standards.

                              Material: Carbon Steel

                              Capacity: 800,000 gal

[Missing pages 2 and 3]

wastewater while the tank will adjust the pH level of the wastewater prior to its discharge. A de-chlorination chemical feed system will be provided to reduce the active chlorine levels in the site waste water discharge to meet chlorine levels defined in Exhibit A.

Chemical storage areas will be provided with curbed secondary containment, sized for 110% of the largest single tank volume located within the area.

                                 ATTACHMENT I-1


                                  LS Power, LLC
                           Batesville Generating Plant

                      Subsurface Investigation Data Report


                                    July 1998

                              Black & Veatch-Zachry
                              Kansas City, Missouri

                                Table of Contents

                                                                          Page

1.0   Introduction ....................................................... 1-1
2.0   Site Location ...................................................... 2-1
3.0   Field Investigation and Laboratory Testing.......................... 3-1
4.0   Groundwater Conditions.............................................. 4-1

                               List of Appendices

Appendix A    Boring Locations
Appendix B    Boring Logs
Appendix C    Piezometer Logs
Appendix D    Laboratory Test Results
Appendix E    Soil Resistivity Test Results

                                1.0 Introduction

      This report provides a summary of subsurface site conditions for the proposed LS Power, LLC combined cycle project near Batesville, Mississippi. The project consists of constructing a nominal 800 MW combined cycle facility.

      The surface investigation was performed by Professional Services Industries (PSI) of Memphis, Tennessee under the direction of a Black & Veatch-Zachry (BVZ) geotechnical engineer. BVZ provided the subsurface investigation plan and boring layout required to characterize site conditions.

      This report contains only factual data as determined by the field investigation and laboratory test program. No analysis, engineering or reduction of data was performed for this report. The report provides the following information.

      o     Description of subsurface investigation program.

      o     Test locations of subsurface soil investigation.

      o     Boring and piezometer logs.

      o     Soil resistivity test results.

      o     Laboratory test results.


                                      1-1

                                2.0 Site Location

      The Batesville generating plant site consists of an approximately 60 acre tract about two miles northeast of Batesville, Mississippi. The site is located east of State Road 35 and north of Brewer Road.


                                      2-1

                 3.0 Field Investigation and Laboratory Testing

      The subsurface investigation was performed to determine the site stratigraphy and pertinent geotechnical engineering properties of the soil which underlie the proposed locations of the power generation facilities.

      The subsurface investigation was performed by Professional Services Industries (PSI) of Memphis, Tennessee under the direction of a Black & Veatch-Zachry (BVZ) geotechnical engineer. BVZ provided the subsurface investigation plan and boring layout required to characterize site conditions. Field work began May 26, 1998 and was completed June 6, 1998. Survey locations for the planned field testing were located and staked by Russell & Co. of South Haven, Mississippi. Test locations are presented in Appendix A of this report.

      The subsurface investigation consisted of the following activities.

      o     14 soil borings

      o     3 piezometers

      o     4 soil resistivity tests

      o     Laboratory tests on selected samples

      The soil borings were advanced with a CME 75 truck-mount drill rig using hollow stem augers to approximately the groundwater table and then switching to the rotary wash method. Boring depths ranged from 18 feet to 65 feet below ground surface (bgs) for a total of 614 lineal feet. Drilling fluid containing bentonite was used to maintain hydrostatic pressure and prevent caving of uncased holes.

      Sampling while drilling consisted of four Standard Penetration Test (SPT) samples from 0 feet to 10 feet, with subsequent SPT samples obtained at 5 feet intervals. Cohesive soil, where encountered, was sampled using a combination of SPT's and shelby tubes. Boreholes were backfilled with bentonite and soil cuttings. Borehole logging and field classification of samples were performed in the field by BVZ. The boring logs are presented in Appendix B of this report.

      Three piezometers were installed at the site using a 8-inch diameter hollow stem auger. The riser pipe was a 2 inch O.D. Schedule 40 PVC pipe, with a 10 feet length of 0.02 inch slotted screen attached. The piezometers were installed to an approximate depth of 20 feet. A medium-grained sand was used as a filter material in the annular space surrounding the screen. A bentonite chip seal was placed above the filter material and a bentonite/cement backfill was placed around the riser pipe to the ground surface. The piezometer logs are presented in Appendix C of this report.

      A series of laboratory tests were performed on samples obtained during the subsurface investigation. The tests included natural moisture content, density, Atterberg limits, sieve and hydrometer analysis, unconfined compression strength, and consolidation. All tests were performed in accordance with ASTM test procedures, if applicable. Laboratory test results are presented in Appendix D of this report.

      Soil resistivity tests were completed at four locations at the site. The tests were performed using the Wenner Four-Pin Method. Soil resistivity test results are presented in Appendix D of this report.


                                      3-1

                           4.0 Groundwater Conditions

      A total of three piezometers were installed during the subsurface investigation to monitor groundwater levels. These piezometers were installed in the proposed general plant area at the site. Piezometer locations are presented in Appendix A.

      Groundwater levels measured are as follows.

                                            Groundwater         Groundwater
     Piezometer        Ground Surface        Elevation           Elevation
       Number            Elevation          (06/05/98)          (06/12/98)
       ------            ---------          ----------          ----------

        PZ-1             215.99 ft           206.1 ft            206.1 ft

        PZ-9             221.27 ft           210.9 ft            220.5 ft

       PZ-10             217.04 ft           206.8 ft            206.6 ft


                                      4-1

                                  Appendix A

                               Boring Locations

                           [map of Boring Locations]

                                  Appendix B

                                 Boring Logs

                                [Log of Boring]

                                  Appendix C
                                Piezo meter Logs

                          [Piezo meter Installation Log]

                                  Appendix D

                            Labaratory Test Results

L.S Power Generating Plant                                                   BVZ
Batesville, Mississippi                                        BVZ Project 32676
                                                                       July 1998
Reduction of Resistivity Data

                               Ohmic       Meter                     Resistivity
              Spacing          Value  Multiplier        Constant        (OHM-CM)
              -------          -----  ----------        --------        --------
                R-1
                2.5             1.0           10           191.5            4788
                  5             1.6            1           191.5            1532
                 10             1.9          0.1           191.5             364
                 15             3.3          0.1           191.5             948
                 20             0.5          0.1           191.5             192
                 25             4.5          0.1           191.5            2154
                 30             4.2          0.1           191.5            2413

                R-2
                2.5             1.9           10           191.5            9096
                  5             7.0            1           191.5            6703
                 10             2.5            1           191.5            4788
                 15             1.6            1           191.5            4596
                 20             1.5            1           191.5            5745
                 25             1.4            1           191.5            6703
                 30             1.4            1           191.5            8043

                R-3
                2.5             2.4           10           191.5           11490
                  5             0.2           10           191.5            1915
                 10             1.9            1           191.5            3639
                 15             1.5            1           191.5            4309
                 20             1.3            1           191.5            4979
                 25             0.9            1           191.5            4309
                 30             1.0            1           191.5            5745

                R-4
                2.5             2.5           10           191.5           11969
                  5             0.9           10           191.5            8618
                 10             2.9            1           191.5            5554
                 15             2.2            1           191.5            6320
                 20             2.1            1           191.5            8043
                 25             1.7            1           191.5            8139
                 30             1.7            1           191.5            9767

                                 ATTACHMENT I-3

                     LAKE ENID, MISSISSIPPI WATER ANALYSIS
                          SAMPLE TAKEN OCTOBER 1, 1996

--------------------------------------------------------------------------------
       CONSTITUENT                   UNITS                 LEVEL
--------------------------------------------------------------------------------
         Calcium                     ppm                   3.28
--------------------------------------------------------------------------------
        Magnesium                    ppm                   1.86
--------------------------------------------------------------------------------
         Sodium                      ppm                   4.53
--------------------------------------------------------------------------------
        Potassium                    ppm                   1.18
--------------------------------------------------------------------------------
  Bicarbonate, as CaCO3              ppm                   15.0
--------------------------------------------------------------------------------
   Carbonate, as CaCO3               ppm              Less than 0.01
--------------------------------------------------------------------------------
         Sulfate                     ppm              Less than 10.0
--------------------------------------------------------------------------------
        Chloride                     ppm                   4.40
--------------------------------------------------------------------------------
         Nitrate                     ppm                    ND
--------------------------------------------------------------------------------
  Alkalinity, as CaCO3               ppm                   16.0
--------------------------------------------------------------------------------
     Carbon Dioxide                  ppm                   16.80
--------------------------------------------------------------------------------
  Total Organic Carbon               mg/l                   6
--------------------------------------------------------------------------------
    Silica, dissolved                ppm                   4.0
--------------------------------------------------------------------------------
         Silica                      ppm                   4.0
--------------------------------------------------------------------------------
   Hardness, as CaCO3                mg/l                 23.35
--------------------------------------------------------------------------------
          Iron                       ppm                   0.80
--------------------------------------------------------------------------------
        Manganese                    ppm                   0.09
--------------------------------------------------------------------------------
         Copper                      ppb              Less than 10.0
--------------------------------------------------------------------------------
          Lead                       ppb              Less than 200.0
--------------------------------------------------------------------------------
         Nickel                      ppb              Less than 50.0
--------------------------------------------------------------------------------
          Zinc                       ppb                   20.0
--------------------------------------------------------------------------------
         Cadmium                     ppb              Less than 10.0
--------------------------------------------------------------------------------
        Chromium                     ppb              Less than 20.0
--------------------------------------------------------------------------------
         Silver                      ppm              Less than 0.02
--------------------------------------------------------------------------------
         Arsenic                     ppm              Less than 0.003
--------------------------------------------------------------------------------
        Beryllium                    ppb                    2.0
--------------------------------------------------------------------------------
        Antimony                     ppb               Less than 5.0
--------------------------------------------------------------------------------

[LETTERHEAD]

July 7, 1998


Mr. Tom O'Brien
Overland Contracting, Inc. on behalf of
Black & Veatch-Zachary
11401 Lamar
Overland Park, KS 66211

          Re:  Laboratory Testing Program
               Proposed LS Power Generating Plant
               Batesville, Mississippi
               PSI File No. 502-85119

Dear Mr. O'Brien,

Professional Service Industries, Inc. is pleased to transmit our laboratory testing results for the referenced project. We appreciate the opportunity to perform these services. If you have any questions pertaining to this report, or if we may be of further service, please contact our office.

Respectfully submitted,

PROFESSIONAL SERVICE INDUSTRIES, INC.

/s/ Matthew J. Odom

Matthew J. Odom
Geotechnical Staff

MJO/kg

                                                                   June 12, 1998

                         Report of Resistivity Testing
                          L.S. Power Generating Plant
                            Batesville, Mississippi
                             PSI File No. 502-85119

Test Location:        R-1
Weather:              Cloudy
Ambient Temperature:  93 F


     Electrode Spacing (ft)        Ohmic Value         Meter Multiplier
     ----------------------        -----------         ----------------
--------------------------------------------------------------------------------
               2.5                     1.0                    10
--------------------------------------------------------------------------------
                5                      1.6                    1
--------------------------------------------------------------------------------
               10                      1.9                   0.1
--------------------------------------------------------------------------------
               15                      3.3                   0.1
--------------------------------------------------------------------------------
               20                      0.5                   0.1
--------------------------------------------------------------------------------
               25                      4.5                   0.1
--------------------------------------------------------------------------------
               30                      4.2                   0.1
--------------------------------------------------------------------------------

Test Location:        R-2
Weather:              Cloudy
Ambient Temperature:  93 F


     Electrode Spacing (ft)        Ohmic Value         Meter Multiplier
     ----------------------        -----------         ----------------
--------------------------------------------------------------------------------
               2.5                     1.9                    10
--------------------------------------------------------------------------------
                5                      7.0                    1
--------------------------------------------------------------------------------
               10                      2.5                    1
--------------------------------------------------------------------------------
               15                      1.6                    1
--------------------------------------------------------------------------------
               20                      1.5                    1
--------------------------------------------------------------------------------
               25                      1.4                    1
--------------------------------------------------------------------------------
               30                      1.4                    1
--------------------------------------------------------------------------------


                                                                   June 12, 1998

                         Report of Resistivity Testing
                          L.S. Power Generating Plant
                            Batesville, Mississippi
                             PSI File No. 502-85119

Test Location:        R-3
Weather:              Cloudy
Ambient Temperature:  93 F


     Electrode Spacing (ft)        Ohmic Value         Meter Multiplier
     ----------------------        -----------         ----------------
--------------------------------------------------------------------------------
               2.5                     2.4                    10
--------------------------------------------------------------------------------
                5                      0.2                    10
--------------------------------------------------------------------------------
               10                      1.9                    1
--------------------------------------------------------------------------------
               15                      1.5                    1
--------------------------------------------------------------------------------
               20                      1.3                    1
--------------------------------------------------------------------------------
               25                      0.9                    1
--------------------------------------------------------------------------------
               30                      1.0                    1
--------------------------------------------------------------------------------


Test Location:        R-4
Weather:              Cloudy
Ambient Temperature:  93 F


     Electrode Spacing (ft)        Ohmic Value         Meter Multiplier
     ----------------------        -----------         ----------------
--------------------------------------------------------------------------------
               2.5                     2.5                    10
--------------------------------------------------------------------------------
                5                      0.9                    10
--------------------------------------------------------------------------------
               10                      2.9                    1
--------------------------------------------------------------------------------
               15                      2.2                    1
--------------------------------------------------------------------------------
               20                      2.1                    1
--------------------------------------------------------------------------------
               25                      1.7                    1
--------------------------------------------------------------------------------
               30                      1.7                    1
--------------------------------------------------------------------------------


L.S. Power Generating Plant                                                  BVZ
Batesville, Mississippi                                        BVZ Project 32676
                                                                       July 1998
Reduction of Resistivity Data


                    Ohmic              Meter                     Resistivity
     Spacing        Value          Multipler       Constant        (OHM-CM)
     -------        -----          ---------       --------        --------
         R-1
         2.5          1.0                 10          191.5            4788
           5          1.6                  1          191.5            1532
          10          1.9                0.1          191.5             364
          15          3.3                0.1          191.5             948
          20          0.5                0.1          191.5             192
          25          4.5                0.1          191.5            2154
          30          4.2                0.1          191.5            2413

         R-2
         2.5          1.9                 10          191.5            9096
           5          7.0                  1          191.5            6703
          10          2.5                  1          191.5            4788
          15          1.6                  1          191.5            4596
          20          1.5                  1          191.5            5745
          25          1.4                  1          191.5            6703
          30          1.4                  1          191.5            8043

         R-3
         2.5          2.4                 10          191.5           11490
           5          0.2                 10          191.5            1915
          10          1.9                  1          191.5            3639
          15          1.5                  1          191.5            4309
          20          1.3                  1          191.5            4979
          25          0.9                  1          191.5            4309
          30          1.0                  1          191.5            5745

         R-4
         2.5          2.5                 10          191.5           11969
           5          0.9                 10          191.5            8618
          10          2.9                  1          191.5            5554
          15          2.2                  1          191.5            6320
          20          2.1                  1          191.5            8043
          25          1.7                  1          191.5            8139
          30          1.7                  1          191.5            9767


                     [graphs and charts of test results]

                                  Appendix E
                          Soil Restivity Test Results

                      [Flow Chart of Water Mass Balance]
                           [map of generating plant]

                 [map of Batesville Generation Facility Site]

                             ATTACHMENT 11-5

                           Natural Gas Analysis


Natural gas supplied to the project will have energy values calculated by ASTM methods and listed below. Emissions guarantees are based on the range of constituents listed below. Performance guarantees are based on the natural gas analysis contained in Exhibit A. In addition, the gas shall meet the requirements of the combustion turbine manufacture regarding heavy metals, other contaminants, and other physical requirements as contained on the Table 1 through Table III.


                                    VOLUME %
                                           Range

               Constituent      Mean        Min          Max
               ----------       ----        ---          ---
               C6+             0.0450      0.00000      0.20000
               Propane         0.2662      0.00000      0.15000
               I-Butane        0.0569      0.00000      1.00000
               N-Butane        0.0629      0.00000      1.00000
               NEO C5          0.0005      0.00000      1.00000
               I-Pentane       0.0259      0.00000      1.00000
               N-Pentane       0.0191      0.00000      1.00000
               Nitrogen        0.3185      0.00000      2.00000
               Methane        96.4825     90.00000     98.00000
               CO2             0.6768      0.00000      2.00000
               Ethane          2.0461      0.00000      5.00000


            TABLE I. MAXIMUM ALLOWABLE TOTAL CONTAMINANT LEVEL FROM
                     FUEL, AIR, STEAM, AND WATER


------------------------------------------------------------=-----
                                   Maximum Permitted
------------------------------------------------------------------

Contaminant     Units           501F             Comments
FBN             wt%             0.015
S               wt%             0.5
V               ppmw            0.5              Without treatment
Na+K            ppmw            1.0              Coated Blades &
                                                 Vanes, 3 Rows
Ca              ppmw           10.0
Pb              ppmw            0.5
Ba              ppmw            2.0
Mn              ppmw            2.0
P               ppmw            2.0
Cl              ppmw            6.0
------------------------------------------------------------------






---------------------------------------------------------------------------------------------------
Definitions
---------------------------------------------------------------------------------------------------
FBN       Fuel Bound Nitrogen                    The above values are recommended maximums. In some
                                                 cases, higher concentrations may be encountered
S         Sulfur                  V              Vanadium
Na        Sodium                  K              Potassium
Ca        Calcium                 Pb             Lead
Ba        Barium                  Mn             Manganese
P         Phosphorous             Cl             Chlorides

-----------------------------------------------------------------------------------------------------


*Does not apply










----------------------
* Environmental requirements usually limit the maximum fuel sulfur content to a lower limit.

TABLE II. FUEL REQUIREMENTS

The fuel shall meet the following requirements. If fuel additives are used, the fuel plus additive mixture shall meet the following requirements:


PROPERTY                LIMIT                                  COMMENTS
-------------------------------------------------------------------------------------------
Flammability            Rich-to Lean ratio=2.0,min             Volume basis @ 1 atm,
                                                               59 degrees F
-------------------------------------------------------------------------------------------
Heating Value (LHV)     770 BTU/scf. min                       DLN combustion systems
-------------------------------------------------------------------------------------------
Gas Index Variation     +/-2%                                  Day-to-day
-------------------------------------------------------------------------------------------
Gas Pressure            400-500 psig                           At CT interface
-------------------------------------------------------------------------------------------
Gas Temperature         **                Heated Gas
                        105 degrees F, max Unheated Pilot
                        Gas
-------------------------------------------------------------------------------------------
Condensables            50 degrees F superheat, min.
-------------------------------------------------------------------------------------------
Oxygen                  2% by volume, max.                     When olefins present in fuel
-------------------------------------------------------------------------------------------
Olefins                 4% by volume, max.
-------------------------------------------------------------------------------------------
Hydrogen                40% by volume, max.                    DLN combustors
-------------------------------------------------------------------------------------------
Higher Hydrocarbons     Fuel gases containing more
                        than 5% ethane (C(2)H(6)),
                        1.5% propane (C(3)H(8)), or
                        0.20% higher hydrocarbons
                        should not be used for DLN
                        applications.
-------------------------------------------------------------------------------------------
Fuel Bound Nitrogen     see Table I                            Limits set by environmental
                                                               regulation
-------------------------------------------------------------------------------------------
Sulfur                  Maximum value of 0.5wt%                Environmental regulations
                        based on equipment                     usually establish a lower
                        requirements.                          value.
-------------------------------------------------------------------------------------------

** As required to meet performance guarantees

TABLE III: PARTICULATE SIZE LIMITATIONS - FUEL GAS


-------------------------------------------------------------------------------------------
Particulate Matter      < 0.007 lb/MMBTU heat                  Total acceptable amount for
                        input                                  erosion/deposit prevention
                                                               (use LHV of fuel)
-------------------------------------------------------------------------------------------
Particulate Size        Particulate matter > 10                Downstream of customer
                        microns ((mu)m) = 0                    supplied filtration system
                        -------------------------------------------------------------------
                        < 0.00015 lb/MMBTU                     Large particle limit for
                        Particulate matter 5 to 10             erosion prevention (use
                        microns ((mu)m)                        LHV of fuel)
                        -------------------------------------------------------------------
                        < 0.004 lb/MMBTU                       (use LHV of fuel)
                        Particulate matter 1 to 10
                        microns ((mu)m)
                        -------------------------------------------------------------------
                        < 0.004 lb/MMBTU                       Small particle limit for
                        Particulate matter < 2                 prevention of deposits (use
                        microns ((mu)m)                        LHV of fuel)
-------------------------------------------------------------------------------------------

                                  Exhibit J

                      [Land Survey of LSP Energy Limited
                          Partnership-Batesville Plot]

                       MCBRIDE ENGINEERING COMPANY, INC.

CONSULTING ENGINEERS                                             LAND SURVEYORS
204 BROADWAY STREET, BATESVILLE, MISSISSIPPI 38606               PHONE 563-7314
--------------------------------------------------------------------------------
PLAT OF SURVEY OF THE PROPERTY OF LSP ENERGY LIMITED PARTNERSHIP LOCATED IN
SECTION 3 & 4 TOWNSHIP 9 S RANGE 7 W PANOLA COUNTY, MISSISSIPPI AND BEING WITHIN THE CORPORATE LIMITS OF THE CITY OF BATESVILLE MISSISSIPPI TO BE CONVEYED TO
LSP ENERGY LIMITED PARTNERSHIP BY INDUSTRIAL DEVELOPMENT AUTHORITY
--------------------------------------------------------------------------------

        NOT VALID UNLESS AN ORIGINAL SEAL AND SIGNATURE APPEARS HEREON

DESCRIPTION:                                                        PAGE 2 OF 2

A part of the Northwest Quarter of Section 3 and a part of the Northeast Quarter of Section 4, Township 9 South, Range 7 West, in the Second Judicial District of Panola County, Mississippi, containing 60.00 acres more or less, and being more particularly described as follows, to wit:

Commencing at the Northwest corner of said Section 3, running thence South 21 degrees, 47 minutes, and 08 seconds East for a distance of 1276.23 feet to a point on the South right-of-way line of a proposed road being the point of beginning; running thence Southeasterly around a curve to the left having a delta angle of 38 degrees, 55 minutes, and 32 seconds; a radius of 388.27 feet; for a distance of 263.78 feet; thence South 89 degrees, 55 minutes, and 32 seconds East for a distance of 1255.49 feet; thence South for a distance of 1329.92 feet to the North right-of-way line of a paved public road; thence along the North right-of-way line of said paved public road as follows: North 89 degrees, 47 minutes, and 33 seconds West for a distance of 318.12 feet; South 89 degrees, 55 minutes, and 10 seconds West for a distance of 1155.99 feet; North 86 degrees, 58 minutes, and 34 seconds West for a distance of
361.74 feet; North 00 degrees, 37 minutes, and 34 seconds East for a distance of 15.00 feet; in a Northwesterly direction around a curve to the right having a delta angle of 18 degrees, 14 minutes, and 11 seconds; a radius of
778.51 feet; for a distance of 247.79; thence North 06 degrees, 26 minutes, and 41 seconds West for a distance of 199.09 feet, thence North 85 degrees, 46 minutes, and 41 seconds West for a distance of 123.00 feet; thence North 26 degrees, 32 minutes, and 25 seconds East for a distance of 704.94 feet; thence North 39 degrees, 00 minutes, and 00 seconds East for a distance of
650.00 feet to the point of beginning.

BEING SUBJECT TO:

A fifteen (15') foot and a twenty-five (25') strip of land as an easement being along and with the North property line of the above described property.

CERTIFICATE OF SURVEYOR:

I, James W. Sullivan, Jr. do hereby certify this to be a true and accurate plat and description of, the lands herein described as surveyed and marked on the ground by me or under my supervision. I also certify that this property is not located in a HUD identified Special Flood Hazard Area according to FIA map no. 280125 0120 B dated June 4, 1980.

Signed at Batesville, Mississippi this the 8th day of July 1998.

                                         [seal]

-------------------------------------------------------------------------------

DATE OF SURVEY  7/2/98
FILED POOL NUMBER  DC  page ____
SURVEYED BY     P.S.

SCALE 1 INCH EQUALS   300'
DRAWN BY       P.S.
CHECKED BY     P.S.

CLOSED BY _______________
METHOD        CLASS "B"

BASIS OF BEARING: SOLAR OBSERVATION FROM PREVIOUS SURVEY

                                    EXHIBIT K

                  LIST OF OWNER PROCURED EQUIPMENT AND SERVICES

Power Island Equipment (PIE):

o     Steam Turbine Generators and Condensers.
o     Gas Turbine Generators.
o     Heat Recovery Steam Generators.

Balance of Plant (BOP) Equipment:

o     Transformers and accessories.
o     Generator terminal equipment.
o     Switchgear.
o     Motor Control Centers.
o     Distributed Control System.
o     CEMS/Vibration Monitoring Equipment.
o     Emergency Power equipment and panels.
o     Batteries, chargers and UPS.
o     ISO phase bus duct.
o     Structural & pipe rack steel.
o     Air compressors and dryers.
o     Fuel gas heaters and separators.
o     Shop fabricated tanks,
o     Water treatment and chemical feed equipment.
o     Cooling Tower.
o     Sampling and Analysis system.
o     Large pumps.
o     Engineering Services.


--------------------------------------------------------------------------------
1                                                                  July 22, 1999

                                   Exhibit L

                       List of Common Facilities Equipment

                                                                     Quantity
--------------------------------------------------------------------------------
CIVIL/STRUCTURAL EQUIPMENT
--------------------------------------------------------------------------------
MULTI-PURPOSE BLDG                                                       1
--------------------------------------------------------------------------------
OIL/WATER SEPARATOR                                                      1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MECHANICAL EQUIPMENT
--------------------------------------------------------------------------------
AIR COMPRESSORS                                                          2
--------------------------------------------------------------------------------
INSTRUMENT AIR DRYER                                                     1
--------------------------------------------------------------------------------
WET COOLING TOWER (F&E)                                                  1
--------------------------------------------------------------------------------
FIRE HOSES, HOSE HOUSES, ETC
--------------------------------------------------------------------------------
AUTOMATIC FIRE PROTECT (F&E)
--------------------------------------------------------------------------------
CIRCULATING WATER PUMPS                                                  3
--------------------------------------------------------------------------------
FIRE WATER PUMP - DIESEL ENGINE DRIVEN                                   1
--------------------------------------------------------------------------------
FIRE WATER PUMP - ELECT. MOTOR DRIVEN                                    1
--------------------------------------------------------------------------------
DEMIN. WATER TRANSFER                                                    2
--------------------------------------------------------------------------------
COND. TRANSFER                                                           2
--------------------------------------------------------------------------------
AUXILIARY COOLING WATER                                                  2
--------------------------------------------------------------------------------
RAW/FIRE WATER                                                           1
--------------------------------------------------------------------------------
DEMIN WATER                                                              1
--------------------------------------------------------------------------------
COMPR. AIR RECEIVER                                                      1
--------------------------------------------------------------------------------
COND STORAGE                                                             1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT
--------------------------------------------------------------------------------
125V STATION BATTERY                                                 1-60 CELL
--------------------------------------------------------------------------------
BATTERY CHARGERS                                                       2-100%
--------------------------------------------------------------------------------
UPS                                                                      1
--------------------------------------------------------------------------------
MOTOR CONTROL CENTERS                                                  1-LOT
--------------------------------------------------------------------------------
MV SWITCHGEAR                                                            1
--------------------------------------------------------------------------------
SECONDARY UNIT SUBS                                                      2
--------------------------------------------------------------------------------
AUXILIARY TRANSFORMERS                                                 2-100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONTROL EQUIPMENT
--------------------------------------------------------------------------------
DIST CONT & INFO SYS                                                   1-LOT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CHEMICAL EQUIPMENT
--------------------------------------------------------------------------------
CIRCULATING WATER CHEMICAL FEED                                       3 skids
--------------------------------------------------------------------------------
DEMINERALIZATION SYSTEM                                             2-50% trains
--------------------------------------------------------------------------------
PRETREATMENT SYSTEM                                                   1 system
--------------------------------------------------------------------------------
SAMPLING & ANALYSIS SYS                                               1 panel
--------------------------------------------------------------------------------
CHEMICAL WASTE SYSTEM                                                    1
--------------------------------------------------------------------------------

                                    Exhibit M

                                     Permits

Owner Permits

Federal:

      Self Certification of Coal or Alternative Fuel Capability (DOE)

      Certification of Exempt Wholesale Generator Status (FERC)

      Approval of Rates for sales by LSP Energy Limited Partnership (FERC)

      Clean Water Act, Section 404 Permits (COE)

      Rivers and Harbors, Section 10 Permit (COE)

      Flood Plains Management (COE)

      Notification of Construction of Stacks and Transmission Lines (FAA)

      Endangered Species (USFWS) [Note: This is an approval and not a permit]

State of Mississippi:

      Parks and Recreation (MDEQ)

      Certificate of Public Convenience and Necessity (MPSC)

      Highway Crossing Permit (MDOT)

      PSD - Air Permit for Construction (MDEQ)

      PSD - Air Permit for Operation (MDEQ)

      NPDES Permit (MDEQ)

      Permit to Withdraw Water for Beneficial Use - From Lake Enid (MDEQ)

      NPDES Storm Water Multi-Sector General Permit for Industrial Facilities
      (MDEQ)

      Air Quality - Title IV Operating Permit (MDEQ)

      Solid Waste Notification for Operation (MDEQ)

      Water Quality Certificates associated with Nationwide and General Permits issued by COE under the Clean Water Act (MDEQ)

      Cultural Resources (MS SHPO)

      Endangered Species (MDEQ) [Note: This is an approval and not a permit]

      Oil and Hazardous Substance Control SPCC Plan and Facility Response Plan (EPA/MDEQ) [Note: This is an approval and not a permit]

      Fuel Oil Tank Registration

City of Batesville / County of Panola:

      Road Crossing Permit

      Railrod Crossing Permit

      Zoning Use and Compliance

      Occupancy Permit

Contractor Permits & Licenses

      State of Mississippi General Contractors license. H.B. Zachry Co. has a General Contractor's license with all classifications. B&V Contrsuction Inc. (BVCI) has a General Contractor's license with several classifications. These licenses will permit BVZ to execute the project.

      Registration with the Secretary of State

      Building Permit

      Construction Privilege License

      NPDES - Storm water general permit for discharge associated with construction. (Includes preparation of a storm water pollution prevention plan).

                                    EXHIBIT N
                          CHANGE ORDER PRICING SCHEDULE

--------------------------------------------------------------------------------

Page 1

I.     PROJECT TEAM UNIT RATES

       The following rates shall be used for managerial and engineering cost adjustments for scope of work changes up to a cumulative 1,000 engineering hours or 10,000 construction hours:



              POSITION CATEGORY                        HOUR1Y BILLING RATE
              -----------------                        -------------------

       A.     ENGINEERING TEAM
                    Project Management                       $64.83
                    Project Department Engineer              $56.32
                    Project Control Manager                  $56.32
                    Legal/Environment Coordinator            $56.32
                    Senior Engineer                          $48.87
                    Design Engineer                          $42.39
                    Associate Design Engineer                $34.52
                    Project Secretary                        $20.61
                    Planner/Scheduler                        $47.88
                    Designer                                 $45.94
                    Drafter                                  $25.51

       B.     SITE MANAGEMENT TEAM
                    Construction Management                  $88.00
                    Site Department                          $76.62
                       Manager/Superintendent
                    Senior Engineer                          $66.17
                    Engineer                                 $56.85
                    Associate Engineer                       $43.23
                    Field Engineer                           $56.85
                    Secretary/Clerical                       $21.46


                                    EXHIBIT N
                          CHANGE ORDER PRICING SCHEDULE

-------------------------------------------------------------------------------

Page 2

The above hourly rates are all inclusive of indirect labor costs, but do not include G&A expenses or profit. Direct expenses such as long distance telephone expenses, computer charges, prints, reproduction, traveling, and living expenses, cost paid by the Contractor to third parties, and other direct expenses associated with scope of work changes shall be charged in accordance with the Contractor's standard expense rates.


The above hourly rates are valid through a Notice to Proceed of August 20, 1998.

C.     CONSTRUCTION RATES

The following rates shall be used for construction cost adjustments for scope of work changes:


                                          HOURLY BILLING RATES
                                          --------------------
     POSITION CATEGORY            STRAIGHT TIME           OVERTIME RATES
     -----------------            -------------           --------------
     General Foreman                $69.67                     $54.19
     Foreman                        $37.88                     $51.68
     Journeyman                     $34.31                     $46.65
     Helper I                       $22.17                     $29.58
     Helper II                      $26.72                     $35.98
     Helper III                     $31.28                     $42.39
     Laborer - Common               $17.35                     $22.80


The above rates are all inclusive of indirect costs, hand tools and consumables; however, these rates do not include construction equipment costs, overhead and profit. When using the above unit rates, normal changes will be supervised by on-site staff at no charge. However, in the event the scope of change requires additional contractor staff to be assigned, or current staff to be assigned longer to the project, the Owner will be billed at the Site Management Team rates.


The above rates are valid for a Notice to Proceed date of August 20,

                                    EXHIBIT N
                          CHANGE ORDER PRICING SCHEDULE

-------------------------------------------------------------------------------
Page 3

II.    OTHER RATES

         On-Site Subcontractor's Work           Subcontractor's Invoice + 10%

         Construction Equipment:                Construction Equipment:

               Contractor Owned                 100% of Blue Book for operating
                                                cost.  85% of Blue Book for
                                                ownership cost.

               Outside Rent                     Cost + 10%

         Engineered Equipment and Material:     Invoice + 5%
         (Non-Subcontract)

III.   SIGNIFICANT CHANGE ORDERS

       For change orders involving an aggregate of 1,000 engineering hours and/or 10,000 construction man-hours, the following engineering rates which include G&A and profit will apply.

       A.     ENGINEERING TEAM


                    Project Management                   $   139.16
                    Project Department Engineer          $   120.89
                    Project Control Manager              $   120.89
                    Legal/Environment Coordinator        $   120.89
                    Senior Engineer                      $   104.89
                    Design Engineer                      $    90.98
                    Associate Design Engineer            $    74.10
                    Project Secretary                    $    44.24
                    Planner/Scheduler                    $   102.88
                    Designer                             $    98.60
                    Drafter                              $    54.75


              SITE MANAGEMENT TEAM


                    Construction Management              $   128.31
                    Site Department                      $   111.71
                       Manager/Superintendent
                    Senior Engineer                      $    96.49
                    Engineer                             $    82.89
                    Associate Engineer                   $    63.02
                    Field Engineer                       $    82.89
                    Secretary/Clerical                   $    31.29



       The above hourly rates are all inclusive of indirect labor costs, but do not include G&A expenses or profit. Direct expenses such as long distance telephone expenses, computer charges, prints, reproduction, traveling, and living expenses, cost paid by the Contractor to third parties, and other direct expenses associated with scope of work changes shall be charged in accordance with the Contractor's standard expense rates.


       Also after change orders for reach a cumulative value of 10,000 engineering hours or 10,000 construction hours, the change order value for construction labor identified in l.C. above will be increased by 30%. This increase is to cover additional safety supplies, hiring additional crafts, extra burden on the existing indirect staff and equipment, additional indirect supplies, and to contribute towards overhead and profit. In the event the scope of change requires additional contractor staff to be assigned, or current staff to be assigned longer to the project, the Owner will be billed at the Site Management Team rates.

                                                                       EXHIBIT 0

                                    INSURANCE

PART I -- CONTRACTOR AND SUBCONTRACTOR INSURANCE

1.    CONTRACTOR'S COVERAGE

      At its own expense, Contractor shall secure and maintain during the term of the Agreement the following insurance with the coverage amounts indicated for occurrences during and arising out of Contractor's performance of the Agreement. Such insurance shall be placed with responsible and reputable insurance companies in compliance with applicable Law and be effective as of the issuance of the Notice to Proceed or an earlier Limited Notice to Proceed. Such insurance shall be maintained until Final Completion, except Products Liability/Completed Operations coverage which shall be maintained for three (3) years beyond Final Completion. Deductible amounts under such coverages provided by Contractor shall be the responsibility of the Contractor.

      A.    Workers' Compensation/Employer's Liability Insurance

            Contractor shall maintain Workers' Compensation Insurance subject to statutory limits and Employer's Liability Insurance in an amount of one million dollars ($1,000,000) per accident.

      B.    Commercial Automobile Liability Insurance

            Contractor shall maintain Commercial Automobile Liability insurance with a limit of $1,000,000, including coverage for owned, non-owned, and hired automobiles for both bodily injury (including death) and property damage liability, uninsured/underinsured motorist protection endorsements.

      C.    Comprehensive or Commercial General Liability Insurance

            Contractor shall maintain Commercial General Liability insurance on a project-specific basis covering against insured's legal liability to others as a result of bodily injury, property damage and personal injury arising during construction, use, operation and maintenance of the Facility. Such policy shall be written on an occurrence basis with a limit of liability of $1,000,000. Coverage shall include, but not be limited to, premises/operations, explosion, collapse, and underground hazards, broad form property damage and personal injury liability.

      D.    Excess/Umbrella Liability Insurance

            Contractor shall maintain Excess/Umbrella Liability insurance which shall be written on an occurrence basis and providing coverage limits in excess of the primary limits. The limit of such umbrella coverage shall be $25,000,000 on a follow form basis.

2.    EVIDENCE OF COVERAGE

      Contractor shall, on or before the giving of the Notice to Proceed or an earlier Limited Notice to Proceed, or within five (5) Days after each written request by Owner or Owner's insurance broker thereafter, provide certificates of insurance to Owner's insurance broker evidencing all insurance policies to be procured by Contractor. The Certificates evidencing commercial General Liability insurance, Commercial Automobile Liability insurance and Excess/Umbrella Liability insurance shall each certify that such policies shall provide that

      A. As to such coverages, with the exception of the Workers Compensation and Employer's Liability during Contractor's performance under the Agreement, Owner's Indemnitees shall be named as additional insureds under such policies (without any representation or warranty by or obligation upon such entities) as their interests may appear to the extent of Contractor's indemnity obligations as set forth in Section
            17.1 of the Agreement; "Owner's Indemnities" as respect this insurance exhibit shall have the meaning set forth in Section 17.1 of the Agreement;

      B. The inclusion of more than one person as insured hereunder shall not in any way affect the rights of any such person as respects any claim, demand, suit or judgment made, brought or recovered, by or in favor of any other insured, or by or in favor of any employee of such other insured;

      C. Each person is protected thereby in the same manner as though a separate policy had been issued to each, but nothing therein shall operate to increase the insurance company's liability as set forth elsewhere in the policy beyond the amount for which the insurance company would have been liable if only one person or interest had been named as insured; and,

      D. Such insurance is primary insurance with respect to the interests of Owner Idemnitees to the extent of Contractor's contractual obligations in the Agreement (with the exception of the Owner's Builder's Risk coverage) and any other insurance maintained by them is excess and not contributing with this insurance.

3.    CONTENTS OF CERTIFICATES

      The certificates evidencing all insurance provided under Sections 1 and 2 shall each certify that

      A. Under such policy there will be no recourse against Owner's Indemnitees for payment of a premium and

      B. Such policy may not be canceled or materially altered by the insurance company without giving sixty (60) Days' (or ten (10) Days' prior notice if such cancellation is due to a failure to pay premiums) prior written notice of cancellation to Owner and Lender.

      C. Contractor shall not request or acquiesce to any material alteration to any of the insurance coverages required to be maintained by Contractor under the Agreement and shall give Owner prompt notice of any material alteration to any of such insurance coverages, but in no event later than five (5) Days after it learns of such material alteration.

4.    SUBCONTRACTOR'S COVERAGE

      Obligations of Contractor. During the term of the Agreement and until the expiration of the Warranty liability period, each Subcontractor will maintain or cause to be maintained in full force and effect, during the time in which they are engaged in performing services to be furnished by Contractor hereunder at or about the Site at Contractor's or such Subcontractor's expense, the following insurance:

      A. Each Subcontractor shall carry the insurance policies described in Sections 1 and 2 in a form and amount that complies with applicable Law and in accordance with Contractor's normal practice or Contractor shall maintain such coverage under its own insurance policies.

      B. Contractor and each Subcontractor shall be responsible for any loss of or damage to their own property, including tools, equipment and vehicles or other property, which does not form part of the Facility. Owner and Owner's Indemnitees shall be responsible for any loss of or damage to their own property, including tools, equipment and vehicles or other property, which does not form part of the Facility.

      C. Contractor shall require evidence of insurance from each Subcontractor prior to allowing such Subcontractor to commence the performance of any Work with respect to the Facility.

      D.    The Contractor shall be responsible for the observance of this
            Section 4 by all Subcontractors.

5.    ALTERNATIVE COVERAGE

      Insurance Coverage required in Sections 1 and 2 may be carried under insurance policies (1) that insure other assets owned or managed by Contractor and/or (2) provided separately by each member company of the Contractor provided, however, such insurance otherwise complies with the requirements of Sections 1 and 2.

PART II -- OWNER'S INSURANCE

6.    OWNER'S COVERAGE

      Owner shall procure at its own expense and maintain in full force and effect from and after the Notice to Proceed, the following insurance with the coverage amounts indicated. Such insurance shall provide the coverage, limits, deductibles and exclusions as herein described. Such insurance shall be maintained with responsible and reputable insurance companies in compliance with applicable Law. Prior to issuance of the Notice to Proceed, Owner shall provide Contractor certificates of insurance, and if requested by Contractor, a true, correct and complete copy of all such insurance policies, to Contractor evidencing all insurance policies required under this Section 6. Except as respects loss or damage directly resulting from testing of a combustion turbine or of a steam turbine, Contractor will be responsible for deductible amounts up to a maximum of $50,000 per occurrence for any loss or damage to the Work arising out of Contractor's performance of activities under the Agreement until such time as the completion of testing in accordance with the Agreement; provided, that Contractor shall not be responsible for such deductible amounts to the extent that any such loss or damage to the Work results solely from Owner's negligence or willful misconduct. If during the testing period any physical loss or damage occurs to the Work which is a direct result of the testing of a combustion turbine or of a steam turbine, then to the extent such loss or damage is directly attributable to negligence of Contractor (or anyone performing work on behalf of or at the direction of Contractor), Contractor shall be responsible for deductible amounts up to a maximum of $250,000 with respect to the testing of a combustion turbine and up to a maximum of $100,000 with respect to the testing of a steam turbine. Notwithstanding the above, Contractor shall not be responsible for any deductibles under Owner's coverage after the completion of testing in accordance with the Agreement.

      A.    All Risk Builder's Risk

            The Owner shall maintain all risk builder's insurance covering the Facility and the transmission lines to the interconnection facilities (to the extent set forth in paragraph 2 below), on a 100% replacement cost basis, for physical loss or damage arising from or in connection with causes or perils, including, but not limited to, the following:

            o Earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption);
            o     flood;
            o     wind;
            o     boiler, turbine and machinery accidents or breakdown;
            o     All testing.

            Contractor, including each entity comprising Contractor and their respective affiliated and/or associated companies, shall be Named Insureds under such policy(ies) of insurance. Subcontractors and suppliers of all tiers shall be additional insureds under insurance to be maintained by Owner as their respective interests may appear.

            1) Such insurance shall cover all property during the term of the Agreement, including during testing, as well as any and all materials, equipment, and machinery intended for the Facility during off-site and inland transit. Such insurance shall be on a 100% completed value form, with no periodic reporting requirements, insuring the Equipment and Work and including coverage for

                  a) Inland transit with a sub-limit equal to the full replacement for maximum shipment value, temporary off-site storage, with a sub-limit at least equal to full replacement for maximum equipment value in temporary off-site storage;

                  b) Pollution clean up and removal caused by fire, lightning, aircraft impact, explosion, riot, civil commotion, smoke, vehicle impact, windstorm, hail, vandalism, or malicious mischief, leakage or accidental discharge from automatic fire protective systems, under said policy and for a sub-limit not less than $250,000;

                  c)    extra expenses in an amount not less than $2,000,000;

                  d) Foundations and other property below the surface of the ground

                  e) Expediting expenses with a sublimit of not less than $5,000,000;

                  f)    Unintentional errors and omissions of any Insured;

                  g)    An endorsement with a marine 50/50 clause; and,

                  h) Damage to Existing Property with a limit of not less than $5,000,000

            2) The policy is to insure electrical transmission lines and equipment within the premises of the insured work or within one thousand feet thereof or while in the course of construction or installation to the extent Owner or Contractor has an insurable interest.

            3) The policy shall be non-cancellable by the insurer, except for non-payment of premium (for which at least 10 Days written notice will be provided to Owner and Contractor for non-payment of premium).

            4) The builder's all-risk coverage shall not contain an exclusion for physical loss or damage ensuing or resulting from freezing, mechanical breakdown, loss or damage covered under any guarantee or warranty, or resultant damage caused by faulty workmanship, design or materials.

            5) Builder's risk insurance coverage shall remain in effect until the passage of risk of loss to Owner in accordance with
                  Article 8.2 of the Agreement.

            6)    The deductible for all such insurance shall not exceed:

                  a) $500,000 for losses directly arising from operational testing of the combustion turbine and the steam turbine; or,

                  b) $50,000 for losses or damage from all other perils and/or causes.

                  Owner shall be responsible for any deductible obligation, if any, which exceeds Contractor's deductible obligations set forth in Section 6 above.

            7) Coverage shall also be afforded to the property of others should it be necessary. The all risk builders' risk policy shall be written on a replacement cost basis and shall contain an agreed amount endorsement waiving any coinsurance penalty. The insurer shall waive any subrogation rights it may have against any insured under the policy (other than a third party architect/engineer) and where waiver is in writing prior to a loss. Contractor, including any associated or affiliated company(ies) of Contractor shall not be subrogated by the insurer for damage arising from performance of professional services, caused by error or omission. Under such policy, occupancy and operation of the Facility is permitted prior to acceptance by Owner, after completion.

      B.    Delay in Start-up

            As an extension of the coverages set forth in Section 6.A or as a separate policy(ies), the Owner, at its sole cost and expense, shall maintain delay in start-up insurance covering continuing expenses and debt service resulting from delays in Substantial Completion resulting from:

            o physical loss or damage to the Facility during construction or testing;
            o     loss or damage to equipment while in transit; or
            o loss or damage to equipment while in storage away from the site.

            1) As respects Contractor's interests, Contractor, including each entity comprising the Contractor and their respective affiliated and/or associated companies, shall be included as Named Insured under the delay in opening coverage.

            2) This extension or separate policy shall have a period of indemnity of no less than twelve (12) months (or such other period as mutually agreed between Owner and Contractor), with a maximum aggregate limit of not less than $35 million for a twelve month period.

            3) Such extension or separate policy may be subject to deductibles not to exceed thirty-(30) Days' delay.

            4) Delay coverage is extended for expenditures that are necessary to reduce any insured loss of income, projected loss of earnings and continuing expenses plus debt service of Owner caused by damage or loss which occurs during the policy to any property required to be insured in subsection A. above, including contingent loss as a result of damage or destruction of key equipment in transit (whether inland or ocean marine transit) or while completed and in temporary offsite storage at any premises, including the manufacture.

            5) The policy covering delay in opening coverage shall not contain any exclusion or provision offsetting amounts payable under the policy to any insureds by any amounts otherwise payable to the insured for delay in opening under the Agreement, including, but not limited to Contractor's obligations to Owner for liquidated damages due to delay.

            6) The delayed opening coverage shall insure, without limitation, delay due to loss or damage covered by a guaranty or warranty caused by an insured peril.

            7) The delayed opening coverage shall remain in effect until the earlier of:

                  a)    passage of risk of loss to Owner in accordance with
                        Article 8.2; or

                  b)    termination of the Agreement;

                  provided, however, that the applicable period of indemnity under such policy shall not be terminated by the expiration or cancellation of the policy with respect to losses payable hereunder in direct consequence of the insured physical loss or damage occurring prior to such expiration or cancellation.

            Contractor shall make every reasonable effort to protect any Equipment subject to ocean transit against risk of loss or damage. This protection may be provided by the terms of delivery of such Equipment from Subcontractors, or by Contractor-provided insurance. Delay in opening cover shall protect Owner and Contractor against delay in opening from any conveyance to the jobsite, including, but not limited to ocean cargo and air transit, with deductibles not to exceed 30 Days.

      C.    Commercial General Liability Insurance

            Owner shall maintain third party liability insurance covering Owner's legal liability to others as a result of bodily injury, property damage and personal injury arising from the construction, use, operation and maintenance of the Facility. Such policy shall be written on an occurrence basis with a limit of liability of $1,000,000. Coverage shall include, but not be limited to, premises operations, explosion, collapse, and underground hazards, broad form property damage, blanket contractual liability, and personal injury liability.

      D.    Excess/Umbrella Liability Insurance

            Owner shall maintain Umbrella Liability insurance written on an occurrence basis and providing coverage limits in excess of the primary limits. The limit of such umbrella coverage shall not be less than $10,000,000 on a follow form basis.

      Owner shall not request or acquiesce to any material alteration to any of the insurance coverages required to be maintained by Owner and shall give Contractor prompt notice of any material alteration to any of such insurance coverages, but in no event later than five (5) Days after it learns of such material alteration.

7.    PROPERTY INSURANCE-LOSS ADJUSTMENT.

      Any insured loss provided by Owner thereunder shall be adjusted with Owner and Contractor and made payable to Owner and Contractor as their interests may appear, subject to any applicable mortgagee clause.

PART III - GENERAL

8.    WAIVER OF SUBROGATION

      All insurance policies supplied by any party hereunder shall include a waiver by the insurers of any right of subrogation against any other party under such insurance policies and of any right of the insurers for counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of either party.

9.    NO EFFECT ON LIABILITY

      The requirement that Contractor or Owner furnish certain minimum insurance coverage is not to be interpreted as in any way limiting the liability of Contractor, or Owner as the case may be, nor does either party, by furnishing or requiring evidence of certain minimum insurance, assume, or intend to assume, any liability that it would not otherwise have in the absence of such a requirement.

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Air Dryers                              Zum
                                        Lectrodryer
                                        Hankison
                                        Pneumatic Products Corp.

------------------------------------------------------------------------------------------------------
Air Compressors                         Sull-Air
                                        Ingersoll-Rand
                                        Gardner Denver
                                        Atlas Copco
                                        Joy

------------------------------------------------------------------------------------------------------
Architectural                           H.B. Zachry

------------------------------------------------------------------------------------------------------
Batteries & Chargers                    Exide
                                        GNB
                                        CND
                                        Solidstate Controls
                                        Alcad
                                        Saft-American

------------------------------------------------------------------------------------------------------
Boiler Feed Pumps                       Goulds Pumps, Inc.
                                        Ingersoll-Dresser
                                        KSB Pumps, Inc.
                                        Byron Jackson
                                        Sulzer Bingham

------------------------------------------------------------------------------------------------------
Building Construction                   Carothers
                                        PSI
                                        Roy Anderson Corp.
                                        WG Yates & Sons
                                        Hill Brothers
                                        Four F Corp.

------------------------------------------------------------------------------------------------------
Bus Duct                                Calvert                             Control Power Limited
                                        Delta-Unibus
                                        CPC
                                        Square D
                                        ABB Power T&D, Inc.

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Chemical Cleaning                       GE-Canada
                                        Rust Industrial Cleaning
                                        Hydrochem
                                        Boyle Energy Services & Technology
                                        Astro Pak Corporation
                                        Site Management Services
                                         International

------------------------------------------------------------------------------------------------------
Chemical Feed Equipment                 Johnson March Systems
                                        Sentry
                                        CEGELEC
                                        Waters

------------------------------------------------------------------------------------------------------
Chrome Piping                           Tioga
                                        Von-Leeuwen
                                        Consolidated
                                        Hughes Supply

------------------------------------------------------------------------------------------------------
Circulating Water Pumps                 Suzer Bingham                       Goulds
                                        Ingersoll Dresser                   CBI
                                        Byron Jackson (BWIP)

------------------------------------------------------------------------------------------------------
Combustion Turbine Gen.                 Westinghouse

------------------------------------------------------------------------------------------------------
Concrete Supply                         Batesville Concrete Products, Inc.
                                        Panola Ready Mix

------------------------------------------------------------------------------------------------------
Condensate Pumps                        Sulzer Bingham                      Goulds
                                        Ingersoll Dresser
                                        Byron Jackson (BWIP)
                                        KSB
                                        Peerless

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Continuous Emissions                    Johnston
Monitoring System                       Westinghouse                        Columbia Scientific
                                        Thermo-Electron                     Spectrum
                                        Horiba                              Shamrock

------------------------------------------------------------------------------------------------------
Condenser                               KVB
                                        Foster Wheeler Energy Corp.
                                        Ecolaire
                                        Senior
                                        Yuba
                                        Holtec
                                        Graham

------------------------------------------------------------------------------------------------------
Control Valves/Steam Conditioning       Fisher                              Dresser
Desuperheaters                          Copes Vulcan
                                        Valtek
                                        Masonellan
                                        Yarway

------------------------------------------------------------------------------------------------------
Cooling Tower                           BIG
                                        Marley
                                        Ecodyne
                                        BAC-Pritchard
                                        Hamon
                                        Zum-Balcke-Durr
                                        Thermal Dynamic Cooling Tower

------------------------------------------------------------------------------------------------------
Demineralizer Equipment                 Graver Water
                                        Hungerford & Terry
                                        Glegg Water Conditioning
                                        Aquatech
                                        U.S. Filter

------------------------------------------------------------------------------------------------------
Distributed Control System              Bailey Controls
                                        Westinghouse
                                        Foxboro Company
                                        Honeywell

------------------------------------------------------------------------------------------------------
Engineering                             Black & Veatch

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Field Erected Tanks                     RECO Constructors                   Columbia Tank
                                        Pitt-Des Moines, Inc.               Trumbo
                                        Titan Fabricators
                                        CBI Na-Con, Inc.
                                        Brown-Minneapolis Tank
                                        Buffalo Tank Corp.
                                        National Steel Erection
                                        Advance Tank

------------------------------------------------------------------------------------------------------
Fire Protection                         Graver
                                        F.E. Moran, Inc.
                                        Grinnell Fire Protection
                                        Automatic Sprinkler Corp.
                                        Milton J. Wood

------------------------------------------------------------------------------------------------------
Fire Water Pumps                        Aurora
                                        Fairbanks Morris
                                        Patterson
                                        Johnston Pump
                                        ITT A-C Corp.

------------------------------------------------------------------------------------------------------
Heat Recovery Steam Gen.                Deltak Corp.
                                        Nooter/Eriksen Cogen Systems, Inc.
                                        ABB/CE
                                        H. Vogt Co.
                                        Foster Wheeler

------------------------------------------------------------------------------------------------------
Heavy Haul Equipment                    H.B. Zachry
                                        American Heavy Rigging and Hauling
                                        Guy M. Turner
                                        Williams Crane and Rigging
                                        Barnhart

------------------------------------------------------------------------------------------------------
Insulation                              H.B. Zachry
                                        The Young Group
                                        Insulation & Refractories Services

------------------------------------------------------------------------------------------------------
Miscellaneous Pumps                     Goulds
                                        Ingersoll Dresser
                                        Peerless
                                        Byron Jackson
                                        Aurora

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Miscellaneous Electric Equip.           Westinghouse                        Controlled Power
   (Incl. Switchgear, Breakers, MCC)    Square D                            PowerCon Corp.
                                        ABB Power Dist.                     Toshiba International Corp
                                        General Electric                    Central Electric
                                        Siemens                             HV Sales

------------------------------------------------------------------------------------------------------
Painting                                H.B. Zachry or "LATER"

------------------------------------------------------------------------------------------------------
Pipe Fabrication                        IPS
                                        Interpro Fabricators
                                        The Shaw Group
                                        BendTec

------------------------------------------------------------------------------------------------------
Pipe Supports                           Lisega
                                        Basic Engineering
                                        Grinnell

------------------------------------------------------------------------------------------------------
Heat Exchangers                         Graham Manufacturing                Mueller (Paul)
                                        Yuba Heat Transfer                  Bos Hatten
                                        Alfa-Laval
                                        Trantor
                                        APV

------------------------------------------------------------------------------------------------------
Power Transformers                      ABB Power                           T&D Co.
                                        Ferranti-Packard                    General Electric
                                        Magnetek
                                        North American Trans.
                                        Siemens
                                        Virginia Transformers (For Aux
                                          Transformers Only)
------------------------------------------------------------------------------------------------------
Pre-Engineered Buildings                Standard Inc. Structures Corp.
                                        United Structurers of America
                                        Parkline, Inc.                      Steelox
                                        Inland Building                     Inland
                                        Butler                              Mid-West Steel
                                        Varco-Pruden                        Behlen
                                        Star Building Systems               Chief
                                        United Steel Structures

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Rebar Fabrication                       American Steel Company or "LATER"

------------------------------------------------------------------------------------------------------
SCR                                     Joy-Kawasaki
                                        Mitsubishi
                                        Hitachi
                                        Englehard
                                        Peerless

------------------------------------------------------------------------------------------------------
Sitework                                H.B. Zachry or "LATER"

------------------------------------------------------------------------------------------------------
Steam Turbine Generator                 ABB

------------------------------------------------------------------------------------------------------
Steel                                   AFCO Steel                          Smi-Owen
                                        Cives Steel Company                 Federal Steel Supply
                                        Steel Fabricators of Monroe         Qualico
                                        Kline Iron & Steel Co.
                                        Shelby Steel Fabricators

------------------------------------------------------------------------------------------------------
UPS                                     SCI
                                        Custom Power Systems
                                        Constant Power Manufacturing Co.
                                        Solidstate Controls, Inc.

------------------------------------------------------------------------------------------------------
Valves - Butterfly                      Keystone
                                        Pratt
                                        Bray
                                        Centerline

                                    EXHIBIT P
                         List of Approved Subcontractors

======================================================================================================
                           MAJOR EQUIPMENT SUPPLIERS AND SUBCONTRACTORS
------------------------------------------------------------------------------------------------------
EQUIPMENT                               VENDOR
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Valves - Forged Steel                   Vogt
                                        Conval
                                        Edwards
                                        Velan Yarway

------------------------------------------------------------------------------------------------------
Valves - General Service Cast Steel     Crane Pacific
                                        Zidell
                                        Newco
                                        Velan

------------------------------------------------------------------------------------------------------
Valves - HP Cast Steel                  Velan
                                        Atwood and Morrill
                                        Dresser
                                        Crane Pacific
                                        Edwards

------------------------------------------------------------------------------------------------------
Water Treatment Equipment               U.S. Filter                         Glegg
                                        Graver Water
                                        Hungerford Terry
                                        AquaTech
                                        Infilco Degremont

------------------------------------------------------------------------------------------------------
Water Quality Control System            Johnson March Systems
                                        Sentry
                                        CEGELEC
                                        Waters

------------------------------------------------------------------------------------------------------

                                    EXHIBIT Q

                              PLANS/SPECIFICATIONS

1.0   GENERAL

This Exhibit describes the minimum requirements regarding Contractor's preparations of the plans and specifications for design, construction, startup, testing, and operator training of the Facility.

2.0   DESIGN PLANS AND SPECIFICATIONS

The Contractor shall provide to Owner all documents indicated in Table Q-1 of this exhibit. The submittal of documents shall be in general accordance with the detailed schedule to be developed by the Contractor as part of the initial design process for the project. The Owner shall have the right to approve all documents in the table listed as "approval" and shall have the right to provide comments on all documents listed as "information." The following subsections provide detailed requirements for various documents to be developed by the Contractor.

2.1 Project Instruction Manual or Memorandum

The Contractor shall prepare and submit a Project Instruction Manual or Memorandum which defines the following items for the project:

      (1) Project correspondence and documents shall be addressed to Owner and the Independent Engineer as follows:

      Owner:                              Independent Engineer:
      Later                               Later

      Attention: Later                    Attention: Later

      (2)   Document Distribution
      (3)   Project File Index System
      (4)   Drawing Numbering System
      (5)   Specification Numbering System

2.2 Project Design Manual

In the initial stages of the project, the Contractor shall develop and submit a Project Design Manual which will define the design criteria for the Facility. Contents of the Project Design Manual shall include the following items as a minimum:

      o     Design Criteria for each Engineering Discipline.

      o     Results of the Site Subsurface Investigation.


--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 1 of 7                           7/6/98

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                        TABLE Q-1
                              CONTRACTOR DOCUMENT SUBMITTALS
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
          Document Submittal Item                           Number of Copies     Owner Review
------------------------------------------------------------------------------------------------
Project Submittal Index                                                          Approval
Progress Reports                                                                 Information
Schedules                                                                        Information
  Overall EPC Schedule                                                           Information
  Procurement Bid/Award/Delivery Schedule                                        Information
  Factory Test/Inspection Schedule                                               Information
  Short-term Look Ahead Construction Schedule                                    Information
  Short-term Look Ahead Startup Schedule                                         Information
Project QA/QC Design and Construction Manual                                     Information
Project Design Manual                                                            Approval
Project Instruction Manual or Memorandum                                         Information
Engineering Drawings and Purchase Specifications
  Site Arrangement Drawing                                                       Approval
  Plant Arrangement Drawing                                                      Approval
  P&IDs                                                                          Approval
  Electrical One-Line Drawings                                                   Approval
  Control System Logic Diagrams                                                  Approval
  Control Room, Office, and Warehouse Layout                                     Approval
  Plant Communication Drawings (for telephone locations)                         Approval
  Construction Issue Drawings                                                    Information
Equipment Fabrication and Shipping Reports                                       Information
Equipment Factory Test Reports                                                   Information
Vendor Shop Drawings                                                             Information
Engineering Change Notices                                                       Information**
Field Change Notices                                                             Information**
Construction Safety Manual                                                       Information
Material Safety Data Sheets                                                      Approval
Construction Test Procedures                                                     Information
Construction Test Records Manual                                                 Information
Subsystem Startup Turnover Packages                                              Approval
Startup Manual                                                                   Approval
  Startup Testing Procedures                                                     Approval
  Startup Test Records Manual                                                    Approval
Acceptance Test Procedure                                                        Approval
System Descriptions (Part of Project Design Manual)                              Information
Integrated Facility Operating Manual                                             Approval
Instruction Manuals                                                              Information
O&M Training Program Manual                                                      Approval

Notes:

** Approval will only pertain to contract change orders.

--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 2 of 9                           7/6/98

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          TABLE Q-1 (CONTINUED)
   CONTRACTOR DOCUMENT SUBMITTALS - AS BUILT DRAWINGS AND INFORMATION LISTS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
CIVIL STRUCTURAL
  Site Arrangement & Topography
  Site Grading and Drainage, Fencing, Site Yard Utilities Foundations-Generation-Area
  Structural Steel & Framing

ELECTRICAL/CONTROL
  Overall One-Line Diagram
  One-Line Diagrams
  Metering and Relaying One-Line Diagrams
  BOP One-Line Diagrams
  Metering and Relaying Three-Line Diagrams
  BOP Three-Line Diagrams
  Panelboard Diagrams
  Vital AC&DC One-Lines
  Schematic Diagrams
  Circuit and Raceway List

MECHANICAL DRAWINGS
  Plant Arrangement Drawings
  Piping and Instrument Diagrams
  Pipeline List
  Valve List
  Equipment List
  Accessory Equipment List
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 3 of 9                          7/6/98

      o     Contractors equipment numbering methods.

      o Summary of the facilities design systems and their associated system codes.

      o     System descriptions, including system functions.

      o     Electric utility interface requirements (provided by LSP).

      o     Architectural finish (paint colors, floor/wall/ceiling, treatments).

      o     Water/mass balances.

      o Cycle heat balances (heat balances should be at various ambient temperatures, natural gas, and various operating points).

2.3 Project Submittal Index

The Contractor shall develop a project submittal index that will list all documents and drawings to be provided to the Owner. The document shall include numbers, titles, revision numbers, and dates (actual and expected) to aid in monitoring the progress of such submittals. The initial index shall be provided to the Owner with the third Progress Report. The document shall be revised with each progress report. This will serve to keep current the status of all documents and drawings.

2.4 Status Reports

The Contractor shall develop progress reports as defined in the EPC Agreement for submittal to the Owner and the Independent Engineer. These progress reports shall include the following information as a minimum:

o     Project executives statement.

o     Summary of major activities completed since the last status report.

o     Summary of significant activities planned for the upcoming period.

o     A description of the status of major equipment procurement and delivery.

o     Identification of any safety accidents, events, and etc.

o     List of any problem areas and a plan for correction.

o     Updated project submittal index.

o     Updated schedule (Bar Chart).

o Updated action item list (Note: this would be a summary of actions discussed between Contractor and Owner on a more frequent basis).

o     Updated contract status with list of approved and pending change orders.

2.5 Drawings

Submittal of drawings shall generally comply with the following guidelines:

      o Vendor shop drawings shall be in sufficient detail to indicate the kind, size, arrangement, and weights of each component.

      o Engineering and vendor shop drawings shall be clearly marked with the project name, Unit designation, contract number, and Contractor's name.


--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 4 of 9                           7/6/98

      o Drawing sizes shall be of standard dimensions (8.5xl1, 11x17, etc.). Drawings shall be folded or rolled to 8.5x11 for submittal based on Owner's preference. Folded drawings shall be folded in such a manner that the title block is clearly visible.

2.6 Instruction Manuals

The Contractor shall provide instruction manuals for all Facility equipment. The instruction manuals shall completely describe the unloading, storage, installation, operation and maintenance of the equipment. These instruction manuals shall be of sufficient detail to allow the Owner to monitor construction and commissioning of the Facility as well as for operation and maintenance. Minimum content to be included shall be as follows, as applicable for the equipment:

      o     Specifications, test data, and performance curves.

      o     Description of the equipment.

      o     Pre-installation procedures.

      o     Installation procedures.

      o     Operating procedures.

      o     Maintenance instructions including preventive maintenance schedule.

      o     Inspection procedures.

      o     Troubleshooting guide.

      o     Fluid system schematics.

      o     Control logic diagrams.

      o     Electrical wiring diagrams Illustrated parts breakdown.

      o     Assembly drawings (approved for construction).

      o     Parts list with manufacturers numbers.

      o     Lubrication specifications.

      o List of maintenance tools furnished with the equipment and required for maintenance.

      The instruction manuals shall be bound in heavy duty three ring binders.

2.7 System Descriptions

The system descriptions will be the final version of system design specifications and descriptions that were developed for the project design manual. This document shall be updated following the startup process to reflect the as-built status of the Facility systems and equipment. The document shall contain the as-built P&IDs and one-line Drawings (P&IDs and one-line drawings to be included separately). The document shall contain such items as the system function, major component descriptions, system description, basis of design and control and instrumentation philosophy.

--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 5 of 9                           7/6/98

2.8 Integrated Facility Operating Manual

An Integrated Facility Operating Manual shall be developed that will provide the Owner with a comprehensive set of instructions for operating the Facility. The Integrated Facility Operating Manual shall present a logical sequence of operator actions required to perform the following tasks: (1) place the entire Facility and individual Units into service, (2) operate the plant (including procedures for changing loads), and (3) to remove the Facility and/or operating Unit from service. Major sections of the manual shall include: integrated operating philosophy, system operating instructions, and overall Facility startup and shutdown procedures.

      2.8.1 System Operating Instructions

      The system operating instructions section of the Integrated Facility Operating Manual shall include detailed operating procedures for each system in the Facility. These operating instructions shall include as a minimum: (1) startup instructions for each system, (2) operating instructions for normal operation of each system, (3) instructions for system shutdowns, (4) list of all system safety functions.

      2.8.2 Overall Facility Startup Procedures

      The overall facility startup procedures section of the Integrated Facility Operating Manual shall include the procedures required to start the entire Facility and individual Units. These startup procedures shall include as a minimum: (1) the auxiliary power required to support the various startup profiles, and (2) a sequence of starting up the various systems in the plant to support an organized and methodical startup.

2.9 Startup Manual

The startup manual shall contain all administrative and technical guidelines for conducting the startup program and shall include the following as a minimum:

      o Subsystem startup packages, including scoped drawings, cable and raceway list, equipment list, and instrument list.

      o     Organization chart.

      o     Test and operating procedures preparation schedule.

      o     Startup summary schedule.

      o Sample data sheets for instrument, relay and meter calibration, electrical tests, mechanical systems tests, and construction and startup sign-off sheets.

      o     Project safety clearance procedures.

      o     Equipment/system release and turnover.

      o Administrative procedures related to startup activities, including control of lifted leads and jumpers, test equipment calibration design/set point change approval, and startup problem reports.

      o     Clearance and tagging procedures.


--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 6 of 9                           7/6/98

      o     Summary of equipment testing.**

      o     Summary of system testing. **

      o     Summary of functional testing. **

      o     Operational testing summary. **

      o     Work responsibility matrix for startup tasks.

      o     Description of contractor startup activities.

      o     Description of environmental compliance tests.

** Note: These items may be described in a narrative format of how the checkout, startup, and commissioning tasks are carried out.

2.10 Subsystem Turnover Packages

The Contractor shall develop a subsystem turnover package for each startup system. The subsystem turnover package shall contain all information and data pertinent to the design, construction, and commissioning of a subsystem. The information shall be contained in a heavy duty three ring binder and organized to facilitate optimum access to the design documents and baseline test data contained within the subsystem turnover packages.

Subsystem boundaries as defined on scoped project P&IDs and one-line drawings which are used to develop subsystem turnover packages. System design drawings, acquired equipment and system test data, and system deficiency lists compiled jointly by the lead startup engineer and the startup manager shall be filed into the respective subsystem packages for transmittal to the Owner.

Each subsystem turnover package shall contain a turnover control sheet. The turnover control sheet shall have signature blocks which, when signed and dated, shall signify the formal transfer of control and responsibility for a system from the construction manager to the startup manager and from the startup manager to the Owner.

The subsystem turnover packages shall contain the following:

      o     Table of Contents.

            (A) Outline of contents.

            (B) List of all subsystem components.

      o     Construction test data.

            (A) Hydrostatic, pneumatic, and leak tests.

            (B) Piping subsystem velocity flushes (procedures, flow paths, acceptance criteria. and attested results).

            (C) High potential and meggar tests.

            (D) Initial equipment alignment, lubrication, and adjustment.

            (E) Wiring integrity and continuity tests.

      o     Field equipment/subsystem commissioning data.

      o     Field equipment trial operation tests.

      o     System P&IDs with system boundaries marked.

      o     System control wiring diagrams.


--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 7 of 9                           7/6/98

      o     Circuit verification records provided.

      o     System logic diagrams (turned over separately).

      o     Subsystem punchlist.

3.0 OPERATOR TRAINING PLAN

The Contractor shall provide formal training and instruction for the Owner's operating and maintenance personnel. The purpose of the training will be to familiarize them with equipment/system design philosophy, operation, and routine maintenance procedures of this Facility. Owner will provide operators familiar with similar types of combined cycle plants. Lesson shall be developed from the system descriptions, plant design documents, and vendor supplied equipment documentation. The training program shall be conducted primarily in an on-site classroom, supplemented with periodic trips to the field to closely examine the installed equipment and trace system flowpaths. Applicable vendors shall provide training on major systems and equipment.

The training program plan shall be based on the appropriate operating instruction manuals and shall provide specific instructions in the design, operations, and troubleshooting, of facility equipment. Specifically the program plan shall include at a minimum:

      o Detailed descriptions, including graphic handouts such as charts and/or sketches, as applicable, or the system and attendant major components.

      o Instructions necessary for the normal startup, operation, and shutdown of mechanical and electrical equipment, auxiliaries, and accessories.

      o     Emergency procedures and unusual operations.

      o     Routine maintenance and troubleshooting.

      o     Safety procedures and precautions.

The training program agenda shall include as a minimum:

      o     Gas and Steam Turbine Operation

      o     Gas and Steam Turbine Maintenance

      o     Balance of Plant Systems

      o     HRSG Operations and Maintenance

      o     DCS Overview and Operations

Following the formal training program, the Contractor shall direct the Owner's operating personnel to apply their skill through the active participation in the normal startup and shutdown of systems and equipment. Specific exercises shall include pre-operational valve and circuit breaker lineups,


--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 8 of 9                           7/6/98
pre-maintenance system and equipment isolation (including placement of safety clearances), and normal operation of systems and equipment in all modes.


--------------------------------------------------------------------------------
LS Energy Limited                   Exhibit Q
Batesville Generation Facility      Page 9 of 9                           7/6/98

                                    EXHIBIT R

                               OWNERS OBLIGATIONS


                                                   Date Required
                      Item                        After 1-Jul-98
---------------------------------------------     --------------

*   Potable Water                                       13
*   Municipal Sewage System                             13
    Wastewater Discharge                                48
    Electricity - Backfeed Power                        61
    Operating Personnel for Training                    52
    Cooling Tower for Chemicals                         65
    Lube Oil                                            61
    Fuel Gas                                            73
    Boiler Water Chemicals                              65
    Electricity - Accept Power Generated                75
    Raw Water Supply                                    **




*   Potable water, Municipal sewage systems could be supplemented by:
    - Portable Toilets
    - Bottled Water


**  Raw Water Supply Required for:


                                                             Week       Approximate Usage

         - Underground piping hydrostatic testing              39       150,000 Gallons
         - Circulating Water pipe hydrostatic testing          46       100,000 Gallons
         - Raw Water Tank Hydrostatic testing                  48       750,000 Gallons
         - Demineralized Water Tank Hydrostatic Testing        48       1,000,000 Gallons
         - Flush of the underground water systems                       Until piping is clean for
                                                                        usage

    Later requirements for Raw Water Supply
    - Demineralizer system in service                          64
    - Start Boiler hydrostatic testing                         68
    - Start Boiler Chemical Clean                              71
    - Site Fire protection in place                            68



    If potable water is required to be used instead of raw water supply provisions may need to be made to increase flows or available quantities.

                                    EXHIBIT S

                       REQUIREMENTS OF PROJECT AGREEMENTS

The following table is the understanding between Owner and Contractor regarding the Contractor's commitment and/or the Facility's design capability to meet the requirements referenced below as imposed upon Owner and/or the Facility under the Power Purchase Agreements with Aquila Power Corporation and Virginia Electric and Power Company and under the Interconnection Agreements with Entergy and TVA. Capitalized terms used in the Power Purchase Agreements (and referenced in this Exhibit S) shall have the meanings therein defined and defined at the end of this Exhibit S unless otherwise noted in this table [Seller and Purchaser as used in this Exhibit S shall not be related to any such term in Section 1.0 of the EPC Agreement]. Operational and maintenance requirements imposed after Substantial Completion are riot the responsibility of Contractor.

Aquila Power Corporation

--------------------------------------------------------------------------------
1     PPA               Section 4.3 (a)
      Section #
                        All Net Electrical Output shall be measured at the Electricity Metering Points and shall meet the specifications set forth in Appendix E (Requirements of Exhibit E below).

                        Appendix E

                        Electricity generated by the Dedicated Unit and
                        delivered to Purchaser shall be three (3) phase, 60
                        cycle, shall be at 161 kV.
      --------------------------------------------------------------------------
      Contractor/       The Facility will be designed to meet these
      Facility          requirements.
      Compliance
      --------------------------------------------------------------------------
      Clarification     Electrical Metering is not provided as part of the
                        Contractors Scope of Supply.
--------------------------------------------------------------------------------
2     PPA               Section 5.1 (b)
      Section #
                        Starting sixty (60) Days after the Effective Date,
                        Seller shall report to Purchaser, each Month, on the
                        construction status and completion schedule for the
                        Dedicated Unit and the Common Facilities. Such report
                        shall, at a minimum, provide a schedule showing items
                        completed and to be completed, the expected Commercial
                        Operation Date, and the estimated percent complete.
      --------------------------------------------------------------------------
      Contractor/       Section 3.13 of the EPC Agreement is deemed to satisfy
      Facility          this requirement.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------
3     PPA               Section 6.2 (d)
      Section #
                        The Dedicated Unit shall be capable of operating within
                        a deviation band of +/- 1% during steady state operation
                        between 70% of Standard Capacity and the Contract
                        Capacity.
      --------------------------------------------------------------------------
      Contractor/       Compliance with Exhibit A is deemed to satisfy this
      Facility          requirement.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4     PPA               Section 9.5
      Section #
                        Purchaser desires to have remote access to devices wired
                        to Seller's Distributed Control System ("DCS") related
                        to the Dedicated Unit. Seller shall provide a
                        communications port from the DCS in order for Purchaser
                        to have remote (read-only) access to these DCS data
                        points.
      --------------------------------------------------------------------------
      Contractor/       The Facility shall be designed to meet this requirement.
      Facility
      Compliance
      --------------------------------------------------------------------------
      Clarification     Contractor to provide interface in DCIS manufacturer's
                        standard format. RTU for interface to be by Owner.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5     PPA               Section 11.1 (a)
      Section #
                        Prior to or on the Commercial Operation Date, Seller shall establish the Contract Capacity in accordance with the procedures set forth in Appendix A. Seller shall provide Purchaser with reasonable notice of and opportunity to, attend each test of Contract Capacity.
                        Seller shall bear the costs and expenses of such annual tests, provided that Purchaser shall be responsible for any of its own costs or expenses incurred by it in connection with monitoring or witnessing such tests.

                        Appendix A

                                Testing Procedures for Contract Capacity

                              This Appendix A defines the method for
                        determining Contract Capacity at reference conditions of 95 degrees Fahrenheit and sixty percent (60%) relative humidity (summer conditions) [and 59 degrees Fahrenheit and sixty percent (60%) relative humidity (winter conditions) tendered to the Purchaser pursuant to the terms of this Agreement. [The previous comment is stricken, as it does not apply to the Contractor].]

                        A. Requirement for Capability Test Procedure

                              A test shall be conducted prior to commercial
                        operation to determine the Contract Capacity. The test shall be conducted in accordance with a test procedure to be developed by the Facility contractor, which shall incorporate all of the test criteria and requirements specified in this Appendix A.

                        B. Development of Test Procedure

                              This procedure shall include, but not be
                        limited to, the following subjects: arrangement and form of the test, log sheets, duration, readings to be taken, instrumentation, and method of data recording. Development of the test procedure shall generally follow the guidelines contained in ASME
                        PTC 46, "Overall Plant Performance". [The annual Capability Test is to be conducted at an ambient temperature within 10 degrees Fahrenheit of rating dry bulb temperature. Retests shall be conducted at ambient conditions as close to rating conditions as practicable. [The previous comment is stricken, as it does not apply to the Contractor.]]

                              The following general guidelines shall be included
                        in the development of the test procedure for the Dedicated Unit:

                              (a) The combustion turbine shall be subjected to a full compressor and/or turbine cleaning prior to conducting the test.

                              (b) All appropriate auxiliary equipment associated with the Dedicated Unit shall be in service.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (c) Test data shall be collected with plant instruments, except that Seller shall be allowed to substitute test instrumentation for plant instrumentation, provided that the test instrumentation is of greater accuracy. Determination of Net Electrical Output shall be with the metering devices located at the Electricity Metering Points indicated in Appendix
                              B. Ambient conditions at the time of running capability tests shall be recorded so that appropriate adjustments can be made when establishing seasonal capabilities. Conditions to be recorded are: dry-bulb temperature, wet-bulb temperature, barometric pressure, and condenser cooling water inlet temperature.

                              (d) For determination of Standard Capacity, duct firing shall not be in service and the combustion turbine shall be operated at its base load rating, without steam injection.

                              (e) For determination of Supplemental Capacity, duct firing shall be in service and the combustion turbine shall be operated at its base load rating, with steam injection.

                              (f) For determination of both Standard Capacity and Supplemental Capacity, the combustion turbine evaporative cooler shall be in service.

                              (g) The results of the tests shall be adjusted to the Standard Capacity and Supplemental Capacity reference conditions of 95 degrees Fahrenheit and sixty percent (60%) relative humidity.

                              (h) Once steady state conditions have been established, a two (2) hour performance test shall be conducted divided into four (4) one-half hour test periods, with the test results being the average of the four test periods.

                              (i) Parameters affecting performance should be held at steady state conditions during each of the test periods.

                             [(j) When the total output of the Facilities is
                              reduced due to restrictions placed upon the output of individual Units through the operation of the Clean Air Act or similar legislation, then the total of the individual Unit ratings shall not exceed the modified Facilities capacity. [The previous comment is stricken, as it does not apply to the Contractor]

                              (k) The Fuel used during testing shall be the general type expected to be used during peak load conditions. [The previous comment is stricken, as it does not apply to the Contractor]

                              (l) The Contract Capacity, Standard Capacity and Supplemental Capacity shall each be determined separately for each Unit at the Facility, except that in the event multiple Unit capability at the Facility is limited by Fuel limitations, transmission limitations or other auxiliary devices or equipment that is considered a Common Facility, each Unit shall be tested simultaneously and shall equally share in the limitation. [The previous comment is stricken, as it does not apply to the Contractor]]

      -------------------------------------------------------------------------
      Contractor/             All requirements above are deemed to be satisfied
      Facility                by compliance with Exhibit A of the EPC Agreement.
      Compliance
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
      Clarification     Contractor shall be responsible for developing the test
                        procedure referenced in Exhibit A of the EPC Agreement.
-------------------------------------------------------------------------------
6     PPA               Appendix C (b), (c), (f), (g)
      Section #
                                              Design Limits

                        The Design Limits for the Dedicated Unit shall be the following:

                              (b) The minimum load for the Dedicated Unit shall be equal to seventy percent (70%) of Standard Capacity;

                              (c)   The capacity to ramp in the range of
                                    operations from minimum load to the maximum
                                    Standard Capacity at an average rate shall be equal to no less than five (5) MW per minute ("Guaranteed Ramp Rate");

                              (f) The maximum time from Purchasers notice of Start-Up to minimum load shall be as follows ("Guaranteed Start-Up Time"):

                                    (i) If a Dedicated Unit has been out of
                                    operation for less than forty-eight (48) hours, it shall achieve minimum load within one hundred and thirty (130) minutes following Purchasers notice of Start-Up; and

                                    (ii) If a Dedicated Unit has been out of operation for more than forty-eight (48) hours, it shall achieve minimum load within two hundred and ten (210) minutes following Purchasers notice of Start-Up; and

                              (g) The power factor of Net Electrical Output from the Dedicated Unit shall be in the range from 0.90 lagging to 0.95 leading.
      -------------------------------------------------------------------------
      Contractor/       Compliance with Exhibit A of the EPC Agreement is deemed
      Facility          to satisfy these requirements.
      Compliance
      --------------------------------------------------------------------------
      Clarification     The power factor of a Dedicated Units combustion turbine
                        generator and steam turbine generator, as determined at
                        the generator terminals, will meet the requirements of
                        0.90 lagging to 0.95 leading.
--------------------------------------------------------------------------------

Virginia Electric and Power Company

--------------------------------------------------------------------------------
1     PPA               Section 4.4 (a)
      Section #
                        All Net Electrical Output shall be measured at the Electricity Metering Points and shall meet the specifications set forth in Appendix F.

                        Appendix F

                        The specifications for the Net Electrical Output shall
                        be defined as applicable ranges for acceptable voltage,
                        frequency and power factor contained in the Entergy
                        Interconnection Agreement and the TVA Interconnection
                        Agreement. (Only to the extent that Entergy and TVA
                        Interconnection Agreement requirements are elsewhere
                        within this Exhibit S)
      --------------------------------------------------------------------------
      Contractor/       Compliance with this requirement is deemed to be
      Facility          satisfied by the requirements of the EPC Agreement.
      Compliance
      --------------------------------------------------------------------------
      Clarification     Electrical Metering is not provided as part of the
                        Contractor's Scope of Supply.
--------------------------------------------------------------------------------
2     PPA               Section 5.3 (a).(i)
      Section #
                        Seller shall provide to Purchaser from time to time the following information with respect to the Dedicated
                        Units, the Common Facilities and the Lateral Pipeline:

                        (i)   The notice to proceed for Commencement of
                              Construction and Monthly reports on the status of construction through the final Commercial Operation Date;
      --------------------------------------------------------------------------
      Contractor/       Compliance with this requirement is deemed to be
      Facility          satisfied by the requirements of the EPC Agreement.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------
3     PPA               Section 6.1
      Section #
                        Automatic Generation Control. Each Dedicated Unit shall
                        be fully Dispatchable by and capable of automatic
                        generation control within the Design Limits and shall
                        operate on such control if so directed by Purchaser or
                        the Control Center on behalf of Purchaser. Purchaser, or
                        the Control Center on behalf of Purchaser, shall have
                        the sole discretion to Dispatch the Net Electrical
                        Output from each Dedicated Unit up to the Actual
                        Contract Capacity of such Dedicated Unit; provided that
                        Dispatch shall be consistent with the Design Limits and
                        (to the extent not inconsistent with the Design Limits)
                        Prudent Industry Practices and manufacturers' guidelines
                        and recommendations generally applicable to such
                        equipment; provided, further, that to the extent that
                        any Dedicated Unit, as constructed, can utilize a higher
                        ramp rate than the ramp rate included in the Design
                        Limits, Seller shall allow such Dedicated Unit to
                        operate with such higher ramp rate.
      --------------------------------------------------------------------------
      Contractor/       Compliance with this requirement is deemed to be
      Facility          satisfied by the requirements of the EPC Agreement.
      Compliance
      --------------------------------------------------------------------------
      Clarification     (1) This will only be allowed to the extent that the
                        units have pre-prepared for transition to steam
                        augmentation and other power augmentation.
                        (2) The Contractors scope of supply does not include the
                        remote terminal units (RTUs).
                        (3) The Contractor does not recommend the allowance of
                        remote operation which entails the starting or stopping
                        of combustion turbines, steam turbines, or HRSG duct
                        firing.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4     PPA               Section 6.2 (e)
      Section #
                        In the event that the steam turbine of a Dedicated Unit
                        is not available, Purchaser shall have the right to
                        Dispatch the gas turbine of such Dedicated Unit;
                        provided that: (i) such Dispatch shall be consistent
                        with manufacturers' guidelines, [Governmental Approvals
                        and Prudent Industry Practices, (ii) Section XII shall
                        not be applicable with respect to operation in such
                        mode, (iii) Purchaser shall reimburse Seller for any
                        additional costs associated with the Dispatch of the
                        gas turbine in this mode instead of the combined cycle
                        mode on the basis of actual cost but shall not exceed
                        110% of Seller's estimate of such additional costs,
                        provided that Seller shall notify Purchaser of the
                        estimated amount of any such additional costs prior
                        to any such Dispatch by Purchaser, and [The previous
                        comment is stricken, as it does not apply to the
                        Contractor]] (iv) such Dispatch shall be limited only
                        to extraordinary circumstances and shall not, in any
                        event exceed 40 hours per Contract Year.
      --------------------------------------------------------------------------
      Contractor/       Compliance with this requirement is deemed to be covered
      Facility          by Exhibit I, Scope of Services and Scope of Supply.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------
5     PPA               Section 8.6
      Section #
                        Fuel Oil Alternative. It after the Effective Date, the
                        operation of the Facility becomes economically
                        infeasible due to the cost or availability of Fuel, but
                        operation of the Facility on fuel oil would present an
                        economically viable alternative, then Purchaser shall
                        have the option to require Seller to construct the
                        necessary modifications to the Facility to facilitate
                        operation of the Dedicated Units on fuel oil; provided
                        that in such a case, Purchaser shall hold Seller
                        harmless from all capital and incremental operation and
                        maintenance costs and performance impacts resulting from
                        such modifications; and provided, further, that any such
                        modifications shall be made in accordance with, and
                        subject to, (i) Prudent Industry Practices, (ii)
                        Governmental Approvals and (iii) manufacturers'
                        warranties and recommendations. Notwithstanding the
                        foregoing, Seller shall not be required to incorporate
                        the capability for fuel oil operation in the original
                        design or construction of the Facility. Seller shall
                        designate and set aside an appropriate area within the
                        Facility Site for fuel oil storage unloading and
                        handling sufficient to operate each Dedicated Unit at
                        the Committed Capacity for no less than 24 hours;
                        provided that Seller shall attempt to designate such
                        area in such a way as to maximize Seller's capacity to
                        store fuel oil at the Facility Site.
      --------------------------------------------------------------------------
      Contractor/       The Contractor has allowed space in the Facility layout
      Facility          provided area to accommodate fuel oil storage in
      Compliance        accordance with the above requirements. No other
                        Contractor provisions are included.
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6     PPA               Section 11.1 (a)
      Section #
                        Prior to or on the Commercial Operation Date of a Dedicated Unit, Seller shall establish the Contract
                        Capacity for such Dedicated Unit in accordance with the procedures set forth in Appendix B. [Each Dedicated
                        Unit shall thereafter be tested during each Contract
                        Year in accordance with the procedures set forth in Appendix B to demonstrate its Contract Capacity. [The previous comment is stricken, as it does not apply to the Contractor]] Seller shall provide Purchaser with reasonable notice of, and opportunity to, attend each test of Contract Capacity. Seller shall bear the costs and expenses of such annual tests, provided that Purchaser shall be responsible for any costs or expenses incurred by it in connection with monitoring or witnessing such tests.

                        Appendix B

                                    Capacity Testing Procedures

                              This Appendix defines the method for determining
                        Contract Capacity, Summer Condition Standard Capacity, Summer Condition Supplemental Capacity, Actual Contract Capacity, Standard Capacity and Supplemental Capacity tendered to Purchaser pursuant to the terms of this Agreement.

                              A test shall be conducted prior to the Commercial
                        Operation Date to determine the Contract Capacity. The test shall be conducted in accordance with a test procedure to be developed by the Facility contractor, provided however that such procedure shall incorporate all of the requirements contained in this Appendix. This test procedure will be used as the basis for conducting all subsequent tests to determine the Contract Capacity.

                              The Facility contractor shall also develop a
                        formula for adjusting the tested values to ambient conditions of 95 degrees Fahrenheit and 60 percent relative humidity for the purposes of determining the Contract Capacity, Summer Condition Standard Capacity and Summer Condition Supplemental Capacity and such formula shall be consistent with formula provided by such contractor to customers other than Seller for similar equipment. This same formula shall also be used to compute the Standard Capacity, Supplemental Capacity and Actual Contract Capacity for the various ambient conditions (in increments of 1 degree Fahrenheit and 1 percent relative humidity) rounded to the nearest whole megawatt, using the most recent tested values for Summer Condition Standard Capacity and Summer Condition Supplemental Capacity; provided that after the Commercial Operation Date Seller shall be allowed to make refinements to the formula to improve its accuracy based upon reasonable satisfactory evidence to Purchaser that the model does not accurately predict actual plant performance at various ambient conditions. Once the formula described in this paragraph is developed by the Facility contractor, such formula shall automatically become an Appendix of this Agreement.

                        Testing Procedure Requirements

                              All tests for a Dedicated Unit shall be conducted
                        based upon the following:

                              The Contract Capacity test shall be a seven hour
                        test made up of the following three parts:

                              (1) The first three hours shall be a test to determine the Summer Condition Standard Capacity ("Standard Capacity Test").
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (3) The three hour period following the one hour period in (2) above shall be used to determine the Summer Condition Supplemental Capacity ("Supplemental Capacity Test").

                              The difference between the results of the
                        Supplemental Capacity Test and the Standard Capacity Test (both tests corrected to 95 Degrees Fahrenheit and 60 percent relative humidity) shall be the Summer Condition Supplemental Capacity (for that Dedicated
                        Unit). In no event shall the Summer Condition Supplemental Capacity be greater than 20% of the Summer Condition Standard Capacity.

                        - Test data shall be collected with plant instrumentation. Determination of Net Electrical Output shall be with the metering devices located at the Electrical Metering Points indicated in Section 9.1(a).

                        - There shall be one hour between the Standard Capacity Test and the Supplemental Capacity Test during which time the duct burners and steam injection may be placed in service. During the Supplemental Capacity Test the duct burners shall be operated at no higher fuel flow then they would be operated at during normal operation and the steam injection flow rate shall be no higher then would be used during normal operation.

                        - During all tests all appropriate auxiliary equipment associated with the Dedicated Unit shall be in service similar to how it would be operated under normal non-test conditions. The auxiliary equipment should include but not be limited to normal station service electrical usage equipment, evaporative coolers, etc.

                        - During all tests the same control algorithm used during normal Dispatch conditions shall be used. This shall include normal inlet guide vane angle, compressor discharge pressure, exhaust gas temperature and coefficient for exhaust gas temperature.

                        - During the Standard Capacity Test, duct firing shall not be in service and the combustion turbine shall be operated at its base load rating without steam injection.

                        - During the Supplemental Capacity Test, duct firing and steam injection should be in service and the combustion turbine shall be operated at its base load rating.

                        - The compressor inlet temperature, compressor discharge pressure, exhaust gas temperature, duct burner fuel flow and steam injection flow shall be recorded for each of the test hours. This information shall be either integrated average over each hour or recorded by the distributed control system at least every 5 minutes and averaged for each hour. The compressor inlet temperature shall be measured in the inlet ductwork before the evaporative coolers. This information shall be provided to Purchaser.

                        - The Net Electrical Output shall be recorded for each hour. This information shall be provided to Purchaser.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        - The Net Electrical Output for each test hour shall be corrected from the corresponding average hour compressor inlet temperature to 95 Degrees Fahrenheit and 60 percent relative humidity using the correction formula described above. The average of the three-test hour's corrected Net Electrical Output for the Summer Condition Standard Capacity shall be the new Summer Condition Standard Capacity. The average of the three-test hours corrected Net Electrical Output for the Supplemental Capacity Test shall be that test's results.

                        - The new Summer Condition Supplemental Capacity shall be the Supplemental Capacity Test result minus the Standard Capacity Test results. The new Summer Condition Standard Capacity and Summer Condition Supplemental Capacity shall be effective on the next Day.

                        - All measurement and recording devices associated with the Net Electrical Output, compressor inlet temperature, compressor discharge pressure, exhaust gas temperature, duct burner fuel flow and steam injection flow shall be checked and calibrated at least annually and whenever there is a reasonable belief that they are out of calibration. Copies of the test and calibration data shall be provided to Purchaser.

                        - Coordination of the testing shall be finalized in the
                        Operating Procedure.
      --------------------------------------------------------------------------
      Contractor/       All compliance with this section is deemed to be
      Facility          satisfied by compliance with Exhibit A of the EPC
      Compliance        Agreement.
      --------------------------------------------------------------------------
      Clarification     (1) Contractor produces report as described in Exhibit A
                        of the EPC Agreement.
                        (2) No special instrumentation shall be supplied by
                        Contractor, other than specified in Exhibit A of the EPC
                        Agreement.
                        (3) No testing required other than that defined in
                        Exhibit A of the EPC Agreement.
                        (4) The requirement for formulas shall be satisfied by
                        formulas associated with the Contractor's correction
                        curves.
                        (5) No changes are required to the correction curves
                        following Acceptance Testing, unless correction curves
                        are found to be in error.
--------------------------------------------------------------------------------
7     PPA               Section 21.15
      Section #
                        Initial Design. Seller shall require the initial design
                        of each Dedicated Unit to have an expected Summer
                        Condition Standard Capacity of no less than 230 MW.
      --------------------------------------------------------------------------
      Contractor/       All compliance with this section is deemed to be
      Facility          satisfied by compliance with Exhibit A of the EPC
      Compliance        Agreement.
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8     PPA               Appendix D-(c), (f)
      Section #
                        (c) For the Standard Capacity, the capability to ramp up from 70% of the Standard Capacity to 100% of the Standard Capacity shall be at the rate of no less than five MW per minute and to ramp down from 100% of the Standard Capacity to 70% of the Standard Capacity shall be at the rate of no less than five MW per minute. For
                        Supplemental Capacity the maximum time allowed to ramp up from 100% of the Standard Capacity to 100% of the Actual Contract Capacity shall be thirty minutes and to ramp down from 100% of the Actual Contract Capacity to 100% of the Standard Capacity shall be thirty minutes;

                        (f) The maximum time from Purchasers Dispatch notice of Start-Up to 70% of Standard Capacity shall be as follows:

                              (i) if a Dedicated Unit has been out of operation for less than 48 hours from breaker open, it shall achieve 70% of the Standard Capacity within 130 minutes following Purchasers notice to Start-Up; and

                              (ii) if a Dedicated Unit has been out of operation for more than 48 hours from breaker open, it shall achieve 70% of the Standard Capacity within 210 minutes following Purchasers notice to Start-Up.
      --------------------------------------------------------------------------
      Contractor/       Contractor compliance for this section is defined in
      Facility          Exhibit A of the EPC Agreement.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------

Entergy Interconnection Requirements
--------------------------------------------------------------------------------
1      Section #        4.4 (b)
      --------------------------------------------------------------------------
                        System Quality. Customer's Facility [and Customer
                        Interconnection Facilities [The previous comment is
                        stricken, as it does not apply to the Contractor]]
                        shall meet the specifications for voltage excursions
                        and voltage operating range, voltage flicker and
                        sinusoidal voltage or current waves as specified by
                        appropriate industrial guidelines consistent with Good
                        Utility Practice.
      --------------------------------------------------------------------------
      Contractor/       The requirements will be deemed to be satisfied by
      Facility          Exhibit I.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------

TVA Interconnection Requirements
--------------------------------------------------------------------------------
1     Section #         6.5

                        ...in no event shall the voltage schedule required the
                        Facility to be operated at a power factor outside the
                        range of 0.95 lagging to 0.95 leading.
      --------------------------------------------------------------------------
      Contractor/       The Facility will be designed to meet the this
      Facility          requirement.
      Compliance
      --------------------------------------------------------------------------
      Clarification     The power factor of a combustion turbine generator and
                        steam turbine generator, as determined at the generator
                        terminals, will meet the requirements of 0.95 lagging to
                        0.95 leading.
--------------------------------------------------------------------------------
2     Section #         8.4

                        The Facility Electrical Output delivered to TVA at the
                        Delivery Point shall be in the form of 3-phase,
                        alternating current at a frequency of approximately 60
                        hertz and a nominal voltage of 161,000 as defined in the
                        latest revision of ANSI C84.1 Standard for Electrical
                        Power Systems and Equipment - Voltage Ratings (60 Hz).
      --------------------------------------------------------------------------
      Contractor/       The Facility shall be designed to meet the above
      Facility          requirements.
      Compliance
      --------------------------------------------------------------------------
      Clarification
--------------------------------------------------------------------------------

                                  DEFINITIONS

The following terms when used in this Exhibit S shall have the meanings set forth below.

AQUILA POWER CORPORATION

      "Agreement" means this Power Purchase Agreement.

      "Appendix" means an appendix attached to this Agreement.

      "Commercial Operation Date" means the date on which the Dedicated Unit is certified pursuant to Section 11.1 to begin commercial operations.

      "Common Facilities" means the equipment of the Facility (other than the Units) necessary for the generation and transmission of Net Electrical Output from the Dedicated Unit.

      "Contract Capacity" means the sum of the Standard Capacity and the Supplemental Capacity as determined in accordance with Section 11.1. For purposes of the Reservation Payment, Contract Capacity shall be adjusted to 95 degrees Fahrenheit and 60% relative humidity. This definition shall not restrict Purchasers right to take all available capacity and associated energy of the Dedicated Unit at the ambient conditions at the time.

      "Contract Year" means the twelve (12)-Month period commencing on the Delivery Start Date and each twelve(12)-Month period thereafter; provided, however, that the final Contract Year shall be the period from the first Day of such Contract Year through the Term of this Agreement.

      "Control Center" means the generation control centers of TVA, Entergy or any other control center, as may be designated in writing by Purchaser from time to time as being the primary control center for the Dedicated Unit; provided that such designation shall be reasonably acceptable to Seller.

      "Day" means the 24-hour period beginning and ending at 12:00 midnight (Central Prevailing Time).

      "Dedicated Unit" means the designated Unit of the Facility, the Contract Capacity and Net Electrical Output of which is dedicated to Purchaser pursuant to this Agreement.

      "Design Limits" means the parameters set forth in Appendix C.

      "Dispatch" means the ability of the Purchaser to schedule and to control the electrical output of the Dedicated Unit, through submittal of schedules, in accordance with this Agreement.

      "Dollars" or "$" means the lawful currency of the United States of America.

      "Effective Date" means the date of execution and delivery of this Agreement by Seller and Purchaser.

      "Entergy" means the Entergy Corporation and any of its subsidiaries including Entergy Mississippi, Inc. and Entergy Services.

      "Entergy Interconnection Agreement" means the Interconnection Agreement to be between Seller and Entergy, providing for the construction and operation of the Interconnection Facilities between the Facility and the Entergy System.

      "Entergy System" means the transmission system of Entergy with a substation located in Batesville, Mississippi, to be used by Purchaser for the purpose of transmitting and distributing electricity generated by the Facility.

      "Facility" means the natural gas fueled combined cycle electrical generation plant consisting of three (3) combined cycle Units and having a total output of approximately 800 MW, to be located in Batesville, Mississippi, together with any additional facilities and materials, including any additions or replacements thereof, to be constructed, supplied and delivered at the Facility Site.

      "Fuel" means natural gas, which is the fuel used by the Facility.

      "Guaranteed Ramp Rate" has the meaning assigned to such term in Appendix
C.

      "Guaranteed Start-Up Time" has the meaning assigned to such term in Appendix C.

      "Interconnection Agreements" means the TVA Interconnection Agreement and the Entergy Interconnection Agreement.

      "MMBtu" means million Btu.

      "Month" means a period of Days beginning at Hour Ending 0100 (Central Prevailing Time) on the first Day of a calendar month and ending at Hour Ending 2400 (Central Prevailing Time) on the last Day of the same calendar month. If used in connection with a calendar year, a "Month" shall be a calendar month.

      "MVAR" means megavolt-ampere reactive.

      "MW" means megawatt.

      "MWh" means megawatt-hour.

      "Net Electrical Output" means, for any period, the net electric energy output (measured in MWhs), and other services as described in Section 7.4, of the Dedicated Unit delivered to Purchaser at the Interconnection Points pursuant to Purchaser's Dispatch of the Dedicated Unit.

      "Prudent Industry Practices" means any of the practices, methods, standards and acts (including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices, methods, standards and acts generally conform to operation and maintenance standards recommended by the Facility's equipment suppliers and manufacturers, the Design Limits and applicable Governmental Approvals and Law.

      "Standard Capacity" means the generating capacity of the Dedicated Unit at full combustion turbine output without duct firing or steam injection. The Standard Capacity shall be determined in accordance with Section 11.1 and Appendix A. The Standard Capacity shall adjust with ambient conditions in accordance with the actual capability of the Dedicated Unit.

      "Start-Up" means the successful ignition of the Dedicated Unit pursuant to a Dispatch order from Purchaser and the operation of the Dedicated Unit up to its minimum load in accordance with the Design Limits.

      "Supplemental Capacity" means any capacity of the Dedicated Unit in excess of the Standard Capacity. Supplemental Capacity shall be determined in accordance with Section 11.1 and Appendix A. Supplemental Capacity shall adjust with ambient conditions in accordance with the actual capability of the Dedicated Unit.

      "TVA" means Tennessee Valley Authority, a Federal generation and transmission utility.

      "TVA Interconnection Agreement" means the Interconnection Agreement to be between Seller and TVA, providing for the construction and operation of the Interconnection Facilities between the Facility and the TVA System.

      "TVA System" means the transmission system of TVA with a substation located in Batesville, Mississippi, to be used by Purchaser for the purpose of transmitting and distributing electricity generated by the Facility.

      "Unit" means any of the three (3) gas fueled combined cycle electric generating trains located at the Facility.

VIRGINIA ELECTRIC AND POWER COMPANY

      "Actual Contract Capacity" means, as to a Dedicated Unit, the sum of the Standard Capacity and the Supplemental Capacity of such Dedicated Unit.

      "Agreement" means this Power Purchase Agreement and the Appendices hereto, which are hereby incorporated herein by reference.

      "Commencement of Construction" means the date on which Seller has issued to its construction contractor an unrestricted notice to proceed for the construction of the Facility for completion in accordance with the terms of the construction contract between Seller and such contractor.

      "Commercial Operation Date" means, as to a Dedicated Unit, the date on which (a) Seller has achieved all Milestones listed in Section 3.1 for such Dedicated Unit, (b) such Dedicated Unit is demonstrated, pursuant to Section 11.1, to meet and maintain the Minimum Dependable Capacity for at least eight hours, and (c) Seller provides to Purchaser a certificate stating that Commercial Operation Date has been achieved for such Dedicated Unit; provided that the Commercial Operation Date for such Dedicated Unit shall occur no earlier than April 1, 2000.

      "Commercially Reasonable" or "Commercially Reasonable Efforts" means, with respect to any purchase or sale or other action required to be made, attempted or taken by a Party under this Agreement, such efforts as a reasonably prudent business would undertake for the protection of its own interest under the conditions affecting such purchase or sale or other action, including without limitation, the amount of notice of the need to take such action, the duration and type of the purchase or sale or other action, the competitive environment in which such purchase or sale or other action occurs.

      "Committed Capacity" means, as to a Dedicated Unit, a capacity of 283 MW.

      "Common Facilities" means the equipment of the Facility (other than the Units) necessary for the generation and transmission of Net Electrical Output from the Dedicated Units including, but not limited to, control room, machine shops, warehouse, parking, domestic water supply and waste disposal, switch yards, electrical bus bars, Interconnection Facilities, natural gas supply lines and headers.

      "Contract Capacity" means, as to any Dedicated Unit, the sum of the Summer Condition Standard Capacity and the Summer Condition Supplemental Capacity for such Dedicated Unit; provided that the Contract Capacity for a Dedicated Unit shall not, in any event, (a) be less than the Minimum Dependable Capacity or (b) exceed the Committed Capacity.

      "Control Center" means the generation control center of TVA, Entergy or Independent System Operator, as may be designated in writing by Purchaser from time to time as being the primary control center for the Dispatch of the Dedicated Units; provided that such designation shall be reasonably acceptable to Seller.

      "Dedicated Units" means the two Units of the Facility, as designated pursuant to Section 4.1(a), the Actual Contract Capacity of each of which is dedicated to Purchaser pursuant to this Agreement.

      "Design Limits" means the parameters set forth on Appendix D.

      "Dispatch" means the right of Purchaser or the Control Center on behalf of Purchaser to schedule and to control the delivery of Net Electrical Output of a Dedicated Unit in accordance with this Agreement. Any form of the term Dispatch (e.g., "Dispatched" or "Dispatching") shall refer to the exercise of such right by Purchaser.

      "Effective Date" means the date of execution and delivery of this Agreement by Seller and Purchaser.

      "Entergy" means Entergy Mississippi, Inc.

      "Entergy Interconnection Agreement" means the Interconnection Agreement between Seller and Entergy, providing for the construction and operation of the Interconnection Facilities between the Facility and the Entergy System.

      "Facility" means the natural gas fueled electrical generation plant consisting of three combined cycle Units and having a total output of approximately 800 MW, to be located in Batesville, Mississippi, together with the Common Facilities, including any additions or replacements thereof, to be constructed, supplied and delivered at the Facility Site.

      "Facility Site" means the approximately 60 acre parcel of land upon which the Facility is located, in the Batesville Industrial Park in Batesville, Panola County, Mississippi.

      "Fuel" means natural gas, which is the primary fuel used by the Facility.

      "Interconnection Agreements" means the TVA Interconnection Agreement and the Entergy Interconnection Agreement.

      "Interconnection Points" means the physical points at which the Facility is connected with the Entergy System and the TVA System, as more fully described in the Interconnection Agreements, or such other point as the Parties may agree.

      "Law" means any statute, law, rule or regulation imposed by a Government Agency, whether in effect now or at any time in the future.

      "Minimum Load" means, with respect to a Dedicated Unit, 70% of the Standard Capacity of such Dedicated Unit.

      "MMBTU" means million BTU.

      "Month" means a calendar month.

      "MW" means Megawatt.

      "MWh" means megawatt-hour.

      "NERC" means the North American Electric Reliability Council.

      "Net Electrical Output" means, for any Dedicated Unit for any period, the net electric energy output (as measured in KWhs at the Electricity Metering Points) of such Dedicated Unit during such period.

      "Prudent Industry Practices" means any of the practices, methods, standards and acts (including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the electric power generation industry in the United States) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, could have been expected to accomplish the desired result consistent with good business practices, reliability, economy, safety and expedition, and which practices, methods, standards and acts generally conform to operation and maintenance standards recommended by the Facility's equipment suppliers and manufacturers, the Design Limits and applicable Governmental Approvals and Law.

      "Standard Capacity" means, for each Dedicated Unit, the generating capacity of such Unit without duct firing or steam injection, as such capacity is determined in accordance with Section 11.1 and Appendix B.

      "Standard Capacity Test" has the meaning assigned to such term in Appendix B.

      "Start-Up" means, with respect to a Dedicated Unit, the ignition of such Dedicated Unit pursuant to a Dispatch order and the operation of such Dedicated Unit up to the Minimum Load; provided that for purposes of this Agreement, there shall be deemed to be only one Start-Up per Dispatch order, unless delivery of energy is delayed, terminated or reduced by Purchaser, a Dispatch order, a Force Majeure Event or a Delivery Excuse.

      "Summer Condition Standard Capacity" means the Standard Capacity adjusted in accordance with Appendix B to ambient conditions of 95 degrees Fahrenheit and 60% relative humidity.

      "Summer Condition Supplemental Capacity" means the Supplemental Capacity adjusted in accordance with Appendix B to ambient conditions of 95 degrees Fahrenheit and 60% relative humidity.

      "Supplemental Capacity" means, for each Dedicated Unit, any capacity of such Unit in excess of the Standard Capacity achieved with duct firing or steam injection, as such capacity is determined in accordance with Section 11.1 and Appendix B.

      "Supplemental Capacity Test" has the meaning assinged to such term in Appendix B.

      "TVA" means Tennessee Valley Authority.

      "TVA Interconnection Agreement" means the Interconnection Agreement between Seller and TVA, providing for the construction and operation of the Interconnection Facilities between the Facility and the TVA System.

      "Unit" means any of the three gas-fueled combined cycle electric generating units of the Facility.